Exhibit 10.1

Execution Version

FOURTH AMENDED AND RESTATED LOAN AGREEMENT

Dated as of March 1, 2011

among

HRHH HOTEL/CASINO, LLC,

as Hotel/Casino Borrower

and

HRHH CAFE, LLC,

as Café Borrower

and

HRHH DEVELOPMENT, LLC,

as Adjacent Borrower

and

HRHH IP, LLC,

as IP Borrower

and

HRHH GAMING, LLC,

as Gaming Borrower

and

VEGAS HR PRIVATE LIMITED,

as Lender

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

Page

Section 16.4.	Cooperation and Noninterference	159

-iv-

EXHIBITS & SCHEDULES

Schedule I-A	Legal Description of Hotel/Casino Property
Schedule I-B	Legal Description of Café Property
Schedule I-C	Legal Description of Adjacent Property
Schedule II	FF&E, Capital & Equipment Leases
Schedule III	Organizational Structure
Schedule IV	Form of Cash Profit and Loss Statement
Schedule V	Litigation
Schedule VI	Operating Permits
Schedule VII	Rent Roll
Schedule VIII	IP and Permitted IP Encumbrances
Schedule IX	Allocable Principal Balance

Exhibit A	IRR Calculation for Supplemental Interest
Exhibit B	Annual Budget

FOURTH AMENDED AND RESTATED LOAN AGREEMENT

THIS FOURTH AMENDED AND RESTATED LOAN AGREEMENT, dated as of March 1, 2011 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”), among (A) VEGAS HR PRIVATE LIMITED, a Singapore corporation, having an address c/o GIC Real Estate, Inc., 156 W. 56th Street, Suite 1900, New York, New York 10019 (together with its successors and assigns, “Lender”), as successor to Column Financial, Inc. (“Original Lender”), and (B) HRHH HOTEL/CASINO, LLC, a Delaware limited liability company, having its principal place of business c/o Brookfield Financial Partners, LLC, Three World Financial Center, 200 Vesey Street, New York, New York 10281-1021, Attention: Theresa A. Hoyt (“Hotel/Casino Borrower”), HRHH CAFE, LLC, a Delaware limited liability company, having its principal place of business c/o Brookfield Financial Partners, LLC, Three World Financial Center, 200 Vesey Street, New York, New York 10281-1021, Attention: Theresa A. Hoyt (“Café Borrower”), HRHH DEVELOPMENT, LLC, a Delaware limited liability company, having its principal place of business c/o Brookfield Financial Partners, LLC, Three World Financial Center, 200 Vesey Street, New York, New York 10281-1021, Attention: Theresa A. Hoyt (“Adjacent Borrower”), HRHH IP, LLC, a Delaware limited liability company, having its principal place of business c/o Brookfield Financial Partners, LLC, Three World Financial Center, 200 Vesey Street, New York, New York 10281-1021, Attention: Theresa A. Hoyt (“IP Borrower”), and HRHH GAMING, LLC, a Nevada limited liability company, having its principal place of business c/o Brookfield Financial Partners, LLC, Three World Financial Center, 200 Vesey Street, New York, New York 10281-1021, Attention: Theresa A. Hoyt (“Gaming Borrower”; and each of Hotel/Casino Borrower, Café Borrower, Adjacent Borrower, IP Borrower and Gaming Borrower, individually, a “Borrower”, and collectively, “Borrowers”), jointly and severally.

W I T N E S S E T H:

WHEREAS, immediately prior to the execution of this Agreement, the obligations of Borrowers with respect to the Loan described herein, were evidenced by, inter alia, (a) that certain Third Amended and Restated Loan Agreement dated as of December 24, 2009 by and among Lender and Borrowers (as amended, the “Existing Loan Agreement”); (b) that certain Amended and Restated Replacement Construction Loan Promissory Note dated as of December 24, 2009 (as amended, the “Construction Loan Note”), made by Borrowers in favor of Lender, in the principal amount of up to Six Hundred Twenty Million and No/100 Dollars ($620,000,000.00); (c) that certain Amended and Restated Replacement Reduced Acquisition Loan Promissory Note dated as of December 24, 2009 (as amended, the “Reduced Acquisition Loan Note”), made by Borrowers in favor of Lender, in the principal amount of Four Hundred Ten Million and No/100 Dollars ($410,000,000.00); (d) that certain first priority Construction Deed of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement (Fixture Filing), dated February 2, 2007, executed and delivered by Borrowers as security for the Loan and encumbering the Properties (as defined herein), as modified by that certain Modification of Construction Deed of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement (Fixture Filing) and Other Loan Documents dated as of November 6, 2007 and that certain Second Modification of Construction Deed of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement (Fixture Filing) and Second Modification of Assignment of Leases (as amended, the “Existing Mortgage”); (e)

that certain Second Amended and Restated Cash Management Agreement dated as of December 24, 2009 (as amended, the “Existing Cash Management Agreement”), by and among Borrowers, BREF HR (as defined herein) and Lender, and (f) that certain Guaranty Agreement, dated as of February 2, 2007, from the Morgans Guarantor and the DLJ Guarantor (each as defined in the Existing Loan Agreement) to Lender or its predecessor in interest, as modified by that certain Modification and Ratification of Guaranties dated as of November 6, 2007, that certain Second Modification and Ratification of Guaranties dated as of December 24, 2009 and that certain Omnibus Amendment of Loan Documents dated as of December 24, 2009 (as amended, the “Existing Non Recourse Guaranty”).

WHEREAS, in connection with a transaction pursuant to which, inter alia, (a) 100% of the indirect equity interests in Borrowers will be transferred to Brookfield Financial, LLC - Series B (in such capacity, “Sponsor”), or one or more wholly owned subsidiaries thereof, (b) certain of the Reserve Funds held in connection with the terms of the Existing Loan Agreement will be applied to the outstanding principal balance of the Loan, (c) the Existing Guarantors will contribute certain funds to be applied to the outstanding principal balance of the Loan, (d) Borrowers will incur additional indebtedness in the principal amount of $30,000,000.00 (the “Subordinate Mortgage Loan”) from Brookfield Financial, LLC – Series B (in such capacity, the “Subordinate Mortgage Lender”), which Subordinate Mortgage Loan shall be evidenced by, inter alia, a promissory note dated as of the date hereof (the “Subordinate Mortgage Note”) and secured by a second priority deed of trust on the Properties (the “Subordinate Mortgage”), the proceeds of which will be used to fund the Working Capital Reserve Account described herein, (e) Hotel/Casino Borrower and Gaming Borrower in their capacities as the parties to the Casino Component Lease (as defined in the Existing Loan Agreement) will terminate such lease, and (i) Hotel/Casino Borrower will engage LVHR Casino, Inc., a Nevada corporation (“LVHR”) to lease the Casino Component (as defined herein) pursuant to the terms of that certain Casino Lease dated as of the date hereof (such lease, as the same may be amended, restated, replaced, severed, assigned, supplemented or otherwise modified from time to time, the “Casino Component Lease”), (ii) Gaming Borrower will transfer its right, title and interest in and to the assets associated with the gaming operations at the Property to LVHR in accordance with the terms of the certain Existing Gaming Assets Acquisition Agreement dated as of the date hereof by and between Gaming Borrower and LVHR (which transfer shall be made subject to Lender’s lien on such assets), (iii) LVHR will engage WG-Harmon LLC, a Nevada limited liability company (“WGH”) to manage all Gaming Operations (as defined herein) in accordance with the terms of that certain Management Agreement (Gaming Operations) dated as of the date hereof (as the same may be amended, restated, replaced, severed, assigned, supplemented or otherwise modified from time to time in accordance with the terms hereof, the “Gaming Management Agreement”), and (iv) Hotel/Casino Borrower will enter into that certain Option Agreement with LVHR’s sole member, Warner Gaming, LLC (as the same may be amended, restated, replaced, severed, assigned, supplemented or otherwise modified from time to time in accordance with the terms hereof, the “Option Agreement”), pursuant to which Hotel/Casino Borrower shall be granted a call option to purchase from Warner Gaming, LLC all of the issued and outstanding equity in LVHR and Warner Gaming, LLC shall be granted a put option to sell and convey to Hotel/Casino Borrower all of the issued and outstanding equity in LVHR, (f) Hotel/Casino Borrower, Café Borrower, Adjacent Borrower, and IP Borrower will enter into that certain Resort Management Agreement (as the same may be amended, restated, replaced, severed, assigned, supplemented or otherwise modified from time to time in accordance with the terms hereof, the “Resort Management Agreement”) with WGH, pursuant to which WGH will be engaged to manage the operation of the Properties other than the operations of the Properties that are governed by the Gaming Lease and Gaming Management Agreement, (g) Hotel/Casino Borrower shall enter into that certain Liquor Management and Employee Services Agreement (as the same may be amended, restated, replaced, severed, assigned, supplemented or otherwise modified from time to time in accordance with the terms hereof, the “Liquor Management Agreement”) with WGH, pursuant to which WGH will manage the sale and distribution of liquor and other alcohol at the Properties and (h) IP Borrower will enter into that certain IP License Agreement with WGH, pursuant to which WGH shall be granted certain rights to use the IP described therein (the foregoing and all other transactions associated with the foregoing, the “Restructuring”).

WHEREAS, in connection with the Restructuring, Borrowers and Lender have agreed to, inter alia, (a) amend and restate the Existing Loan Agreement in its entirety pursuant to the terms set forth herein, (b) replace the Construction Loan Note with that certain Amended and Restated Replacement Promissory Note A dated as of the date hereof (as the same may be amended, restated, replaced, severed, assigned, supplemented or otherwise modified from time to time, “Note A”), executed by Borrowers in favor of Lender, in the original principal amount of $620,000,000, (c) replace the Reduced Acquisition Loan Note with that certain Amended and Restated Promissory Note B dated as of the date hereof (as the same may be amended, restated, replaced, severed, assigned, supplemented or otherwise modified from time to time, “Note B”), executed by Borrowers in favor of Lender, in the original principal amount of $410,000,000; (d) amend the Existing Mortgage pursuant to the terms of that certain Third Modification of Construction Deed of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement (Fixture Filing) and Third Modification to Assignments of Leases and Rents dated as of the date hereof (the Existing Mortgage as so amended, together with any amendment, restatement, replacement, supplement or other modification thereof, the “Mortgage”); (e) amend and restate the Existing Cash Management Agreement pursuant to the terms of that certain Third Amended and Restated Cash Management Agreement dated as of the date hereof (as the same may be amended, restated, replaced, severed, assigned, supplemented or otherwise modified from time to time, the “Cash Management Agreement”) by and among Lender and Borrowers; (f) replace the Existing Non Recourse Guaranty with that certain Guaranty Agreement dated as of the date hereof (as the same may be amended, restated, replaced, severed, assigned, supplemented or otherwise modified from time to time, the “Non Recourse Guaranty”), executed by BREF Two, LLC, a Delaware limited liability company (“Guarantor”) in favor of Lender, and (g) amend, amend and restate or replace the balance of the Loan Documents described in the Existing Loan Agreement.

NOW, THEREFORE, in consideration of the foregoing and the covenants, agreements, representations and warranties set forth in this Agreement, and for Ten Dollars ($10.00) and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto hereby covenant, agree, represent and warrant that the Second Amended and Restated Loan Agreement is hereby amended and restated in its entirety to read as follows:

ARTICLE I.

DEFINITIONS; PRINCIPLES OF CONSTRUCTION

Section 1.1. Definitions. For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

“Acceptable Counterparty” shall mean any counterparty to the Interest Rate Cap Agreement that has and shall maintain, until the expiration of the applicable Interest Rate Cap Agreement, a long-term unsecured debt rating of at least “A+” by S&P and “A1” from Moody’s, which rating shall not include a “t” or otherwise reflect a termination risk.

“Additional Insolvency Opinion” shall have the meaning set forth in Section 4.1.30(d) hereof.

“Adjacent Borrower” shall have the meaning set forth in the introductory paragraph hereto, together with its successors and assigns.

“Adjacent Property” shall mean that or those certain parcel(s) of real property more particularly described on Schedule I-C attached hereto and made a part hereof, the Improvements thereon and all personal property owned by Adjacent Borrower and encumbered by the Mortgage, together with all rights pertaining to such property and Improvements, as more particularly described in the granting clause of the Mortgage and referred to therein as the “Adjacent Property”.

“Administrative Agent” shall mean Trimont Real Estate Advisors Inc.

“Administrative Agent Fee” shall mean an annual fee payable to the Administrative Agent equal to $200,000.00, payable in equal quarterly installments, in advance.

“Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly, (x) is in Control of, is Controlled by or is under common Control with such Person or (y) is a director or officer of such Person or of an Affiliate of such Person or (z) is an owner of more than 10% of the interests in such Person.

“Affiliated Manager” shall mean any Qualified Gaming Operator, Qualified Resort Manager or Qualified Liquor Manager in which any Borrower or Guarantor has, directly or indirectly, any legal, beneficial or economic interest.

“Aggregate Outstanding Principal Balance” shall mean, as of any date, the sum of the Outstanding Principal Balance and the Subordinate Mortgage Loan Outstanding Principal Balance.

Alteration Threshold Amount” shall mean Three Million and No/100 Dollars ($3,000,000.00).

“Alternative Minimum Rating Requirement” shall mean a long term unsecured debt rating at least equal to the greater of (a) A1 by Moody’s, AA- by Fitch and A+ by S&P or (b) the

long term unsecured debt rating of the second bank or financial institution listed below assuming such banks are at the time of determination listed in descending order of their respective long term unsecured debt ratings by S&P: Deutsche Bank AG, Credit Suisse International, Barclays Bank PLC, JP Morgan Chase Bank, N.A., and Wells Fargo Bank, N.A.

“Annual Budget” shall mean the operating budget, including all Operating Expenses and planned Capital Expenditures, for all of the Properties, collectively, prepared by Borrowers or Resort Manager, Gaming Operator or Liquor Manager, as applicable, for the applicable Fiscal Year or other period. The Annual Budget shall include or take into consideration any and all budgets or other similar reports prepared in accordance with the Casino Component Lease, the Gaming Management Agreement, the Resort Management Agreement and the Liquor Management Agreement (all of which shall be subject to Lender’s review and approval).

“Applicable Contribution” shall have the meaning set forth in Section 15.5 hereof.

“Applicable Interest Rate” shall mean (a) at all times during which the Loan is a LIBOR Loan, an interest rate equal to the sum of LIBOR plus the LIBOR Spread and (B) at all times during which the Loan is a Prime Rate Loan, an interest rate equal to the sum of the Prime Rate plus the Prime Rate Spread in each case, in accordance with the provisions of Section 2.2.3.

“Appraised Value” shall mean the appraised value of the applicable Property or the applicable portion thereof based on one or more appraisals reasonably acceptable to Lender conducted by one or more licensed appraisers.

“Approved Annual Budget” shall have the meaning set forth in Section 5.1.11(d) hereof. The current Approved Annual Budget in effect for the first one hundred and twenty (120) days from the Closing Date is attached hereto as Exhibit B.

“Approved Capital Expenditures” shall mean all Capital Expenditures set forth in the Approved Annual Budget or otherwise approved by Lender in its discretion.

“Approved Bank” shall mean a bank or other financial institution which has a minimum long term unsecured debt rating of at least “AA” by S&P and Fitch and “Aa2” by Moody’s, provided that in the event (a) the issuer of any existing Letter of Credit no longer satisfies such minimum long term unsecured debt rating or (b) Borrower is unable to locate a bank or financial institution that satisfies such minimum long term unsecured debt rating in connection with the issuance of any new or replacement Letter of Credit required to be issued hereunder, an Approved Bank shall mean a bank or other financial institution which has a minimum long term unsecured debt rating at least equal to the Alternative Minimum Rating Requirement.

“Assigned Employees” shall have the meaning set forth in the Employee Lease.

“Assignment Agreement” shall have the meaning set forth in Section 10.26.

“Assignment of Contracts” shall mean that certain Assignment of Contracts, Operating Permits and Other Permits, dated as of the original Closing Date, as reaffirmed by the Reaffirmation Agreement from Borrowers to Lender, as the same hereafter may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Assignment of Leases” shall mean that certain first priority Amended and Restated Assignment of Leases and Rents, dated as of the date hereof, from Hotel/Casino Borrower, Café Borrower, Adjacent Borrower and Gaming Borrower, as assignors, to Lender, as assignee, assigning to Lender all of each such Borrower’s right, title and interest in and to the Leases and Rents of its Property as security for the Loan, as the same hereafter may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Assignment of Liquor Management Agreement” shall mean that certain Assignment of Liquor Management Agreement and Subordination of Management Fees, dated as of the date hereof, among Lender, Hotel/Casino Borrower and WGH, in its capacity as the Liquor Manager, as the same hereafter may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Assignment of Resort Management Agreement” shall mean that certain Assignment of Resort Management Agreement and Subordination of Management Fees, dated as of the date hereof, among Lender, Café Borrower, Hotel/Casino Borrower, Adjacent Borrower and WGH, as Resort Manager, as the same hereafter may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Average LIBOR” shall mean, on any date when a payment of Supplemental Interest is made, the rate determined by (i) adding the LIBOR rate applicable for each Interest Period occurring prior to such date for payment of Supplemental Interest and (ii) dividing such sum by the number of such prior Interest Periods.

“Award” shall mean any compensation paid by any Governmental Authority in connection with a Condemnation of all or any part of any Property.

“Bankruptcy Action” shall mean with respect to any Person (a) such Person filing a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (b) the filing of an involuntary petition against such Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (c) such Person filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or soliciting or causing to be solicited petitioning creditors for any involuntary petition from any Person; (d) such Person consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for such Person or any portion of any Property; or (e) such Person making an assignment for the benefit of creditors, or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due.

“Bankruptcy Code” shall mean 11 U.S.C. § 101 et seq., as the same may be amended from time to time.

“Borrower” and “Borrowers” shall have the meanings set forth in the introductory paragraph hereto, together with its or their successors and permitted assigns.

“Breakage Costs” shall have the meaning set forth in Section 2.2.3(h) hereof.

“BREF HR” shall mean BREF HR, LLC, a Delaware limited liability company, together with its successors and permitted assigns.

“BREF Stellar” shall mean BREF Stellar, LLC, a Delaware limited liability company.

“BREF Two” shall mean BREF Two, LLC, a Delaware limited liability company

“BREF Two Permitted Transfer” shall mean (i) a transfer by an equity investor in BREF Two to the extent that such transfer complies with the requirements of the Amended and Restated Limited Liability Company Operating Agreement of BREF Two and with respect to any such transfers by BAM Subscriber, LLC, the transferee must be a direct or indirect wholly-owned subsidiary of Brookfield Asset Management, Inc., (ii) a direct or indirect transfer by BAM Subscriber, LLC, any parallel investment vehicle of BREF Two or any of their respective equity owners, to the extent that the transferee is a direct or indirect wholly-owned subsidiary of Brookfield Asset Management Inc. and (iii) a transfer by an equity investor in Brookfield Asset Management Inc. For the avoidance of doubt, any other transfer of equity interests in BREF Two shall not constitute a BREF Two Permitted Transfer, but shall instead be subject to Lender’s approval as set forth in Section 5.2.10 hereof.

“Business Day” shall mean any day other than a Saturday, Sunday or any other day on which national banks in New York, New York are not open for business.

“Café Borrower” shall have the meaning set forth in the introductory paragraph hereto, together with its successors and assigns.

“Café Property” shall mean that or those certain parcel(s) of real property more particularly described on Schedule 1-B attached hereto and made a part hereof, the Improvements thereon and all personal property owned by Café Borrower and encumbered by the Mortgage, together with all rights pertaining to such property and Improvements, as more particularly described in the granting clause of the Mortgage and referred to therein as the “Cafe Property”.

“Cap Maturity Date” shall have the meaning set forth in Section 2.2.7(f) hereof.

“Capital Expenditures” shall mean, for any period, the amount expended for items capitalized under GAAP and the Uniform System of Accounts (including expenditures for building improvements or major repairs, leasing commissions and tenant improvements, but excluding capitalized interest), but specifically excluding any Extraordinary Expenses.

“Cash Flow Available for Debt Service” shall mean as of the applicable Payment Date all amounts on deposit in the Cash Management Account and available for payment of the Current Interest Payment in accordance with the provisions of Section 2.6.2(b) hereof.

“Cash Management Account” shall have the meaning set forth in Section 2.6.2(a) hereof.

“Cash Management Agreement” shall have the meaning set forth in the recitals to this Agreement.

“Cash Profit and Loss Statement” shall have the meaning set forth in Section 5.1.11(c) hereof.

“Casino Account” shall mean, if and when Gaming Borrower becomes the Gaming Operator in accordance with the terms of this Agreement, individually or collectively, one or more Eligible Accounts established and maintained from time to time by Gaming Borrower and approved by Lender, provided, however, that any such Casino Account shall be established and maintained pursuant to, and in accordance with, all applicable Gaming Laws and shall be subject to a security interest in favor of Lender pursuant to the Loan Documents (as evidenced by an account control agreement relating thereto acceptable to Lender).

“Casino Component” shall mean that portion of the Hotel/Casino Property devoted to the operation of a casino gaming operation and leased to LVHR pursuant to the Casino Component Lease and managed by WGH pursuant to the Gaming Management Agreement, including, without limitation, those areas devoted to the conduct of games of chance, facilities associated directly with gaming operations, including, without limitation, casino support areas such as surveillance and security areas, cash cages, counting and accounting areas and gaming back-of-the-house areas, in each case, to the extent the operation thereof requires a Gaming License under applicable Gaming Laws, as more particularly described and set forth in the Casino Component Lease and the Gaming Management Agreement as the “Premises”.

“Casino Component Lease” shall have the meaning set forth in the Recitals hereto.

“Casualty” shall have the meaning set forth in Section 6.2 hereof.

“Casualty Consultant” shall have the meaning set forth in Section 6.4(c)(iii) hereof.

“Casualty Retainage” shall have the meaning set forth in Section 6.4(c)(iv) hereof.

“Closing Date” shall mean the date of this Agreement.

“Code” shall mean the Internal Revenue Code of 1986, as amended, as it may be further amended from time to time, and any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

“Collateral Assignments of Interest Rate Caps” shall mean, collectively, (i) that certain Collateral Assignment of Interest Rate Cap Agreement (Note A), dated as of the date hereof, executed by Borrowers in connection with the Loan for the benefit of Lender, and acknowledged by the applicable counterparty as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, and (ii) that certain Collateral Assignment of Interest Rate Cap Agreement (Note B), dated as of the date hereof, executed by Borrowers in connection with the Loan for the benefit of Lender, as the same may be hereafter amended, restated, replaced, supplemented or otherwise modified from time to time.

“Comparable Hotel/Casinos” shall mean hotel and casino resorts in Las Vegas, Nevada which are of a similar nature, quality and scope as the hotel and casino resort being operated on the Hotel/Casino Property as of the Closing Date, including, without limitation, the Las Vegas hotels owned by the following publicly traded companies: MGM Hotels International, and Las

Vegas Sands Corp., in each of the foregoing instances, as existing and being operated on the Closing Date.

“Component” shall mean each of Note A and Note B.

“Condemnation” shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of any Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting such Property or any part thereof.

“Condemnation Proceeds” shall have the meaning set forth in Section 6.4(c) hereof.

“Constituent Member” shall mean any direct member or partner in any Borrower or Guarantor and any Person that, directly or indirectly through one or more other partnerships, limited liability companies, corporations or other entities is a stockholder, member or partner in any Borrower or Guarantor.

“Construction Loan Note” shall have the meaning set forth in the Recitals hereof.

“Contribution” shall have the meaning set forth in Section 15.2 hereof.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise. “Controlled” and “Controlling” shall have correlative meanings.

“Counterparty” shall mean, with respect to the Interest Rate Cap Agreement, SMBC Capital Markets, Inc., and with respect to any Replacement Interest Rate Cap Agreement, any substitute Acceptable Counterparty.

“Current Interest Payment” shall have the meaning set forth in Section 2.2.1 of this Agreement.

“Debt” shall mean the aggregate outstanding principal amount set forth in, and evidenced by, this Agreement and the Notes (which is comprised of both Components) together with all interest accrued and unpaid thereon, including, without limitation, Supplemental Interest, and all other sums due to Lender in respect of the Loan under the Notes, this Agreement, the Mortgage and the other Loan Documents.

“Debt Service” shall mean, with respect to any particular period of time, scheduled interest payments due under this Agreement and each of the Notes (computed at the contract rate of interest provided for under each Note).

“Debt Yield” shall mean a ratio (expressed as a percentage) in which: (i) the numerator is the Net Cash Flow for the trailing twelve (12) calendar month period ending with the last calendar month prior to the date of determination for which financial reports have been delivered under Section 5.1.11 hereof, as reasonably determined by Lender based on the financial statements delivered to Lender pursuant to Section 5.1.11 hereof, and (ii) the denominator is the Outstanding Principal Balance together with all accrued and unpaid interest thereon (but excluding Supplemental Interest) as of such date of determination.

“Debt Yield Failure” shall have the meaning set forth in Section 9.4(xii) of this Agreement.

“Default” shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.

“Default Rate” shall mean a rate per annum equal to the lesser of (a) the Maximum Legal Rate and (b) four percent (4%) above the Applicable Interest Rate.

“Defaulting Borrower” shall have the meaning set forth in Section 15.3 hereof.

“Determination Date” shall mean, with respect to any Interest Period, the date that is two (2) London Business Days prior to the fifteenth (15th) day of the calendar month in which such Interest Period commences.

“Disclosure Document” shall mean a prospectus, prospectus supplement, private placement memorandum, offering memorandum, offering circular or other offering documents, in each case in preliminary or final form, used to offer Securities in connection with a Securitization.

“Eligible Account” shall mean a separate and identifiable “deposit account”, as such term is defined in any applicable Uniform Commercial Code, from all other funds held by the holding institution that is either (a) an account or accounts maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (b) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. §9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

“Eligible Institution” shall mean a depository institution or trust company, the short term unsecured debt obligations or commercial paper of which are rated at least “A-1” by S&P, “P-1” by Moody’s and “F-1+” by Fitch in the case of accounts in which funds are held for thirty (30) days or less (or, in the case of accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least “AA” by Fitch and S&P and “Aa2” by Moody’s), provided that in the event (a) any depository institution or trust company in which the Lockbox Account, Cash Management Account, Casino Account or any Reserve Fund is held is required to be an Eligible Institution in order to cause any such account to be maintained as an Eligible Account and such depository institution or trust company does not qualify as an Eligible Institution because it no longer satisfies the above-stated minimum long term unsecured debt rating or (b) Borrower is unable to locate a depository institution or trust company that satisfies the minimum long term unsecured debt rating in connection with the transfer of any Reserve Funds to a replacement depository institution or trust company or the replacement of the then existing Casino Account, Lockbox Account or Cash Management Account, an Eligible Institution shall mean a depository institution or trust company, the short term unsecured debt obligations or commercial paper of which are rated at least “A-1” by S&P, “P-1” by Moody’s and “F-1+” by Fitch in the case of accounts in funds which are held for thirty (30) days or less or in the case of accounts in which funds are held for more than thirty (30) days, and the long term unsecured debt obligations of which are at least equal to the Alternative Minimum Rating Requirement.

“Embargoed Person” shall have the meaning set forth in Section 4.1.35 hereof.

“Employee Lease” shall mean that certain Employee Lease Agreement, dated as of the date hereof, by and between Hotel/Casino Borrower and LVHR, as the same hereafter may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Environmental Indemnity” shall mean that certain Amended and Restated Borrowers Environmental Indemnity Agreement, dated as of the date hereof, executed by Borrowers in connection with the Loan for the benefit of Lender, as the same may hereafter be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Equipment” shall have the meaning set forth in the granting clause of the Mortgage.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Event of Default” shall have the meaning set forth in Section 8.1(a) hereof.

“Exchange Act” shall have the meaning set forth in Section 9.3 hereof.

“Exchange Act Filing” shall have the meaning set forth in Section 5.1.11(f) hereof.

“Excluded Taxes” shall mean, with respect to the Servicer, any Lender or any other recipient of any payment to be made by or on account of any obligation of Borrowers hereunder, (a) income or franchise taxes imposed on (or measured by reference to) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, or any other jurisdiction in which it is subject to tax solely as a result of any present or former connection between the Servicer, such Lender or other recipient, as applicable, and the jurisdiction imposing such tax other than a present or former connection solely as a result of the activities and transactions specifically contemplated by this Agreement, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (a) of this definition, and (c) in the case of a Non-U.S. Lender, any withholding tax that is imposed on amounts payable to such Non-U.S. Lender at the time such Non-U.S. Lender designates a new lending office, unless the designation of such new lending office was at the request of Borrowers, or is attributable to such Non-U.S. Lender’s failure to comply with Section 2.2.3(e)(iii) hereof, except to the extent that such Non-U.S. Lender was entitled, at the time of designation of a new lending office, to receive additional amounts from Borrowers with respect to such withholding tax pursuant to Section 2.2.3(e) hereof.

“Existing FF&E Leases” shall have the meaning set forth in the definition of “Special Purpose Entity” set forth below.

“Existing Cash Management Agreement” shall have the meaning set forth in the recitals to this Agreement.

“Existing Guarantors” shall mean, collectively, Morgans Group LLC, a Delaware limited liability company and DLJ MB IV HRH, LLC, a Delaware limited liability company.

“Existing Loan Agreement” shall have the meaning set forth in the Recitals to this Agreement.

“Existing Mortgage” shall have the meaning set forth in the Recitals to this Agreement.

“Existing Non Recourse Guaranty” shall have the meaning set forth in the Recitals to this Agreement.

“Extraordinary Expenses” shall mean any and all actual out-of-pockets costs and expenses (a) incurred by any Borrower on an irregular basis and (b) not associated with the day-to-day operation of the Property, provided that the following costs and expenses shall not be or be deemed to be Extraordinary Expenses hereunder: (i) any cost or expense that (A) is a Capital Expenditure, or any cost or expense that is an actual cash Operating Expense subject to disbursement in accordance with the applicable terms of Section 2.6.2 hereof, (B) is incurred by Resort Manager, Gaming Operator or Liquor Manager or BREF HR (other than as expressly set forth in the then Approved Annual Budget with respect to BREF HR only), (C) is incurred in connection with the payment of debt service under any loan (including, without limitation, the Loan) or (D) arises in connection with any contributions to any reserves required under the Loan Documents, and (ii) any cost or expense incurred in connection with the entertainment of any guests, licensees, investors or other Persons.

“FF&E” shall mean all furniture, furnishings, fixtures and equipment required for the operation of any of the Properties, including, without limitation, (i) lobby furniture, carpeting, draperies, paintings, bedspreads, television sets, office furniture and equipment such as safes, cash registers, and accounting, duplicating and communication equipment, telephone systems, back and front of the house computerized systems, guest room furniture, specialized hotel equipment such as equipment required for the operation of kitchens, laundries, the front desk, dry cleaning facilities, bar and cocktail lounges, restaurants, recreational facilities as they may exist from time to time, and decorative lighting, material handling equipment and cleaning and engineering equipment and all other fixtures, equipment, apparatus and personal property needed for such purposes, (ii) Gaming Equipment which any Borrower is lawfully permitted to own or lease, and (iii) rock and roll memorabilia unique to the Hotel/Casino Property and similar in character to the other rock and roll memorabilia displayed at the Hotel/Casino Property.

“FF&E Expenditures” shall mean amounts expended for the purchase, replacement and/or installation of FF&E at the Properties.

“FF&E Expenditures Work” shall mean any labor performed or materials installed in connection with any FF&E Expenditures.

“First Mezzanine Borrower” and “First Mezzanine Borrowers” shall mean, individually or collectively, as applicable, HRHH Gaming Senior Mezz, LLC, a Delaware limited liability company, and HRHH JV Senior Mezz, LLC, a Delaware limited liability company, each in its capacity as a borrower under the First Mezzanine Loan, together with its or their successors or permitted assigns.

“First Mezzanine Lender” shall mean Brookfield Financial, LLC as to its Series B (as successor in interest to Column Financial, Inc.), in its capacity as holder of the First Mezzanine Loan, its successors or assigns.

“First Mezzanine Loan” shall mean a loan in the original principal amount of Two Hundred Million and No/100 Dollars ($200,000,000.00) made by First Mezzanine Lender to First Mezzanine Borrowers and evidenced by the First Mezzanine Note. The current principal balance of the First Mezzanine Loan is $179,554,393.67.

“First Mezzanine Note” shall mean that certain Amended and Restated First Mezzanine Promissory Note, dated as of the date hereof, between First Mezzanine Lender and First Mezzanine Borrowers, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time subject to the terms of the Mezzanine Standstill Agreement.

“First Mezzanine Loan Outstanding Principal Balance” shall mean, as of any date, the outstanding principal balance of the First Mezzanine Loan.

“Fiscal Year” shall mean each twelve (12) month period commencing on January 1 and ending on December 31 during each year of the term of the Loan.

“Fitch” shall mean Fitch, Inc.

“Following Month Critical Payments” shall mean, with respect to the Operating Expense Request delivered in connection with any Payment Date, the amount set forth in the then Approved Annual Budget for the month immediately following the date of such Operating Expense Request for the following expenses (i) payroll and benefits payable on the first “pay period” in such following month, (ii) sales tax, occupancy tax, live entertainment tax and gaming taxes to the extent any of the foregoing taxes are due within ten (10) days after the Payment Date for such following month and (iii) budgeted liquor costs payable for such following month.

“Funding Borrower” shall have the meaning set forth in Section 15.2 hereof.

“GAAP” shall mean generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

“Gaming Agreements” shall mean the Option Agreement, the Casino Component Lease, the Gaming Cash Note, the Gaming Assets Note, the Working Capital Note, the Employee Lease, and the Gaming Management Agreement.

“Gaming Assets” shall have the meaning set forth in the Casino Component Lease.

“Gaming Assets Note” shall have the meaning set forth in the Casino Component Lease for the “Existing Gaming Assets Note”.

“Gaming Authority” shall mean any of the Nevada Gaming Commission, the Nevada State Gaming Control Board, the Clark County Liquor and Gaming Licensing Board and any other Governmental Authority and/or regulatory authority or body or any agency which has, or may at any time after the Closing Date have, jurisdiction over the gaming activities or the sale or distribution of liquor at any of the Properties, or any successor to any such authority.

“Gaming Borrower” shall have the meaning set forth in the introductory paragraph hereto, together with its successors and assigns.

“Gaming Cash Note” shall have the meaning set forth in the Casino Component Lease.

“Gaming Equipment” shall mean any and all gaming devices (as defined in NRS 463.0155), gaming device parts, inventory and other related gaming equipment and supplies used in connection with the operation of a casino, including, without limitation, slot machines, gaming tables, cards, dice, chips, tokens (including slot machine tokens not currently in circulation, and “reserve” chips, if any, not currently in circulation), player tracking systems, cashless wagering systems (as defined in NRS 463.014) and associated equipment (as defined in NRS 463.0136), which are located at any Property, are owned or leased by any Borrower and are used or useable exclusively in the present or future operation of slot machines and live games at any Property, together with all improvements and/or additions thereto, mobile gaming systems (as defined in Regulation 14.010(11) under NRS Chapter 463), all contracts necessary to own or operate any of the Gaming Equipment and/or to conduct gaming operations for the Casino Component, all assignable manufacturers and other warranties applicable to the Gaming Equipment, all computer hardware and software used to operate the Gaming Equipment and/or to conduct gaming operations for the Casino Component.

“Gaming Laws” shall mean the provisions of the Nevada Gaming Control Act, codified as NRS Chapter 463, as amended from time to time, all regulations of the Gaming Authorities promulgated thereunder, as amended from time to time, the provisions of the Clark County Code, as amended from time to time, and all other laws, statutes, rules, rulings, orders, ordinances, regulations and other Legal Requirements of any Gaming Authority.

“Gaming Lessee” shall mean LVHR Casino, Inc., a Nevada corporation, in its capacity as the tenant under the Casino Component Lease

“Gaming License” shall mean any license, qualification, franchise, accreditation, approval, registration, permit, finding of suitability or other authorization relating to gaming, the gaming business or the operation of a casino under the Gaming Laws or required by any Gaming Authority or otherwise necessary under any Gaming Laws for the operation of gaming, the gaming business or a resort casino at the Hotel/Casino Property.

“Gaming Liquidity Draw Requests” shall mean any draw request made by Gaming Lessee under the Working Capital Note, in amounts which shall at no time exceed (in the aggregate) $8,000,000 outstanding and which shall be used solely (i) for Gaming Lessee to satisfy the Gaming Liquidity Requirement and (ii) for Permitted Gaming Expenses.

“Gaming Liquidity Requirement” shall mean the minimum bankroll requirements for cash and cash equivalents required to be maintained by Gaming Operator pursuant to the Gaming Laws in an amount no greater than is mandated by Nevada Gaming Commission Regulation 6.150.

“Gaming Member” shall mean HRHH Gaming Member, LLC, a Delaware limited liability company.

“Gaming Operating Condition” shall mean that the gaming operations at the Hotel/Casino Property are being operated by a Qualified Gaming Operator pursuant to the Casino Component Lease or other written agreements previously approved by Lender.

“Gaming Operator” shall mean a Qualified Gaming Operator who is supervising, managing and operating all gaming activities at the Hotel/Casino Property. The parties hereto acknowledge and agree that WGH is the key employee of LVHR pursuant to the Gaming Management Agreement, and that LVHR, in turn, is the lessee under the Casino Component Lease and is the Gaming Operator as of the date hereof.

“General Security Agreement” shall mean that certain General Security Agreement, dated as of the date hereof, from Gaming Borrower and Hotel/Casino Borrower to Lender, covering certain assets of Gaming Borrower and Hotel/Casino Borrower described therein, including, without limitation, all of Gaming Borrower and Hotel/Casino Borrower’s right, title and interest in and to the Gaming Assets Note, the Gaming Cash Note and the Working Capital Note, as the same hereafter may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Gaming Subordination Agreement” shall mean that certain Subordination Agreement (Casino Lease, Employee Lease Agreement and Gaming Management Agreement) by WGH, LVHR, and Hotel/Casino Borrower in favor of Lender dated as of the date hereof.

“Governmental Approvals” shall mean all approvals, consents, waivers, orders, acknowledgments, authorizations, permits and licenses required under applicable Legal Requirements to be obtained from any Governmental Authority for the construction of any improvements on the Properties (or any portion thereof) and/or the use, occupancy and operation thereof, as the context requires.

“Governmental Authority” shall mean any court, board, agency, commission, office or other authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence, including, without limitation, any Gaming Authority.

“Gross Income from Operations” shall mean, for any period, all Rents and all other income and proceeds (whether in cash or on credit, and computed in accordance with GAAP and, to the extent applicable with respect to the Hotel/Casino Property, the Uniform System of Accounts), received by any Borrower or by Resort Manager, Gaming Operator or Liquor

Manager (on behalf of any Borrower) for the use, occupancy or enjoyment of any of the Properties, or any part thereof, or received by any Borrower or Resort Manager, Gaming Operator or Liquor Manager for the sale of any goods, services or other items sold on or provided from any of the Properties in the ordinary course of such Property’s operation, including, without limitation: (a) all income and proceeds received under Leases including, without limitation, the Casino Component Lease; (b) all income and proceeds received from rental of rooms and commercial, meeting, conference and/or banquet space within any of the Properties including net parking revenue; (c) all income and proceeds received from food and beverage operations and from catering services conducted from any of the Properties even though rendered outside of any of the Properties; (d) Intentionally Deleted; (e) without duplication of the foregoing clause (a), all income, proceeds and revenue generated from gaming activities at the Property; (f) any payments accrued by any Borrower under the Gaming Cash Note, the Gaming Assets Note, the Working Capital Note and/or the Option Agreement; (g) all income and proceeds from business interruption, rental interruption and use and occupancy insurance with respect to the operation of any of the Properties (after deducting therefrom all necessary costs and expenses incurred in the adjustment or collection thereof); (h) all Awards for temporary use (after deducting therefrom all costs incurred in the adjustment or collection thereof and in Restoration of any of the Properties); (i) all income and proceeds from judgments, settlements and other resolutions of disputes with respect to matters which would be includable in this definition of “Gross Income from Operations” if received in the ordinary course of any of the Properties’ operation (after deducting therefrom all necessary costs and expenses incurred in the adjustment or collection thereof); (j) interest on credit accounts, rent concessions or credits, and other required pass-throughs and interest on Reserve Funds; and (k) deposits received for rental of rooms; and “Gross Income from Operations” shall also include all licensing fees and other income and receipts generated by the IP; but “Gross Income from Operations” shall exclude (1) gross receipts received by lessees, licensees or concessionaires of any of the Properties (but not any percentage rents or similar payments derived therefrom); (2) income and proceeds from the sale or other disposition of goods, FF&E, capital assets and other items not in the ordinary course of the operation of the applicable Property and/or any IP; (3) federal, state and municipal excise, sales and use taxes collected directly from customers, patrons or guests of any of the Properties as a part of or based on the sales price of any goods, services or other items, such as gross receipts, room, admission, cabaret or equivalent taxes; (4) Awards (except to the extent provided in clause (h) above); (5) refunds, rebates, discounts and other similar credits of amounts not included in Operating Expenses at any time and uncollectible accounts; (6) gratuities collected by the employees at any of the Properties; (7) the proceeds of any financing, refinancing or sale of any of the Properties (or all of the membership interests in any Borrower) or the FF&E; (8) other non-recurring income or proceeds resulting other than from the use or occupancy of any of the Properties, or any part thereof, or other than from the sale of goods, services or other items sold on or provided from any of the Properties in the ordinary course of business; (9) any credits or refunds made to customers, guests or patrons in the form of allowances or adjustments to previously recorded revenues; (10) deposits received for rental of banquet space or business or conference meeting rooms; (11) security deposits received under any Leases, unless and until the same shall be applied in accordance with the terms of the applicable Lease(s); (12) all proceeds from insurance to the extent not included in income pursuant to clause (g) above; and (13) any disbursements to any Borrower from any of the Reserve Funds and any interest earned thereon.

“Guarantor” shall have the meaning set forth in the Recitals hereto.

“Hotel/Casino Borrower” shall have the meaning set forth in the introductory paragraph hereto, together with its successors and assigns.

“Hotel/Casino Property” shall mean that or those certain parcel(s) of real property more particularly described on Schedule I-A attached hereto and made a part hereof, the Improvements thereon and all personal property owned by Hotel/Casino Borrower and encumbered by the Mortgage, together with all rights pertaining to such property and Improvements, as more particularly described in the granting clause of the Mortgage and referred to therein as the “Hotel Casino Property”.

“HRCI” shall have the meaning set forth in Section 4.1.37(b) hereof.

“Improvements” shall have the meaning set forth in the granting clause of the Mortgage with respect to each Property.

“Indebtedness” of a Person, at a particular date, means the sum (without duplication) at such date of (a) all indebtedness or liability of such Person (including, without limitation, amounts for borrowed money and indebtedness in the form of mezzanine debt and preferred equity); (b) obligations evidenced by bonds, debentures, notes, or other similar instruments; (c) obligations for the deferred purchase price of property or services (including trade obligations for which such Person or its assets are liable); (d) obligations under letters of credit (for which such Person is liable if such amounts were advanced thereunder or for which such Person is liable to reimburse); (e) obligations under acceptance facilities; (f) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds, to invest in any Person or entity, or otherwise to assure a creditor against loss for which funds are required to be paid; and (g) obligations secured by any Liens, for which such Person or its assets are liable.

“Indemnified Liabilities” shall have the meaning set forth in Section 10.13(b) hereof.

“Indemnified Person” shall have the meaning set forth in Section 9.3(b) hereof.

“Indemnified Taxes” shall mean taxes other than Excluded Taxes.

“Independent Director” shall mean an individual who has prior experience as an independent director, independent manager or independent member with at least three years of employment experience and who is provided by CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company, Lord Securities Corporation or, if none of those companies is then providing professional Independent Directors, another nationally recognized company reasonably approved by Lender, provided that any such provider (i) is not an Affiliate of Borrower and (ii) provides professional Independent Directors and other corporate services in the ordinary course of its business, and which individual is duly appointed as an Independent Director and is not, and has never been, and will not while serving as Independent Director be, any of the following:

(i) a member, partner, equityholder, manager, director, officer or employee of Borrower or any of its respective equityholders or Affiliates, (other than as an Independent Director, springing member or special member of any Borrower or an Affiliate of any Borrower and that is required by a creditor to be a single purpose bankruptcy remote entity, provided that such Independent Director is employed by a company that routinely provides professional Independent Directors or managers in the ordinary course of its business);

(ii) a creditor, supplier or service provider (including provider of professional services) to Borrower or any of its respective equityholders or Affiliates (other than as an Independent Director, springing member or special member of the Borrower or any equity holder or an Affiliate of the Borrower);

(iii) a family member of any such member, partner, equityholder, manager, director, officer, employee, creditor, supplier or service provider; or

(iv) a Person that controls (whether directly, indirectly or otherwise) any of (i), (ii) or (iii) above.

A natural person who otherwise satisfies the foregoing definition and satisfies subparagraph (i) by reason of being the Independent Director of a “special purpose entity” affiliated with Borrower shall be qualified to serve as an Independent Director of Borrower, provided that the fees that such individual earns from serving as an Independent Directors of Affiliates of any Borrower in any given year constitute in the aggregate less than five percent (5%) of such individual’s annual income for that year.

For purposes of this paragraph, a “special purpose entity” is an entity, whose organizational documents contain restrictions on its activities and impose requirements intended to preserve such entity’s separateness that are substantially similar to those contained in the definition of the Special Purpose Entity of this Agreement.

“Insolvency Opinion” shall mean that certain non-consolidation opinion letter dated as of the date hereof, delivered by Weil Gotshal and Manges (or another firm reasonably acceptable to Lender) in connection with the Loan.

“Insurance Premiums” shall have the meaning set forth in Section 6.1(b) hereof.

“Insurance Proceeds” shall have the meaning set forth in Section 6.4(c) hereof.

“Intellectual Property Security Agreement” shall mean that certain Amended and Restated Intellectual Property Security Agreement, dated as of the date hereof, as the same hereafter may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Interest Period” shall mean, with respect to any Payment Date, the period commencing on the first day of the calendar month that precedes the month in which such Payment Date occurs and terminating on and including the last day of the calendar month that precedes the month in which such Payment Date occurs; provided, however, no Interest Period shall end later than the Maturity Date (other than for purposes of calculating interest at the Default Rate).

“Interest Rate Cap Agreement” shall mean, as applicable, an interest rate cap agreement (together with the confirmation and schedules relating thereto) in form and substance reasonably satisfactory to Lender by and among Borrowers and an Acceptable Counterparty or a Replacement Interest Rate Cap Agreement.

“IP” shall have the meaning ascribed to such term in Section 4.1.37(a) hereof.

“IP Agreements” shall have the meaning ascribed to such term in Section 4.1.37(a) hereof.

“IP Borrower” shall have the meaning set forth in the introductory paragraph hereto, together with its successors and assigns.

“IP License” shall have the meaning set forth in Section 5.1.26 hereof.

“IP Material Adverse Effect” shall have the meaning ascribed to such term in Section 4.1.37(d) hereof.

“Junior Holder” shall have the meaning set forth in Section 10.25(a) hereof.

“Junior Participation” shall have the meaning set forth in Section 10.25(a) hereof.

“Lease” shall mean any lease, sublease or subsublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in any Property, and (a) every modification, amendment or other agreement relating to such lease, sublease, subsublease, or other agreement entered into in connection with such lease, sublease, subsublease, or other agreement, and (b) every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto. The foregoing definition expressly excludes ordinary course hotel room rentals, but specifically includes the Casino Component Lease.

“Legal Requirements” shall mean, with respect to each Property, all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting such Property or any part thereof, or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, including, without limitation, the Gaming Laws and the Americans with Disabilities Act of 1990, as amended, and all permits, licenses and authorizations and regulations relating thereto, including, without limitation, all Governmental Approvals, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to any Borrower, at any time in force affecting such Property or any part thereof, including, without limitation, any which may (a) require repairs, modifications or alterations in or to such Property or any part thereof, or (b) in any way limit the use and enjoyment thereof.

“Lender” shall have the meaning set forth in the introductory paragraph hereto.

“Lender Successor Owner” shall have the meaning set forth in Section 5.1.23 hereof.

“Letter of Credit” shall mean an irrevocable, unconditional (other than ministerial conditions), transferable, clean sight draft letter of credit, as the same may be replaced, split, substituted, modified, amended, supplemented, assigned or otherwise restated from time to time, (either an evergreen letter of credit or a letter of credit which does not expire until at least two (2) Business Days after the Maturity Date or such earlier date as such Letter of Credit is no longer required pursuant to the terms of this Agreement) in favor of Lender and entitling Lender to draw thereon based solely on a statement purportedly executed by an officer of Lender stating that it has the right to draw thereon, and issued by a domestic Approved Bank or the U.S. agency or branch of a foreign Approved Bank.

“Liabilities” shall have the meaning set forth in Section 9.3 hereof.

“LIBOR” shall mean, with respect to each Interest Period, an interest rate equal to the greater of (a) 1.50% or (b) the rate (expressed as a percentage per annum and rounded upward, if necessary, to the next nearest 1/100,000th of 1% (0.00001%)) for deposits in U.S. dollars, for a one-month period, that appears on Telerate Page 3750 (or the successor thereto) as of 11:00 a.m., London time, on the related Determination Date. If the rate described in clause (b) does not appear on Telerate Page 3750 as of 11:00 a.m., London time, on such Determination Date, LIBOR shall be the arithmetic mean of the offered rates (expressed as a percentage per annum) for deposits in U.S. dollars for a one-month period that appear on the Reuters Screen Libor Page as of 11:00 a.m., London time, on such Determination Date, if at least two such offered rates so appear. If fewer than two such offered rates appear on the Reuters Screen Libor Page as of 11:00 a.m., London time, on such Determination Date, Lender shall request the principal London office of any four major reference banks in the London interbank market selected by Lender in its reasonable discretion to provide such bank’s offered quotation (expressed as a percentage per annum) to prime banks in the London interbank market for deposits in U.S. dollars for a one-month period as of 11:00 a.m., London time, on such Determination Date for amounts of not less than U.S. $1,000,000. If at least two such offered quotations are so provided, LIBOR shall be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, Lender shall request any three major banks in New York City selected by Lender in its reasonable discretion to provide such bank’s rate (expressed as a percentage per annum) for loans in U.S. dollars to leading European banks for a one-month period as of approximately 11:00 a.m., New York City time on the applicable Determination Date for amounts of not less than U.S. $1,000,000. If at least two such rates are so provided, LIBOR shall be the arithmetic mean of such rates. LIBOR shall be determined conclusively by Lender or its agent, absent manifest error.

“LIBOR Loan” shall mean the Loan at such time as interest thereon accrues at a rate of interest based upon LIBOR.

“LIBOR Spread” shall mean an interest rate equal to 2.50%.

“Licensed IP” shall have the meaning set forth in Section 4.1.37(b) hereof.

“Lien” shall mean, with respect to each Property, any mortgage, deed of trust, lien, pledge, negative pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer of, on or affecting any Borrower, the related Property, any portion thereof or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic’s, materialmen’s and other similar liens and encumbrances. For the avoidance of doubt, “Lien” shall not be deemed to include any Permitted IP Encumbrances.

“Liquor Management Agreement” shall have the meaning set forth in the Recitals hereto, or if the context requires, a Replacement Liquor Management Agreement.

“Liquor Manager” shall mean as of the date hereof, WGH or, if the context requires, another Qualified Liquor Manager.

“Loan” shall mean the loan described herein, in the maximum principal amount of up to ONE BILLION THIRTY MILLION and 00/100 Dollars ($1,030,000,000.00), and shall include, without limitation, all amounts due and payable to Lender hereunder.

“Loan Documents” shall mean, collectively, this Agreement, the Notes, the Mortgage, the Assignment of Leases, the Environmental Indemnity, each O&M Agreement, the Assignment of Resort Management Agreement, the Assignment of Liquor Management Agreement, the Gaming Subordination Agreement, the Intellectual Property Security Agreement, the Assignment of Contracts, the Non-Recourse Guaranty, the General Security Agreement, the Cash Management Agreement, the Collateral Assignments of Interest Rate Caps, and all other documents executed and/or delivered in connection with the Loan, as any of the hereafter may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Loan-to-Value Ratio” shall mean the ratio, as of a particular date, in which the numerator is equal to the Aggregate Outstanding Principal Balance and the denominator is equal to the Appraised Value of the applicable Properties.

“Lockbox Account” shall have the meaning set forth in Section 2.6.1(a) hereof.

“Lockbox Bank” shall mean Wells Fargo Bank, National Association, or any successor or permitted assigns thereof.

“London Business Day” shall mean any day other than a Saturday, Sunday or any other day on which commercial banks in London, England are not open for business.

“LVHR” shall have the meaning set forth in the Recitals hereto.

“Major Lease” shall mean any of the following: (i) any Lease of space at any of the Properties for retail, restaurant or any other use in excess of 10,000 square feet to a single tenant or by the aggregate of one or more affiliated tenants, (ii) any Lease of space at any of the Properties for retail, restaurant or any other use providing for net rental payments (including, without limitation, percentage rent) in excess of $2,000,000 per annum to a single tenant or by the aggregate of one or more affiliated tenants, it being acknowledged and agreed that for purposes of determining whether a new Lease is a Major Lease, percentage rent shall be estimated based on Lender’s reasonable underwriting at the time of Lease execution, (iii) any Lease of space at any of the Properties with an Affiliate of Borrower, (iv) any Lease that is not the result of arm’s length negotiations, or (v) any Lease of the prior Ago, Body English and/or Race & Sports Books spaces, as well any Lease of the two “white box” spaces totaling 13,412 sf located on the ground floor of the new casino (South Tower) portion of the Property.

“Manager Parties” shall have the meaning set forth in Section 9.4 hereof.

“Mandown Contract” shall mean that certain Mandown Nightclub Agreement, dated as of July     , 2009, between Mandown, LLC and Hotel/Casino Borrower.

“Material Action” shall mean any action to consolidate or merge the applicable Special Purpose Entity with or into any Person, or sell all or substantially all of the assets of such Special Purpose Entity, or to institute proceedings to have the Special Purpose Entity be adjudicated bankrupt or insolvent, or consent to (or solicit or cause to be solicited petitioning creditors for) the institution of bankruptcy or insolvency proceedings against the Special Purpose Entity or file a petition seeking, or consent to, reorganization or relief with respect to the Special Purpose Entity under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Special Purpose Entity or any part of its property, or make any assignment for the benefit of creditors of the Special Purpose Entity, or admit in writing the Special Purpose Entity’s inability to pay its debts generally as they become due, or declare or effectuate a moratorium on the payment of any obligation, or take action in furtherance of any such action, or, to the fullest extent permitted by law, dissolve or liquidate the Special Purpose Entity.

“Material Contracts” shall mean (i) each of the Gaming Agreements, (ii) the Resort Management Agreement, (iii) the Casino Component Lease, (iv) the IP License, (v) the Employee Lease, (vi) the Liquor Management Agreement, (vii) any artist appearance, music, concert, performance, DJ or other entertainment agreement which either (x) provides for an aggregate payment thereunder in excess of $500,000 or (y) provides for three (3) or more performance or appearance dates, (viii) any professional service contract, including, without limitation, any “celebrity” appearance arrangements and any consulting agreements, where the expenditures thereunder would exceed, or would reasonably be anticipated to exceed, $100,000 in the aggregate, and (ix) any contract or agreement which has a term in excess of one (1) year (unless such contract can be terminated without penalty upon not more than thirty (30) days notice).

“Maturity Date” shall mean March 1, 2018, or such other date on which the final payment of principal of the Notes becomes due and payable as therein or herein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise.

“Maximum Legal Rate” shall mean the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by either Note and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

“Mezzanine Standstill Agreement” shall mean that certain Mezzanine Standstill and Subordination Agreement among Lender, First Mezzanine Lender and Second Mezzanine Lender dated as of the date hereof.

“Minor Casualty” shall mean any injury or damage to the Improvements on the Hotel/Casino Property and/or the Adjacent Property, including any partially constructed portion of the improvements being constructed at the Properties, the cost of which to Restore, together with any prior such damages which (a) have not yet been Restored or (b) with respect to which Net Proceeds in an amount sufficient for Restoration have not yet been received by Borrowers or Lender as required pursuant to this Agreement, is less than $5,000,000.00.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Monthly Interest Payments” shall mean, collectively, the interest payment on each of the Note A and the Note B for the applicable month as determined in accordance with the provisions of Article II hereof.

“Mortgage” shall have the meaning set forth in the Recitals hereto.

“Mortgage Standstill Agreement” shall mean that certain Mortgage Standstill and Subordination Agreement among Lender and Subordinate Lender dated as of the date hereof.

“Morton” shall mean Peter A. Morton.

“Morton Assigned IP” shall have the meaning set forth in Section 4.1.37(b) hereof.

“Named Knowledge Parties” shall have the meaning set forth in Section 4.3 hereof.

“Net Cash Flow” shall mean, for any period, the amount obtained by subtracting (a)(i) actual Operating Expenses for the Properties approved by Lender (including, management fees approved by Lender), (ii) monthly contributions to the Replacement Reserve Fund, (iii) Approved Capital Expenditures and (iv) Extraordinary Expenses approved by Lender, in each of the foregoing instances, for such period, from (b) Gross Income from Operations for such period, but specifically excluding any amounts described in clause (f) of the definition of Gross Income from Operations for purposes of this calculation and excluding tenant improvement costs from the definition of Operating Expenses for the purposes of this calculation.

“Net Cash Flow Schedule” shall have the meaning set forth in Section 5.1.11(b) hereof.

“Net Operating Income” shall mean, for any period, the amount obtained by subtracting Operating Expenses for the Properties for such period from Gross Income from Operations for such period.

“Net Proceeds” shall have the meaning set forth in Section 6.4(c) hereof.

“Net Proceeds Allocation Agreement” shall mean that certain Net Proceeds Allocation Agreement among FLS VI Co-Invest, Inc, First Mezzanine Lender, Second Mezzanine Lender, BREF Stellar, Borrowers, First Mezzanine Borrowers, Second Mezzanine Borrowers, Brookfield

Financial, LLC-Series B, HRHH Gaming Member, LLC, and Existing Guarantors dated as of the date hereof.

“Net Proceeds Deficiency” shall have the meaning set forth in Section 6.4(c)(vi) hereof.

“New Mezzanine Loan” shall have the meaning set forth in Section 9.8 hereof.

“Non-Recourse Guaranty” shall have the meaning set forth in the Recitals hereto.

“Non-U.S. Lender” shall mean any Lender that is organized under the laws of a jurisdiction other than laws of the United States of America, any State thereof or the District of Columbia.

“Note” and “Notes” shall have the meaning set forth in the recitals of this Agreement.

“Notice” shall have the meaning set forth in Section 10.6 hereof.

“NRS” shall mean the Nevada Revised Statutes, as amended from time to time.

“O&M Agreement” shall mean an Operations and Maintenance Agreement, by and among a Borrower and Lender, as the same hereafter may be amended, restated, replaced, supplemented or otherwise modified from time to time. On the Original Closing Date, O&M Agreements were entered into by each of Hotel/Casino Borrower and Lender and Adjacent Borrower and Lender and reaffirmed by the Reaffirmation Agreement as of the date hereof.

“Obligations” shall mean, collectively, Borrowers’ obligations for the payment of the Debt (including, without limitation, the payment of all Supplemental Interest) and the performance of the Other Obligations.

“Officer’s Certificate” shall mean a certificate delivered to Lender by a Borrower or a Guarantor, as applicable, which is signed by an authorized officer or manager of such Borrower or Guarantor or a Constituent Member thereof, as applicable, which shall in all events be subject to Section 9.4 hereof.

“Operating Expense Request” shall mean in a written request from Borrowers (which request may be made electronically in a manner and to a recipient acceptable to Lender).

“Operating Expenses” shall mean, for any period, the total of all expenditures, computed in accordance with GAAP, of whatever kind during such period relating to the operation, maintenance and/or management of any of the Properties that are incurred on a regular monthly or other periodic basis, including without limitation, utilities, ordinary repairs, maintenance, environmental and engineering (but excluding utilities), insurance, license fees, property taxes and assessments, sales tax, room occupancy tax, live entertainment tax, advertising expenses, base and incentive management fees, payroll and related taxes, all employee costs and liabilities (including, without limitation, any amounts payable by a Borrower under the Employee Lease or Liquor Management Agreement), computer processing charges, tenant improvements and leasing commissions, interest and fees charged in connection with FF&E, equipment leases, operational equipment or other lease payments as approved by Lender, and other similar costs, but excluding depreciation and amortization with respect to the Properties, Debt Service, debt service under the Subordinate Mortgage Loan, debt service under the First Mezzanine Loan, debt service under the Second Mezzanine Loan, Capital Expenditures, Extraordinary Expenses, the cost of any items incurred at Resort Manager’s, Gaming Operator’s or Liquor Manager’s expense pursuant to the Resort Management Agreement, the Gaming Management Agreement or the Liquor Management Agreement, as applicable, non-recurring expenses and contributions to the Replacement Reserve Fund, the Tax and Insurance Escrow Fund and any other reserves required under the Loan Documents. Operating Expenses shall also include the cost (computed in accordance with GAAP) of any complimentary food, beverages, hotel room and/or other amenities provided to any customers or guests of the Hotel/Casino Property, including, without limitation, under the Casino Component Lease, under the Gaming Management Agreement, under the Liquor Management Agreement and/or under the Resort Management Agreement. Notwithstanding the foregoing, references herein to Operating Expenses that are to be funded from amounts on deposit in the Cash Management Account or from any reserve established hereunder shall refer to actual Operating Expenses incurred by Borrower in lieu of cash Operating Expenses computed in accordance with GAAP.

“Operating Expense Surplus” shall mean, with respect to any Payment Date, the positive difference, if any, between (i) the aggregate amount of the monthly Operating Expenses for the month immediately prior to such Payment Date set forth in the Approved Annual Budget then in effect less (ii) the amount requested in the Operating Expense Request delivered to Lender for the month immediately prior to such Payment Date.

“Operating Permits” shall have the meaning set forth in Section 4.1.22 hereof.

“Option Agreement” shall have the meaning set forth in the Recitals.

“Original Closing Date” shall mean February 2, 2007

“Other Charges” shall mean all ground rents, maintenance charges, impositions other than Taxes, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining any Property, now or hereafter levied or assessed or imposed against such Property or any part thereof.

“Other Obligations” shall mean (a) the performance of all obligations of each Borrower contained herein; (b) the performance of each obligation of each Borrower contained in any other Loan Document; and (c) the performance of each obligation of each Borrower contained in any renewal, extension, amendment, modification, consolidation, change of, or substitution or replacement for, all or any part of this Agreement, either of the Notes or any other Loan Documents.

“Other Taxes” means any and all stamp or documentary taxes or any other excise or property taxes, or similar governmental charges or levies imposed, enacted or to become effective after the date hereof, arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement. Other Taxes shall not include Excluded Taxes.

“Outstanding Principal Balance” shall mean, as of any date, the outstanding principal balance of the Loan, which shall be comprised of (a) the then outstanding principal balance of Note A (including any and all PIK’d Interest added to such principal balance of Note A from time to time in accordance with the provisions of Section 2.2.1 hereof) (such outstanding principal balance, the “Note A Outstanding Principal Balance”) and (b) the then outstanding principal balance of Note B (including any and all PIK’d Interest added to such principal balance of Note B from time to time in accordance with the provisions of Section 2.2.1 hereof following the payment in full of the Note A Outstanding Principal Balance) (such outstanding principal balance, the “Note B Outstanding Principal Balance”).

“Owned IP” shall have the meaning set forth in Section 4.1.37(b) hereof.

“Participation Agreement” shall have the meaning set forth in Section 10.25(a) hereof.

“Payment Date” shall mean the first (1st) day of each calendar month during the term of the Loan or, if such day is not a Business Day, the immediately preceding Business Day.

“Permitted Adjacent/Café Uses” shall have the meaning set forth in Section 4.1.11 hereof.

“Permitted Encumbrances” shall mean, with respect to a Property, collectively (a) the Liens and security interests created by the Loan Documents, (b) all Liens and security interests created by the Subordinate Mortgage Loan Documents, (c) all Liens, encumbrances and other matters disclosed in the Title Insurance Policy relating to such Property, (d) Liens, if any, for Taxes imposed by any Governmental Authority not yet delinquent, (e) such other title and survey exceptions, documents, agreements or instruments as Lender has approved or may approve in writing in Lender’s reasonable discretion, (f) easements, restrictions, covenants and/or reservations which are necessary for the operation of such Property that do not and would not have a material adverse effect on (i) the business operations, economic performance, assets, financial condition, equity, contingent liabilities, material agreements or results of operations of any Borrower, Guarantor or any Property or (ii) the value of, or cash flow from, any Property, (g) zoning restrictions and/or laws affecting such Property that do not and would not have a material adverse effect on (i) the business operations, economic performance, assets, financial condition, equity, contingent liabilities, material agreements or results of operations of any Borrower, Guarantor or any Property or (ii) the value of, or cash flow from, any Property, (h) the Liens securing any Existing FF&E Leases and/or any Permitted Future FF&E Leases, and (i) any other Liens which are being duly contested in accordance with the provisions of Section 5.1.1 or 5.1.2 hereof or Section 3.6(b) of the Mortgage, but only for so long as such contest shall be permitted pursuant to said Section 5.1.1 or 5.1.2 hereof or Section 3.6(b) of the Mortgage, as applicable.

“Permitted Gaming Expenses” shall mean all costs and expenses incurred, or payments or refunds to be made, in connection with the operation of the Casino Component in compliance with the Casino Component Lease and all applicable Gaming Laws.

“Permitted Investments” shall have the meaning set forth in the Cash Management Agreement.

“Permitted IP Encumbrances” shall mean, with respect to the IP, collectively (a) the Liens and security interests created by the Loan Documents and the Subordinate Mortgage Loan Documents, (b) such other Liens or security interests as Lender may approve in writing in Lender’s sole discretion, (c) the Liens on the IP set forth on Schedule VIII hereto, which were extinguished on or prior to the Closing Date, and (d) any other IP Agreements permitted under this Agreement.

“Permitted Variance” shall mean, with respect to any individual monthly Operating Expense Request, that actual incurred Operating Expenses for such month may exceed the budgeted Operating Expenses set forth in the then Approved Annual Budget for such month by an amount not to exceed five percent (5%), on an aggregate basis. No Permitted Variance shall carry forward or be applicable to any subsequent month or Operating Expense Request.

“Person” shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Personal Property” shall have the meaning set forth in the granting clause of the Mortgage with respect to each Property.

“Physical Conditions Report” shall mean, with respect to each Property, a report prepared by a company reasonably satisfactory to Lender regarding the physical condition of such Property, reasonably satisfactory in form and substance to Lender.

“PIK Condition” shall mean, as of any Payment Date that (i) all amounts then on deposit in the Cash Management Account shall have been fully disbursed to pay amounts permitted under Section 2.6.2(b)(i)-(ix), and all such payments are in accordance with the then Approved Annual Budget or otherwise approved by Lender (to the extent applicable), (ii) Lender has determined that the amounts then on deposit in the Seasonality Reserve Account are acceptable and has not elected to terminate or reduce the Seasonality Reserve, and (iii) Lender has determined that there is no overfunding or surplus then on deposit in the Tax and Insurance Escrow Fund or the Replacement Reserve Fund.

“PIK’d Interest” shall mean, subject to compliance with Section 2.2.1 hereof and satisfaction of the PIK Condition, as of any Payment Date the positive difference, if any, obtained by subtracting the Cash Flow Available for Debt Service from the Current Interest Payment.

“Pink Taco IP” shall have the meaning set forth in Section 4.1.37(b) hereof.

“Pink Taco License” shall have the meaning set forth in Section 4.1.37(b) hereof.

“Policies” shall have the meaning specified in Section 6.1(b) hereof.

“Prescribed Laws” shall mean, collectively, (a) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (The USA PATRIOT Act), (b) Executive Order No. 13224 on Terrorist

Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism, (c) the International Emergency Economic Power Act, 50 U.S.C. §1701 et. seq., and (d) all other Legal Requirements relating to money laundering or terrorism.

“Prime Rate” shall mean the annual rate of interest publicly announced by Citibank, N.A. in New York, New York, as its base rate, as such rate shall change from time to time. If Citibank, N.A. ceases to announce a base rate, Prime Rate shall mean the rate of interest published in The Wall Street Journal from time to time as the “Prime Rate”. If more than one “Prime Rate” is published in The Wall Street Journal for a day, the average of such “Prime Rates” shall be used, and such average shall be rounded up to the nearest one-hundredth (100th) of one percent (1%). If The Wall Street Journal ceases to publish the “Prime Rate”, Lender shall select an equivalent publication that publishes such “Prime Rate”, and if such “Prime Rates” are no longer generally published or are limited, regulated or administered by a governmental or quasigovernmental body, then Lender shall select a comparable interest rate index.

“Prime Rate Loan” shall mean the Loan at such time as interest thereon accrues at a rate of interest based upon the Prime Rate.

“Prime Rate Spread” shall mean the difference (expressed as the number of basis points) between (a) LIBOR plus the LIBOR Spread, on the date LIBOR was last applicable to the Loan and (b) the Prime Rate on the date that LIBOR was last applicable to the Loan; provided, however, in no event shall such difference be a negative number.

“Property” and “Properties” shall mean, individually and collectively, each and every one of the Hotel/Casino Property, the Café Property and the Adjacent Property that, as of any particular date, is subject to the terms of this Agreement, the Mortgage and the other Loan Documents.

“Provided Information” shall mean any and all financial and other information prepared and provided by any Borrower, Resort Manager, Gaming Operator or Liquor Manager, BREF HR or Guarantor or under the supervision or control of any Borrower, Resort Manager, Gaming Operator or Liquor Manager, BREF HR or Guarantor (but excluding third party independent reports) with respect to one or more of the Properties, the IP, any Borrower, any First Mezzanine Borrower, any Second Mezzanine Borrower, Resort Manager, Gaming Operator or Liquor Manager, BREF HR and/or Guarantor.

“Qualified Gaming Operator” shall mean (a) WGH, (b) from and after receipt of a Gaming License, and subject to delivery of an Additional Insolvency Opinion as described in clause (iii) below, any wholly owned subsidiary of BREF Stellar or (c) a reputable and experienced gaming operator (which may be an Affiliate of any Borrower) possessing experience in supervising, operating and managing gaming activities at properties similar in size, scope, use and value as the Hotel/Casino Property, provided, that with respect to any Person under any of the foregoing clauses (a), (b) or (c), such Person shall have, at all times during its engagement as Gaming Operator, all required approvals and licenses from all applicable Governmental Authorities, including, without limitation, all Gaming Authorities, and provided, further, that with respect to the foregoing clause (c): (i) such Person shall be acceptable to Lender in its sole discretion and such Person shall agree to operate the gaming operations at the Hotel/Casino Property pursuant to one or more similar written leases and/or management agreements previously approved by Lender in its reasonable discretion (including, by way of example but without limitation, a new lease and/or sublease and related recognition agreement), and subject to compliance with the Gaming Laws, (ii) after a Securitization has occurred, Borrowers shall have obtained prior written confirmation from the applicable Rating Agencies that the supervision, operation and management of the gaming activities at the Hotel/Casino Property by such Person will not cause a downgrade, withdrawal or qualification of the then current ratings of the Securities or any class thereof, and (iii) if such Person is an Affiliate of any Borrower, (A) if such Affiliate was covered in the Insolvency Opinion or in any subsequent Additional Insolvency Opinion, Borrowers shall have obtained and delivered to Lender an update of such Insolvency Opinion or Additional Insolvency Opinion, as applicable, which addresses the new relationship between such Affiliate and Borrowers, or (B) if such Affiliate was not covered in the Insolvency Opinion or in any subsequent Additional Insolvency Opinion, Borrowers shall have obtained and delivered to Lender an Additional Insolvency Opinion with respect to such Affiliate and Borrowers.

“Qualified Liquor Manager” shall mean either (a) WGH, (b) from and after receipt of a liquor license, and subject to delivery of an Additional Insolvency Opinion as described in clause (B) below, any wholly owned subsidiary of BREF Stellar or (c) in the sole judgment of Lender, a reputable and experienced liquor management organization (which may be an Affiliate of any Borrower) possessing experience in managing all or substantially all alcoholic beverage services at properties similar in size, scope, use and value as the Hotel/Casino Property, provided, that (i) any Person referred to in the foregoing clause (a) through (c) shall have, at all times during its engagement as the Liquor Manager, all Governmental Approvals necessary to provide all alcoholic beverage services at the Hotel/Casino Property, and (ii) with respect to clause (c) above such Person shall be acceptable to Lender in its sole discretion and such person shall agree to operate all alcoholic beverage services at the Hotel/Casino Property pursuant to a written agreement previously approved by Lender in its reasonable discretion and, (A) after a Securitization has occurred, Borrowers shall have obtained prior written confirmation from the applicable Rating Agencies that management of all alcoholic beverage services at the Hotel/Casino Property by such Person will not cause a downgrade, withdrawal or qualification of the then current ratings of the Securities or any class thereof, and (B) if such Person is an Affiliate of any Borrower, (1) if such Affiliate was covered in the Insolvency Opinion or in any subsequent Additional Insolvency Opinion, Borrowers shall have obtained and delivered to Lender an update of such Insolvency Opinion or Additional Insolvency Opinion, as applicable, which addresses the new relationship between such Affiliate and Borrowers, or (2) if such Affiliate was not covered in the Insolvency Opinion or in any subsequent Additional Insolvency Opinion, Borrowers shall have obtained and delivered to Lender an Additional Insolvency Opinion with respect to such Affiliate and Borrowers.

“Qualified Resort Manager” shall mean either (a) WGH, or (b) in the sole judgment of Lender, a reputable and experienced property management organization (which may be an Affiliate of any Borrower or Guarantor) possessing experience in managing properties similar in size, scope, use and value as the applicable Property, provided, that with respect to clause (b) above such Person shall be acceptable to Lender in its sole discretion and such person shall agree to operate all alcoholic beverage services at the Hotel/Casino Property pursuant to a written agreement previously approved by Lender in its reasonable discretion and, (A) after a Securitization has occurred, Borrowers shall have obtained prior written confirmation from the applicable Rating Agencies that management of the applicable Property by such Person will not cause a downgrade, withdrawal or qualification of the then current ratings of the Securities or any class thereof, and (B) if such Person is an Affiliate of any Borrower, (1) if such Affiliate was covered in the Insolvency Opinion or in any subsequent Additional Insolvency Opinion, Borrowers shall have obtained and delivered to Lender an update of such Insolvency Opinion or Additional Insolvency Opinion, as applicable, which addresses the new relationship between such Affiliate and Borrowers, or (2) if such Affiliate was not covered in the Insolvency Opinion or in any subsequent Additional Insolvency Opinion, Borrowers shall have obtained and delivered to Lender an Additional Insolvency Opinion with respect to such Affiliate and Borrowers.

“Rank” shall have the meaning set forth in Section 4.1.37(b) hereof.

“Rank IP” shall have the meaning set forth in Section 4.1.37(b) hereof.

“Rank License” shall have the meaning set forth in Section 4.1.37(b) hereof.

“Rating Agencies” shall mean, prior to the final Securitization of the Loan, each of S&P, Moody’s and Fitch, or any other nationally recognized statistical rating agency which has been designated by Lender and, after the final Securitization of the Loan, shall mean any of the foregoing that have rated any of the Securities.

“Reaffirmation Agreement” shall mean that certain Reaffirmation Agreement, dated as of the date hereof, from Borrowers in favor of Lender.

“Recovered Funds” any and all funds received by Sponsor or any Affiliate thereof, including, without limitation, any Borrower, that are attributable to (a) any economic enhancement with respect to any financial or other arrangements regarding Sponsor’s or any such Affiliate’s investments with respect to the Properties, (b) funds recovered from any Existing Guarantor or any Affiliate thereof with respect to the Loan, the Subordinate Mortgage Loan, the First Mezzanine Loan and/or the Second Mezzanine Loan or (c) funds relating to any judgment or settlement of any dispute involving the Properties.

“Repayment/Prepayment Payment Priorities” shall have the meaning set forth in Section 2.4.1 hereof.

“Re-Dating” shall have the meaning set forth in Section 9.2 hereof.

“Reduced Acquisition Loan Note” shall have the meaning set forth in the Recitals to this Agreement.

“Register” shall have the meaning set forth in Section 10.26.

“Registered,” with respect to any IP, means any IP issued by, registered with, renewed by or the subject of a pending application before, any Governmental Authority or Internet domain name registrar.

“Regulation AB” shall mean Regulation AB under the Securities Act and the Exchange Act, as such Regulation may be amended from time to time.

“Reimbursement Contribution” shall have the meaning set forth in Section 15.2 hereof.

“Related Loan” shall mean a loan to an Affiliate of any Borrower or secured by a Related Property, that is included in a Securitization with the Loan or any Component.

“Related Property” shall mean a parcel of real property, together with improvements thereon and personal property related thereto, that is “related” within the meaning of the definition of Significant Obligor, to any Property.

“Rents” shall mean, with respect to each Property, all rents (including, without limitation, percentage rents), rent equivalents, moneys payable as damages (including payments by reason of the rejection of a Lease in a Bankruptcy Action) or in lieu of rent or rent equivalents, royalties (including, without limitation, all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues (including liquor revenues), deposits (including, without limitation, security deposits, utility deposits and deposits for rental of rooms, but excluding deposits for rental of banquet space or business or conference meeting rooms), accounts, cash, issues, profits, charges for services rendered, all other amounts payable as rent under any Lease or other agreement relating to any Property (including without limitation the Liquor Management Agreement or Replacement Liquor Management Agreement, the Casino Component Lease, the Employee Lease and any future gaming lease or sublease), and other payments and consideration of whatever form or nature received by or paid to or for the account of or benefit of any Borrower, Resort Manager, Liquor Manager or any of their respective agents or employees from any and all sources arising from or attributable to any Property and/or the Improvements thereon, and proceeds, if any, from business interruption or other loss of income insurance, including, without limitation, all hotel receipts, revenues and net credit card receipts collected from guest rooms, restaurants, bars, meeting rooms, banquet rooms and recreational facilities, revenues from telephone services, internet services, laundry services and television, all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of any Property or rendering of services by any Borrower or any operator or manager of the hotel or the commercial space located in any of the Improvements or acquired from others (including, without limitation, from the rental of any office space, retail space, guest rooms or other space, halls, stores, and offices, and deposits securing reservations of such space), net license, lease, sublease and net concession fees and rentals, health club membership fees, food and beverage wholesale and retail sales, service charges and vending machine sales.

“Replacement Collateral Assignment of Interest Rate Cap” shall mean any collateral assignment of Interest Rate Cap Agreement executed by Borrowers for the benefit of Lender in connection with any Replacement Interest Rate Cap Agreement, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Replacement Gaming Management Agreement” shall mean, collectively, (a) either (i) a management agreement with a Qualified Gaming Operator substantially in the same form and substance as the Gaming Management Agreement being replaced, or (ii) a management agreement with a Qualified Gaming Operator, which management agreement shall be satisfactory to Lender in its sole discretion, provided, with respect to this subclause (ii), after the occurrence of a Securitization, Lender, at its option, may require that Borrowers obtain confirmation from the applicable Rating Agencies that such management agreement will not cause a downgrade, withdrawal or qualification of the then current rating of the Securities or any class thereof; and (b) an assignment of management agreement and subordination of management fees substantially in the form then used by Lender (or such other form and substance reasonably acceptable to Lender), executed and delivered to Lender by Borrowers and such Qualified Gaming Operator at Borrowers’ expense.

“Replacement Interest Rate Cap Agreement” shall mean an interest rate cap agreement from an Acceptable Counterparty with terms substantially identical to the Interest Rate Cap Agreement except that the same shall be either (i) delivered in connection with replacement of the Interest Rate Cap Agreement following a downgrade of the long-term unsecured debt rating of the Counterparty or (ii) delivered as required pursuant to Section 2.2.7(f).

“Replacement Liquor Management Agreement” shall mean, collectively, (a) either (i) a management agreement with a Qualified Liquor Manager substantially in the same form and substance as the Liquor Management Agreement being replaced, or (ii) a liquor management agreement with a Qualified Liquor Manager, which liquor management agreement shall be acceptable to Lender in its sole discretion, provided, with respect to this subclause (ii), after the occurrence of a Securitization, Lender, at its option, may require that Borrowers obtain confirmation from the applicable Rating Agencies that such liquor management agreement will not cause a downgrade, withdrawal or qualification of the then current rating of the Securities or any class thereof; and (b) an assignment of liquor management agreement and subordination of liquor management fees in a form reasonably acceptable to Lender, executed and delivered to Lender by Borrowers and such Qualified Liquor Manager at Borrowers’ expense.

“Replacement Resort Management Agreement” shall mean, collectively, (a) either (i) a management agreement with a Qualified Resort Manager substantially in the same form and substance as the Resort Management Agreement being replaced, or (ii) a management agreement with a Qualified Resort Manager, which management agreement shall be to Lender in its sole discretion, provided, with respect to this subclause (ii), after the occurrence of a Securitization, Lender, at its option, may require that Borrowers obtain confirmation from the applicable Rating Agencies that such management agreement will not cause a downgrade, withdrawal or qualification of the then current rating of the Securities or any class thereof; and (b) an assignment of management agreement and subordination of management fees substantially in the form then used by Lender (or such other form and substance reasonably acceptable to Lender), executed and delivered to Lender by Borrowers and such Qualified Resort Manager at Borrowers’ expense.

“Replacement Reserve Account” shall have the meaning set forth in Section 7.3.1 hereof.

“Replacement Reserve Fund” shall have the meaning set forth in Section 7.3.1 hereof.

“Replacements” shall have the meaning set forth in Section 7.3.1 hereof.

“Reserve Funds” shall mean, collectively, the Tax and Insurance Escrow Fund, the Replacement Reserve Fund, the Working Capital Reserve Fund, the Seasonality Reserve Fund and any other escrow fund established pursuant to the Loan Documents.

“Resort Management Agreement” shall have the meaning set forth in the Recitals hereto.

“Resort Manager” shall mean WGH or, if the context requires, a Qualified Resort Manager who is managing any of the Properties.

“Restoration” shall mean the repair and restoration of a Property after a Casualty or Condemnation as nearly as possible to the condition such Property was in immediately prior to such Casualty or Condemnation, with such alterations as may be reasonably approved by Lender to the extent required hereunder.

“Restoration Threshold” shall mean Ten Million Dollars ($10,000,000.00).

“Restoration Value Threshold” shall mean that (i) in the case of a Condemnation, the Net Proceeds are less than 15% of the then current fair market value of the applicable Property, and (ii) in the case of a Casualty, the Net Proceeds are less than 30% of the then current fair market value of the applicable Property.

“Restricted Party” shall mean, collectively, each Borrower, each First Mezzanine Borrower, each Second Mezzanine Borrower, BREF HR and each Guarantor.

“S&P” shall mean Standard & Poor’s Ratings Group, a division of the McGraw-Hill Companies.

“Sale or Pledge” shall mean a voluntary or involuntary sale, conveyance, assignment, transfer, encumbrance or pledge of, or a grant of option with respect to, a legal or beneficial interest.

“Seasonality Reserve Account” shall have the meaning set forth in Section 7.4 hereof.

“Seasonality Reserve Fund” shall have the meaning set forth in Section 7.4 hereof.

“Second Mezzanine Borrower” and “Second Mezzanine Borrowers” shall mean, individually or collectively, as applicable, HRHH Gaming Junior Mezz, LLC, a Delaware limited liability company, and HRHH JV Junior Mezz, LLC, a Delaware limited liability company, each in its capacity as a borrower under the Second Mezzanine Loan, together with its or their successors or permitted assigns.

“Second Mezzanine Lender” shall mean NRFC WA Holdings, LLC (as successor in interest to Column Financial, Inc.), in its capacity as holder of the Second Mezzanine Loan, its successors and assigns.

“Second Mezzanine Loan” shall mean a loan in the original principal amount of One Hundred Million and No/100 Dollars ($100,000,000.00) made by Second Mezzanine Lender to Second Mezzanine Borrowers and evidenced by the Second Mezzanine Note. As of the date hereof, the outstanding principal balance of the Second Mezzanine Loan is $89,360,408.51.

“Second Mezzanine Note” shall mean that certain Amended and Restated Second Mezzanine Promissory Note dated as of the date hereof between Second Mezzanine Lender and Second Mezzanine Borrowers, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time subject to the terms of the Mezzanine Standstill Agreement.

“Second Mezzanine Loan Outstanding Principal Balance” shall mean, as of any date, the outstanding principal balance of the Second Mezzanine Loan.

“Securities” shall have the meaning set forth in Section 9.1(a) hereof.

“Securities Act” shall have the meaning set forth in Section 9.3 hereof.

“Securitization” shall have the meaning set forth in Section 9.1(a) hereof.

“Servicer” shall have the meaning set forth in Section 9.7 hereof.

“Servicing Agreement” shall have the meaning set forth in Section 9.7 hereof.

“Settlement Agreement” shall mean that certain Agreement to Transfer in Lieu of Foreclosure and Settlement Agreement dated as of the date hereof among Borrowers, First Mezzanine Borrowers, Second Mezzanine Borrowers, Hard Rock Hotel, Inc., Hard Rock Hotel Holdings, LLC, Existing Guarantors, Morgans Hotel Group Management LLC, HRHH JV Junior Mezz Two, LLC, HRHH Gaming Junior Mezz Two, LLC, Second Mezzanine Lender, First Mezzanine Lender, BREF HR, BREF Stellar and Lender.

“Severed Loan Documents” shall have the meaning set forth in Section 8.2(c) hereof.

“Significant Obligor” shall have the meaning set forth in Item 1101(k) of Regulation AB under the Securities Act.

“Special Purpose Entity” shall mean a limited partnership or limited liability company that since the date of its formation and at all times on and after the date thereof, has complied with and shall at all times comply with the following requirements:

(a) was, is and will be organized solely for the purpose of (i)(A) acquiring, developing, constructing, owning, holding, selling, leasing, transferring, exchanging, managing and operating one of the Properties or the IP and incidental personal and intangible property related thereto, (B) with respect to Adjacent Borrower, owning all of the membership interests in one or more Subsidiary Transferees, (C) operating the gaming and/or liquor operations at the Hotel/Casino Property and owning incidental personal and intangible property related thereto, (D) entering into the Loan Documents (as and when executed), including any predecessor loan agreement and documents related thereto, (E) refinancing its Property or the IP in connection with repayment of the Loan, and/or (F) transacting lawful business that is incident, necessary and appropriate to accomplish any of the foregoing; or (ii) acting as a general partner of the limited partnership that owns one of the Properties or the IP or that acts as the gaming operator and/or liquor manager at the Hotel/Casino Property or acting as managing member of the limited liability company that owns one of the Properties or the IP or that acts as the gaming operator and/or liquor manager at the Hotel/Casino Property;

(b) has not been and is not engaged in, and will not engage in, any business unrelated to (i)(A) the construction, financing, acquisition, development, ownership, management or operation of one of the Properties or the IP and incidental personal and intangible property related thereto, (B) with respect to Adjacent Borrower, owning all of the membership interests in one or more Subsidiary Transferees, or (C) operating the gaming operations and/or liquor operations at the Hotel/Casino Property and owning incidental personal and intangible property related thereto, (ii) acting as general partner of the limited partnership that owns one of the Properties or the IP or that acts as the gaming operator and/or liquor manager at the Hotel/Casino Property, or (ii) acting as managing member of the limited liability company that owns one of the Properties or the IP or that acts as the gaming operator and/or liquor manager at the Hotel/Casino Property;

(c) has not had, does not have and will not have any assets other than those related to one of the Properties or the IP or the gaming and/or liquor operations at the Hotel/Casino Property or, with respect to Adjacent Borrower, the membership interests in one or more Subsidiary Transferees, or, if such entity is a general partner in a limited partnership, its general partnership interest in the limited partnership that owns one of the Properties or the IP or that acts as the gaming operator and/or liquor manager at the Hotel/Casino Property, or, if such entity is a managing member of a limited liability company, its membership interest in the limited liability company that owns one of the Properties or the IP or that acts as the gaming operator and/or liquor manager at the Hotel/Casino Property;

(d) has not engaged, sought or consented to, and to the fullest extent permitted by law, will not engage in, seek or consent to, any: (i) dissolution, winding up, liquidation, consolidation, merger or sale of all or substantially all of its assets outside of its ordinary course of business and other than as expressly permitted in this Agreement; (ii) other than as expressly permitted in this Agreement, transfer of partnership or membership interests (if such entity is a general partner in a limited partnership or a managing member in a limited liability company); or (iii) amendment of its limited partnership agreement, articles of organization, certificate of formation or operating agreement (as applicable) with respect to the matters set forth in this definition unless Lender issues its prior written consent, which consent shall not be unreasonably withheld, and, after the occurrence of a Securitization, the confirmation in writing from the applicable Rating Agencies that such amendment will not, in and of itself, result in a downgrade, withdrawal or qualification of the then current ratings assigned to any Securities or any class thereof in connection with any Securitization;

(e) if such entity is a limited partnership, has had, now has, and will have, as its only general partners, Special Purpose Entities that are limited liability companies;

(f) if such entity is a limited liability company with more than one member, has had, now has and will have at least one member that is a Special Purpose Entity that is (i) a corporation that has at least two (2) Independent Directors that will not cause or allow the taking of any Material Action with respect to the limited liability company or its subsidiary(ies) without the unanimous consent of each Independent Director or (ii) a limited liability company that has at least two (2) Independent Managers that will not cause or allow the taking of any Material Action with respect to the limited liability company or its subsidiary(ies) without the unanimous consent of each Independent Manager and that, in either instance, owns at least one-tenth of one percent (.10%) of the equity of the limited liability company;

(g) if such entity is a limited liability company with only one member, has been, now is, and will be, a limited liability company organized in the State of Delaware (or, with respect to Gaming Borrower, in the State of Nevada) (i) that has as its only member a non-managing member; (ii) that has at least two (2) Independent Managers and has not caused or allowed and will not cause or allow the taking of any “Material Action” (as defined in such entity’s operating agreement) without the unanimous affirmative vote of one hundred percent (100%) of the member and such entity’s two (2) Independent Managers; (iii) that has at least one (1) springing member (or two (2) springing members if such springing members are natural persons who will replace a member of such entity seriatim not simultaneously) that will become a member of such entity upon the occurrence of an event causing the member to cease to be a member of such limited liability company; and (iv) whose membership interests constitute and will constitute “certificated securities”(as defined in the Uniform Commercial Code of the States of New York and Delaware);

(h) if such entity is (i) a limited liability company, has had, now has and will have an operating agreement, or (ii) a limited partnership, has had, now has and will have a limited partnership agreement, that, in each case, provides that such entity will not: (A) to the fullest extent permitted by law, take any actions described in Subsection (d)(i) above; (B) engage in any other business activity, or amend its organizational documents with respect to the matters set forth in this definition, in each instance, without the prior written consent of Lender, which consent shall not be unreasonably withheld, and, after the occurrence of a Securitization, confirmation in writing from the applicable Rating Agencies that engaging in such other business activity or such amendment, as applicable, will not, in and of itself, result in a downgrade, withdrawal or qualification of the then current ratings assigned to any Securities or any class thereof in connection with any Securitization; or (C) without the affirmative vote of two (2) Independent Managers and of all the partners or members of such entity, as applicable (or the vote of two (2) Independent Managers of its general partner or managing member, if applicable), file a bankruptcy or insolvency petition or otherwise institute (solicit or cause to be solicited petitioning creditors for) insolvency proceedings with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest;

(i) has been, is and will remain solvent and has paid and will pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same have or shall become due, and has maintained, is maintaining and will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; provided, however, this provision shall not require the equity owner(s) of such entity to make any additional capital contributions;

and provided further that in the event a Funding Borrower makes any Contribution to any other Borrower by paying any of the debts and liabilities of such other Borrower such Contribution shall not in and of itself be deemed to violate the provisions of this clause (i) and shall entitle such Funding Borrower to the benefits set forth in Article XV of this Agreement;

(j) has not failed and will not fail to correct any known misunderstanding regarding the separate identity of such entity;

(k) other than as and to the extent provided in the Cash Management Agreement with respect to one or more other Borrowers, has maintained and will maintain its accounts, books and records separate from any other Person (except other Borrowers) and has filed and will file its own tax returns, except to the extent that it has been or is (i) required to file consolidated tax returns by law; or (ii) treated as a “disregarded entity” for tax purposes and is not required to file tax returns under applicable law;

(l) has maintained and will maintain its own (except with other Borrowers) records, books, resolutions (if any) and agreements;

(m) other than as and to the extent provided in the Cash Management Agreement with respect to one or more other Borrowers, (i) has not commingled and will not commingle its funds or assets with those of any other Person; and (ii) has not participated and will not participate in any cash management system with any other Person;

(n) has held and will hold its assets in its own name;

(o) has conducted and will conduct its business in its name or in a name franchised or licensed to it by an entity other than an Affiliate of any Borrower;

(p) has maintained and will maintain its financial statements, accounting records and other entity documents separate from any other Person and has not permitted and will not permit its assets to be listed as assets on the financial statement of any other entity except as required by GAAP (or such other accounting basis acceptable to Lender); provided, however, that a Borrower’s assets may be included in a consolidated financial statement of its Affiliate, provided, that (i) an appropriate notation shall be made on such consolidated financial statements to indicate its separateness from such Affiliate and to indicate that its assets and credit are not available to satisfy the debts and other obligations of such Affiliate or of any other Person and (ii) such assets shall also be listed on such Special Purpose Entity’s own separate balance sheet;

(q) has paid and will pay its own liabilities and expenses, including the salaries of its own employees (if any), out of its own funds and assets, and has maintained and will maintain, or will enter into a contract with an Affiliate to maintain, which contract shall be reasonably satisfactory to Lender in form and substance and shall be subject to the requirements of clause (dd) below, a sufficient number of employees (if any) in light of its contemplated business operations; provided, however, this provision shall not require the equity owner(s) of such entity to make any additional capital contributions; and provided further that in the event any Funding Borrower makes any Contribution to any Borrower by paying any of the liabilities and expenses of such other Borrower such Contribution shall not in and of itself be deemed to violate the provisions of this clause (q) and shall entitle such Funding Borrower to the benefits set forth in Article XV of this Agreement;

(r) has observed and will observe all Delaware or Nevada, as applicable, partnership or limited liability company formalities, as applicable;

(s) has not incurred and will not incur any Indebtedness other than (i) the Debt, Taxes and Other Charges, (ii) the Subordinate Mortgage Loan, and (iii) unsecured trade payables and operational debt not evidenced by a note and in an aggregate amount not exceeding two percent (2%) of the then Outstanding Principal Balance (not including any trade payables in an amount not to exceed $200,000 that are the subject of a good faith dispute by a Borrower, in appropriate proceedings therefor, and for which adequate reserves have been established by such Borrower); provided that any Indebtedness incurred pursuant to subclause (iii) shall be (A) paid within sixty (60) days of the date incurred (other than attorneys’ and other professional fees) and (B) incurred in the ordinary course of business, (iv) the FF&E, capital and equipment leases shown on Schedule II attached hereto and made a part hereof, provided, that amounts due thereunder shall be paid within sixty (60) days of the date when due (collectively, the “Existing FF&E Leases”), (v) any FF&E, capital and equipment leases hereinafter entered into in connection with any of the Properties in the ordinary course of business, provided that the aggregate principal amount payable thereunder (which aggregate principal amount shall include at all times while the same are outstanding the aggregate principal amount payable under the Existing FF&E Leases) does not exceed $13,500,000 and shall be paid within sixty (60) days of the date when due (any such leases, collectively, the “Permitted FF&E Leases”) (it being agreed, however, that with respect to any FF&E, capital or equipment lease entered into prior to, on or after the date hereof, in which the value of the property leased (as of the date of such lease as reasonably determined by Lender) is equal to or in excess of $500,000, Borrower shall (1) deliver to Lender a subordination, non-disturbance and attornment agreement reasonably acceptable to Lender simultaneous with, and as a condition to, the execution of any such lease, in the event of any such lease which is entered into on or after the date hereof or (2) use good faith efforts to deliver to Lender on or prior to the date which is sixty (60) days after the date hereof, a subordination, non-disturbance and attornment agreement reasonably acceptable to Lender in connection with any such lease entered into prior to the date hereof), and (vi) any Letters of Credit required or permitted to be furnished hereunder or any reimbursement obligation with respect thereto;

(t) except as contemplated under Article XV with respect to any other Borrower, has not assumed or guaranteed or become obligated for, and will not assume or guarantee or become obligated for, the debts of any other Person and has not held out and will not hold out its credit or assets as being available to satisfy the obligations of any other Person except as permitted pursuant to this Agreement; except, if such entity is a general partner of a limited partnership, in such entity’s capacity as general partner of such limited partnership;

(u) has not acquired and will not acquire obligations or securities of its partners, members or shareholders or any other Affiliate except with respect to the ownership of the limited liability company interests or partnership interests (as applicable) of the Special Purpose Entities as shown on the organizational chart attached to this Agreement as Schedule III;

(v) has allocated and will allocate fairly and reasonably any overhead expenses that are shared with any Affiliate, including, but not limited to, paying for shared office space and services performed by any employee of an Affiliate; provided, however, in the event any Funding Borrower makes any Contribution to any other Borrower by paying any such overhead expenses of any other Borrower such Contribution shall not in and of itself be deemed to violate the provisions of this clause (v) and shall entitle such Funding Borrower to the benefits set forth in Article XV of this Agreement;

(w) has maintained and used, now maintains and uses and will maintain and use separate invoices and checks bearing its name. The invoices and checks utilized by the Special Purpose Entity or utilized to collect its funds or pay its expenses have borne and shall bear its own name and have not borne and shall not bear the name of any other entity unless such entity is clearly designated as being the Special Purpose Entity’s agent;

(x) except as provided in the Loan Documents and the Subordinate Mortgage Loan Documents, as applicable, has not pledged and will not pledge its assets to secure the obligations of any other Person;

(y) has held itself out and identified itself and will hold itself out and identify itself as a separate and distinct entity under its own name or in a name franchised or licensed to it by an entity other than an Affiliate of any Borrower and not as a division or department of any other Person, except for services rendered under a business management services agreement with an Affiliate that complies with the terms contained in Subsection (dd) below, so long as the manager, or equivalent thereof, under such business management services agreement holds itself out as an agent of such Borrower;

(z) except as and to the extent provided in the Cash Management Agreement, has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(aa) has not made and will not make loans to, or own or acquire any stock or securities of, any Person or hold evidence of indebtedness issued by any other Person (other than cash and investment grade securities issued by an entity that is not an Affiliate of or subject to common ownership with such entity);

(bb) has not identified and will not identify its partners, members or shareholders, or any Affiliate of any of them, as a division or department of it, and has not identified itself and shall not identify itself as a division of any other Person;

(cc) except for capital contributions and capital distributions expressly permitted under the terms and conditions of its organizational documents and properly reflected in its books and records, has not entered into or been a party to and will not enter into or be a party to, any transaction with its partners, members, shareholders or Affiliates except in the ordinary course of its business and on terms which are commercially reasonable and are no less favorable to it than would be obtained in a comparable arm’s length transaction with an unrelated third party;

(dd) except with respect to any indemnity provided to the Independent Managers (it being acknowledged and agreed that any such indemnification obligations as may be owed to the

Independent Managers shall be expressly subject and subordinated to the payment in full of the Loan), has not had and will not have any obligation to indemnify, and has not indemnified and will not indemnify, its partners, officers, directors or members, as the case may be, unless such an obligation was and is fully subordinated to the Debt and will not constitute a claim against it in the event that cash flow in excess of the amount required to pay the Debt is insufficient to pay such obligation;

(ee) does not and will not have any of its obligations guaranteed by any Affiliate except for Guarantors pursuant to the Non-Recourse Guaranty; provided, that if such entity is a limited partnership, such entity’s general partner will be generally liable for its obligations;

(ff) has complied and will comply with all of the terms and provisions contained in its organizational documents since its formation;

(gg) has not and will not form, acquire or hold any subsidiary or own any equity interest in any other entity except that Adjacent Borrower may own one or more Subsidiary Transferees; and

(hh) has no material contingent or actual obligations not related to its purpose set forth in subparagraph (a) of this definition of Special Purpose Entity.

“Sponsor” shall have the meaning set forth in the Recitals hereto.

“State” shall mean the State of Nevada.

“Strike Price” shall mean a rate of LIBOR plus one percent (1%).

“Subordinate Mortgage” shall have the meaning set forth in the recitals of this Agreement.

“Subordinate Mortgage Lender” shall have the meaning set forth in the recitals of this Agreement.

“Subordinate Mortgage Loan” shall have the meaning set forth in the recitals of this Agreement.

“Subordinate Mortgage Loan Documents” shall mean the documents executed in connection with the Subordinate Mortgage Loan.

“Subordinate Mortgage Loan Outstanding Principal Balance” shall mean, as of any date, the outstanding principal balance of the Subordinate Mortgage Loan but specifically excluding any accrued and unpaid interest thereon.

“Subordinate Mortgage Note” shall have the meaning set forth in the recitals of this Agreement.

“Subsidiary Transferee” shall mean a Special Purpose Entity that is a wholly-owned, Delaware limited liability company subsidiary of Adjacent Borrower, the organizational documentation with respect to which shall be reasonably satisfactory to Lender formed solely for the purpose of holding portions of real property which is adjacent to the Property.

“Supplemental Interest” shall have the meaning set forth in Section 2.2.8(a) hereof.

“Survey” shall mean a current survey of each of the Properties, certified to the Title Company and Lender and their successors and assigns, in form and content reasonably satisfactory to Lender.

“Tax and Insurance Escrow Fund” shall have the meaning set forth in Section 7.2 hereof.

“Taxes” shall mean all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against any Property or part thereof, together with all interest and penalties thereon.

“Terrorism Cap” shall have the meaning set forth in Section 6.1(a)(x) hereof.

“Terrorism Insurance” shall have the meaning set forth in Section 6.1(a)(x) hereof.

“Title Company” shall mean First American Title Insurance Company, or any successor title company reasonably acceptable to Lender and licensed to issue title insurance in the State of Nevada.

“Title Insurance Policy” shall mean one or more ALTA mortgagee title insurance policies in a form reasonably acceptable to Lender (or, if the Properties are in a State which does not permit the issuance of such ALTA policy, such form as shall be permitted in such State and reasonably acceptable to Lender) issued with respect to the Properties and insuring the lien of the Mortgage as against such Properties, together with any endorsements thereto issued since the Original Closing Date or from time to time in accordance with the terms hereof.

“Transfer” shall have the meaning set forth in Section 5.2.10(a) hereof.

“Transfer Restricted Party” shall mean, collectively, each Borrower, each First Mezzanine Borrower, each Second Mezzanine Borrower, each Constituent Member of each Borrower, BREF HR and each Guarantor.

“Trust” shall have the meaning set forth in Section 10.25(a) hereof.

“Uniform System of Accounts” shall mean the most recent edition of the Uniform System of Accounts for Hotels, as adopted by the American Hotel and Motel Association.

“U.S. Obligations” shall mean non-redeemable securities evidencing an obligation to timely pay principal and/or interest in a full and timely manner that are direct obligations of the United States of America for the payment of which its full faith and credit is pledged.

“WGH” shall have the meaning set forth in the Recitals hereto.

“Working Capital Note” shall mean that certain Revolving Line of Credit Agreement and Promissory Note, dated as of the date hereof, by LVHR in favor of Gaming Borrower.

“Working Capital Account Repayment” shall have the meaning set forth in Section 2.6.1(d) hereof.

“Working Capital Reserve Fund” shall have the meaning set forth in Section 7.1 hereof.

“Working Capital Reserve Account” shall have the meaning set forth in Section 7.1 hereof.

Section 1.2. Principles of Construction.

(a) All references to sections, subsections, clauses, exhibits and schedules are to sections, subsections, clauses, exhibits and schedules in or to this Agreement unless otherwise specified. All uses of the word “including” shall mean “including, without limitation” unless the context shall indicate otherwise. Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All uses in this Agreement of the phrase “any Borrower” shall be deemed to mean “any one or more of the Borrowers including all of the Borrowers”. All uses in this Agreement of the phrase “any Property” or “any of the Properties” shall be deemed to mean “any one or more of the Properties including all of the Properties”. All uses in this Agreement of the phrase “the IP” shall be deemed to mean “all or any part of the IP”. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

(b) Without limiting any other provisions contained herein or in the Mortgage Standstill Agreement or Mezzanine Standstill Agreement, all references herein to terms and/or provisions set forth in any Subordinate Mortgage Loan Document, the First Mezzanine Note or the Second Mezzanine Note, as applicable, shall refer to such documents as in effect on the date hereof (taking into consideration the amendments to such documents being entered into simultaneous with the execution of this Agreement), without regard to any modifications to any Subordinate Mortgage Loan Documents, First Mezzanine Note or Second Mezzanine Note (unless and to the extent such modifications have been expressly consented to by Lender in writing).

ARTICLE II.

GENERAL TERMS

Section 2.1. Loan Status.

2.1.1. Agreement to Lend and Borrow. Subject to and upon the terms and conditions set forth in that certain Loan Agreement dated as of February 2, 2007 by and between Borrowers and Column Financial, Inc. (Lender’s predecessor-in-interest], Lender agreed to make and Borrowers jointly and severally agreed to accept the Loan. As of the date hereof, the Note A Outstanding Principal Balance is $535,492,698.10 and the Note B Outstanding Principal Balance is $ 327,289,590.00. The Loan is fully advanced and Borrowers are not entitled to (i) any additional advances hereunder and (ii) re-borrow any Loan proceeds previously advanced and subsequently or heretofore repaid. Lender did not fund any portion of the Loan from any account holding “plan assets” of one or more plans within the meaning of 29 C.F.R. 2510.3-101. Borrowers used the proceeds of the Original Acquisition Loan to (a) directly or indirectly acquire the Properties and the IP, (b) repay and discharge loans relating, directly or indirectly, to the Properties and/or the IP, (c) make deposits into certain reserve funds, (d) pay costs and expenses incurred in connection with the closing of the Loan, (e) fund the cost of construction of certain improvements to the Properties, and (f) for such other purposes as were reasonably approved by Lender, as set forth on a sources and uses of funds schedule executed on the Original Closing Date.

Section 2.2. Interest Rate.

2.2.1. Interest Generally; Payments. Interest on each Note shall accrue from and after the date hereof to but excluding the Maturity Date. Borrowers shall pay to Lender on each Payment Date the interest accrued on the Loan at the Applicable Interest Rate as in effect for the preceding Interest Period (the “Current Interest Payment”), provided that (x) other than with respect to the payment of accrued interest on the Maturity Date and the payments required under Sections 2.4.2(c) and 2.4.2(d), (y) for so long as the PIK Condition has been satisfied, as determined by Lender in its sole discretion and (z) for so long as no Event of Default has occurred and is continuing hereunder, the Monthly Interest Payment due on the applicable Payment Date shall be equal to the lesser of (A) the Current Interest Payment and (B) Cash Flow Available for Debt Service. In the event that Cash Flow Available for Debt Service is less than the Current Interest Payment, the resulting PIK’d Interest shall be automatically added to and comprise a part of the Note A Outstanding Principal Balance and shall thereafter accrue interest in accordance with the terms of this Section 2.2.1 (provided that in the event the Note A Outstanding Principal Balance has been previously paid in full, the resulting PIK’d Interest shall be automatically added to the Note B and comprise a part of the Note B Outstanding Principal Balance and thereafter accrue interest in accordance with the terms of this Section 2.2.1).

2.2.2. Interest Calculation. Interest on the principal balance of each Note shall be calculated by multiplying (a) the actual number of days elapsed in the period for which the calculation is being made by (b) a daily rate determined in accordance with Section 2.2.3 below and based on a three hundred sixty (360) day year by (c), as applicable, the then Note A Outstanding Principal Balance or the then Note B Outstanding Principal Balance. Supplemental Interest shall be calculated in accordance with Exhibit A.

2.2.3. Determination of Interest Rate.

(a) Intentionally Omitted.

(b) Any change in any Applicable Interest Rate hereunder due to a change in LIBOR shall become effective as of the opening of business on the first day of the applicable Interest Period.

(c) In the event that Lender shall have determined in good faith (which determination shall be conclusive and binding upon Borrowers absent manifest error) that by reason of circumstances affecting the interbank eurodollar market, adequate and reasonable means do not exist for ascertaining LIBOR, then Lender shall forthwith give notice by telephone of such determination, confirmed in writing, to Borrowers at least one (1) Business Day prior to the last day of the related Interest Period. If such notice is given, any related outstanding LIBOR Loan shall be converted, on the first day of the next occurring Interest Period, to a Prime Rate Loan.

(d) If, pursuant to the terms of this Agreement, any portion of the Loan has been converted to a Prime Rate Loan and Lender shall determine in good faith (which determination shall be conclusive and binding upon Borrowers absent manifest error) that the event(s) or circumstance(s) which resulted in such conversion shall no longer be applicable, Lender shall give notice by telephone of such determination, confirmed in writing, to Borrowers at least one (1) Business Day prior to the last day of the related Interest Period. If such notice is given, each related outstanding Prime Rate Loan shall be converted to a LIBOR Loan on the first day of the next occurring Interest Period.

(e) (i) Except as otherwise expressly provided in this Section 2.2.3(e), with respect to a LIBOR Loan, all payments made by Borrowers hereunder shall be made free and clear of, and without reduction for or on account of, any Indemnified Taxes or Other Taxes; provided that if Borrowers shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (A) the sum payable shall be increased as necessary so that after making all such required deductions (including deductions applicable to additional sums payable under this Section 2.2.3) the Servicer or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (B) Borrowers shall make such deductions, and (C) Borrowers shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law. If Lender gives Borrowers written notice that any such amounts are payable by Borrowers, Borrowers shall pay all such amounts to the relevant Governmental Authority in accordance with applicable Legal Requirements by the later of (1) five (5) Business Days after receipt of demand from Lender and (2) their due date, and, as promptly as possible thereafter, such Borrower shall send to Lender an original official receipt, if available, or certified copy thereof showing payment of such Indemnified Taxes or Other Taxes.

(ii) Without duplication of any additional amounts paid pursuant to this Section 2.2.3(e), each Borrower shall indemnify the Servicer and Lender, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Servicer or Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority, provided that, if Borrowers determine that any such Indemnified Taxes or Other Taxes were not correctly or legally imposed or asserted, the Servicer or the Lender, as applicable, shall, upon payment by Borrowers of the full amount of any Indemnified Taxes or Other Taxes, allow Borrowers to contest (and shall cooperate in such contest), the imposition of such tax upon the reasonable request of Borrowers and at Borrowers’ expense; provided, however, that the Servicer or Lender shall not be required to participate in any contest that would, in its reasonable judgment, expose it to a material commercial disadvantage or require it to disclose any information it considers confidential or proprietary. A certificate as to the amount of such payment or liability delivered to Borrowers by a Lender, or by the Servicer on its own behalf or on behalf of a Lender (together with any supporting detail reasonably requested by Borrowers), shall be conclusive, provided that such amounts are determined on a reasonable basis.

(iii) Every Non-U.S. Lender shall deliver to Borrowers (with a copy to the Servicer), at the time or times prescribed by applicable law, or as reasonably requested by Borrowers, such properly completed and executed documentation prescribed by applicable law or reasonably requested by Borrowers as will permit such payments to be made without withholding (except to the extent that such Non-U.S. Lender cannot deliver such documentation as a result of a change in law occurring after the date that such non-U.S. Lender becomes a party to this Agreement. Each Non-U.S. Lender shall deliver to Borrowers and the Servicer (or, in the case of a participant, to the Lender from which the related participation shall have been purchased), on or before the date that such Non-U.S. Lender becomes a party to this Agreement, two (2) properly completed and duly executed copies of U.S. Internal Revenue Service Form W-8BEN, Form W-8IMY, Form W-8EXP or Form W-8ECI, as applicable (or successor forms thereto), reasonably acceptable to Borrowers claiming a complete exemption from U.S. federal withholding tax on all payments by Borrowers under this Agreement. Each Non-U.S. Lender shall promptly provide such forms upon becoming aware of the obsolescence, expiration or invalidity of any form previously delivered by such Non-U.S. Lender (unless it is legally unable to do so as a result of a change in law) and shall promptly notify Borrowers at any time it determines that any previously delivered forms are no longer valid.

(iv) Lender or any successor and/or assign of Lender that is incorporated under the laws of the United States of America or a state thereof agrees that, on or before it becomes a party to this Agreement and from time to time thereafter before the expiration or obsolescence of the previously delivered form, it will deliver to Borrowers a United States Internal Revenue Service Form W-9 or successor applicable form, as the case may be, to establish exemption from United States backup withholding tax. If required by applicable law, Borrowers are hereby authorized to deduct from any payments due to Lender pursuant to Section 2.2.3 hereof the amount of any withholding taxes resulting from Lender’s failure to comply with this Section 2.2.3(e)(iv).

(v) If the Servicer or a Lender determines, in its reasonable discretion, that it has received a refund of or will receive a credit for Indemnified Taxes or Other Taxes with respect to which Borrowers have paid additional amounts pursuant to this Section 2.2.3(e), it shall pay over to Borrowers an amount equal to the additional amounts paid by Borrowers under this Section 2.2.3(e) (with respect to the Indemnified Taxes or Other Taxes giving rise to such refund or credit), net of all out-of-pocket expenses of the Servicer or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that Borrowers, upon the request of the Servicer or such Lender, agrees to repay the amount paid over to Borrowers (plus any interest to the extent accrued from the date such refund is paid over to Borrowers) to the Servicer or such Lender in the event the Servicer or such Lender is required to repay such refund to such Governmental Authority or is unable to claim the credit. This Section 2.2.3(e)(v) shall not be construed to require the Servicer or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to Borrowers or any other Person.

(f) Except as otherwise expressly provided in Section 2.2.3(e) hereof, if any requirement of law or any change therein or in the interpretation or application thereof, shall hereafter make it unlawful for Lender to make or maintain a LIBOR Loan as contemplated hereunder (i) the obligation of Lender hereunder to make a LIBOR Loan or to convert a Prime Rate Loan to a LIBOR Loan shall be canceled forthwith and (ii) any outstanding LIBOR Loan shall be converted automatically to a Prime Rate Loan on the next succeeding Payment Date or within such earlier period as required by law. Borrowers hereby agree promptly to pay Lender, upon demand, any additional amounts necessary to compensate Lender for any actual out-of-pocket costs incurred by Lender in making any conversion in accordance with this Agreement, including, without limitation, any interest or fees payable by Lender to lenders of funds obtained by it in order to make or maintain any LIBOR Loan hereunder; provided that such additional amount is generally charged by Lender to other borrowers with loans similar to the Loan.

(g) Except as otherwise expressly provided in Section 2.2.3(e) hereof, in the event that any change in any requirement of law or in the interpretation or application thereof, or compliance by Lender with any request or directive having the force of law hereafter issued from any central bank or other Governmental Authority:

(i) shall hereafter impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of Lender which is not otherwise included in the determination of LIBOR hereunder;

(ii) shall hereafter have the effect of reducing the rate of return on Lender’s capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration Lender’s policies with respect to capital adequacy) by any material amount; or

(iii) shall hereafter impose on Lender any other condition and the result of any of the foregoing is to increase the actual out-of-pocket cost to Lender of maintaining loans or extensions of credit or to reduce any amount receivable hereunder;

then, in any such case, Borrowers shall promptly pay Lender, upon demand, any additional amounts necessary to compensate Lender for such additional cost or reduced amount receivable; provided that such additional amount is generally charged by Lender to other borrowers with loans similar to the Loan. If Lender becomes entitled to claim any additional amounts pursuant to this Section 2.2.3(g), Lender shall provide Borrowers with not less than ninety (90) days notice specifying in reasonable detail the event by reason of which it has become so entitled and the additional amount required to fully compensate Lender for such additional cost or reduced amount.

(h) Each Borrower agrees to pay to Lender and to hold Lender harmless from any actual out-of-pocket expense which Lender sustains or incurs as a consequence of (i) any default by Borrowers in payment of the principal of or interest on any LIBOR Loan, including, without limitation, any such loss or expense arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain any LIBOR Loan hereunder, (ii) any prepayment (whether voluntary or mandatory) of any LIBOR Loan on a day that (A) is not the Payment Date immediately following the last day of an Interest Period with respect thereto or (B) is the Payment Date immediately following the last day of an Interest Period with respect thereto if Borrowers did not give the prior notice of such prepayment required pursuant to the terms of this Agreement, including, without limitation, such loss or expense arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain any LIBOR Loan hereunder, and (iii) the conversion (for any reason whatsoever, whether voluntary or involuntary) of any Applicable Interest Rate from LIBOR plus the LIBOR Spread to the Prime Rate plus the applicable Prime Rate Spread with respect to any portion of the Note B Outstanding Principal Balance or the Note A Outstanding Principal Balance, as applicable, then bearing interest at LIBOR plus the LIBOR Spread, on a date other than the Payment Date immediately following the last day of an Interest Period, including, without limitation, such actual out-of-pocket expenses arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain any LIBOR Loan hereunder (the amounts referred to in clauses (i), (ii) and (iii) are herein referred to collectively as the “Breakage Costs”); provided, however, that Borrowers shall not indemnify Lender from any loss or expense arising from Lender’s willful misconduct, fraud, illegal acts or gross negligence. No Breakage Costs shall be due or payable if, in connection with any prepayment of the Loan by Borrowers, Borrowers pay interest through the next Payment Date as provided in Section 2.4.1 hereof.

(i) Subject to Section 2.2.3(e) above, Lender shall not be entitled to claim compensation pursuant to this Section 2.2.3 for any Indemnified Taxes or Other Taxes, increased cost or reduction in amounts received or receivable hereunder, or any reduced rate of return, which was incurred or which accrued more than ninety (90) days before the date Lender notified Borrowers in writing of the change in law or other circumstance on which such claim of compensation is based and delivered to Borrowers a written statement setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this Section 2.2.3, which statement, made in good faith, shall be conclusive and binding upon all parties hereto absent manifest error.

2.2.4. Additional Costs. Lender will use reasonable efforts (consistent with legal and regulatory restrictions) to maintain the availability of all LIBOR Loans and to avoid or reduce any increased or additional costs payable by Borrowers under Section 2.2.3 hereof, including, if requested by Borrowers, a transfer or assignment of the Loan to a branch, office or Affiliate of Lender in another jurisdiction, or a re-designation of its lending office with respect to the Loan, in order to maintain the availability of all LIBOR Loans or to avoid or reduce such increased or additional costs, provided that the transfer or assignment or re-designation (a) would not result in any additional costs, expenses or risk to Lender that are not separately agreed to by Borrowers to be reimbursed by Borrowers and (b) would not be disadvantageous in any other material respect to Lender as determined by Lender in its reasonable discretion.

2.2.5. Default Rate. In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the Note A Outstanding Principal Balance and the Note B Outstanding Principal Balance shall each accrue interest at the Default Rate, calculated from the date such payment was due without regard to any grace or cure periods contained herein.

2.2.6. Usury Savings. This Agreement, the Notes and the other Loan Documents are subject to the express condition that at no time shall any Borrower be obligated or required to pay interest on any portion of the Outstanding Principal Balance at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If, by the terms of this Agreement or the other Loan Documents, any Borrower is at any time required or obligated to pay interest on any portion of the Outstanding Principal Balance at a rate in excess of the Maximum Legal Rate, the Applicable Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

2.2.7. Interest Rate Cap Agreement. (a) Prior to or contemporaneously with the date hereof, Borrowers shall have entered into one or more Interest Rate Cap Agreements for each of the Components with a LIBOR strike price equal to the Strike Price calculated as of the Closing Date. Each Interest Rate Cap Agreement (i) shall be in a form and substance reasonably acceptable to Lender, (ii) shall be with an Acceptable Counterparty,

(iii) shall direct such Acceptable Counterparty to deposit directly into the Lockbox Account any amounts due Borrowers under such Interest Rate Cap Agreement so long as any portion of the Debt exists, provided that the Debt shall be deemed to exist even if one or more of the Properties or the IP is transferred by judicial or non-judicial foreclosure or deed-in-lieu thereof, (iv) shall be for an initial period of twelve (12) months from the Closing Date, subject to replacement and extension as required by Section 2.2.7(f) below, and (v) when aggregated with all other Interest Rate Cap Agreements, shall have an initial notional amount equal to the then Outstanding Principal Balance. Borrowers shall collaterally assign to Lender, pursuant to the Collateral Assignments of Interest Rate Caps, all of its right, title and interest to receive any and all payments under all Interest Rate Cap Agreements, and shall deliver to Lender an executed counterpart of such Interest Rate Cap Agreements (which shall, by their respective terms, authorize the assignment to Lender and require that payments be deposited directly into the Lockbox Account).

(b) Borrowers shall comply with all of their obligations under the terms and provisions of each Interest Rate Cap Agreement. All amounts paid by the Counterparty under each Interest Rate Cap Agreement to Borrowers or Lender shall be deposited immediately into the Lockbox Account. Borrowers shall take all actions reasonably requested by Lender to enforce Lender’s rights under each Interest Rate Cap Agreement in the event of a default by the Counterparty and shall not waive, amend or otherwise modify any of its rights thereunder.

(c) In the event of any downgrade of the rating of the Acceptable Counterparty below “A+” by S&P or “A1” by Moody’s, Borrowers shall replace the applicable Interest Rate Cap Agreement(s) with one or more Replacement Interest Rate Cap Agreements not later than ten (10) Business Days following receipt of notice from Lender of such downgrade.

(d) In the event that Borrowers fail to purchase and deliver to Lender any Interest Rate Cap Agreement or fail to maintain each Interest Rate Cap Agreement in accordance with the terms and provisions of this Agreement, after ten (10) Business Days notice to Borrowers and Borrowers’ failure to cure, Lender may purchase the required Interest Rate Cap Agreement(s) and the actual out-of-pocket cost incurred by Lender in purchasing such Interest Rate Cap Agreement(s) shall be paid by Borrowers to Lender with interest thereon at the Default Rate from the date such cost was incurred by Lender until such actual out-of-pocket cost is reimbursed by Borrowers to Lender.

(e) In connection with each Interest Rate Cap Agreement, Borrowers shall obtain and deliver to Lender an opinion from counsel (which counsel may be in-house counsel for the Counterparty) for the Counterparty (upon which Lender and its successors and assigns may rely) which shall provide, in relevant part, that:

(i) the Counterparty is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation and has the organizational power and authority to execute and deliver, and to perform its obligations under, such Interest Rate Cap Agreement;

(ii) the execution and delivery of such Interest Rate Cap Agreement by the Counterparty, and any other agreement which the Counterparty has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been and remain duly authorized by all necessary action and do not contravene any provision of its certificate of incorporation or by-laws (or equivalent organizational documents) or any law, regulation or contractual restriction binding on or affecting it or its property;

(iii) all consents, authorizations and approvals required for the execution and delivery by the Counterparty of such Interest Rate Cap Agreement, and any other agreement which the Counterparty has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been obtained and remain in full force and effect, all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with any governmental authority or regulatory body is required for such execution, delivery or performance; and

(iv) such Interest Rate Cap Agreement, and any other agreement which the Counterparty has executed and delivered pursuant thereto, has been duly executed and delivered by the Counterparty and constitutes the legal, valid and binding obligation of the Counterparty, enforceable against the Counterparty in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(f) If any Interest Rate Cap Agreement is scheduled to mature prior to the Maturity Date (as to any particular Interest Rate Cap Agreement, its “Cap Maturity Date”), Borrowers shall obtain and deliver to Lender not later than three (3) Business Days prior to the applicable Cap Maturity Date, one or more Replacement Interest Rate Cap Agreements from an Acceptable Counterparty, which Replacement Interest Rate Cap Agreements shall (i) be effective commencing on the first calendar day after the Cap Maturity Date such that there is no day which is not fully covered by an Interest Rate Cap Agreement, (ii) have a LIBOR strike price equal to the applicable Strike Price, calculated as of the Determination Date immediately prior to the applicable Cap Maturity Date, (iii) have a term of not less than twelve (12) months and (iv) shall have a notional amount equal to the then Outstanding Principal Balance. Borrowers shall (x) assign to Lender, as collateral for the Loan, pursuant to a Replacement Collateral Assignment of Interest Rate Cap, all of its right, title and interest to receive any and all payments under such Replacement Interest Rate Cap Agreement, and the Counterparty shall execute an acknowledgment to such Replacement Collateral Assignment of Interest Rate Cap agreeing to make deposits directly into the Lockbox Account and (y) obtain and deliver to Lender an opinion from counsel (which counsel may be in-house counsel for the Counterparty) for the Counterparty (upon which Lender and its successors and assigns may rely), which opinion shall comply with Section 2.2.7(e) hereof, and fully executed copies of such Replacement Collateral Assignment of Interest Rate Cap and opinion must be delivered to Lender no later than 5pm (NY time) on the first calendar day after any Cap Maturity Date.

(g) At such time as the Loan is repaid in full, all of Lender’s right, title and interest in all Interest Rate Cap Agreements shall terminate and Lender shall, at Borrowers’ reasonable expense, promptly execute and deliver such documents as may be reasonably required and prepared by the Counterparty and/or Borrowers to evidence release of each Interest Rate Cap Agreement.

2.2.8. Supplemental Interest.

(a) In addition to interest at the Applicable Rate, which shall be calculated and payable as set forth herein, Borrowers shall pay to Lender such additional amounts as may be necessary for Lender to receive an annual internal rate of return equal to the greater of (i) 6.50% and (ii) Average LIBOR plus 4%, taking into account all prior payments of interest and principal on the Loan and calculated in accordance with Exhibit A attached hereto (such additional amount, “Supplemental Interest”). Supplemental Interest shall be treated as additional interest payable by Borrowers with respect to the Loan and shall constitute a portion of the Debt, shall be secured by the Loan Documents and the Loan shall not be satisfied unless and until all Supplemental Interest shall have been received by Lender.

(b) Supplemental Interest shall be payable to Lender prior to the Maturity Date or other prepayment or repayment of the Loan in full, to the extent that funds are available in the Cash Management Account on any Payment Date as set forth in Section 2.6.2 hereof and/or in accordance with the Repayment/Prepayment Payment Priorities. Lender acknowledges that Supplemental Interest shall be paid only after payment of (i) the Outstanding Principal Balance of the Loan, and all accrued and unpaid interest thereon, including specifically any PIK’d Interest and (ii) the principal balance of the Subordinate Mortgage Loan, and all accrued and unpaid interest thereon, all as more fully set forth in Section 2.6.2 hereof and/or in accordance with the Repayment/Prepayment Payment Priorities. Supplemental Interest shall be payable to Lender on the Maturity Date and/or in connection with any other prepayment or repayment of the Loan, whether due to a sale or refinancing or any other transaction.

Section 2.3. Loan Payment.

2.3.1. Payments Generally. Borrowers shall pay to Lender on each Payment Date the Monthly Interest Payment required by Section 2.2.1. For purposes of making payments hereunder, but not for purposes of calculating Interest Periods, if the day on which such payment (including, without limitation, payments due on the Maturity Date) is due is not a Business Day, then amounts due on such date shall be due on the immediately preceding Business Day. With respect to payments of principal due on the Maturity Date, interest shall be payable at the Applicable Interest Rate or the Default Rate, as the case may be, through and including the day immediately preceding such Maturity Date. All amounts due pursuant to this Agreement and the other Loan Documents shall be payable without setoff, counterclaim, defense or any other deduction whatsoever, except as otherwise expressly provided in Section 2.2.3(e) hereof.

Lender shall have the right from time to time, in its sole discretion, upon not less than ten (10) days prior written notice to Borrowers, to change the monthly Payment Date to a different calendar day and to correspondingly adjust the Interest Period and Lender and Borrowers shall promptly execute an amendment to this Agreement to evidence any such changes.

2.3.2. Payment on Maturity Date. Borrowers shall pay to Lender on the Maturity Date the Outstanding Principal Balance, all accrued and unpaid interest, the Supplemental Interest and all other amounts due hereunder and under the Notes, the Mortgage and the other Loan Documents.

2.3.3. Late Payment Charge. If any principal, interest or any other sums due under the Loan Documents (other than the payment of principal due on the Maturity Date) is not paid by Borrowers by the date on which it is due, Borrowers shall pay to Lender upon demand an amount equal to the lesser of (a) four percent (4%) of such unpaid sum or (b) the maximum amount permitted by applicable law, in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by the Mortgage and the other Loan Documents to the extent permitted by applicable law.

2.3.4. Method and Place of Payment. Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Notes shall be made to Lender not later than 2:00 P.M., New York City time, on the date when due and shall be made in lawful money of the United States of America in immediately available funds at Lender’s office at 156 West 56th Street, Suite 1900, New York, New York 10019, Attention: Jesse Hom, or as otherwise directed by Lender, and any funds received by Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day.

Section 2.4. Prepayments.

2.4.1. Voluntary Prepayments. From and after the date hereof, so long as no Event of Default has occurred and is continuing, Borrowers may, at their option and upon at least ten (10) days prior written notice to Lender (or such shorter period as may be permitted by Lender), prepay the Debt in whole or in part; provided that any prepayment is accompanied by (i) if such prepayment occurs on a date other than a Payment Date, all interest which would have accrued on the prepaid principal amount through, but not including, the first (1st) day of the next succeeding calendar month, or, if such prepayment occurs on a Payment Date, through and including the last day of the Interest Period that commenced immediately prior to the applicable Payment Date; and (ii) all other sums due and payable under this Agreement, the Notes, and the other Loan Documents, including, but not limited to, the Breakage Costs, if any, and all of Lender’s costs and expenses (including reasonable attorney’s fees and disbursements) incurred by Lender in connection with such prepayment. If a notice of prepayment is given by Borrowers to Lender pursuant to this Section 2.4.1, the amount designated for prepayment and all other sums required under this Section 2.4 shall be due and payable on the proposed prepayment date; provided, however, Borrowers shall have the right to postpone or revoke such prepayment upon written notice to Lender not less than two (2) Business Days prior to the date such prepayment is due so long as Borrowers pay Lender and/or Servicer all actual out-of-pocket third party costs and expenses incurred by Lender and/or Servicer in connection with such postponement or revocation. Absent the occurrence and continuance of an Event of Default, all amounts so prepaid shall be deposited into the Cash Management Account and applied in accordance with the terms of Section 2.6.2(b) hereof, provided that to the extent there are then sufficient funds on deposit in the Cash Management Account to fund the payments described in clauses (i) – (xi) of Section 2.6.2(b), all funds in excess of such payment amounts shall be immediately applied:

(a) First, to the repayment of the Note A Outstanding Principal Balance (inclusive of all PIK’d Interest) (together with any Breakage Costs incurred in connection with such prepayment) until paid in full,

(b) Then, on a pari passu basis, to the repayment of the Note B Outstanding Principal Balance (inclusive of any PIK’d Interest) (together with any Breakage Costs incurred in connection such prepayment) and the Subordinate Mortgage Loan Outstanding Principal Balance until the Note B Outstanding Principal Balance and the Subordinate Mortgage Loan Outstanding Principal Balance have each been paid in full,

(c) Then, any such funds shall be applied to the payment of interest accrued on the Subordinate Mortgage Loan in such amount as may be necessary for Subordinate Lender to receive an annual internal rate of return equal to 15%, calculated in accordance with Exhibit A attached hereto,

(d) Then, to the payment of the Supplemental Interest, and

(e) The balance of such funds, if any, shall be applied in accordance with the terms of the Net Proceeds Allocation Agreement (the application of funds in accordance with the terms set forth in this Section 2.4.1 is hereby referred to as, the “Repayment/Prepayment Payment Priorities”).

2.4.2. Mandatory Prepayments.

(a) On the next occurring Payment Date following the date on which Lender actually receives any Net Proceeds, if no Event of Default has occurred and is continuing and Lender is not obligated to, and does not otherwise elect in its sole discretion to, make such Net Proceeds available to Borrowers for Restoration in accordance with Section 6.4 hereof, Borrowers shall prepay, or authorize Lender to apply Net Proceeds in accordance with the Repayment/Prepayment Payment Priorities. No penalty or premium shall be due in connection with any prepayment made pursuant to this Section 2.4.2(a) (but any related Breakage Costs shall be payable in connection with any such prepayment).

(b) Notwithstanding anything to the contrary herein, on the next occurring Payment Date following the date on which Sponsor or any Affiliate thereof actually receives any Recovered Funds (it being acknowledged and agreed that

Borrowers shall or shall cause Sponsor and/or the applicable Affiliate to (i) promptly notify Lender of the receipt of any Recovered Funds, (ii) hold such funds in trust for the benefit of Lender and (iii) prepay, or authorize Lender to apply the Recovered Funds to the repayment of Note A, together with accrued and unpaid interest thereon, then to Note B, together with accrued and unpaid interest thereon, and then to Supplemental Interest, and such Recovered Funds shall not be applied in accordance with the Repayment/Prepayment Payment Priorities. No penalty or premium shall be due in connection with any prepayment made pursuant to this Section 2.4.2(b) (but any related Breakage Costs shall be payable in connection with any such prepayment).

(c) In the event the Debt Yield as determined by Lender as of March 1, 2014 is not equal to or greater than 5.75%, Borrowers shall within 2 days of written notice thereof from Lender, repay the amount of the Outstanding Principal Balance attributable to PIK’d Interest. Absent the occurrence and continuance of an Event of Default, all prepayments made in accordance with this clause (c) shall be applied in accordance with the Repayment/Prepayment Payment Priorities. No penalty or premium shall be due in connection with any prepayment made pursuant to this Section 2.4.2(c) (but any related Breakage Costs shall be payable in connection with any such prepayment).

(d) In the event the Debt Yield as determined by Lender as of February 29, 2016 is not equal to or greater than 8.75%, Borrowers shall within 2 days of written notice thereof from Lender, repay the amount of the Outstanding Principal Balance attributable to PIK’d Interest. All prepayments made in accordance with this clause (d) shall be applied in accordance with the Repayment/Prepayment Payment Priorities. No penalty or premium shall be due in connection with any prepayment made pursuant to this Section 2.4.2(d) (but any related Breakage Costs shall be payable in connection with any such prepayment).

2.4.3. Application of Funds During the Continuance of an Event of Default. Notwithstanding anything to the contrary set forth herein, any prepaid amounts, Rents, Reserve Funds or other cash collateral held by or received by (or on behalf of) Lender, whether in the Cash Management Account, the Tax and Insurance Escrow Account, the Replacement Reserve Account, the Working Capital Reserve Account, the Seasonality Reserve Account or otherwise, may, upon the occurrence and during the continuance of an Event of Default, be held by Lender as additional collateral for the Loan and/or applied by Lender to the Debt in such order and priority as Lender may elect.

2.4.4. Prepayments During the Continuance of an Event of Default. Without limiting the provisions of Section 2.4.3 if during the continuance of an Event of Default payment of all or any part of the Debt is tendered by Borrowers or otherwise recovered by Lender (including through application of any Reserve Funds or any Net Proceeds), such tender or recovery shall be deemed made on the next occurring Payment Date together with the monthly Debt Service amount calculated at the Default Rate from and after the date of such Event of Default.

2.4.5. Prepayments Made on Dates Other Than Payment Dates. With respect to any provision herein or in any other Loan Document providing that if a payment or prepayment of the Loan is made on a date other than a Payment Date and applied to all or any portion of the Outstanding Principal Balance such payment or prepayment shall be accompanied by any and all related Breakage Costs and all interest which would have accrued on the amount of each Component so paid or prepaid through, but not including, the next succeeding first (1st) day of a calendar month.

Section 2.5. Intentionally Omitted.

Section 2.6. Cash Management.

2.6.1. Lockbox Account. (a) Borrowers shall establish and maintain a segregated Eligible Account (the “Lockbox Account”) with Lockbox Bank in trust for the benefit of Lender, which Lockbox Account shall be under the sole dominion and control of Lender. The Lockbox Account shall be entitled “HRHH Hotel/Casino, LLC, HRHH Cafe, LLC, HRHH Development, LLC, HRHH IP, LLC and HRHH Gaming, LLC, for the benefit of Vegas HR Private Limited and Trimont Real Estate Advisors, Inc. as Agent, their respective successors and/or assigns - Lockbox Account” or such other title as shall be reasonably acceptable to Lender and the applicable Lockbox Bank. Each Borrower hereby grants to Lender a first priority security interest in the Lockbox Account and all deposits at any time contained therein and the proceeds thereof, and will take all actions requested by Lender that are necessary to maintain in favor of Lender a perfected first priority security interest in the Lockbox Account, including, without limitation, executing and filing UCC-1 Financing Statements and continuations thereof. Lender shall have the sole right to make withdrawals from the Lockbox Account for application pursuant to the terms of this Agreement and all reasonable costs and expenses for establishing and maintaining the Lockbox Account shall be paid by Borrowers.

(b) Each Borrower shall, or shall cause Resort Manager, LVHR and/or BREF HR, to deliver irrevocable written instructions to all non-residential tenants under Leases of space at such Borrower’s Property, instructing such tenants to deliver all Rents payable thereunder directly to the Lockbox Account. Hotel/Casino Borrower shall, or shall cause LVHR to, deliver irrevocable written instructions to the Gaming Operator to deliver all income and/or proceeds payable under the Gaming Management Agreement to LVHR directly to the Lockbox Account on account of the payments due from LVHR to Hotel/Casino Borrower under the Casino Component Lease. Hotel/Casino Borrower shall deliver irrevocable written instructions to WGH, as the Liquor Manager, to deliver an amount equal to all revenues earned by Liquor Manager pursuant to the Liquor Management Agreement to the Lockbox Account on account of the payments due from Liquor Manager to Hotel/Casino Borrower. Hotel/Casino Borrower shall deliver irrevocable written instructions to the LVHR to deliver all amounts payable under the Employee Lease and the Casino Component Lease to Hotel/Casino Borrower directly to the Lockbox Account. Each Borrower shall, and shall cause Resort Manager and LVHR to deposit all amounts received by such Borrower or Resort Manager or LVHR constituting Rents (including Rents from all non-commercial tenants under Leases of space at such Borrower’s Property and the Casino Component Lease) or any other Gross Income from Operations into the Lockbox Account within one (1) Business Day after receipt. Each Borrower shall, or shall cause Resort Manager, Liquor Manager or Gaming Operator to, deliver irrevocable written instructions to each of the credit card companies or credit card clearing banks with which such Borrower or Resort Manager, Liquor Manager or Gaming Operator, as applicable, has entered into merchant’s agreements to deliver all receipts payable with respect to any Property directly to the Lockbox Account. Additionally, each Borrower shall direct (A) all licensors or sublicensors of the IP (or any portion thereof) and any party to a sponsorship agreement with any Borrower pursuant to which such party pays such Borrower(s) certain amounts in exchange for certain rights granted to such party by such Borrower(s) and (B) all Persons that maintain open accounts with such Borrower, Resort Manager, Liquor Manager, Gaming Operator or LVHR, as applicable, or with whom such Borrower, Resort Manager, Liquor Manager, Gaming Operator or LVHR, as applicable, does business on an “accounts receivable” basis with respect to any Property or the liquor management services at the Hotel/Casino Property, to deliver all payments due under such accounts directly to the Lockbox Account (and none of any Borrower, Resort Manager, Liquor Manager, Gaming Operator, or LVHR shall direct any such Person to make payments due under such account in any other manner). Without the prior written consent of Lender or Servicer, none of Resort Manager, Liquor Manager, Gaming Operator, any Borrower or LVHR, as applicable, shall (x) terminate, amend, revoke or modify any direction letter described above, any credit card company direction letter or credit card bank payment direction letter described above and/or any other direction letter described above or (y) direct or cause any Person (including, without limitation, any Tenant, any credit card company or credit card clearing bank, any licensor or sublicensor of the IP (or any portion thereof), any party to any sponsorship agreement, or any other Person that maintains open accounts with any Borrower, Resort Manager, Liquor Manager, Gaming Operator or LVHR (or with whom such Borrower, Resort Manager, Liquor Manager, Gaming Operator or LVHR does business on an “accounts receivable” basis) to pay any Rent or other amounts payable to such Borrower, Resort Manager, Liquor Manager, Gaming Operator or LVHR in any manner other than by wire transfer to the Lockbox Account.

(c) Notwithstanding the foregoing, in the event any Borrower, Resort Manager, Liquor Manager, Gaming Operator, LVHR or BREF HR receives any Rents (including, without limitation, Rents from tenants under any residential or non-residential Lease and/or any forfeited security deposits under any Lease and/or any payments due under any IP license or sublicense) or other Gross Income from Operations, then such amounts shall be deemed to be collateral for the Loan and each Borrower hereby grants and shall cause Resort Manager, Liquor Manager, Gaming Operator Manager, LVHR or BREF HR to hereby grant Lender a security interest in such amounts and each Borrower shall or shall cause Resort Manager, Liquor Manager, Gaming Operator, LVHR and BREF HR, as applicable, to (i) hold the same in trust for the benefit, and as the property, of Lender, (ii) not commingle the same with any other funds or property of such Borrower or Resort Manager, Liquor Manager, Gaming Operator, LVHR or BREF HR, as applicable and (iii) deposit all amounts into the Lockbox Account within one (1) Business Day after receipt by such Borrower or Resort Manager, Liquor Manager, Gaming Operator, LVHR or BREF HR, as applicable.

(d) Hotel/Casino Borrower shall deliver irrevocable written instructions to LVHR, as the obligor under the Gaming Assets Note, the Working Capital Note and the Gaming Cash Note, to deliver all payments made thereunder to the Lockbox Account on account of the payments due from LVHR to Hotel/Casino Borrower. Such instructions shall also require that (i) each and every payment made with respect to the Working Capital Note must be specifically identified and segregated from any other payments into the Lockbox, (ii) LVHR must specify whether such repayment relates to a Gaming Liquidity Draw Request, and (iii) LVHR must specify whether such Gaming Liquidity Draw Request that is being repaid was initially funded from the Working Capital Account or from another source. Any repayment which satisfies the foregoing clauses (i)-(iii) and which relates only to a Gaming Liquidity Draw Request that was funded out of the Working Capital Account (and not out of the Cash Management Account) shall be referred to as a “Working Capital Account Repayment”. For avoidance of doubt, any payment which does not fully satisfy the definition as a Working Capital Account Repayment shall be deemed to be a general payment of Gross Income from Operations and shall not be treated as a Working Capital Account Repayment.

(e) Borrowers shall obtain from Lockbox Bank its agreement to transfer to the Cash Management Account in immediately available funds by federal wire transfer all amounts on deposit in the Lockbox Account once every Business Day throughout the term of the Loan.

2.6.2. Cash Management Account. (a) There shall be established and maintained a segregated Eligible Account (the “Cash Management Account”), which Cash Management Account shall be under the sole dominion and control of Lender. The Cash Management Account shall be entitled “HRHH Hotel/Casino, LLC, HRHH Cafe, LLC, HRHH Development, LLC, HRHH IP, LLC and HRHH Gaming, LLC Cash Management Account for the benefit of Vegas HR Private Limited and TriMont Real Estate Advisors, Inc. as Agent” or such other title as shall be reasonably acceptable to Lender and the bank holding the Cash Management Account. Each Borrower hereby grants to Lender a first priority security interest in the Cash Management Account and all deposits at any time contained therein and the proceeds thereof, and will take all actions requested by Lender that are necessary to maintain in favor of Lender a perfected first priority security interest in the Cash Management Account, including, without limitation, executing and filing UCC-1 Financing Statements and continuations thereof. Lender shall have the sole right to make withdrawals from the Cash Management Account for application pursuant to the terms of this Agreement and the other Loan Documents and all reasonable costs and expenses for establishing and maintaining the Cash Management Account shall be paid by Borrowers.

(b) Subject to Section 2.6.2(c), provided no Event of Default shall have occurred and be continuing, on each Wednesday and Friday (or more frequently to the extent specifically provided in Section 2.6.2(g) below) of each calendar week during an Interest Period (or such other date as is expressly set forth in the Cash Management Agreement) all funds on deposit in the Cash Management Account (other than Working Capital Account Repayments which shall be applied in accordance with Section 2.6.2(h) below) shall be credited towards payment of the following items (but not disbursed) in the order indicated, it being acknowledged and agreed by Borrowers and Lender, however, that (1) as soon as there are sufficient funds in the Cash Management Account to satisfy the amounts that will be due on the next Payment Date under clauses (ii) and (iii) below, on each Wednesday and Friday (or more frequently to the extent specifically provided in Section 2.6.2(g) below) of each calendar week thereafter during the remainder of such Interest Period, Lender shall disburse the funds on deposit in the Cash Management Account to Borrowers until such time, if ever, during such Interest Period as the total amounts that will be due on the next Payment Date under clause (iv) and (v) below shall have been fully disbursed, and (2) on each Payment Date, all remaining funds in the Cash Management Account shall be disbursed in accordance with the following in the order indicated, except to the extent already disbursed on account of clause (iv) and/or (v) below:

(i) First, payment to Borrowers in an amount to enable Borrowers to satisfy any Gaming Liquidity Draw Requests (but not to reimburse Borrowers or any Affiliate thereof for any amounts previously paid or advanced, as capital contributions or otherwise, to Gaming Operator in respect of any Gaming Liquidity Draw Requests);

(ii) Second, payments to Lender in repayment of any funds advanced pursuant to the provisions of Section 8.2(h) hereof;

(iii) Third, payments to Lender in respect of the Tax and Insurance Escrow Fund in accordance with the terms and conditions of Section 7.2 hereof;

(iv) Fourth, payment to Borrowers of an amount sufficient to pay the lesser of (x) the actual cash monthly Operating Expenses, including management fees payable to Resort Manager, Gaming Operator or Liquor Manager (but specifically excluding any reimbursements to Borrowers, Sponsor or any Affiliates thereof of any such amounts previously paid or advanced as capital contributions or otherwise), in each instance as set forth in an Operating Expense Request delivered to Lender no later than three (3) Business Days prior to such Payment Date (which shall not include (A) Taxes and Insurance Premiums set forth in the Approved Annual Budget to be paid for out of the Tax and Insurance Escrow Funds, and (B) any other expenses set forth in the Approved Annual Budget to be paid for out of any Reserve Funds, but which may include Following Month Critical Payments) and (y) the amount set forth for approved Operating Expenses in the then current Approved Annual Budget, subject to any Permitted Variance; provided, however, that in no event shall the amount requested by Borrowers in any Operating Expense Request exceed the sum of (I) the monthly Operating Expenses for the applicable month set forth in the Approved Annual Budget then in effect, subject to any Permitted Variance, plus (II) any Following Month Critical Payments set forth in such Operating Expense Report, plus, (III) if applicable, any Operating Expense Surplus relating to the month immediately prior to such Payment Date;

(v) Fifth, payment to Borrowers for Extraordinary Expenses approved by Lender, if any;

(vi) Sixth, on the first Payment Date in each calendar quarter, payment to the Administrative Agent of the Administrative Agent Fee then due and payable;

(vii) Seventh, payment to Lender in respect of the Replacement Reserve Fund in accordance with the terms and conditions of Section 7.3 hereof;

(viii) Eighth, payment to Borrowers for actual Approved Capital Expenditures, to the extent that there are not sufficient funds then available in the Working Capital Reserve Account to pay for such Approved Capital Expenditures, provided, however, that the amount to be disbursed hereunder shall not exceed the amount set forth in the Approved Annual Budget;

(ix) Ninth; payments to Lender in respect of the Seasonality Reserve Fund, if any, in accordance with the terms and conditions of Section 7.4 hereof;

(x) Tenth, payment to Lender of the then Monthly Interest Payment with respect to Note A;

(xi) Eleventh, payment to Lender of the then Monthly Interest Payment with respect to Note B;

(xii) Twelfth, payment to Lender of the Note A Outstanding Principal Balance (inclusive of all PIK’d Interest);

(xiii) Thirteenth, on a pari passu basis, to Lender in repayment of the Note B Outstanding Principal Balance (inclusive of any PIK’d Interest added to the Note B Outstanding Principal Balance following the repayment in full of the Note A Outstanding Principal Balance) and to Subordinate Mortgage Lender in repayment of the Subordinate Mortgage Loan Outstanding Principal Balance;

(xiv) Fourteenth, to the payment of accrued interest on the Subordinate Mortgage Loan, at an annual internal rate of return equal to 15%, calculated in accordance with Exhibit A attached hereto;

(xv) Fifteenth, payment to Lender of the Supplemental Interest;

(xvi) Sixteenth, the balance if any to be distributed in accordance with the terms of the Net Proceeds Allocation Agreement.

(c) Notwithstanding anything to the contrary set forth in Section 2.6.2(b) hereof, upon the receipt by Borrowers of any Gaming Liquidity Draw Request and delivery of a copy of the same to Lender, funds shall be disbursed to Borrowers (or directly to Gaming Operator if requested by Borrowers) to satisfy such Gaming Liquidity

Draw Request as soon as sufficient funds are available in the Cash Management Account without regard to any requirement that funds be disbursed only on Wednesdays and Fridays and without regard to whether any such funds have previously been “allocated” or “credited” towards the payment of other amounts; provided, however, that no such funds shall be made available to reimburse Borrowers or any Affiliate thereof for any amounts previously paid or advanced, as capital contributions or otherwise, to Gaming Operator in respect of any Gaming Liquidity Draw Requests.

(d) Subject to Section 2.6.3 hereof, the insufficiency of funds on deposit in the Cash Management Account shall not relieve Borrowers from the obligation to make any payments, as and when due pursuant to this Agreement and the other Loan Documents, and such obligations shall be separate and independent, and not conditioned on any event or circumstance whatsoever.

(e) All funds on deposit in the Cash Management Account following the occurrence and during the continuation of an Event of Default may be applied by Lender to the Debt, and applied to the Debt in any order, priority and proportions as Lender shall elect in its sole discretion from time to time until the Debt is paid in full, with any amounts remaining being disbursed in accordance with the Net Proceeds Allocation Agreement. Borrowers and Lender hereby agree and acknowledge that if all of the Obligations have been satisfied and there are funds remaining in any of the Reserve Funds, all such funds shall be disbursed in accordance with the Net Proceeds Allocation Agreement.

(f) Transfers of Borrowers’ funds from any of the Reserve Funds or any other source to or for the benefit of any First Mezzanine Borrower(s) or any Second Mezzanine Borrower(s) shall constitute distributions to such First Mezzanine Borrower(s), and deemed distributions by such First Mezzanine Borrower(s) to such Second Mezzanine Borrower(s), or by such First Mezzanine Borrower(s) to such Second Mezzanine Borrower(s), as applicable, and, in each case, must comply with the requirements as to distributions in the Delaware Limited Liability Company Act. The provisions of this Agreement, the Cash Management Agreement and the other Loan Documents shall not create a debtor-creditor relationship between any Borrower and First Mezzanine Lender and/or Second Mezzanine Lender.

(g) In the event that Borrowers require funds to satisfy critical Operating Expenses which must be paid prior to the next occurring Wednesday or Friday disbursement date, then Borrowers may request (which request may be in electronic form delivered to both Lender and any servicer) an early disbursement of funds; provided, that (x) Lender shall have no obligation to permit any such early disbursement, and any such approval or disapproval shall be in its sole and absolute discretion, (y) Borrower shall not be permitted to request funds for any expenses not already set forth in the applicable Operating Expense Request for such month, and (z) all other conditions to disbursement set forth in Section 2.6.2(b) must be satisfied (including, without limitation, that sufficient funds be on deposit in the Cash Management Account to satisfy all amounts due under clauses (ii) and (iii) of Section 2.6.2(b)).

(h) In the event that Working Capital Account Repayments are received in the Lockbox Account, such amount shall not be disbursed in accordance with Section 2.6.2(b) above, but such amounts shall be deposited directly into the Working Capital Reserve Account.

2.6.3. Payments Received Under the Cash Management Agreement. Notwithstanding anything to the contrary contained in this Agreement and the other Loan Documents, and provided no Event of Default has occurred and is continuing, Borrowers’ obligations with respect to amounts due for the Tax and Insurance Escrow Fund, the Replacement Reserve Fund and any other payment reserves established pursuant to this Agreement or any other Loan Document shall be deemed satisfied to the extent sufficient amounts (together with any amounts paid by or on behalf of Borrowers) are deposited in the Cash Management Account established pursuant to the Cash Management Agreement to satisfy such obligations on the dates each such payment is required and are available for the payment of such amounts in accordance with the applicable provisions of Section 2.6.2 hereof and the Cash Management Agreement (i.e., are not applied to other amounts in accordance with the provisions of said Section 2.6.2), regardless of whether any of such available funds are so applied by Lender. Provided that sufficient funds are on deposit in the Tax and Insurance Escrow Fund, Lender shall be responsible for any penalty or interest resulting from a failure to pay Taxes or Insurance Premiums when due.

ARTICLE III.

INTENTIONALLY OMITTED.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES.

Section 4.1. Representations of Borrowers. Each Borrower represents and warrants as to itself that as of the date hereof:

4.1.1. Organization. Such Borrower has been duly organized and is validly existing and in good standing with requisite power and authority to own its properties and to transact the businesses in which it is now engaged. Such Borrower is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, businesses and operations. Such Borrower possesses all material rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its properties and to transact the businesses in which it is now engaged, and the sole business of such Borrower is the ownership, management and operation of its Property or the IP. The ownership interests of such Borrower are as set forth on the organizational chart attached hereto as Schedule III.

4.1.2. Proceedings. Such Borrower has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents. This Agreement and the other Loan Documents have been duly executed and delivered by or on behalf of such Borrower and constitute legal, valid and binding obligations of such Borrower enforceable against such Borrower in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

4.1.3. No Conflicts. The execution, delivery and performance of this Agreement and the other Loan Documents by such Borrower will not materially conflict with or result in a material breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of the property or assets of such Borrower pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, partnership agreement, management agreement or other agreement or instrument to which such Borrower is a party or by which any of such Borrower’s property or assets is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any Governmental Authority having jurisdiction over such Borrower or any of such Borrower’s properties or assets, and any consent, approval, authorization, order, registration or qualification of or with any such Governmental Authority necessary to permit the execution, delivery and performance by such Borrower of this Agreement or any other Loan Documents has been obtained and is in full force and effect.

4.1.4. Litigation. Except as set forth on Schedule V attached hereto:

(a) There is no action, suit, claim, proceeding or investigation pending against such Borrower, BREF HR or Guarantor or, to such Borrower’s actual knowledge, pending against any Property or the IP or, to such Borrower’s actual knowledge, threatened in writing against such Borrower, BREF HR or Guarantor or any Property or the IP in any court or by or before any other Governmental Authority that would have a material adverse effect on (i) the business operations, economic performance, assets, financial condition, equity, contingent liabilities, material agreements or results of operations of such Borrower, BREF HR, Guarantor, any Property or the IP, (ii) the enforceability or validity of any Loan Document, the perfection or priority of any Lien created under any Loan Document or the remedies of Lender under any Loan Document, (iii) the ability of such Borrower, BREF HR or Guarantor to perform, in all material respects, its obligations under each of the Loan Documents, or (iv) the value of, or cash flow from any Property or the IP.

(b) There is no proceeding, investigation or disciplinary action (including, without limitation, before any Gaming authority, under any Gaming Law or under any Gaming License or other Operating Permit) pending or, to Borrowers’ actual knowledge, threatened in writing, either (i) in connection with, or that seeks to restrain, enjoin, prevent the consummation of or otherwise challenge, any of the Loan Documents or any of the transactions contemplated therein, or (ii) to Borrower’s actual knowledge, that, either singly or in the aggregate, could reasonably be expected to have an adverse effect on any Gaming License currently in effect with respect to the Casino Component, including, without limitation, any such proceeding, investigation or disciplinary action pending or, threatened against Gaming Operator, any Borrower or any of their respective directors, members, managers, officers, key personnel or Persons holding a five percent

(5%) or greater direct or indirect equity or economic interest in any Borrower. Additionally, there is no proceeding (including, without limitation, before any Gaming Authority, under any Gaming Law or under any Gaming License or other Operating Permit) pending or, to Borrowers’ actual knowledge, threatened in writing that could reasonably be expected to have a material adverse effect on any Gaming License or other Operating Permit by Gaming Borrower or any Affiliate thereof or any officer, director, employee or agent of any Borrower or any Affiliate of any Borrower.

4.1.5. Agreements. Such Borrower is not a party to any agreement or instrument or subject to any restriction which would be reasonably likely to materially and adversely affect such Borrower or its Property or the IP, or such Borrower’s business, properties or assets, operations or condition, financial or otherwise. To the best of such Borrower’s actual knowledge, such Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement, license or instrument to which it is a party or by which such Borrower or any of the Properties or the IP are bound. Such Borrower has no material financial obligation under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Borrower is a party or by which such Borrower or its Property or the IP is otherwise bound, other than (a) obligations incurred in the ordinary course of the operation of the Properties as permitted pursuant to clause (s) of the definition of “Special Purpose Entity” set forth in Section 1.1 hereof, (b) obligations under the Existing FF&E Leases, (c) obligations under the Loan Documents and the Subordinate Mortgage Loan Documents, (d) obligations pursuant to the Resort Management Agreement, and (e) as to Hotel/Casino Borrower, obligations pursuant to the Liquor Management Agreement.

4.1.6. Title. Such Borrower has good, marketable and insurable fee simple title to the real property comprising part of its Property and good title to the balance of such Property, free and clear of all Liens whatsoever except the Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. To the best of each Borrower’s actual knowledge, the Permitted Encumbrances in the aggregate do not materially and adversely affect the operation or use of such Borrower’s Property (as currently used) or Borrowers’ ability to repay the Loan. The Mortgage has been properly recorded in the appropriate records and, together with the Uniform Commercial Code financing statements required to be filed in connection therewith, has created and continues to create (a) a valid, perfected first priority lien on the real property portion of the Properties, subject only to Permitted Encumbrances and the Liens created by the Loan Documents, and (b) together with the filing of the required Uniform Commercial Code financing statements and the proper recording of the Assignment of Leases, perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases and the Gaming Assets), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. To such Borrower’s actual knowledge after due inquiry, there are no claims for payment for work, labor or materials affecting any of the Properties that are or may become a Lien prior to, or of equal priority with, the Liens created by the Loan Documents, except any Lien then being contested pursuant to, and in accordance with, Section 3.6(b) of the Mortgage.

4.1.7. Solvency. Borrowers have (a) not entered into the transaction or executed the Notes, this Agreement or any other Loan Documents with the actual intent to hinder, delay or defraud any creditor and (b) received reasonably equivalent value in exchange for its obligations under such Loan Documents. Taking into account the Loan, the aggregate fair saleable value of Borrowers’ assets collectively exceeds and will exceed Borrowers’ total aggregate liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. Taking into account the Loan, the aggregate fair saleable value of Borrowers’ assets collectively is and will be greater than Borrowers’ probable aggregate liabilities, including the maximum amount of their contingent liabilities on their debts as such debts become absolute and matured. Taking into account the Loan, each Borrower’s assets do not and will not constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrowers do not intend to, and do not believe that they will, incur Indebtedness and liabilities (including contingent liabilities and other commitments) beyond their respective abilities to pay such Indebtedness and liabilities as they mature (taking into account the timing and amounts of cash to be received by each Borrower and the amounts to be payable on or in respect of obligations of each Borrower). No petition in bankruptcy has been filed against any Borrower, BREF HR or Guarantor, and none of any Borrower, BREF HR nor Guarantor has ever made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors. None of any Borrower, BREF HR nor Guarantor are contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its assets or properties, and no Borrower has any actual knowledge of any Person contemplating the filing of any such petition against it, BREF HR or Guarantor.

4.1.8. Full and Accurate Disclosure. To such Borrower’s actual knowledge, no statement of fact made by any Borrower in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no fact or circumstance presently known to such Borrower which has not been disclosed to Lender and which will have a material adverse effect on (a) the use and operation of any of the Properties or the IP, (b) the enforceability or validity of any Loan Document, the perfection or priority of any Lien created under any Loan Document or the remedies of Lender under any Loan Document, or (c) the ability of any Borrower, BREF HR or Guarantor to perform, in all material respects, its obligations under each of the Loan Documents.

4.1.9. No Plan Assets. As of the Closing Date and throughout the term of the Loan (a) no Borrower is nor will any Borrower be an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title I of ERISA, (b) none of the assets of any Borrower constitutes or will constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101, (c) no Borrower is nor will any Borrower be a “governmental plan” within the meaning of Section 3(32) of ERISA, and (d) none of the assets of any Borrower constitute “plan assets” of a governmental plan within the meaning of 29 C.F.R. Section 2510.3-101 for purposes of any state law provisions regulating investments of, or fiduciary obligations with respect to, governmental plans.

4.1.10. Compliance. Except as set forth in the applicable Zoning Report, such Borrowers and, to the best of such Borrower’s actual knowledge after due inquiry,

the Land and Improvements (including the use thereof) comply in all material respects with all applicable Legal Requirements, including, without limitation, building and zoning ordinances and codes and Prescribed Laws. To the best of each Borrower’s actual knowledge after due inquiry, no Borrower is in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority. There has not been committed by any Borrower or, to any Borrower’s actual knowledge, any other Person in occupancy of or involved with the operation or use of any of the Properties any act or omission affording the federal government or any other Governmental Authority the right of forfeiture as against any Property or any part thereof or any monies paid in performance of Borrowers’ obligations under any of the Loan Documents.

4.1.11. Financial Information. No Borrower has actual knowledge that the financial data set forth in the audited financial statement of Hard Rock Holdings, LLC for the calendar year ending December 31, 2010 (i) are untrue, incomplete or incorrect in any material respects, (ii) fails to accurately represent in all material respects the financial condition of the Properties (and each Property) as of the date of such reports, and (iii) to the extent prepared or audited by an independent certified public accounting firm, have not been prepared in accordance with the Uniform System of Accounts and reconciled with GAAP throughout the periods covered, except as disclosed therein. Except for Permitted Encumbrances and except as referred to or reflected in said financial statements previously delivered to Lender in connection with the Loan, no Borrower has any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to any Borrower and are reasonably likely to have a materially adverse effect on any Property or (a) the operation of the Hotel/Casino Property as a hotel and casino at a standard at least equal to Comparable Hotel/Casinos, including, without limitation, comparable food and beverage outlets and other amenities, and/or (b) the operation of the Café Property and the Adjacent Property for a use or uses that is/are consistent with the operation of the Hotel/Casino Property as a hotel and casino at a standard at least equal to Comparable Hotel/Casinos, which use may include, without limitation, expansion of the Hotel/Casino Property, restaurants, retail and residential complexes (the “Permitted Adjacent/Café Uses”). Since the date of such financial statements, Borrower has no knowledge of any no material adverse change in the financial condition, operation or business of any Borrower or any Property from that set forth in said financial statements.

4.1.12. Condemnation. No Condemnation or other proceeding has been commenced or, to each Borrower’s actual knowledge, is threatened in writing received by such Borrower or contemplated with respect to all or any portion of any Property or for the relocation of any roadway providing direct access to any Property.

4.1.13. Federal Reserve Regulations. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by any Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.

4.1.14. Utilities and Public Access. To such Borrower’s actual knowledge after due inquiry, each Property has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service such Property for its intended uses. All public utilities necessary to the continued current use and enjoyment of each Property are located either in the public right-of-way abutting such Property (which are connected so as to serve such Property without passing over other property) or in recorded easements serving such Property and such easements are set forth in and insured by the Title Insurance Policy covering such Property. To such Borrower’s actual knowledge after due inquiry, all roads necessary for the use of each Property for its current purpose have been completed and dedicated to public use and accepted by all Governmental Authorities or are located in recorded easements serving such Property and such easements are set forth in and insured by the Title Insurance Policy.

4.1.15. Not a Foreign Person. No Borrower is a “foreign person” within the meaning of §1445(f)(3) of the Code.

4.1.16. Separate Lots. Each Property is comprised of one (1) or more parcels which constitute a separate tax lot or lots and does not constitute a portion of any other tax lot not a part of such Property.

4.1.17. Assessments. Except as disclosed in the Title Insurance Policy, to each Borrower’s actual knowledge, there are no pending or proposed special or other assessments for public improvements or otherwise affecting any Property, nor are there any contemplated improvements to any Property that may result in such special or other assessments.

4.1.18. Enforceability. The Loan Documents are not subject to and no Restricted Party has any right of rescission, set-off, claim, counterclaim or defense by any Restricted Party, including the defense of usury, nor would the operation of any of the terms of such Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable (subject to principles of equity and bankruptcy, insolvency and other laws generally affecting creditors’ rights and the enforcement of debtors’ obligations), and no Restricted Party has asserted any right of rescission, set-off, claim, counterclaim or defense with respect thereto.

4.1.19. No Prior Assignment. There are no prior assignments by Borrowers of the Leases or any portion of the Rents due and payable or to become due and payable which are presently outstanding.

4.1.20. Insurance. Borrowers have obtained and have delivered to Lender certified copies of all Policies (or “Accord” certificates evidencing coverage thereof) reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. No claims have been made under any such Policies, and no Person, including any Borrower, has done, by act or omission, anything which would impair the coverage of any such Policies.

4.1.21. Use of the Properties. (a) The Hotel/Casino Property is used exclusively as a hotel and casino at a standard at least equal to Comparable Hotel/Casinos, including, without limitation, comparable food and beverage outlets and other amenities, and otherwise as a top-end hotel and other appurtenant and related uses, and (b) the Café Property and the Adjacent Property are used for Permitted Adjacent/Café Uses and other appurtenant and related uses.

4.1.22. Certificate of Occupancy; Operating Permits. To the best of each Borrower’s actual knowledge after due inquiry, all certifications, permits, licenses and approvals, including, without limitation, certificates of completion and occupancy permits, all environmental, health and safety licenses, gaming licenses and permits and any applicable liquor license necessary to permit the legal use, occupancy and operation of (a) the Hotel/Casino Property as a hotel and casino at a standard at least equal to Comparable Hotel/Casinos, including, without limitation, comparable food and beverage outlets and other amenities, and (b) the Café Property and the Adjacent Property as currently operated on the date hereof, or, subsequent to the date hereof, for Permitted Adjacent/Café Uses (collectively, the “Operating Permits”), have been obtained and are in full force and effect. Each Borrower shall keep and maintain, or cause to be kept and maintained, all Operating Permits necessary for the operation of (i) the Hotel/Casino Property as a hotel and casino at a standard at least equal to Comparable Hotel/Casinos, and (ii) the Café Property and the Adjacent Property for one or more Permitted Adjacent/Café Purposes. To the best of each Borrower’s actual knowledge after due inquiry, the use being made of each Property is in conformity with the Certificate(s) of Occupancy issued for such Property. Attached hereto as Schedule VI is, to the best of each Borrower’s actual knowledge after due inquiry, a true and complete list of all current Operating Permits and those which are subject to renewal.

4.1.23. Flood Zone. None of the Improvements on any Property are located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards or, if so located, the flood insurance required pursuant to Section 6.1(a)(i) hereof is in full force and effect with respect to each such Property.

4.1.24. Physical Condition. Except as provided in the Physical Conditions Reports, to each Borrower’s actual knowledge after due inquiry, (a) each Property, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; (b) there exists no material structural or other material defects or damages in any Property, whether latent or otherwise; and (c) no Borrower has received notice from any insurance company or bonding company of any defects or inadequacies in any Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

4.1.25. Boundaries. Except as disclosed on the Surveys, to each Borrower’s actual knowledge, all of the Improvements which were included in determining the appraised value of each Property lie wholly within the boundaries and building restriction lines of such Property, and no improvements on adjoining properties encroach upon such Property, and no easements or other encumbrances upon any Property encroach upon any of the Improvements, so as to materially and adversely affect the value or marketability of such

Property except those which are insured against by the applicable Title Insurance Policy for such Property.

4.1.26. Leases. To each Borrower’s actual knowledge after due inquiry and except as set forth on Schedule VII attached hereto, (a) the Properties are not subject to any Leases other than the Leases described in said Schedule VII, (b) each Borrower is the owner and lessor of the landlord’s interest in each such Lease affecting its Property, (c) no Person has any possessory interest in any Property or any right to occupy the same except under and pursuant to the provisions of such Leases, (d) all commercial Leases are in full force and effect and there are no material defaults thereunder by either party and there are no conditions that, with the passage of time or the giving of notice, or both, would constitute material defaults thereunder, (e) the copies of the commercial Leases delivered to Lender are true and complete, and there are no oral agreements with respect thereto, (f) no Rent (including security deposits) has been paid more than one (1) month in advance of its due date, (g) all work to be performed by the landlord under each Lease has been performed as required in such Lease and has been accepted by the applicable tenant, and any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by any Borrower to any tenant has already been received by such tenant, (h) there has been no prior sale, transfer or assignment, hypothecation or pledge of any Lease or of the Rents received therein which is still in effect, (i) no commercial tenant listed on Schedule VII has assigned its Lease or sublet all or any portion of the premises demised thereby, no such commercial tenant holds its leased premises under assignment or sublease, nor does anyone except such commercial tenant and its employees occupy such leased premises, (j) no tenant under any Lease has a right or option pursuant to such Lease or otherwise to purchase all or any part of the Property of which the leased premises are a part, and (k) no tenant under any Lease has any right or option for additional space in the Improvements.

4.1.27. Intentionally Deleted.

4.1.28. Principal Place of Business; State of Organization. Each Borrower’s principal place of business as of the date hereof is the address set forth in the introductory paragraph of this Agreement. Each Borrower (other than Gaming Borrower) is organized under the laws of the State of Delaware and, with respect to Gaming Borrower, the State of Nevada.

4.1.29. Filing and Recording Taxes. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the transfer of the indirect interests in the Properties and/or the IP in accordance with the Settlement Agreement have been paid. Borrowers and each of their Affiliates have filed or caused to be filed all reports relating to gaming taxes or fees to any Gaming Authority required to be filed by them on or prior to the date hereof. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Mortgage, have been paid as of the date hereof, and the Mortgage and the other Loan Documents are enforceable against Borrowers in accordance with their respective terms by Lender (or any subsequent holder thereof), subject to principles of equity and bankruptcy, insolvency and other laws generally applicable to creditors’ rights and the enforcement of debtors’ obligations.

4.1.30. Special Purpose Entity/Separateness. (a) Until the Debt has been paid in full and the obligations under the Subordinate Mortgage Loan have been paid in full, each Borrower hereby represents, warrants and covenants that such Borrower is, shall be and shall continue to be a Special Purpose Entity.

(b) The representations, warranties and covenants set forth in Section 4.1.30(a) hereof shall survive for so long as any amount remains payable to Lender under this Agreement or any other Loan Document.

(c) All of the assumptions made in the Insolvency Opinion, including, but not limited to, any exhibits attached thereto, are true and correct in all respects. Each Borrower has complied and will comply with all of the assumptions made with respect to such Borrower in the Insolvency Opinion.

(d) Each Borrower hereby covenants and agrees that (i) any assumptions made in any subsequent non-consolidation opinion required to be delivered in connection with the Loan Documents (an “Additional Insolvency Opinion”), including, but not limited to, any exhibits attached thereto, shall be true and correct in all respects, (ii) each Borrower will comply with all of the assumptions made with respect to each Borrower in any Additional Insolvency Opinion, and (iii) each Person other than any Borrower with respect to which an assumption shall be made in any Additional Insolvency Opinion will comply with all of the assumptions made with respect to it in any Additional Insolvency Opinion.

(e) Borrowers hereby agree to provide Lender with at least five (5) Business Days’ prior written notice prior to the effectiveness of any change (and each change) in any Independent Director or Independent Manager.

4.1.31. Management Agreements; Liquor Management Agreement.

(a) The Resort Management Agreement is in full force and effect and there is no default thereunder by any party thereto and no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder. Following the date hereof, there shall be no material default under the Resort Management Agreement.

(b) The Gaming Management Agreement is in full force and effect and there is no default thereunder by any party thereto and no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder. Following the date hereof, there shall be no material default under the Gaming Management Agreement.

(c) The Liquor Management Agreement is in full force and effect and there is no default thereunder by any party thereto and no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder.

4.1.32. Illegal Activity. No portion of any Property or the IP has been or will be purchased in connection with the Settlement Agreement by BREF HR or any other Restricted Party with proceeds of any illegal activity.

4.1.33. No Change in Facts or Circumstances; Disclosure. To each Borrower’s actual knowledge, all material information submitted by any Borrower to Lender and in all financial statements, rent rolls, reports, certificates and other documents submitted in connection with the Loan or in satisfaction of the terms thereof and all statements of fact made by any Borrower in this Agreement or in any other Loan Document, are accurate, complete and correct in all material respects. To each Borrower’s actual knowledge, there has been no material adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect or that otherwise materially and adversely impairs, or is reasonably likely to do so after the date hereof, the use or operation of the Properties or the IP or the business operations or the financial condition of any Borrower. Each Borrower has disclosed to Lender all material facts actually known to such Borrower and has not failed to disclose any material fact actually known to such Borrower that could cause any Provided Information or representation or warranty made herein to be materially misleading.

4.1.34. Investment Company Act. No Borrower is (a) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; or (b) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

4.1.35. Embargoed Person. From the Closing Date and at all times throughout the term of the Loan, including after giving effect to any Transfers permitted pursuant to the Loan Documents, (a) none of the funds or other assets of any Borrower, BREF HR or Guarantor shall constitute property of, or shall be beneficially owned, directly or indirectly, by, any Person subject to trade restrictions under United States law, including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. § 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated under any such United States laws (each, an “Embargoed Person”), with the result that the Loan made by Lender is or would be in violation of law; (b) no Embargoed Person shall have any interest of any nature whatsoever in any Borrower, BREF HR or Guarantor, as applicable, with the result that the Loan is or would be in violation of law; and (c) none of the funds of any Borrower, BREF HR or Guarantor, as applicable, shall be derived from any unlawful activity with the result that the Loan is or would be in violation of law; provided, however, that Borrowers’ representation in this clause (c) shall not extend to gaming revenues generated at the Hotel/Casino Property from the general public unless any Borrower or any other Restricted Party has actual knowledge that such revenues are derived from any unlawful activity.

4.1.36. Cash Management Account. (a) This Agreement, together with the other Loan Documents, creates (and as of the Original Closing Date, created) a valid and continuing security interest (as defined in the Uniform Commercial Code of the State of New York) in the Lockbox Account and the Cash Management Account in favor of Lender, which security interest is prior to all other Liens and is enforceable as such against creditors of and purchasers from any Borrower. Other than in connection with the Loan Documents, no Borrower has sold or otherwise conveyed the Lockbox Account and/or the Cash Management Account;

(b) Each of the Lockbox Account and the Cash Management Account constitute “deposit accounts” within the meaning of the Uniform Commercial Code of the State of New York; and

(c) The Lockbox Account and the Cash Management Account are not in the name of any Person other than Borrowers, as pledgors, or Lender, as pledgee.

4.1.37. Intellectual Property.

(a) The Intellectual Property Security Agreement created and creates a valid and continuing security interest (as defined in the Uniform Commercial Code of the State of New York) in all of IP Borrower’s rights, title and interest in and to all of the following (collectively, the “IP”):

(i) all trademarks, service marks, domain names, trademark registrations, service mark registrations, domain name registrations, applications for trademark registrations, applications for service mark registrations, applications for domain name registrations, trade names, brand names, product names and common law marks, and the renewals thereof owned or used by any Borrower or any Affiliated IP Party in connection with the operation and/or use of one or more of the Properties;

(ii) all copyrights, and the renewals thereof, owned or used by any Borrower or any Affiliated IP Party in connection with the operation and/or use of one or more of the Properties;

(iii) all trade secrets, discoveries, formulae, proprietary processes, improvements and inventions for which no patent applications are pending and all other intellectual property and industrial property rights presently owned, in whole or in part, or used, by any Borrower or any Affiliated IP Party in connection with the ownership, operation and/or use of one or more of the Properties; and

(iv) all trademark licenses, service mark licenses, copyright licenses, royalty agreements, assignments, grants and contracts with employees or others relating in whole or in part to any of the foregoing IP to which any Borrower and/or any Affiliated IP Party is a party, which is related to the ownership, operation and/or use of one or more of the Properties (collectively, the “IP Agreements”).

(b) Schedule VIII attached hereto is a true, correct and complete list of all the Registered IP currently used by any Borrower in connection with the ownership, operation and/or use of one or more of the Properties. Part I of said Schedule VIII is a true, correct and complete list of all Registered IP owned by IP Borrower or any Affiliated IP Party, including Registered IP that has been assigned to IP Borrower by Morton pursuant to that certain Trademark Assignment dated as of February 2, 2007 from Morton in favor of IP Borrower (the “Morton Assigned IP”; and all of the foregoing, collectively, the “Owned IP”). Part II of said Schedule VIII is a true, correct and complete list of all Registered IP licensed from Rank Licensing, Inc. (“Rank”) to Morton pursuant to that certain Trademark License and Cooperation Agreement, dated June 7, 1996, between Rank and Morton and which has been assigned from Morton to IP Borrower pursuant to that certain Assignment and Assumption Agreement dated as of February 2, 2007 (the “Rank License”) from Morton in favor of IP Borrower and which has been assigned from Rank to Hard Rock Café International (USA), Inc. (“HRCI”) (all such IP listed on Part II of said Schedule VIII, the “Rank IP”). Part III of said Schedule VIII is a true, correct and complete list of all Registered IP that is licensed from Morton to IP Borrower pursuant to that certain License Agreement, dated as of February 2, 2007 (the “Pink Taco License”) from Morton in favor of IP Borrower (all such IP listed on Part IV of said Schedule VIII, the “Pink Taco IP”; and the Pink Taco IP, together with the Rank IP, the “Licensed IP”).

(c) Intentionally Deleted.

(d) Except as set forth on Part IV of Schedule VIII, Borrowers or an Affiliated IP Party owns or possesses licenses or other rights in or under all patents, trademarks, service marks, trade names, domain names, copyrights and any other IP, which is necessary for the use, ownership, management, promotion and operation of its Property and associated merchandising as currently so used, except where the failure to so own or possess such IP, licenses or other rights could not reasonably be expected to have a material adverse effect on such use, ownership or operations (a “IP Material Adverse Effect”).

(e) Part V of said Schedule VIII hereto sets forth:

(i) to the best of Borrowers’ actual knowledge, any written communications from any Borrower or any Affiliate thereof to one or more third parties, or from one or more third parties to any Borrower or any Affiliate thereof, alleging infringement by any third party or any Borrower or any Affiliate thereof, of any of the IP or alleging related acts of unfair competition or activities or actions of any anti-competitive nature, together with all responses to such communications and a description of the status of each such alleged infringement, in each case, which the failure to resolve such alleged infringement or competition could reasonably be expected to have a IP Material Adverse Effect; and

(ii) a complete list of any goods and/or services sold by any Person other than any Borrower and of whom any Borrower has actual knowledge, which in the opinion of any Borrower infringes upon any IP listed in said Schedule VIII hereof or with respect to which the failure to resolve such alleged infringement could reasonably be expected to have an IP Material Adverse Effect.

(f) Except as disclosed in said Schedule VIII:

(i) IP Borrower or an Affiliated IP Party owns the Owned IP, and IP Borrower has a valid and enforceable license to use the Licensed IP, in each case free and clear of any Liens other than the Permitted IP Encumbrances;

(ii) no Borrower or an Affiliated IP Party has granted nor is obligated to grant any other Person any rights (including, without limitation licenses) with respect to any of the Owned IP other than the Permitted IP Encumbrances;

(iii) to Borrowers’ actual knowledge, the trademarks, service marks, domain names and copyrights included in the Owned IP and in the Licensed IP are valid;

(iv) to Borrowers’ actual knowledge, the trademark registrations, service mark registrations, domain name registrations and copyright registrations included in the Owned IP and Licensed IP have been duly issued and have not been canceled, abandoned or otherwise terminated;

(v) to Borrowers’ actual knowledge, the trademark applications, service mark applications, domain name applications and copyright applications included in the Owned IP have been duly filed; and

(vi) to Borrowers’ actual knowledge, all material IP Agreements are valid and binding in accordance with their terms (except as the enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency or other laws affecting creditors’ rights generally or by general principles of equity) and are in full force and effect.

(g) To Borrowers’ actual knowledge, no Borrower or Affiliated IP Party is obligated to disclose any of the IP to any other Person.

(h) Intentionally Omitted.

(i) To Borrowers’ actual knowledge, there are and have been no proceedings, actions or claims and no proceedings, actions or claims are pending or threatened, impugning the title, validity or enforceability of any of the IP.

(j) To Borrowers’ actual knowledge, none of the processes currently used by any Borrower or any Affiliated IP Party or any of the properties or products currently sold by any Borrower or any Affiliated IP Party, and none of the IP or Licensed IP, infringes the patent, industrial property, trademark, trade name, domain name, label, other mark, right or copyright or any other similar right of any other Person, except where such infringement could not reasonably be expected to have an IP Material Adverse Effect.

(k) To Borrowers’ actual knowledge, no basis exists for any adverse claim by any third party with respect to any of the IP and no act has been done or has been omitted to be done by any Borrower or any Affiliate thereof to entitle any Person to make such a claim or to cancel, forfeit or modify any of the IP in a manner that could reasonably be expected to have an IP Material Adverse Effect.

(l) Except the Licensed IP, no Borrower requires a license or right under or in respect of any intellectual property of any other Person (except another Borrower) to conduct such Borrower’s business as presently conducted and no substantial part of such business is carried on under the agreement or consent of any other Person nor is there any agreement to which any Borrower is a party which significantly restricts the fields in which such business may be carried on.

(m) To Borrowers’ actual knowledge, no disclosure has been made to any Person of the know-how or financial or trade secrets of any Borrower, except properly and in the ordinary course of business and on condition that such disclosure is to be treated as being of a confidential nature and except where such disclosure would not reasonably be expected to have an IP Material Adverse Effect; and to Borrowers’ actual knowledge, none of the IP is being infringed by any other Person, except where such infringement could not reasonably be expected to have an IP Material Adverse Effect.

4.1.38. No Franchise Agreement. None of the Borrowers or Resort Manager, Gaming Operator or Liquor Manager has entered into, and none of the Properties are subject to, any franchise, trademark or license agreement with any Person with respect to the name and/or operation of any Property, other than the IP Agreements, the Rank License and the Pink Taco License.

4.1.39. Settlement Agreement. This Agreement was entered into in accordance with the terms of the Settlement Agreement.

4.1.40. Intentionally Omitted.

4.1.41. Gaming Licenses and Other Operating Permits.

(a) LVHR, and as applicable, WGH, possesses all Operating Permits (including, but not limited to, all liquor licenses) which are necessary for the execution, delivery and performance of the Casino Component Lease, the Liquor Management Agreement and the Gaming Management Agreement. All of such Operating Permits are in and will be in full force and effect; Borrowers and each of their Affiliates, as applicable, including, without limitation, BREF HR, are in compliance in all material respects with all such Operating Permits; and no event, including, without limitation, any violation of any Legal Requirement, has occurred which would be reasonably likely to lead to the suspension, revocation or termination of any such Operating Permit or the imposition of any restriction thereon.

(b) Gaming Operator possesses all Operating Permits (including, without limitation, all Gaming Licenses) which are material to the execution, delivery and performance of the Casino Component Lease and the use, occupation and operation of the Casino Component; each such Operating Permit and Gaming License (or any replacement thereof) is and will be in full force and effect; and Gaming Operator is in compliance in all material respects with all Gaming Licenses and all other Operating Permits applicable to the operation of the Casino Component as contemplated herein. Further, Borrowers hereby represent and warrant as follows:

(c) Borrowers have no reason to believe that Gaming Operator will not be able to maintain in effect all Gaming Licenses and other Operating Permits necessary for the lawful conduct of its business or operations as now conducted and as planned to be conducted at the Hotel/Casino Property, including the operation of the Casino Component, pursuant to all applicable Legal Requirements.

(d) All Gaming Licenses are in full force and effect and have not been amended or otherwise modified in any material adverse respect or suspended, rescinded or revoked.

(e) Gaming Operator is not in default in any material respect under, or in violation in any material respect of, any Gaming License or other Operating Permit, and no event has occurred, and no condition exists, which, with the giving of notice or passage of time or both, would constitute such a default thereunder or such a violation thereof, that has caused or would reasonably be expected to cause the loss, suspension, revocation, impairment, forfeiture, non-renewal or termination of any Gaming License or the imposition of any restriction thereon.

(f) Neither Borrower nor Gaming Operator has received any notice of any violation of any Legal Requirement which has caused or would reasonably be expected to cause any Gaming License or other Operating Permit to be modified in any material adverse respect or suspended, rescinded or revoked.

(g) The continuation, validity and effectiveness of all Gaming Licenses and other Operating Permits will not be adversely affected by the transactions contemplated by this Agreement.

(h) The Casino Component Lease and the Gaming Management Agreement are each in full force and effect, and neither LVHR nor Gaming Operator is in material default thereof and no event has occurred, and no condition exists, which, with the giving of notice or passage of time, or both, would constitute a material default thereunder or material violation thereof.

(i) The execution, delivery or performance of any of the Loan Documents will not permit nor result in the imposition of any material penalty under, or the suspension, revocation or termination of, any Gaming License or other Operating Permit or any material impairment of the rights of the holder of any Gaming License.

(j) There are no restrictions on transfer or agreements not to encumber the ownership interests of any Borrower in any of the Loan Documents that require the approval of the Gaming Authorities in order to become effective.

(k) (i) Borrowers have no reason to believe that Hotel/Casino Borrower does not meet the suitability standards for a landlord contemplated or set forth in the Gaming Laws; (ii) no Person has or will take dominion over the Casino Component while such Casino Component continues to be used for gaming purposes without first obtaining the approvals required by the Gaming Laws and (iii) Borrowers have obtained all necessary approvals to enter into the Casino Component Lease and to transfer Gaming Assets to LVHR.

4.1.42. Distributions to Affiliates. None of the Borrowers has entered into, and none of the Properties are subject to, any agreements to pay any amounts to any Restricted Party, or any direct or indirect equity holder in or Affiliate of any of the foregoing other than the Subordinated Mortgage Loan Documents.

4.1.43. Tax Treatment. Borrowers hereby represent and warrant that (i) they shall treat and report the Notes as Indebtedness for all purposes including tax and financial accounting purposes and (ii) they shall take no position inconsistent with the treatment of interest payable with respect to the Loan, including Supplement Interest, as “portfolio interest” within the meaning of Section 881(c) of the Internal Revenue Code.

Section 4.2. Survival of Representations. Borrowers agree that all of the representations and warranties of any Borrower set forth in Section 4.1 hereof and elsewhere in this Agreement and in the other Loan Documents shall survive for so long as any amount remains owing to Lender under this Agreement or any of the other Loan Documents by Borrowers. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by any Borrower shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

Section 4.3. Definition of Borrowers’ Knowledge. As used in this Agreement or any other Loan Document, the phrases “Borrowers’ knowledge”, “any Borrower’s knowledge”, “Borrowers’ actual knowledge”, “any Borrower’s actual knowledge”, “Borrowers’ best knowledge” or “any Borrower’s best knowledge” or words of similar import, shall mean the actual knowledge, after commercially reasonable due inquiry undertaken in connection with the transaction contemplated in the Settlement Agreement, of any of Andrea Balkan, Theresa Hoyt, John Lee or Paul Sisson (the “Named Knowledge Parties”) and the knowledge of no other Person shall be imputed to any of the Named Knowledge Parties or any such other individuals, it being expressly represented and warranted to Lender by Borrowers that it would be unlikely that any material fact regarding any of the Properties or Borrowers or otherwise covered in the representations and warranties contained herein or in any other Loan Document would not come to the attention of one or more of the Named Knowledge Parties, after commercially reasonable due inquiry undertaken in connection with the transaction contemplated in the Settlement Agreement. Notwithstanding anything to the contrary contained in this Agreement or any other

Loan Document, none of the Named Knowledge Parties shall have any personal liability hereunder.

ARTICLE V.

COVENANTS OF BORROWERS

Section 5.1. Affirmative Covenants. From the Closing Date and until payment and performance in full of all obligations of Borrowers under the Loan Documents or the earlier release of the Lien of the Mortgage encumbering the Properties (and all related obligations) and the IP in accordance with the terms of this Agreement and the other Loan Documents, Borrowers hereby jointly and severally covenant and agree with Lender that:

5.1.1. Existence; Compliance with Legal Requirements. Each Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises necessary for the conduct of its business and comply in all material respects with all Legal Requirements applicable to such Borrower and its Property or the IP, including, without limitation, Prescribed Laws. There shall never be committed by any Borrower, and no Borrower shall knowingly permit any other Person in occupancy of or involved with the operation or use of any of the Properties to commit, any act or omission affording the federal government or any state or local government the right of forfeiture against any Property or any part thereof or any monies paid in performance of Borrowers’ obligations under any of the Loan Documents. Each Borrower hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture. Each Borrower shall at all times maintain, preserve and protect in all material respects all franchises and trade names and preserve all the remainder of its property necessary for the conduct of its business as contemplated hereunder and shall keep the Properties in good working order and repair in all material respects, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto, all as more fully provided in the Mortgage. Borrowers shall keep the Properties insured at all times by financially sound and reputable insurers, to such extent and against such risks, and maintain liability and such other insurance, as is more fully provided in this Agreement. Borrowers shall operate the Properties in accordance with the terms and provisions of the O&M Agreements in all material respects. After prior notice to Lender, any Borrower, at its own expense, may contest by appropriate legal proceeding promptly initiated and conducted in good faith and with due diligence, the validity of any Legal Requirement, the applicability of any Legal Requirement to such Borrower or its Property or any alleged violation of any Legal Requirement, provided that (a) no Event of Default has occurred and remains uncured; (b) such proceeding shall be permitted under and be conducted in accordance with the provisions of any instrument to which such Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (c) neither any Property nor any part thereof or interest therein will be in imminent danger of being sold, forfeited, terminated, cancelled or lost; (d) such Borrower shall promptly upon final determination thereof comply with any such Legal Requirement determined to be valid or applicable or cure any violation of any Legal Requirement; (e) such proceeding shall suspend the enforcement of the contested Legal Requirement against such Borrower and its Property; and (f) such Borrower shall furnish such security as may be required in the proceeding, or as may be reasonably requested by Lender, to insure compliance with such Legal Requirement, together with all interest and penalties payable in connection therewith. Following any non-compliance with such Legal Requirement as determined by a court of competent jurisdiction, Lender may apply any such security, as necessary to cause compliance with such Legal Requirement at any time when, in the reasonable judgment of Lender, the validity, applicability or violation of such Legal Requirement is finally established or any Property (or any part thereof or interest therein) shall be in imminent danger of being sold, forfeited, terminated, cancelled or lost.

5.1.2. Taxes and Other Charges. Borrowers shall pay all Taxes and Other Charges now or hereafter levied or assessed or imposed against the Properties or any part thereof prior to the date upon which any interest or late charges shall begin to accrue thereon; provided, however, Borrowers’ obligation to directly pay Taxes shall be suspended for so long as Borrowers comply with the terms and provisions of Section 7.2 hereof. Borrowers will deliver to Lender receipts for payment or other evidence satisfactory to Lender that the Taxes and Other Charges have been so paid or are not then delinquent. Borrowers shall furnish to Lender receipts for the payment of the Taxes and the Other Charges prior to the date upon which any interest or late charges shall begin to accrue thereon; provided, however, Borrowers shall not be required to furnish such receipts for payment of Taxes in the event that such Taxes have been paid by Lender pursuant to Section 7.2 hereof. Borrowers shall not suffer and shall promptly cause to be paid and discharged (or provide reasonable security for) any Lien or charge against any of the Properties, and shall promptly pay for all utility services provided to any of the Properties. After prior notice to Lender, any Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes or Other Charges, provided that (a) no Event of Default or, Subordinate Mortgage Loan Event of Default exists; (b) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which such Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (c) neither any Property nor any part thereof or interest therein will be in imminent danger of being sold, forfeited, terminated, cancelled or lost; (d) such Borrower shall promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (e) such proceeding shall suspend the collection of such contested Taxes or Other Charges from the applicable Property; and (f) such Borrower shall furnish such security as may be required in the proceeding, or as may be reasonably requested by Lender, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon. Lender may pay over any such cash deposit or part thereof held by Lender to the claimant entitled thereto at any time when, in the reasonable judgment of Lender, the entitlement of such claimant is established or any Property (or part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost or there shall be any imminent danger of the Lien of the Mortgage being primed by any related Lien.

5.1.3. Litigation. Borrowers shall give prompt notice to Lender of any litigation or governmental proceedings pending or threatened in writing against any Borrower, BREF HR or Guarantor which, if adversely determined, would have a material adverse effect on (a) the business operations, economic performance, assets, financial condition, equity, contingent liabilities, material agreements or results of operations of any Borrower, BREF HR, Guarantor, any Property or the IP, (b) the enforceability or validity of any Loan Document, the perfection or priority of any Lien created under any Loan Document or the remedies of Lender under any Loan Document, (c) the ability of any Borrower, BREF HR or Guarantor to perform, in all material respects, its obligations under each of the Loan Documents, or (d) the value of, or cash flow from, any Property or the IP.

5.1.4. Access to the Properties. Borrowers shall permit agents, representatives and employees of Lender to inspect the Properties or any part thereof at reasonable hours upon reasonable advance notice (which may be given verbally), subject to the rights of tenants under their Leases (other than the Casino Component Lease).

5.1.5. Intentionally Deleted.

5.1.6. Cooperate in Legal Proceedings. Borrowers shall reasonably cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which in any way materially affects the rights of Lender hereunder or any rights obtained by Lender under any of the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.

5.1.7. Perform Loan Documents. Borrowers shall observe, perform and satisfy all the terms, provisions, covenants and conditions of, and shall pay when due all costs, fees and expenses to the extent required under the Loan Documents executed and delivered by, or applicable to, any Borrower. Payment of the costs and expenses associated with any of the foregoing shall be in accordance with the terms and provisions of this Agreement, including, without limitation, the provisions of Section 10.13 hereof.

5.1.8. Award and Insurance Benefits. Subject to the terms of Article VI hereof, Borrowers shall reasonably cooperate with Lender in obtaining for Lender the benefits of any Awards or Insurance Proceeds to which Lender is entitled under the Loan Documents and which is lawfully or equitably payable in connection with any Property, and Lender shall be reimbursed for any actual, reasonable expenses incurred in connection therewith (including attorneys’ fees and disbursements, and the payment by Borrowers of the expense of an appraisal on behalf of Lender in case of Casualty or Condemnation affecting any Property or any part thereof) out of such Insurance Proceeds or Awards.

5.1.9. Further Assurances. Borrowers shall, at Borrowers’ sole cost and expense (subject to the terms and conditions of this Agreement):

(a) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the obligations of Borrowers under the Loan Documents, as Lender may reasonably require, including, without limitation, if permitted by applicable law, the execution and delivery of all such writings necessary to transfer any Operating Permits with respect to any Property into the name of Lender or its designee after the occurrence of an Event of Default; and

(b) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender shall reasonably require from time to time.

5.1.10. Mortgage Taxes. Borrowers represent that as of the Closing Date Borrowers have paid all state, county and municipal recording and all other taxes imposed upon the execution and recordation of the Mortgage.

5.1.11. Financial Reporting. (a) Borrowers will keep and maintain or will cause to be kept and maintained on a Fiscal Year basis, in accordance with the Uniform System of Accounts and reconciled each year in accordance with GAAP (or such other accounting basis acceptable to Lender), proper and accurate books, records and accounts reflecting all of the financial affairs of each Borrower and all items of income and expense in connection with the operation of each Property and the IP. Borrowers shall also keep and maintain or will cause to be kept and maintained, on a cash accounting basis, proper and accurate books and records reflecting the information contained in the Cash Profit and Loss Statements. Lender shall have the right from time to time at all times during normal business hours upon reasonable notice (which may be verbal) to examine such books, records and accounts (including without limitation the Cash Profit and Loss Statements) at the office of any Borrower or any other Person maintaining such books, records and accounts and to make such copies or extracts thereof as Lender shall desire. After the occurrence and during the continuance of an Event of Default, Borrowers shall pay any actual costs and expenses incurred by Lender to examine Borrowers’ accounting records with respect to the Properties and the IP, as Lender shall reasonably determine to be necessary or appropriate in the protection of Lender’s interest.

(b) Borrowers will furnish to Lender annually, within one hundred twenty (120) days following the end of each Fiscal Year of Borrowers, a complete copy of each Borrower’s, BREF HR’s and each Guarantor’s annual financial statements audited by a “Big Four” accounting firm or other independent certified public accountant reasonably acceptable to Lender in accordance with the Uniform System of Accounts (or, in the case of Guarantors, GAAP) and reconciled each year in accordance with GAAP (or such other accounting basis acceptable to Lender) covering the Properties and the IP for such Fiscal Year and containing statements of profit and loss for Borrowers, BREF HR, Guarantor and each Property and a balance sheet for Borrowers, BREF HR and Guarantor; provided, however, that in the event that Guarantor is not otherwise required to, and does not, cause to be prepared such audited financial statements in the ordinary course of its business, it may deliver the unaudited statements which are delivered to its investors or otherwise prepared in the ordinary course of its business, accompanied by the Officer’s Certificate required under subclause (B) below. Notwithstanding anything to the contrary set forth in this Agreement, the financial statements of Borrowers may be consolidated with those of BREF HR for so long as (y) BREF HR owns no other assets other than the ownership interests in one or more of the Borrowers and/or other assets related to one or more of the Borrowers, one or more of the Properties and/or the IP, and (z) engages in no other business other than those related to owning one or more of the Borrowers and/or other assets related to one or more of the Borrowers, one or more of the Properties and/or the IP, and (z) engages in no other business other than those related to owning BREF HR and/or one or more of the Borrowers and/or other assets related to BREF HR, one or more of the Borrowers, one or more of the Properties and/or the IP. Such statements of Borrowers shall set forth the financial condition and the results of operations for the Properties and the IP on a property-by-property basis and also on an aggregate basis for all Properties and the IP for such Fiscal Year, and shall include, but not be limited to, amounts representing annual Net Cash Flow, Net Operating Income, Gross Income from Operations and Operating Expenses, in each of the foregoing instances on a combined basis for all Properties and the IP as well as for each individual Property. Borrowers’ annual financial statements shall be accompanied by (i) a comparison of the budgeted income and expenses and the actual income and expenses for the prior Fiscal Year, (ii) an unqualified opinion of a “Big Four” accounting firm or other independent certified public accountant reasonably acceptable to Lender, (iii) with respect to the Hotel/Casino Property, occupancy statistics for such Property, (iv) a schedule reviewed by such independent certified public accountant reconciling Net Operating Income to Net Cash Flow (the “Net Cash Flow Schedule”), which shall itemize all adjustments made to Net Operating Income to arrive at Net Cash Flow deemed material by such independent certified public accountant, (v) a Cash Profit and Loss Statement (as defined below) annualized for the applicable prior Fiscal Year, which Cash Profit and Loss Statement shall be prepared on a cash accounting basis, and (vi) an Officer’s Certificate from each Borrower certifying that each annual financial statement presents fairly the financial condition and the results of operations of such Borrower and the Properties being reported upon and that such financial statements have been prepared in accordance with the Uniform System of Accounts and reconciled in accordance with GAAP and as of the date thereof whether there exists an event or circumstance which constitutes a monetary Default or any Event of Default under the Loan Documents executed and delivered by, or applicable to, any Borrower (including a specific statement as to Borrowers’ compliance with Section 4.1.30 hereof), and if a monetary Default or any Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same. Each Guarantor’s annual financial statements shall be accompanied by (A) an unqualified opinion of a “Big Four” accounting firm or other independent certified public accountant reasonably acceptable to Lender, and (B) an Officer’s Certificate certifying that each annual financial statement presents fairly the financial condition and the results of operations of Guarantor being reported upon and that such financial statements have been prepared in accordance with GAAP and as of the date thereof whether there exists an event or circumstance which constitutes a monetary Default or any Event of Default under the Loan Documents executed and delivered by, or applicable to, Guarantor, and if a monetary Default or any Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same. BREF HR’s annual financial statements shall be accompanied by (I) an unqualified opinion of a “Big Four” accounting firm or other independent certified public accountant reasonably acceptable to Lender, and (II) an

Officer’s Certificate certifying that each annual financial statement presents fairly the financial condition and the results of operations of BREF HR being reported upon and that such financial statements have been prepared in accordance with GAAP and as of the date thereof whether there exists an event or circumstance which constitutes a monetary Default or any Event of Default under the Loan Documents executed and delivered by, or applicable to, BREF HR, and if a monetary Default or any Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same.

(c) Borrowers will furnish, or cause to be furnished, to Lender on or before thirty (30) days after the end of each calendar month during the term of the Loan and on or before forty-five (45) days after the end of each calendar quarter during the term of the Loan commencing on March 1, 2011 and thereafter (for avoidance of doubt, the monthly reports due in any month in which the end of a calendar quarter shall occur shall be furnished on or before the date that is thirty (30) days after the end of such month and the quarterly reports due for the quarter ending in such month shall be furnished on or before the date that is forty-five (45) days following the end of such calendar quarter), the following items, accompanied by an Officer’s Certificate stating that such items are true, correct, accurate, and complete and fairly present the financial condition and results of the operations of each Borrower and the Properties and the IP on a combined basis as well as each Property individually (subject to normal year-end adjustments) as applicable: (i) with respect to the Hotel/Casino Property, an occupancy report for the subject month; (ii) a rent roll for each Property for the subject month (or quarter, as applicable); (iii) monthly cash flow statement in substantially the form attached hereto as Schedule IV (the “Cash Profit and Loss Statement”), and, within thirty (30) days following Lender’s reasonable written request, other information necessary and sufficient to fairly represent the financial position and results of operation of each Property and/or the IP during such period in form reasonably satisfactory to Lender, and containing a comparison of budgeted income and expenses and the actual income and expenses together with a detailed explanation of any variances of five percent (5%) or more between budgeted and actual amounts for such periods, in each of the foregoing instances on a combined basis for all Properties and the IP; (iv) a Net Cash Flow Schedule; and (v) a reasonably detailed schedule of complimentary food, beverages, hotel room (including any upgrades), markers and/or other amenities provided to any customers or guests of the Hotel/Casino Property. In addition, such Officer’s Certificate shall also state that the representations and warranties of each Borrower set forth in Section 4.1.30 hereof are true and correct as of the date of such certificate, that there are no trade payables outstanding for more than sixty (60) days and that there has been no change in the identity of the Independent Directors or Independent Managers of any Borrower or, if such a change has occurred the identity of any such replacement Independent Director or Independent Manager and a statement that such new Independent Director or Independent Manager satisfies the requirements with respect thereto as set forth in the definition of “Independent Director” or “Independent Manager” herein. On or before forty-five (45) days after the end of each calendar month, Borrowers also will furnish, or cause to be furnished, to Lender, with respect to the Hotel/Casino Property, the most current Smith Travel Research Reports or a locally available equivalent, if any, identified by Lender, then available to Borrowers reflecting market penetration and relevant hotel properties competing with the Hotel/Casino Property. In addition, Borrowers shall cause Guarantor to furnish, within sixty (60) days after the end of each calendar quarter, certain financial statements in accordance with the terms of the Non-Recourse Guaranty, as applicable.

(d) For each Fiscal Year during the term of the Loan, Borrowers shall submit to Lender an Annual Budget not later than twenty (20) days prior to the commencement of such Fiscal Year in form reasonably satisfactory to Lender; provided, however, that the proposed Annual Budget for 2011 shall be delivered to Lender on or before one hundred (100) days from the Closing Date, and for the initial one hundred and twenty (120) days after the Closing Date the budget attached hereto as Exhibit B shall constitute the initial Approved Annual Budget. The Annual Budget shall be subject to Lender’s written reasonable approval (each such Annual Budget, as and when approved or deemed approved pursuant to this Section 5.1.11(d), the “Approved Annual Budget”). For avoidance of doubt, any budget, operating budget, capital budget, business plan or any similar item provided for in any Gaming Agreement or other Material Contract shall (i) be subject to Lender’s approval hereunder, (ii) shall be included in the definition of Annual Budget and (iii) shall be in accordance with and subject to any Approved Annual Budget. Lender’s approval of a proposed Annual Budget shall be deemed to have been given if (i) such proposed Annual Budget is submitted to Lender with a request for approval set forth in a written notice that states clearly (in 14-point type or larger): “THIS IS A REQUEST FOR APPROVAL OF AN ANNUAL BUDGET AND IF LENDER DOES NOT RESPOND WITHIN TEN (10) BUSINESS DAYS, BORROWERS MAY DELIVER A DEEMED APPROVAL NOTICE” and Lender does not respond by approving such proposed Annual Budget or stating in reasonable detail its objections to such proposed Annual Budget within ten (10) Business Days of Lender’s receipt thereof, and (ii) after Lender’s failure to respond to the initial request for approval of such proposed Annual Budget within the time period set forth in the foregoing clause (i), Borrowers shall re-submit such proposed Annual Budget to Lender with a request for approval set forth in a written notice that states clearly (in 14-point type or larger): “THIS IS A REQUEST FOR APPROVAL OF AN ANNUAL BUDGET. APPROVAL WILL BE DEEMED GIVEN IF LENDER DOES NOT RESPOND WITHIN FIVE (5) BUSINESS DAYS” and Lender does not respond to such second submission of such proposed Annual Budget by approving such proposed Annual Budget or stating in reasonable detail its objection thereto within five (5) Business Days of Lender’s receipt of such second submission. In the event that Lender objects to a proposed Annual Budget submitted by any Borrower, Lender shall advise Borrowers of such objections within ten (10) Business Days after receipt thereof (and deliver to Borrowers a reasonably detailed description of such objections) and Borrowers shall promptly revise such Annual Budget and resubmit the same to Lender. Lender shall advise Borrowers of any objections to such revised Annual Budget within ten (10) days after receipt thereof (and deliver to Borrowers a reasonably detailed description of such objections) and Borrowers shall promptly revise (or cause Resort Manager, Gaming Operator or Liquor Manager, as applicable, to revise) the same in accordance with the process described in this subsection until Lender approves each Annual Budget. Until such time that Lender approves a proposed Annual Budget (or is deemed to have approved such Annual Budget), the most recently Approved Annual Budget shall apply;

provided, that such Approved Annual Budget shall be automatically adjusted (i) to reflect actual increases in Taxes and Insurance Premiums with respect to each Property, and (ii) to reflect any expenses that must be incurred on an “emergency basis” in order to prevent the occurrence of any harm to any individuals on any Property or any Property itself or the operation thereof. Notwithstanding the foregoing, if eighty-five percent (85%) of the aggregate amount of costs set forth in a proposed Annual Budget have been approved by Lender, then until such time as Lender approves the entirety of such proposed Annual Budget (or is deemed to have approved the entirety of such proposed Annual Budget in accordance with this Section 5.1.11(d)), (A) such approved portions of such proposed Annual Budget shall apply and shall constitute an “Approved Annual Budget” with respect only to such portions, (B) the remainder of such proposed Annual Budget shall be automatically adjusted as provided in the immediately preceding sentence, and (C) Borrowers and Lender shall diligently continue the process of agreeing to the remaining costs as set forth in this Section 5.1.11(d) for the approval of the Annual Budget as a whole. Borrower shall be entitled to submit a proposed revised Annual Budget (for approval on the same terms and conditions described above) every month for the initial twelve (12) months following the Closing Date, and thereafter every calendar quarter.

(e) In the event that any Borrower must incur any Extraordinary Expense not set forth in the Approved Annual Budget, then such Borrower shall promptly deliver to Lender a reasonably detailed explanation of such proposed Extraordinary Expense for Lender’s approval. Notwithstanding the foregoing, no prior approval by Lender shall be required for any Extraordinary Expense needed to be incurred immediately to prevent imminent injury to person or damage to property, provided that within three (3) Business Days thereafter Borrowers shall provide reasonably satisfactory evidence to Lender to demonstrate the imminent necessity and reasonableness of the Extraordinary Expense incurred.

(f) If, at the time a Disclosure Document is being prepared for a Securitization, Lender expects that any or more Borrowers alone or any one or more Borrowers and one or more Affiliates of any Borrower collectively, or any one or more of the Properties alone or any one or more of the Properties and any one or more Related Properties collectively, will be a Significant Obligor, Borrowers shall furnish to Lender upon request (i) the selected financial data or, if applicable, Net Operating Income, required under Item 1112(b)(1) of Regulation AB, if Lender expects that the principal amount of the Loan together with any Related Loans as of the cut-off date for such Securitization may, or if the principal amount of the Loan together with any Related Loans as of the cut-off date for such Securitization and at any time during which the Loan and any Related Loans are included in a Securitization does, equal or exceed ten percent (10%) (but less than twenty percent (20%)) of the aggregate principal amount of all mortgage loans included or expected to be included, as applicable, in the Securitization, or (ii) the financial statements required under Item 1112(b)(2) of Regulation AB, if Lender expects that the principal amount of the Loan together with any Related Loans as of the cut-off date for such Securitization may, or if the principal amount of the Loan together with any Related Loans as of the cut-off date for such Securitization and at any time during which the Loan and any Related Loans are included in a Securitization does, equal or exceed twenty percent (20%) of the aggregate principal amount of all mortgage loans included or expected to be included, as applicable, in the Securitization. Such financial data or financial statements shall be furnished to Lender (A) within fifteen (15) Business Days after notice from Lender in connection with the preparation of Disclosure Documents for the Securitization, (B) not later than forty-five (45) days after the end of each calendar quarter of Borrowers, and (C) not later than one hundred twenty (120) days after the end of each calendar year of Borrowers; provided, however, that Borrowers shall not be obligated to furnish financial data or financial statements pursuant to clauses (B) or (C) of this sentence with respect to any period for which a filing pursuant to the Exchange Act in connection with or relating to the Securitization (an “Exchange Act Filing”) is not required. If requested by Lender, Borrowers shall furnish to Lender financial data and/or financial statements for any tenant of any Property, but only to the extent such tenant is required to provide such financial data and/or financial statements under its Lease, if, in connection with a Securitization, Lender expects there to be, with respect to such tenant or group of Affiliated tenants, a concentration within all of the mortgage loans included or expected to be included, as applicable, in the Securitization such that such tenant or group of affiliated tenants would constitute a Significant Obligor.

(g) All financial data and financial statements provided by Borrowers pursuant to Section 5.1.11(f) hereof shall be prepared in accordance with GAAP (unless otherwise specified) and shall meet the requirements of Regulation AB and all other applicable Legal Requirements. All financial statements referred to in Section 5.1.11(f) hereof shall be audited by independent accountants of Borrowers reasonably acceptable to Lender in accordance with Regulation AB and all other applicable Legal Requirements, shall be accompanied by the manually executed report of the independent accountants thereon, which report shall meet the requirements of Regulation AB and all other applicable Legal Requirements, and shall be further accompanied by a manually executed written consent of the independent accountants, in form and substance reasonably acceptable to Lender, to the inclusion of such financial statements in any Disclosure Document and any Exchange Act Filing and to the use of the name of such independent accountants and the reference to such independent accountants as “experts” in any Disclosure Document and Exchange Act Filing, all of which shall be provided at the same time as the related financial statements are required to be provided. All financial data and financial statements (audited or unaudited) provided by Borrowers under Section 5.1.11(f) hereof shall be accompanied by an Officer’s Certificate of each Borrower, which certification shall state that such financial statements meet the requirements set forth in the first sentence of this Section 5.1.11(g).

(h) If requested by Lender, Borrowers shall provide Lender, promptly upon request, with any other or additional financial statements, or financial, statistical or operating information, as Lender shall reasonably determine to be required pursuant to Regulation AB or any amendment, modification or replacement thereto or other Legal Requirements in connection with any Disclosure Document or any Exchange Act Filing or as shall otherwise be reasonably requested by Lender.

(i) In the event Lender reasonably determines, in connection with a Securitization, that the financial data and financial statements required in order to comply with Regulation AB or any amendment, modification or replacement thereto or any other

Legal Requirements are other than as provided herein, then notwithstanding the provisions of Sections 5.1.11(f) and (g) hereof, Lender may request, and Borrower shall promptly provide, such other financial data and financial statements as Lender determines to be necessary or appropriate for such compliance.

(j) Any reports, statements or other information required to be delivered under this Section 5.1.11 shall be delivered (i) in paper form, (ii) on a compact disk or DVD, and (iii) if requested by Lender and within the capabilities of Borrowers’ data systems without change or modification thereto, in electronic form and prepared using Microsoft Word for Windows or WordPerfect for Windows files (which files may be prepared using a spreadsheet program and saved as word processing files). Borrowers agree that Lender may disclose information regarding the Properties, the IP and Borrowers that is provided to Lender pursuant to this Section 5.1.11 in connection with any Securitization to such parties requesting such information in connection with such Securitization.

(k) Without limiting the foregoing reporting and approval provisions, Borrowers shall promptly provide to Lender copies of (i) any proposed “Operating Budget”, “Annual Plan” or “Capital Budget” (or any similar document) delivered under any Gaming Agreement, the Resort Management Agreement or the Liquor Management Agreement, together with any proposed revisions or replacements thereof, for Lender’s approval prior to Borrower granting any approval of such items, (ii) any financial reporting information provided under Section 6.4 of the Casino Component Lease, (iii) “Rent Shortfall Notices” and calculations of monthly “Excess Cash” under and as defined in the Casino Component Lease, (iv) any default notices received or delivered under any Material Contract, and (v) draw requests under the Working Capital Note.

5.1.12. Business and Operations. Borrowers will continue to engage in the businesses presently conducted by Borrowers as and to the extent the same are necessary for the ownership, maintenance, management and operation of the Properties or the IP. Each Borrower will qualify to do business and will remain in good standing under the laws of each jurisdiction as and to the extent the same are required for the ownership, maintenance, management and operation of the Properties or the IP.

5.1.13. Title to the Properties and the IP. Borrowers will warrant and defend (a) the title to each Property, the Owned IP and any right in and under all IP Agreements with respect to Licensed IP, and every part thereof, subject only to Liens permitted hereunder (including Permitted Encumbrances, Permitted IP Encumbrances and the asset sales and releases permitted under this Agreement), and (b) the validity and priority of the Liens of the Mortgage, the Assignment of Leases and the IP Assignments, subject only to Liens permitted hereunder (including Permitted Encumbrances and Permitted IP Encumbrances), in each case against the claims of all Persons whomsoever. Borrowers shall reimburse Lender for any actual losses, actual costs, actual damages (excluding lost profits, diminution in value and other consequential damages) or reasonable expenses (including reasonable attorneys’ fees and court costs) incurred by Lender if an interest in any Property or the IP, other than as permitted hereunder, is claimed by another Person.

5.1.14. Costs of Enforcement. In the event (a) that the Mortgage is foreclosed in whole or in part or that the Mortgage is put into the hands of an attorney for collection, suit, action or foreclosure, (b) of the foreclosure of any mortgage prior to or subsequent to the Mortgage in which proceeding Lender is made a party, or (c) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of any Borrower or any of its Constituent Members or an assignment by any Borrower or any of its Constituent Members for the benefit of its creditors and Lender incurs costs in connection with any such proceeding as a direct or indirect result of the Loan, then, in any of the foregoing instances, each Borrower, on behalf of itself and its successors or assigns, shall be chargeable with and shall pay all actual out-of-pocket costs of collection and defense, including attorneys’ fees and costs, incurred by Lender or any Borrower in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein.

5.1.15. Estoppel Statement. (a) After request by Lender from time to time, but in no event more than two (2) times in any twelve (12) month period except in connection with a Securitization, Borrowers shall within ten (10) Business Days furnish Lender with a statement, duly acknowledged and certified, setting forth (i) the original principal amount of the Loan and each Component, (ii) the Note B Outstanding Principal Balance and the Note A Outstanding Principal Balance, (iii) the Applicable Interest Rate of each Component, (iv) the date an installment of interest was last paid, (v) any offsets or, to the best of each Borrower’s actual knowledge, defenses to the payment of the Debt, if any, and (vi) that the Notes, this Agreement, the Mortgage and the other Loan Documents are valid, legal and binding obligations of Borrowers and have not been modified or, if modified, giving particulars of such modification.

(b) After request by Borrowers, but in no event more than two (2) times in any twelve (12) month period, Lender shall within ten (10) Business Days furnish Borrowers with a statement, duly acknowledged and certified, stating (i) the Note B Outstanding Principal Balance and the Note A Outstanding Principal Balance, (ii) the Applicable Interest Rate of each Component, (iii) the date an installment of interest was last paid, and (iv) whether or not Lender has sent any notice of default under the Loan Documents which remains uncured in the opinion of Lender.

(c) Borrowers shall use commercially reasonable efforts to deliver to Lender within thirty (30) days of receipt of written request, tenant estoppel certificates from each commercial tenant leasing space at any of the Properties, in form and substance reasonably satisfactory to Lender; provided that, except in connection with a Securitization, Borrowers shall not be required to deliver such certificates more frequently than once in any calendar year or less frequently if, and to the extent, so restricted by the terms of any Leases entered into prior to the Original Closing Date.

(d) Borrowers shall deliver, within ten (10) Business Days after request by Lender from time to time, estoppel certificates from First Mezzanine Borrowers and/or Second Mezzanine Borrowers, covering substantially the same matters as set forth in clause (a) above and any other matters reasonably requested by Lender.

5.1.16. Employees. Borrowers shall promptly commence and diligently pursue the transfer and assignment of all employees currently employed by any Borrower to an entity that is not a Borrower hereunder, and shall use best efforts to accomplish such transfers within sixty (60) days from the Closing Date.

5.1.17. Performance by Borrowers. Borrowers shall, in a timely manner and in all material respects, observe, perform and fulfill each and every covenant, term and provision of each Loan Document executed and delivered by, or applicable to, any Borrower, and shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan Document executed and delivered by, or applicable to, any Borrower without the prior consent of Lender.

5.1.18. Confirmation of Representations. Borrowers shall deliver, in connection with any Securitization, (a) one or more Officer’s Certificates certifying as to the accuracy of all representations made by Borrowers in the Loan Documents as of the date of the closing of such Securitization in all relevant jurisdictions (or if any such representations are no longer accurate, providing an explanation as to the reason for such inaccuracy), and (b) certificates of the relevant Governmental Authorities in all relevant jurisdictions indicating the good standing and qualification of each Borrower as of the date of the Securitization.

5.1.19. No Joint Assessment. Borrowers shall not suffer, permit or initiate the joint assessment of any Property (a) with any other real property constituting a tax lot separate from such Property, and (b) which constitutes real property with any portion of such Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such real property portion of the Property.

5.1.20. Leasing Matters; Material Contracts. (a) Any Major Leases with respect to any Property executed after the date hereof shall be subject to Lender’s approval, which approval shall not be unreasonably withheld, conditioned or delayed, provided, however, that renewals of any Major Lease by Borrowers initially executed prior to the Original Closing Date shall not require the approval of Lender if the terms of any such Lease provided for renewals at a reasonably determinable rent. Upon request, Borrowers shall furnish Lender with executed copies of all Leases. All proposed Major Leases shall be on commercially reasonable terms and no Lease shall contain any terms which would materially adversely affect Lender’s rights under the Loan Documents. All Leases executed after the date hereof shall provide that they are subordinate to the Mortgage and that the lessee agrees to attorn to Lender or any purchaser at a sale by foreclosure or power of sale, provided that, with respect to Major Leases, Lender provides commercially reasonable non-disturbance language. Borrowers (i) shall observe and perform the obligations imposed upon the lessor under the Leases in a commercially reasonable manner; (ii) shall enforce the terms, covenants and conditions contained in the Leases upon the part of the lessee thereunder to be observed or performed in a commercially reasonable manner and in a manner not to impair the value of any Property involved, except that no termination by any Borrower or acceptance of surrender by a tenant of any Major Lease will be permitted without the consent of Lender; (iii) shall not collect any of the rents more than one (1) month in advance (other than security deposits); (iv) shall not execute any other assignment of lessor’s interest in the Leases or the Rents (except as contemplated by the Loan Documents); and

(v) shall not alter, modify or change the terms of any Major Lease in any material manner, in each of the foregoing instances, without the prior written approval of Lender, not to be unreasonably withheld. To the extent Lender’s approval is required pursuant to this Section 5.1.20, Lender shall endeavor to respond to a request for Lender’s approval within ten (10) Business Days after Borrowers’ written request therefor, delivered together with any documents or information required to be provided by Borrowers hereunder in connection with Lender’s review of the proposed Major Lease, Major Lease amendment or Major Lease termination. If the correspondence from Borrowers requesting such approval contains the following statement at the top of the first page thereof in capitalized, boldfaced, 14 point type lettering: “IF YOU FAIL TO RESPOND TO OR TO EXPRESSLY DENY THIS REQUEST FOR APPROVAL IN WRITING WITHIN SIX (6) BUSINESS DAYS, YOUR APPROVAL SHALL BE DEEMED GIVEN”, and if Lender shall fail to respond to or to expressly deny such request for approval in writing (stating in reasonable detail the reason for such disapproval) within ten (10) Business Days after receipt of Borrowers’ written request therefor together with the documents and information required above and any other information reasonably requested by Lender in writing prior to the expiration of such ten (10) Business Day period in order to adequately review the same, then Borrowers shall re-submit such proposed Major Lease, Major Lease amendment or Major Lease termination and accompanying information to Lender with a request for approval containing the following statement at the top of the first page thereof in capitalized, boldfaced, 14 point type lettering: “IF YOU FAIL TO RESPOND TO OR TO EXPRESSLY DENY THIS REQUEST FOR APPROVAL IN WRITING WITHIN THREE (3) BUSINESS DAYS, YOUR APPROVAL SHALL BE DEEMED GIVEN”, and if Lender does not respond to such second request by approving such proposed Major Lease, Major Lease amendment or Major Lease termination or stating its objection thereto within five (5) Business Days of Lender’s receipt of such second submission, Lender’s approval shall be deemed given. Notwithstanding anything to the contrary contained herein, Borrowers shall not enter into a lease of all or substantially all of any Property without Lender’s prior consent.

(b) Any Material Contract executed after the date hereof shall be subject to Lender’s approval in its sole discretion. Borrower shall provide Lender with copies of all executed Material Contracts. Borrowers (i) shall observe and perform the obligations imposed upon the Borrowers under each Material Contract; (ii) shall enforce the terms, covenants and conditions contained in each Material Contract upon the part of the other party thereto; (iii) shall not terminate any Major Contract (or accept any surrender or termination by any other party under any Major Contract) without the prior written consent of Lender; (iv) shall not execute any other assignment of Borrower’s interest in any Material Contract (except as contemplated by the Loan Documents); (v) shall not alter, modify, waive, amend or change the terms of any Material Contract without the prior written consent of Lender, (vi) shall not consent to any direct or indirect Transfer, assignment, pledge, or encumbrance of any Major Contract by any other party to such Major Contract without the prior written consent of Lender, (vii) shall not grant any consent or approval under Section 3.13 of the Gaming Management Agreement or Section 6.16 of the Casino Component Lease, without the prior written consent of Lender, (viii) promptly provide Lender with copies of any notices of default received or given, or any other material correspondence, under any Major Contract; (ix) provide Lender with the opportunity to participate in any audit rights exercised by Borrower under any Material Contract; and (x) shall not approve any adjustments to any “Gaming

Cash Amount” under the Casino Component Lease or approve any levels of “complimentary” items under Sections 5.4 and/or 5.5 of the Casino Component Lease beyond those established on the Closing Date, without the prior written consent of Lender.

5.1.21. Alterations. Borrowers shall obtain Lender’s prior consent to any material alterations to any Improvements, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, Lender’s consent shall not be required in connection with any alterations that will not have a material adverse effect on any Borrower’s financial condition, the value of the applicable Property or the Net Operating Income, provided that such alterations (a) are made in connection with tenant improvement work performed pursuant to the terms of any Lease, (b) do not materially adversely affect any structural component of any Improvements, any utility or HVAC system contained in any Improvements or the exterior of any building constituting a part of any Improvements and the aggregate cost thereof does not exceed the Alteration Threshold Amount, or (c) are performed in connection with the Restoration of a Property after the occurrence of a Casualty or Condemnation in accordance with the terms and provisions of this Agreement. To the extent Lender’s prior written approval is required pursuant to this Section 5.1.21, Lender shall have fifteen (15) Business Days from receipt of written request and any and all reasonably required information and documentation relating thereto in which to approve or disapprove such request and such written request shall state thereon in bold letters of 14 point font or larger that action is required by Lender. If Lender fails to approve or disapprove the request within such fifteen (15) Business Days, Lender’s approval shall be deemed given. Should Lender fail to approve any such request, Lender shall give Borrowers written notice setting forth in reasonable detail the basis for such disapproval. In no event shall Lender require any “consent fee” as a condition to any required approval. If the total unpaid amounts due and payable with respect to alterations to the Improvements at any Property (other than such amounts to be paid or reimbursed by tenants under the Leases) shall at any time exceed the Alteration Threshold Amount, Borrowers shall promptly deliver to Lender as security for the payment of such amounts and as additional security for Borrowers’ obligations under the Loan Documents any of the following: (A) cash, (B) U.S. Obligations, (C) other securities having a rating acceptable to Lender and that the applicable Rating Agencies have confirmed in writing will not, in and of itself, result in a downgrade, withdrawal or qualification of the then current ratings assigned to any Securities or any class thereof in connection with any Securitization, (D) a Letter of Credit, or (E) a completion and performance bond issued by an Approved Bank. Such security shall be in an amount equal to the excess of the total unpaid amounts with respect to alterations to the Improvements on the applicable Property (other than such amounts to be paid or reimbursed by tenants under the Leases) over the Alteration Threshold Amount and during the continuance of an Event of Default, Lender may apply such security from time to time at the option of Lender to pay for such alterations.

5.1.22. Operation of the Properties.

(a) Borrowers shall cause the Properties to be operated, in all material respects, in accordance with the Resort Management Agreement. In the event that the Resort Management Agreement expires or is terminated (without limiting any obligation of Borrowers to obtain Lender’s consent to any termination or modification of the Resort

Management Agreement, if applicable, in accordance with the terms and provisions of this Agreement), Borrowers shall promptly enter into a Replacement Resort Management Agreement with the applicable Resort Manager or another Qualified Resort Manager, as applicable.

(b) Each Borrower shall: (i) promptly perform and/or observe, in all material respects, all of the covenants and agreements required to be performed and observed by it under the Resort Management Agreement to which it is a party and do all things necessary to preserve and to keep unimpaired its material rights thereunder; (ii) promptly notify Lender of any material default under the Resort Management Agreement of which it is aware; (iii) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditures plan, notice, report and estimate received by it under the Resort Management Agreement; and (iv) enforce the performance and observance of all of the material covenants and agreements required to be performed and/or observed by the Resort Manager under the Resort Management Agreement in a commercially reasonable manner.

(c) Hotel/Casino Borrower shall at all times operate and maintain (or cause to be operated and maintained) the Hotel/Casino Property and the Casino Component as a hotel and casino resort in accordance with standards at least equivalent to the Comparable Hotel/Casinos. The theme of the Hotel/Casino Property and the Casino Component shall not be materially changed without the prior written consent of Lender, which consent shall not be unreasonably withheld. Hotel/Casino Borrower shall cause the Hotel/Casino Property to be at all times open for business as a hotel and the Casino Component to be open at all times for business as a casino, other than as provided under the Casino Component Lease and the Gaming Management Agreement, pursuant to Legal Requirements, temporary closures as a result of Casualty or other events outside the reasonable control of Borrowers. In connection with its obligations under this Section 5.1.22 Borrowers shall pay (or cause to be paid) all expenses incurred in connection with the operation of the Properties (including, without limitation, all payroll related expenses) as and when due and any failure of Borrower to do so shall at Lender’s election constitute an Event of Default; provided, however, that, subject to Borrowers contest rights described in the next sentence, if the sole cause for Borrowers’ failure to pay such expenses is Lender’s refusal to disburse funds actually on deposit in the Cash Management Account because such expenses are not in accordance with the then Approved Annual Budget, then no Event of Default shall exist hereunder with respect to such payment failures for a period of sixty (60) days from the first date of Lender’s refusal to disburse, so long as Borrowers promptly submit a revised Annual Budget for Lender’s approval in accordance with Section 5.1.11 and from and after such sixty (60) day period expenses are paid in accordance with such revised Approved Annual Budget. Notwithstanding the foregoing, after prior written notice to Lender, any Borrower, at its own expense, may contest in good faith and with due diligence, the amount or validity of any charge for any Operating Expense, provided that (a) no Event of Default has occurred and remains uncured; (b) such contest shall be conducted in accordance with all applicable Legal Requirements; (c) such contest shall not cause or be likely to cause the Property to fail to meet the operational standards of the Comparable Hotel/Casinos or to fail to be in compliance with all Legal Requirements, (d) Borrowers shall procure substitute goods or services to replace the good or services which are the subject of the contested Operating Expense, (e) such Borrower shall promptly upon final resolution of such contest pay any such charge as has been determined to be valid, (f) such Borrower shall furnish such security as may be required in the contest, or as may be reasonably requested by Lender, to insure compliance with such charge, together with all interest and penalties payable in connection therewith and (g) if the aggregate amount of Operating Expenses being contested is more than $250,000 Lender’s approval for such contest shall be obtained.

5.1.23. Liquor Management at Hotel/Casino Property.

(a) Unless and until Hotel/Casino Borrower has obtained all Governmental Approvals necessary to provide all alcoholic beverage services provided at the Hotel/Casino Property as of the Closing Date, Hotel/Casino Borrower shall cause all alcoholic beverage services at the Hotel/Casino Property to be managed by a Liquor Manager in accordance with a Liquor Management Agreement and Borrowers shall use commercially reasonable best efforts to conduct and/or to cause to be conducted the alcoholic beverage services at the Hotel/Casino Property in such a manner so as to maximize Gross Income from Operations at the Properties in the aggregate. In the event that a Liquor Management Agreement expires or is terminated (without limiting any obligation of Hotel/Casino Borrower to obtain Lender’s consent to any termination or modification of any Liquor Management Agreement, if applicable, in accordance with the terms and provisions of this Agreement), Hotel/Casino Borrower shall promptly enter into a Replacement Liquor Management Agreement with the Liquor Manager or another Qualified Liquor Manager, as applicable.

(b) Hotel/Casino Borrower shall: (i) promptly perform and/or observe, in all material respects, all of the covenants and agreements required to be performed and observed by it under the Liquor Management Agreement and do all things necessary to preserve and to keep unimpaired its material rights thereunder; (ii) promptly notify Lender of any material default under the Liquor Management Agreement of which it is aware; (iii) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditures plan, notice, report and estimate received by it under the Liquor Management Agreement; and (iv) enforce the performance and observance of all of the material covenants and agreements required to be performed and/or observed by the Liquor Manager under the Liquor Management Agreement, in a commercially reasonable manner.

(c) Upon the occurrence and during the continuance of an Event of Default, Borrowers shall, at the request of Lender, cause the Liquor Manager to continue to perform all obligations under the Liquor Management Agreement. Additionally, Borrowers shall, upon and after the foreclosure, deed in lieu of foreclosure or other similar transfer of the Hotel/Casino Property to Lender, its designee or nominee (a “Lender Successor Owner”), at the request of Lender, cause the Liquor Manager to perform all obligations under the Liquor Management Agreement and Hotel/Casino Borrower shall also perform all obligations under the Liquor Management Agreement (including specifically the obligation to provide employees) for the benefit of the Lender

Successor Owner and to maintain all applicable Operating Permits necessary for the performance thereof for a period not to exceed fifteen (15) months after the effective date of such transfer to the Lender Successor Owner (which period shall in all events terminate upon Lender Successor Owner’s appointment of a new liquor manager possessing all Governmental Approvals necessary to provide all alcoholic beverage services at the Hotel/Casino Property, subject to Liquor Manager’s and Hotel/Casino Borrower’s obligations to transfer its responsibilities under the Liquor Management Agreement to such new liquor manager and to reasonably cooperate with the transition of the liquor management responsibilities from Liquor Manager to such new liquor manager), either in accordance with the terms of the Liquor Management Agreement, including, but not limited to, the obligation to deposit all revenue derived from liquor sales into an account designated by the Lender Successor Owner, or pursuant to a replacement liquor services management agreement in form and substance reasonably acceptable to Lender and such Liquor Manager. Notwithstanding the foregoing, at any time after the foreclosure, deed in lieu of foreclosure or other similar transfer of the Hotel/Casino Property to a Lender Successor Owner, at the option of such Lender Successor Owner exercised by written notice to the Liquor Manager, such Lender Successor Owner shall have the right to terminate the Liquor Management Agreement with any Liquor Manager without penalty or termination fee and, in connection with the foregoing, Liquor Manager shall transfer its responsibilities thereunder to a Person selected by such Lender Successor Owner in its sole discretion.

5.1.24. Gaming Operations at the Hotel/Casino Property.

(a) All gaming operations conducted at the Hotel/Casino Property shall at all times be operated by a Qualified Gaming Operator and Borrowers shall use commercially reasonable best efforts to conduct and/or to cause to be conducted the gaming operations in such a manner so as to maximize Gross Income from Operations at the Properties in the aggregate.

(b) Hotel/Casino Borrower acknowledges that Lender has the right (but not the obligation) to cure any default by Hotel/Casino Borrower under the Casino Component Lease and pursuant to the terms of the Gaming Subordination Agreement any default by LVHR or Gaming Operator under the Gaming Management Agreement. In furtherance of that right, Hotel/Casino Borrower shall promptly execute, acknowledge and deliver to Lender such instruments as may reasonably be required to permit Lender to so cure any default under the Casino Component Lease and/or the Gaming Management Agreement. Additionally, subject to the Gaming Laws, Hotel/Casino Borrower irrevocably appoints Lender as its true and lawful attorney-in-fact to do, in its name or otherwise, any and all acts and to execute any and all documents that are necessary to preserve any rights of Hotel/Casino Borrower under or with respect to the Casino Component Lease (and the above powers granted to Lender are coupled with an interest and shall be irrevocable) to the extent that Hotel/Casino Borrower fails to do any of the same within five (5) Business Days following written request by Lender.

5.1.25. Intellectual Property.

(a) Each Borrower shall take all actions reasonably necessary to protect the IP, subject to, and in compliance with, applicable IP Agreements, including, without limitation, (i) maintaining all material registrations and applications with respect to any IP owned by any Borrower, (ii) maintaining and complying with the terms of all licenses necessary for the use of any IP licensed to any Borrower, (iii) expeditiously and diligently seeking to stop any acts of infringement or unfair competition with respect to the Owned IP that are brought to any Borrower’s attention, and using commercially reasonable efforts to cause HRCI or Morton, as the case may be, to diligently seek to stop any acts of infringement or unfair competition with respect to the Licensed IP that are brought to any Borrower’s attention and (iii) refraining from any act or omission that might jeopardize any Borrower’s ability to use any of the IP.

(b) Hotel/Casino Borrower shall operate the Hotel/Casino Property as a “Hard Rock” hotel unless otherwise consented to in writing by Lender and shall refrain from any act or omission, including, without limitation, any act contemplated under Section 5.1.26 hereof, that would result in, or would be reasonably likely to result in, the loss of its ability to so operate the Hotel/Casino Property as a “Hard Rock” hotel.

5.1.26. Licensing and Sublicensing of the IP. Borrowers shall not license any of the Owned IP or sublicense any of the Licensed IP (an “IP License”) without Lender’s consent in each instance.

Section 5.2. Negative Covenants. From the Closing Date until payment and performance in full of all obligations of Borrowers under the Loan Documents or the earlier release of the Lien of the Mortgage in accordance with the terms of this Agreement and the other Loan Documents, each Borrower covenants and agrees with Lender that it will not do, directly or indirectly, any of the following:

5.2.1. Operation of the Properties; Liquor Management.

(a) Borrowers shall not, without Lender’s prior consent (which consent shall not be unreasonably withheld, conditioned or delayed): (i) subject to Section 9.5.1 hereof, surrender, terminate or cancel the Resort Management Agreement; provided, that Borrowers may, without Lender’s consent, replace the Resort Manager so long as the replacement manager is a Qualified Resort Manager pursuant to a Replacement Resort Management Agreement; (ii) reduce or consent to the reduction of the term of the Resort Management Agreement; (iii) increase or consent to the increase of the amount of any charges or fees under the Resort Management Agreement; or (iv) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, the Resort Management Agreement in any material respect.

(b) Following the occurrence and during the continuance of an Event of Default, Borrowers shall not exercise any rights, make any decisions, grant any approvals or otherwise take any action under the Resort Management Agreement without the prior consent of Lender, which consent may be withheld in Lender’s sole discretion.

(c) Hotel/Casino Borrower shall not, without Lender’s prior consent (which consent shall not be unreasonably withheld, conditioned or delayed): (i) subject to Section 9.5.2 hereof, surrender, terminate or cancel the Liquor Management Agreement; provided, that Hotel/Casino Borrower may, without Lender’s consent, replace the Liquor Manager so long as the replacement liquor manager is a Qualified Liquor Manager pursuant to a Replacement Liquor Management Agreement; (ii) reduce or consent to the reduction of the term of the Liquor Management Agreement; (iii) increase or consent to the increase of the amount of any charges or fees under the Liquor Management Agreement; or (iv) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, the Liquor Management Agreement in any material respect.

(d) Following the occurrence and during the continuance of an Event of Default, Hotel/Casino Borrower shall not exercise any rights, make any decisions, grant any approvals or otherwise take any action under the Liquor Management Agreement without the prior consent of Lender, which consent may be withheld in Lender’s sole discretion.

(e) Hotel/Casino Borrower shall not, without Lender’s prior consent (which consent shall not be unreasonably withheld, conditioned or delayed): (i) subject to Section 9.6 hereof, consent to or cause the surrender, termination or cancelation of the Gaming Management Agreement; provided, that Hotel/Casino Borrower may, without Lender’s consent, consent to or cause the replacement of the manager thereunder so long as the replacement manager is a Qualified Gaming Operator pursuant to a Replacement Gaming Management Agreement; (ii) reduce or consent to the reduction of the term of the Gaming Management Agreement; (iii) increase or consent to the increase of the amount of any charges or fees under the Gaming Management Agreement; or (iv) otherwise consent to or cause the modification, change, supplementation, alteration or amendment, or consent to or cause any waiver or release of any of rights and remedies under, the Gaming Management Agreement in any material respect.

(f) Following the occurrence and during the continuance of an Event of Default, Hotel/Casino Borrower shall not exercise any rights, make any decisions, grant any approvals (or consent to or cause any of the foregoing action) or otherwise take or consent to any action under the Gaming Management Agreement without the prior consent of Lender, which consent may be withheld in Lender’s sole discretion.

5.2.2. Liens. No Borrower shall create, incur, assume or suffer to exist any Lien on any portion of any Property or the IP or knowingly permit any such action to be taken, except: (i) Permitted Encumbrances and Permitted IP Encumbrances; (ii) Liens created by or permitted pursuant to the Loan Documents; and (iii) Liens for Taxes or Other Charges not yet delinquent.

5.2.3. Dissolution. No Borrower shall (a) engage in any dissolution, liquidation or consolidation or merger with or into any other business entity, (b) engage in any business activity not related to the ownership and operation of its Property or the IP, (c) transfer, lease or sell, in one transaction or any combination of transactions, the assets or all or substantially all of the properties or assets of such Borrower except to the extent permitted by the Loan Documents, or (d) modify, amend, waive or terminate (i) its organizational documents in any material respect or in any respect with regard to the provisions concerning any Borrower’s status as a Special Purpose Entity, or (ii) its qualification and good standing in any jurisdiction, in each case, without obtaining the prior consent of Lender.

5.2.4. Change in Business. No Borrower shall enter into any line of business other than the ownership and operation of its Property or the IP, or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in a material manner in activities other than the continuance of its present business.

5.2.5. Debt Cancellation. No Borrower shall cancel or otherwise forgive or release any material claim or debt (other than termination of Leases in accordance herewith) owed to such Borrower by any Person, except for adequate consideration and in the ordinary course of such Borrower’s business.

5.2.6. Zoning. No Borrower shall initiate or consent to any zoning reclassification of any portion of any Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of any Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, in each case, without the prior consent of Lender not to be unreasonably withheld.

5.2.7. Removal of FF&E. Except in the ordinary course of business, no Borrower shall remove or transfer any material article of FF&E or other personal property owned by any Borrower used in the operation of any Property unless the same is replaced with substantially similar FF&E or is obsolete, without the prior written consent of Lender in each instance, which consent shall not be unreasonably withheld, conditioned or delayed. To the extent Lender’s prior written approval is required pursuant to this Section 5.2.7, Lender shall endeavor to respond to a request for Lender’s approval within five (5) Business Days after Borrowers’ written request therefor, delivered together with any documents or information required to be provided by Borrowers hereunder in connection with Lender’s review of the proposed action or matter. Lender’s approval of any action or matter requiring Lender’s consent under this Section 5.2.7 shall be deemed to have been given if (i) a request for approval, together with any documents or information required to be provided by Borrowers hereunder in connection with Lender’s review of the proposed action or matter, is submitted to Lender with a request for approval set forth in a written notice that states clearly (in 14-point type or larger): “THIS IS A REQUEST FOR APPROVAL AND IF LENDER DOES NOT RESPOND TO OR EXPRESSLY DENY THIS REQUEST FOR APPROVAL IN WRITING WITHIN FIVE (5) BUSINESS DAYS, BORROWERS MAY DELIVER A DEEMED APPROVAL NOTICE”, and Lender does not respond by approving such proposed action or matter or stating in reasonable detail its objections to such proposed action or matter within five (5) Business Days of Lender’s receipt thereof, and (ii) after Lender’s failure to respond to the initial request for approval of such proposed action or matter within the time period set forth in the foregoing clause (i), Borrowers shall re-submit such request to Lender in a written notice that states clearly (in 14-point type or larger): “THIS IS A REQUEST FOR APPROVAL. APPROVAL WILL BE DEEMED GIVEN IF LENDER DOES NOT RESPOND WITHIN FIVE (5) BUSINESS

DAYS”, and Lender does not respond to such second submission by approving such proposed action or matter or stating in reasonable detail its objection thereto within five (5) Business Days of Lender’s receipt of such second submission.

5.2.8. Principal Place of Business and Organization. No Borrower shall change its principal place of business set forth in the introductory paragraph of this Agreement without first giving Lender thirty (30) days prior notice. No Borrower shall change the place of its organization as set forth in Section 4.1.28 hereof without the consent of Lender, which consent shall not be unreasonably withheld. Upon Lender’s request, Borrowers shall execute and deliver additional financing statements, security agreements and other instruments which may be necessary to effectively evidence or perfect Lender’s security interest in the Properties and/or the IP as a result of such change of principal place of business or place of organization.

5.2.9. ERISA. (a) Assuming that Lender is not, and is not lending the assets of, an “employee benefit plan” as defined in Section 3(3) of ERISA, no Borrower shall engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Notes, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA.

(b) Each Borrower shall deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan, as requested by Lender in its reasonable discretion, that (i) such Borrower is not an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a “governmental plan” within the meaning of Section 3(32) of ERISA; (ii) none of the assets of such Borrower constitute “plan assets” within the meaning of Section 3(3) of ERISA for purposes of any state law provisions regulating investments of, or fiduciary obligations with respect to, governmental plans; and (iii) one or more of the following circumstances is true:

(A) Equity interests in such Borrower are publicly offered securities, within the meaning of 29 C.F.R. §2510.3 101(b)(2);

(B) Less than twenty five percent (25%) of each outstanding class of equity interests in such Borrower is held by “benefit plan investors” within the meaning of 29 C.F.R. §2510.3 101(f)(2); or

(C) Such Borrower qualifies as an “operating company”, a “venture capital operating company” or a “real estate operating company” within the meaning of 29 C.F.R. §2510.3 101(c), (d) or (e).

5.2.10. Transfers. (a) Borrowers acknowledge that Lender has examined and relied on the experience of Borrowers and their general partners, members, principals and (if any Borrower is a trust) beneficial owners, as applicable, in owning and operating properties such as the Properties and in owning intellectual property such as the IP, in agreeing to make the Loan, and will continue to rely on Borrowers’ ownership of the Properties and the IP as a means of maintaining the value of the Properties and the IP as security for repayment of the Debt and the performance of the obligations contained in the Loan Documents. Borrowers acknowledge that Lender has a valid interest in maintaining the value of the Properties and the IP so as to ensure that, should Borrowers default in the repayment of the Debt or the performance of the obligations contained in the Loan Documents, Lender can recover the Debt by a sale of the Properties and the IP.

Without the prior consent of Lender, which may be granted or denied in its sole and absolute discretion, and except to the extent otherwise set forth in this Section 5.2.10, Borrowers shall not, and shall not permit any Transfer Restricted Party to, (i) sell, convey, mortgage, grant, bargain, encumber, pledge, assign, license, grant options with respect to, or otherwise transfer or dispose of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) any Property or any part thereof or any legal or beneficial interest therein or any IP or any part thereof or any legal or beneficial interest therein, or (ii) permit a Sale or Pledge of any interest in any Transfer Restricted Party (any of the actions in the foregoing clauses (i) or (ii), a “Transfer”), other than, notwithstanding anything to the contrary contained in this Section 5.2.10, (A) pursuant to Leases of space in the Improvements to tenants in accordance with the provisions of Section 5.1.20 hereof, (B) the granting of the Subordinate Mortgage to the Subordinate Mortgage Lender, provided that the exercise of any remedies under the Subordinate Mortgage shall be limited by the terms of the Mortgage Standstill Agreement and any exercise of remedies not permitted by or which are in violation of the Mortgage Standstill Agreement shall be deemed to be a prohibited Transfer hereunder, (C) Permitted Encumbrances and Permitted IP Encumbrances, (D) the transfer of indirect ownership interests in any Borrower(s) in order to create one or more new mezzanine borrowers for any New Mezzanine Loan as contemplated hereunder and (E) a BREF Two Permitted Transfer; provided, however, that in the case of each of the foregoing clauses (A) – (E), such Transfer shall only be permitted hereunder if it does not violate any Legal Requirements, including specifically, but without limitation, any Gaming Laws, or suspend or terminate any liquor license applicable to a Property. Lender will consider a request from Borrower to consent to a Sale of the IP separate and apart from the Properties, provided however, that Lender’s consent to any such Sale may be granted or denied in its sole and absolute discretion.

(b) A Transfer shall include, but not be limited to, (i) an installment sales agreement wherein any Borrower agrees to sell a Property or any part thereof or the IP or any part thereof for a price to be paid in installments; (ii) an agreement by any Borrower leasing all or a substantial part of a Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, any Borrower’s right, title and interest in and to any Leases or any Rents; (iii) if a Transfer Restricted Party is a corporation, any merger, consolidation or Sale or Pledge of such corporation’s stock or the creation or issuance of new stock; (iv) if a Transfer Restricted Party is a limited or general partnership or joint venture, any merger or consolidation or the change, removal, resignation, admission or addition of a general partner or the Sale or Pledge of the general partnership interest of any general partner or any profits or proceeds relating to such partnership interest, or the Sale or Pledge of limited partnership interests or any profits or proceeds relating to such limited partnership interest or the creation or issuance of new limited partnership interests; (v) if a Transfer Restricted Party is a limited liability company, any merger or consolidation or the change, removal, resignation, admission or addition of a managing member or non-

member manager (or if no managing member, any member) or the Sale or Pledge of the membership interest of a managing member (or if no managing member, any member) or any profits or proceeds relating to such membership interest, or the Sale or Pledge of non-managing or managing membership interests or the creation or issuance of new non-managing or managing membership interests; (vi) if a Transfer Restricted Party is a trust or nominee trust, any merger, consolidation or the Sale or Pledge of the legal or beneficial interest in a Transfer Restricted Party or the creation or issuance of new legal or beneficial interests; or (vii) the removal or the resignation of Resort Manager, Gaming Operator or Liquor Manager (including, without limitation, an Affiliated Manager) other than in accordance with Section 5.1.22 hereof.

(c) With respect to any Transfer permitted under this Section 5.2.10 or otherwise consented to by Lender, Borrower shall pay all fees and expenses incurred by Lender in connection with such Transfer, including, without limitation, the cost of any third party reports, reasonable legal fees and expenses, Rating Agency fees and expenses and required legal opinions.

(d) Notwithstanding anything to the contrary set forth in this Agreement or in any of the other Loan Documents, Borrowers expressly acknowledge and agree, on behalf of themselves and the other Transfer Restricted Parties, that any Transfer or Guarantor Transfer stated to be permitted hereunder or thereunder shall only be permitted if it does not violate any Legal Requirements, including specifically, but without limitation, any Gaming Laws.

5.2.11. Intentionally Omitted.

5.2.12. Distributions to Affiliates. Borrowers’ shall not make any distributions to, or otherwise pay any dividends or make any payments to, any Restricted Party other than debt service payments under the Subordinate Mortgage Loan Documents.

ARTICLE VI.

INSURANCE; CASUALTY; CONDEMNATION; RESTORATION

Section 6.1. Insurance.

(a) Borrowers shall obtain and maintain, or cause to be maintained, insurance for each Borrower and each Property providing at least the following coverages:

(i) comprehensive all risk insurance on the Improvements and the Personal Property (including any Stored Materials) (A) in an amount equal to one hundred percent (100%) of the “Full Replacement Cost,” which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation; (B) containing an Agreed Amount endorsement with respect to the Improvements and Personal Property waiving all co-insurance provisions;

(C) providing for no deductible in excess of Two Hundred Fifty Thousand Dollars ($250,000) for all such insurance coverage except that the deductible for earthquake or windstorm insurance shall not exceed five percent (5%) of the total value of the Properties and the deductible for flood insurance shall not exceed Two Hundred Fifty Thousand Dollars ($250,000); and (D) containing an “Ordinance or Law Coverage” or “Enforcement” endorsement if any of the Improvements or the use of any of the Properties shall at any time constitute legal non-conforming structures or uses. In addition, Borrowers shall obtain: (x) if any portion of the Improvements is currently or at any time in the future located in a federally designated “special flood hazard area”, flood hazard insurance in an amount equal to the lesser of (1) the Aggregate Outstanding Principal Balance or (2) the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended, or such greater amount as Lender shall reasonably require; (y) earthquake insurance in a reasonable amount based on the maximum probable loss and in form and substance reasonably satisfactory to Lender in the event any Property is located in an area with a high degree of seismic activity; and (z) windstorm insurance in amounts and in form and substance reasonably satisfactory to Lender in the event windstorm coverage is excluded from the all risk insurance coverage required under this subsection (i), provided that the insurance pursuant to clauses (x), (y) and (z) hereof shall be on terms consistent with the comprehensive all risk insurance policy required under this subsection (i);

(ii) commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about any Property, such insurance (A) to be on the so-called “occurrence” form with a combined limit of not less than Two Million Dollars ($2,000,000) in the aggregate and One Million Dollars ($1,000,000) per occurrence, with a deductible not to exceed One Hundred Thousand Dollars ($100,000) (and, if on a blanket policy, containing an “Aggregate Per Location” endorsement); (B) to continue at not less than the aforesaid limit until required to be changed by Lender in writing by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an “if any” basis; (3) independent contractors; (4) blanket contractual liability for all legal contracts; (5) contractual liability covering the indemnities contained in Article 8 of the Mortgage to the extent the same is available; (6) during any period of construction, owner’s and contractor’s protective liability prior to the commencement and during the performance of any such construction; (7) owner’s contingent general liability prior to the commencement and during the performance of any construction; and (8) dram shop coverage;

(iii) rental loss and/or business income interruption insurance (A) with Lender named as loss payee; (B) covering all risks required to be covered by the insurance provided for in Section 6.1(a)(i) above; (C) containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and Personal Property with respect to the applicable Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of six (6) months from the date that such Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; and (D) in an amount equal to one hundred percent (100%) of the projected Gross Income from Operations from each Property for a period of eighteen (18) months from the date of such Casualty (assuming such Casualty had not occurred) and notwithstanding that the policy may expire prior to the end of such period. The amount of such business income insurance shall be determined prior to the date hereof and at least once each year thereafter based on Borrowers’ reasonable estimate of the Gross Income from Operations from each Property for the succeeding eighteen (18) month period. Provided that (y) no Event of Default shall have occurred and be continuing, and (z) Lender has not elected (to the extent Lender has the right to so elect under Section 6.4 hereof) to apply the Net Proceeds arising from the Casualty giving rise to insurance proceeds under this Section 6.1(a)(iii) to the Obligations in accordance with Section 6.4 hereof, all proceeds payable to Lender under this Section 6.1(a)(iii) shall be deposited in the Cash Management Account and applied in the manner set forth in Section 2.6.2(b) hereof, as applicable, it being expressly acknowledged and agreed by Borrowers that in the event that the circumstances in the foregoing clause (y) and/or (z) have occurred (and, in the case of the foregoing clause (y), are continuing), Lender shall apply all proceeds payable to Lender under this Section 6.1(a)(iii) in accordance with the provisions of Section 2.4 hereof. Notwithstanding the foregoing, nothing herein contained shall be deemed to relieve Borrowers of their obligations to pay the Obligations secured by the Loan Documents on the respective dates of payment provided for in this Agreement and the other Loan Documents except to the extent such amounts are actually paid out of the proceeds of such business income insurance;

(iv) at all times during which structural construction, repairs or alterations are being made with respect to the Improvements on the applicable Property, and only if the property coverage form does not otherwise apply, (A) contractor’s liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy; and (B) the insurance provided for in subsection (i) above written in a so-called builder’s risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to subsection (i) above, (3) including permission to occupy such Property, and (4) with an Agreed Amount endorsement waiving co-insurance provisions;

(v) worker’s compensation insurance with respect to any employees at any of the Properties, as required by any Governmental Authority or Legal Requirement, and employers practice liability insurance in an amount not less than One Million Dollars ($1,000,000) per occurrence with a deductible not to exceed $350,000;

(vi) comprehensive boiler and machinery insurance, if applicable, in amounts as shall be reasonably required by Lender on terms consistent with the commercial property insurance policy required under subsection (i) above;

(vii) umbrella liability insurance in an amount not less than Two Hundred Sixty Million Dollars ($260,000,000) per occurrence on terms consistent with the commercial general liability insurance policy required under subsection (ii) above;

(viii) motor vehicle liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence of One Million and No/100 Dollars ($1,000,000);

(ix) if a Property is or becomes a legal “non conforming” use, ordinance or law coverage and insurance coverage to compensate for the cost of demolition or rebuilding of the undamaged portion of such Property and the increased cost of construction in amounts as reasonably requested by Lender;

(x) the commercial property, liability and business income insurance required under Sections 6.1(a)(i), (ii) and (iii) above shall cover perils of terrorism and acts of terrorism and Borrowers shall maintain commercial property, liability and business income insurance for loss resulting from perils and acts of terrorism on terms (including amounts) consistent with those required under Sections 6.1(a)(i), (ii) and (iii) above at all times during the term of the Loan (collectively, the “Terrorism Insurance”); provided, however, that Borrowers shall only be required to maintain Terrorism Insurance in the amount (the “Terrorism Cap”) that may be purchased by Borrowers at a cost not to exceed $2,000,000.00 per year;

(xi) crime coverage in an amount not less than Twenty-Five Million and No/100 Dollars ($25,000,000), to protect against employee dishonesty, on- and off- premises money, securities, computer and credit card fraud, robbery and safe burglary; and

(xii) upon sixty (60) days’ notice, such other reasonable insurance and in such reasonable amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for properties similar to the applicable Property located in or around the region in which such Property is located.

(b) All insurance provided for in Section 6.1(a) hereof shall be obtained under valid and enforceable policies (collectively, the “Policies” or in the singular, the “Policy”), and shall be subject to the reasonable approval of Lender. Lender’s approval of any insurance shall be deemed to have been given if (i) a request for approval, together with a copy of the applicable proposed insurance and any other documents and information reasonably requested by Lender in writing in order to adequately review the same, is submitted to Lender with a request for approval set forth in a written notice that states clearly (in 14-point type or larger): “THIS IS A REQUEST FOR APPROVAL AND IF LENDER DOES NOT RESPOND TO OR EXPRESSLY DENY THIS REQUEST FOR APPROVAL IN WRITING WITHIN EIGHT (8) DAYS, BORROWERS MAY DELIVER A DEEMED APPROVAL NOTICE”, and Lender does not respond by approving such proposed insurance or stating in reasonable detail its objections to such proposed insurance within eight (8) days of Lender’s receipt thereof, and (ii) after Lender’s failure to respond to the initial request for approval of such proposed insurance within the time period set forth in the foregoing clause (i), Borrowers shall re-submit such request to Lender in a written notice that states clearly (in 14-point type or larger): “THIS IS A REQUEST FOR APPROVAL. APPROVAL WILL BE DEEMED GIVEN IF LENDER DOES NOT RESPOND WITHIN SEVEN (7) DAYS”, and Lender does not respond to such second submission by approving such proposed insurance or stating in reasonable detail its objection thereto within seven (7) days of Lender’s receipt of such second submission. The Policies shall be issued by financially sound and responsible insurance companies authorized to do business in the State and having a claims paying ability rating of (i) ”A-” or better (and the equivalent thereof) by S&P and by (A) at least two (2) of the Rating Agencies rating the Securities (provided that if S&P is rating the Securities, than only by one additional Rating Agency rating the Securities, which shall be Moody’s if they are rating the Securities), or (B) if only one Rating Agency is rating the Securities, then only by such Rating Agency; (ii) if there are more than one, but less than five, insurance companies collectively issuing the Policies, (y) seventy-five percent (75%) or more of the insured amount shall have a claims paying ability rating of “A” or better (and the equivalent thereof) by S&P and by (A) at least two (2) of the Rating Agencies rating the Securities (provided that if S&P is rating the Securities, than only by one additional Rating Agency rating the Securities, which shall be Moody’s if Moody’s is rating the Securities), or (B) if only one Rating Agency is rating the Securities, then only by such Rating Agency, and (z) the remaining twenty-five percent (25%) (or lesser remaining amount) of which shall have a claims paying ability rating of “BBB” or better (and the equivalent thereof) by S&P and by (A) at least two (2) of the Rating Agencies rating the Securities (provided that if S&P is rating the Securities, than only by one additional Rating Agency rating the Securities, which shall be Moody’s if Moody’s is rating the Securities), or (B) if only one Rating Agency is rating the Securities, then only by such Rating Agency, or (iii) if there are five or more insurance companies collectively issuing the Policies, (y) sixty percent (60%) or more of the insured amount shall have a claims paying ability rating of “A” or better (and the equivalent thereof) by S&P and by (A) at least two (2) of the Rating Agencies rating the Securities (provided that if S&P is rating the Securities, than only by one additional Rating Agency rating the Securities, which shall be Moody’s if Moody’s is rating the Securities), or (B) if only one Rating Agency is rating the Securities, then only by such Rating Agency, and (z) the remaining forty percent (40%) (or lesser remaining amount) of which shall have a claims paying ability rating of “BBB” or better (and the equivalent thereof) by S&P and by (A) at least two (2) of the Rating Agencies rating the Securities (provided that if S&P is rating the Securities, than only by one additional Rating Agency rating the Securities, which shall be Moody’s if Moody’s is rating the Securities), or (B) if only one Rating Agency is rating the Securities, then only by such

Rating Agency, and shall also have a rating of “A X” or better by AM Best’s. The Policies described in Section 6.1(a) hereof (other than those strictly limited to liability protection) shall designate Lender as loss payee. Notwithstanding anything herein to the contrary, the parties acknowledge and agree that Affiliated FM Insurance Company shall be an acceptable rated insurance company notwithstanding the fact that such company does not carry an S&P rating. Not less than five (5) Business Days prior to the expiration dates of the Policies theretofore furnished to Lender, certificates of insurance evidencing the Policies reasonably satisfactory to Lender and accompanied by evidence reasonably satisfactory to Lender of payment of the premiums due thereunder (the “Insurance Premiums”), shall be delivered by Borrowers to Lender.

(c) Any blanket insurance Policy shall substantially fulfill the requirements contained herein and shall otherwise provide the same protection as would a separate Policy insuring only each Property in compliance with the provisions of Section 6.1(a) hereof, and shall only be permitted so long as no Event of Default has occurred and is continuing.

(d) All Policies provided for or contemplated by Section 6.1(a) hereof, except for the Policy referenced in Section 6.1(a)(v) hereof, shall name the applicable Borrower(s) as the insured and Lender as an additional insured, as its interests may appear, and in the case of property damage, boiler and machinery, flood and earthquake insurance, shall contain a standard non-contributing mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender.

(e) All property Policies provided for in Section 6.1 hereof shall contain clauses or endorsements to the effect that:

(i) no act or negligence of any Borrower, or anyone acting for any Borrower, or of any tenant or other occupant (including, without limitation, BREF HR with respect to the Hotel/Casino Property), or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned;

(ii) the Policies shall not be materially changed (other than to increase the coverage provided thereby) or canceled without at least thirty (30) days’ notice to Lender;

(iii) the issuers thereof shall give notice to Lender if the Policies have not been renewed fifteen (15) days prior to their expiration; and

(iv) Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder.

(f) If at any time Lender is not in receipt of written evidence that all Policies are in full force and effect, Lender shall have the right, upon two (2) Business Days’ written notice to Borrowers, to take such reasonable action as Lender deems necessary to protect its interest in any of the Properties, including, without limitation, the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate. All premiums incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrowers to Lender within ten (10) days after demand and, until paid, shall be secured by the Mortgage and shall bear interest at the Default Rate from the date of demand.

(g) Notwithstanding anything to the contrary set forth herein, proof of all property coverages required under Section 6.1(a) hereof shall be on an Acord 28 Evidence of Property Form (2003/10 version) or on such other binding form as is then generally used or is otherwise reasonably acceptable to Lender.

Section 6.2. Casualty. If any Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty”), Borrowers shall give prompt notice of such damage to Lender and shall promptly commence and diligently prosecute the completion of the Restoration so that such Property resembles, as nearly as possible, the condition such Property was in immediately prior to such Casualty, with such alterations as may be reasonably approved by Lender (to the extent such alterations are of a type that would require Lender’s approval under Section 5.1.21 hereof) and otherwise in accordance with Section 6.4 hereof, provided, that if (A) Lender is obligated to make Net Proceeds available to Borrowers for purposes of Restoration in accordance with Section 6.4 hereof, (B) Lender has received such Net Proceeds, and (C) Lender has not made such Net Proceeds available to Borrowers, then Borrowers shall not be required to repair and restore such Property unless and until such Net Proceeds are made available to Borrowers. It is expressly understood, however, that Borrowers shall not be obligated to restore such Property to the precise condition of such Property prior to such Casualty provided such Property is restored, to the extent practicable, to be of at least equal value and of substantially the same character as prior to the Casualty. Borrowers shall pay all costs of such Restoration whether or not such costs are covered by insurance. Lender may, but shall not be obligated to make proof of loss if not made promptly by any Borrower. In addition, Lender may participate in any settlement discussions with any insurance companies (and shall approve any final settlement) with respect to any Casualty in which the Net Proceeds or the costs of completing the Restoration are equal to or greater than the Restoration Threshold and the applicable Borrower shall deliver to Lender all instruments reasonably required by Lender to permit such participation. In the event of a Casualty in which the Net Proceeds and the costs of completing the Restoration are each less than the Restoration Threshold, Borrowers may settle and adjust such claim without Lender’s consent or participation.

Section 6.3. Condemnation. Borrowers shall promptly give Lender notice of the actual or threatened commencement of any proceeding for the Condemnation of any Property or any part thereof and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Lender may participate in any such proceedings with respect to any Condemnation in which Borrowers’ reasonable estimate (based on any statement of value submitted to the condemning authority or any other reasonable evidence in Lender’s reasonable judgment) of the Net Proceeds or the costs of completing the Restoration are equal to or greater than the Restoration Threshold, and the applicable Borrower shall from time to time deliver to Lender all instruments reasonably requested by it to permit such participation. Borrowers shall, at their expense, diligently prosecute any such proceedings, and shall, to the extent required hereunder, consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi-public authority through Condemnation or otherwise (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of such taking), Borrowers shall continue to pay the Debt at the time and in the manner provided for its payment in the Notes and in this Agreement and the Debt shall not be reduced until any Award shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Debt in accordance with the provisions of Section 2.4.3(c) hereof. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided herein or in the Notes. If any Property or any portion thereof is taken by a condemning authority, Borrowers shall promptly commence and diligently prosecute the Restoration of the applicable Property and otherwise comply with the provisions of Section 6.4 hereof, provided, that if (A) Lender is obligated to make Net Proceeds available to Borrowers for purposes of Restoration in accordance with Section 6.4 hereof, (B) Lender has received such Net Proceeds, and (C) Lender has not made such Net Proceeds available to Borrowers, then Borrowers shall not be obligated to repair and restore such Property unless and until such Net Proceeds are made available to Borrowers. If such Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award, Lender shall have the right, whether or not a deficiency judgment on either of the Notes shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt (and all components thereof).

Section 6.4. Restoration. The following provisions shall apply in connection with the Restoration of any Property:

(a) If the Net Proceeds shall be less than the Restoration Threshold and the costs of completing the Restoration shall be less than the Restoration Threshold, provided that no Event of Default shall have occurred and be continuing, the Net Proceeds will be disbursed by Lender to the Borrower owning such Property upon receipt and Borrowers shall diligently proceed to Restore the applicable Property.

(b) If (i) the Net Proceeds shall be equal to or greater than the Restoration Threshold and/or the costs of completing the Restoration shall be equal to or greater than the Restoration Threshold, but (ii) the Net Proceeds shall be less than the Restoration Value Threshold, provided that no Event of Default shall have occurred and be continuing, the Net Proceeds will be held by Lender and Lender shall make the Net Proceeds available for the Restoration of the applicable Property in accordance with the provisions of this Section 6.4, provided that the conditions set forth in Section 6.4(c)(i)(A), (B), (D), (F), (G) and (H) hereof are met.

(c) If (i) the Net Proceeds shall be equal to or greater than the Restoration Threshold and/or the costs of completing the Restoration shall be equal to or greater than the Restoration Threshold, and (ii) the Net Proceeds shall equal or exceed the Restoration Value Threshold, the Net Proceeds shall be held by Lender and Lender shall have the right, in its sole discretion, to (A) apply the Net Proceeds to the Debt in accordance with the provisions of Section 6.4(d) hereof, or (B) make the Net Proceeds available for the Restoration of such Property in accordance with the provisions of this Section 6.4. The term “Net Proceeds” for purposes of this Agreement shall mean:

(i) the net amount of all insurance proceeds received by Lender pursuant to Sections 6.1(a)(i), (iv), (vi), (ix) and (x) hereof as a result of such damage or destruction, after deduction of Lender’s reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same (“Insurance Proceeds”), or (ii) the net amount of the Award, after deduction of Lender’s reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same (“Condemnation Proceeds”), whichever the case may be.

(i) Subject to the provisions of Section 6.4(a) above, the Net Proceeds shall be made available to the applicable Borrower for Restoration of its Property upon the approval of Lender in its reasonable discretion that the following conditions are met:

(A) no Event of Default shall have occurred and be continuing;

(B)(1) in the event the Net Proceeds are Insurance Proceeds, less than thirty percent (30%) of the total floor area of the Improvements on such Property has been damaged, destroyed or rendered unusable as a result of such Casualty, or (2) in the event the Net Proceeds are Condemnation Proceeds, less than fifteen percent (15%) of the land constituting such Property is taken, and such land is located along the perimeter or periphery of such Property, and no portion of the Improvements is located on such land;

(C) Intentionally Deleted;

(D) the applicable Borrower shall commence the Restoration as soon as reasonably practicable (but in no event later than sixty (60) days after such Casualty or Condemnation, whichever the case may be, occurs, (subject to delays in the claims adjustments process outside the control of Borrowers)) and shall diligently pursue the same to satisfactory completion;

(E) Lender shall be satisfied that any operating deficits, including all scheduled payments of principal and interest under the Notes, which will be incurred with respect to such Property as a result of the occurrence of any such Casualty or Condemnation, whichever the case may be, will be covered out of the aggregate amount of (1) the Net Proceeds, (2) the insurance coverage referred to in Section 6.1(a)(iii) hereof, if applicable, and (3) other funds of Borrowers;

(F) Lender shall be satisfied that the Restoration will be completed on or before the earliest to occur of (1) three (3) months prior to the Maturity Date (as may be extended), (2) with respect to the Hotel/Casino Property, the earliest date required for such completion under the terms of the Casino Component Lease, (3) such time as may be required under applicable Legal Requirements, or (4) the expiration of the insured period provided by the insurance coverage referred to in Section 6.1(a)(iii) hereof;

(G) such Property and the use thereof after the Restoration will be in compliance in all material respects with and permitted under all applicable Legal Requirements;

(H) the Restoration shall be done and completed by the applicable Borrower in an expeditious and diligent fashion and in compliance with all applicable Legal Requirements;

(I) such Casualty or Condemnation, as applicable, does not result in the loss of access to any portion of such Property or the related Improvements;

(J) Lender shall be satisfied that the Debt Yield, after giving effect to the Restoration, shall be equal to or greater than the Debt Yield immediately prior to such Casualty or Condemnation, as applicable, calculated based on the most recent financial statements delivered to Lender pursuant to Section 5.1.11 hereof prior to such Casualty or Condemnation;

(K) Lender shall be satisfied that the Loan-to-Value Ratio, after giving effect to the Restoration, shall be equal to or less than the Loan-to-Value-Ratio immediately prior to such Casualty or Condemnation;

(L) the applicable Borrower shall deliver, or cause to be delivered, to Lender a signed detailed budget approved in writing by such Borrower’s architect or engineer stating the entire cost of completing the Restoration of such Property, which budget shall be reasonably acceptable to Lender; and

(M) the Net Proceeds together with any cash or cash equivalent deposited by Borrowers with Lender are sufficient in Lender’s reasonable discretion to cover the cost of the Restoration of such Property.

(ii) In the event the Net Proceeds are equal to or exceed the Restoration Threshold, the Net Proceeds shall be paid directly to Lender and shall be held by Lender in an interest-bearing account and, until disbursed in accordance with the provisions of this Section 6.4(c), shall constitute additional security for the Debt and the Other Obligations. The Net Proceeds shall be disbursed by Lender to, or as directed by, the applicable Borrower from time to time during the course of the Restoration, upon receipt of evidence reasonably satisfactory to Lender that (A) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the Restoration have been paid for in full, and (B) there exist no notices of pendency, stop orders, mechanic’s or materialman’s liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the affected Property arising out of the Restoration which have not either been fully bonded to the satisfaction of Lender and discharged of record or in the alternative fully insured to the satisfaction of

Lender by the Title Company, except for any Lien then being contested pursuant to, and in accordance with, Section 3.6(b) of the Mortgage.

(iii) In the event the Net Proceeds are equal to or exceed the Restoration Threshold, all plans and specifications required in connection with the Restoration shall be subject to prior reasonable approval by Lender and by an independent consulting engineer selected by Lender (the “Casualty Consultant”). Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration. The identity of the contractors, subcontractors and materialmen engaged in the Restoration the cost of which is greater than $750,000, as well as the contracts under which they have been engaged, shall be subject to prior review and reasonable acceptance by Lender and the Casualty Consultant. All out-of-pocket costs and expenses incurred by Lender in connection with making the Net Proceeds available for the Restoration, including, without limitation, reasonable counsel fees and disbursements and the Casualty Consultant’s fees, shall be paid by Borrowers.

(iv) In the event the Net Proceeds are equal to or exceed the Restoration Threshold, in no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, minus the Casualty Retainage. The term “Casualty Retainage” shall mean, as to each contractor, subcontractor or materialman engaged in the Restoration, an amount equal to ten percent (10%) of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until the Restoration has been completed. The Casualty Retainage shall be reduced to five percent (5%) of the costs incurred for work upon receipt by Lender of reasonably satisfactory evidence that fifty percent (50%) of the Restoration has been completed. The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Section 6.4(c), be less than the amount actually held back by the applicable Borrower from contractors, subcontractors and materialmen engaged in the Restoration. The Casualty Retainage shall not be released until the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 6.4(c) and that all approvals necessary to permit the re-occupancy and use of the affected Property have been obtained from all appropriate Governmental Authorities and quasi-governmental authorities, and Lender receives evidence reasonably satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage; provided, however, that Lender will release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Casualty Consultant certifies to Lender that such contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of such contractor’s, subcontractor’s or materialman’s contract, such contractor, subcontractor or materialman delivers the lien waivers

(if the value of the applicable contract exceeds $175,000.00) and evidence of payment in full of all sums due to such contractor, subcontractor or materialman as may be reasonably requested by Lender or by the Title Company, and Lender receives an endorsement to the applicable Title Insurance Policy insuring the continued priority of the Lien of the Mortgage and evidence of payment of any premium payable for such endorsement. If required by Lender, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to such contractor, subcontractor or materialman.

(v) Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

(vi) In the event the Net Proceeds are equal to or exceed the Restoration Threshold, if at any time the Net Proceeds or the undisbursed balance thereof shall not, in the good faith opinion of Lender in consultation with the Casualty Consultant, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrowers shall deposit the deficiency (the “Net Proceeds Deficiency”) with Lender before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Section 6.4(c) shall constitute additional security for the Debt and the Other Obligations.

(vii) The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 6.4(c), and the receipt by Lender of evidence reasonably satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be applied by Lender to repayment of the Debt in accordance with Section 2.4.3(c) hereof.

(d) All Net Proceeds not required to be made available for the Restoration may be retained and applied by Lender in accordance with Section 2.4.3(c) hereof. Notwithstanding anything to the contrary contained herein, if Lender is obligated under this Agreement to disburse the Net Proceeds to Borrowers for Restoration, and if Lender fails to do so, then any obligation of Borrowers to restore or repair such Property under the Loan Documents shall not apply until such Net Proceeds have been disbursed to Borrowers.

(e) In the event of foreclosure of the Mortgage with respect to any Property, or other transfer of title to any Property in extinguishment in whole or in part of the Debt, all right, title and interest of Borrowers in and to the Policies that are not blanket Policies then in force concerning such Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Lender or other transferee in the event of such other transfer of title.

ARTICLE VII.

RESERVE FUNDS

Section 7.1. Working Capital Reserve Fund.

7.1.1. Deposits to Working Capital Reserve Account. As of the date hereof, Borrowers have deposited with Lender the amount of [$30,000,000.00] to be held by Lender as additional collateral for the Loan and to be applied at Borrowers’ direction in accordance with the terms of this Section 7.1. So long as no Event of Default shall be continuing, all amounts described in Section 2.6.2(h) shall also be deposited into the Working Capital Account. All amounts so deposited with respect to working capital with Lender shall hereinafter be referred to as the “Working Capital Reserve Fund” and the account in which such amount is held shall hereinafter be referred to as the “Working Capital Reserve Account”.

7.1.2. Withdrawals from Working Capital Reserve Account. Provided that no Event of Default shall have occurred and be continuing, Borrowers shall have the right from time to time to request a disbursement of funds from the Working Capital Reserve Account for (i) a $5,000,000 reserve for the settlement of claims arising out of the Mandown Contract and $3,500,000 to be used for immediate payroll expenses after the Closing Date, (ii) Approved Capital Expenditures (which may include the build out of white boxes, the repositioning of existing food and beverage outlets located at any of the Properties and/or the repositioning of any common areas spaces located at any of the Properties), all as and to the extent approved by Lender, (iii) Lender approved budgeted Extraordinary Expenses and (iv) for payment of Gaming Liquidity Draw Requests; provided, however, that in the event that claims relating to the Mandown Contract are settled for less than the $5,000,000 reserve established above, then such remaining amounts may be used for any of the purposes set forth in clauses (ii), (iii) or (iv) (on the same terms and conditions described therein). Within thirty (30) days following the date of any withdrawal from the Working Capital Reserve Account, Borrowers shall provide an accounting to Lender of all funds so withdrawn from the Working Capital Reserve Account and the application thereof, which certification shall be accompanied by an Officer’s Certificate certifying that such accounting represents a true, correct and complete accounting of the application of such funds. Without limiting any other provisions set forth herein, in the event Borrowers shall fail to provide any such accounting (and accompanying Officer’s Certificate) or in the event such accounting shall disclose that Borrowers have failed to apply such funds to permitted costs in accordance with this Section 7.1, Borrowers shall not be entitled to any further advances from the Working Capital Reserve Account if, within fifteen (15) days after receipt of notice from Lender of any such failure, Borrowers do not remedy the same. With respect to any requested disbursements relating to Capital Expenditures, Borrowers shall also satisfy Section 7.3.2.

Section 7.2. Tax and Insurance Escrow Fund. Borrowers shall pay to Lender on each Payment Date (a) one twelfth of the Taxes that Lender estimates will be payable during the next ensuing twelve (12) months in order to accumulate with Lender sufficient funds to pay all such Taxes at least fifteen (15) days prior to their respective due dates, and (b) one twelfth of the Insurance Premiums that Lender estimates will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof in order to accumulate with Lender sufficient funds to pay all such Insurance Premiums at least fifteen (15) days prior to the expiration of the Policies (said amounts to be deposited pursuant to clauses (a) and (b) above, being hereinafter called the “Tax and Insurance Escrow Fund”). Lender will apply the Tax and Insurance Escrow Fund to payments of Taxes and Insurance Premiums required to be made by Borrowers pursuant to Section 5.1.2 hereof and under the Mortgage. In making any payment relating to the Tax and Insurance Escrow Fund, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) or insurer or agent (with respect to Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If the amount of the Tax and Insurance Escrow Fund shall exceed the amounts due for Taxes and Insurance Premiums pursuant to Section 5.1.2 hereof, Lender shall, in its sole discretion, return any excess to Borrowers or credit such excess against future payments to be made to the Tax and Insurance Escrow Fund. To the extent sufficient amounts have been deposited into the Tax and Insurance Fund with Lender in compliance with this Section 7.2, it shall not be an Event of Default if the Insurance Premiums and/or the Taxes are not paid due to Lender’s failure to apply such amounts to the payment of the Insurance Premiums and the Taxes on the respective dates on which each are due provided that Borrowers have not impeded Lender’s attempt to pay such Insurance Premiums or Taxes. Any amount remaining in the Tax and Insurance Escrow Fund after the Debt has been paid in full shall be returned to Borrowers. In allocating such excess, Lender may deal with the Person shown on the records of Lender to be the owner of each of the Properties. If at any time Lender reasonably determines that the Tax and Insurance Escrow Fund is not or will not be sufficient to pay Taxes and Insurance Premiums by the dates set forth in clauses (a) and (b) above, Lender shall notify Borrowers of such determination and Borrowers shall increase their monthly payments to Lender by the amount that Lender reasonably estimates is sufficient to make up the deficiency at least fifteen (15) days prior to the due date of the Taxes and/or fifteen (15) days prior to expiration of the Policies, as the case may be.

Section 7.3. Replacements and Replacement Reserve.

7.3.1. Replacement Reserve Fund. Borrowers shall pay to Lender on each Payment Date an amount equal to three percent (3%) of the Gross Income from Operations of the Hotel/Casino Property for the immediately preceding calendar month, to be applied in accordance with this Agreement to the costs of FF&E Expenditures and FF&E Expenditures Work required to be made to the Hotel/Casino Property during the calendar year (collectively, the “Replacements”). Additionally, in the event Borrowers shall request and Lender shall approve the same in writing in its discretion, Borrower shall be entitled to fund specific Approved Capital Expenditures from the Replacement Reserve upon satisfaction of all other conditions set forth herein (it being acknowledged that in the instance in which Lender shall so approve the funding of a certain or certain Approved Capital Expenditures from the Replacement Reserve Fund, such expenses shall be deemed to be Replacements for the purposes of determining Borrowers’ compliance with the provisions of Section 7.3.2 below). Amounts so deposited shall hereinafter be referred to as Borrowers’ “Replacement Reserve Fund” and the account in which such amounts are held shall hereinafter be referred to as Borrowers’ “Replacement Reserve Account”.

7.3.2. Disbursements from Replacement Reserve Account. So long as no Event of Default shall have occurred and be continuing, Lender shall make disbursements from the Replacement Reserve Fund as requested by Borrowers and reasonably approved by Lender, which approval shall not be unreasonably conditioned, withheld or delayed, no more frequently than once in any thirty (30) day period and of no less than Five Thousand Dollars ($5,000) per disbursement (or a lesser amount if the total amount in the Replacement Reserve Account at such time is less than Five Thousand Dollars ($5,000)), upon delivery by Borrowers of Lender’s or Servicer’s standard form of draw request specifying the Replacements to be paid for on a Property-by-Property basis and accompanied by copies of paid invoices for or invoices to be paid with the amounts requested and, if required by Lender for requests in excess of One Hundred Seventy-Five Thousand Dollars ($175,000) for a single item, lien waivers and releases from all parties furnishing materials and/or services in connection with the requested payment. Lender may require an inspection of the applicable Property at Borrowers’ expense prior to making a monthly disbursement in order to verify completion of replacements and repairs of items in excess of Two Hundred Thousand Dollars ($200,000) for which reimbursement is sought. Lender shall cause any disbursement from the Replacement Reserve Fund to be made within five (5) Business Days after receipt of Borrowers’ request and all required documentation provided that such request is reasonably approved by Lender.

7.3.3. Balance in the Replacement Reserve Account. The insufficiency of any balance in the Replacement Reserve Account shall not relieve Borrowers from their obligation to fulfill all preservation and maintenance covenants in the Loan Documents.

Section 7.4. Seasonality Reserve.

7.4.1. Deposits into Seasonality Reserve Account. Borrowers may request that funds be deposited on any Payment Date into a reserve account under the sole dominion and control of Lender for the payment of future Operating Expenses in accordance with the then Approved Annual Budget (such funds, the “Seasonality Reserve Fund” and the account in which such funds are held, the “Seasonality Reserve Account”). Borrowers shall deliver any such request to Lender, in writing, at least five (5) Business Days prior to any Payment Date, and shall include with such request a detailed description of the amount of funds requested, proposed future uses of such funds, and expected timing of future disbursements (which disbursements shall be permitted only in accordance with the then Approved Annual Budget). Lender shall approve or disapprove of such requested deposits into the Seasonality Reserve Account in its sole and absolute discretion and shall in no event be deemed to have approved any such request, nor shall the approval of a request in one month be deemed any approval of any subsequent requests.

7.4.2. Withdrawals From the Seasonality Reserve Account. So long as no Event of Default shall have occurred and be continuing, Borrower shall be entitled to request disbursements from the Seasonality Reserve Fund on any Payment Date for the payment of Operating Expenses in accordance with the applicable monthly Operating Expense Request.

Borrower shall deliver a draw request specifying the Operating Expenses to be paid for on an itemized basis and accompanied by copies of paid invoices or invoices to be paid with the amounts requested. Lender shall be entitled to approve or disapprove of any requested disbursement in its sole and absolute discretion and shall in no event be deemed to have approved any such request, nor shall the approval of a request in one month be deemed any approval of any subsequent requests.

7.4.3. Termination of Seasonality Reserve. In the event that at any time Lender determines, in its sole discretion, that the Seasonality Reserve should be terminated or that the amounts on deposit therein should be disbursed (which may be for any or no reason, including Lender’s determination that the PIK Condition has not been satisfied), then provided that no Event of Default is then continuing, all amounts on deposit in the Seasonality Reserve Account shall be released and applied in accordance with the Repayment/Prepayment Payment Priorities.

Section 7.5. Reserve Funds Generally.

(a) Borrowers hereby grant to Lender a first-priority perfected security interest in each of the Reserve Funds held by Lender and any and all monies now or hereafter deposited in each Reserve Fund as additional security for payment of the Debt. Until expended or applied in accordance herewith, the Reserve Funds shall constitute additional security for the Debt. Upon the occurrence and during the continuance of an Event of Default, Lender may, in addition to any and all other rights and remedies available to Lender, apply any sums then present in any or all of the Reserve Funds to the reduction of the Debt in accordance with the provisions of Section 2.4.3 hereof which Section 2.4.3 provides for the application of such amounts to the Debt in such order, proportion and priority as Lender may determine in its sole discretion, until the Debt is paid in full. Any amount remaining in any of the Reserve Funds after the Obligations have been satisfied shall be disbursed in accordance with the Repayment/Prepayment Payment Priorities. The Reserve Funds shall not constitute trust funds and may be commingled with other monies held by Lender.

(b) Borrowers shall not, without obtaining the prior consent of Lender, further pledge, assign or grant any security interest in any Reserve Fund or the monies deposited therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.

(c) The Reserve Funds shall be held in an Eligible Account in Permitted Investments pursuant to the Cash Management Agreement. All interest or other earnings on a Reserve Fund (with the exception of the Tax and Insurance Escrow Fund) shall be added to and become a part of such Reserve Fund and shall be disbursed in the same manner as other monies deposited in such Reserve Fund, except that all interest or other earnings on the Tax and Insurance Escrow Fund shall be retained by Lender. Borrowers shall have the right to direct Lender to invest sums on deposit in the Eligible Account in Permitted Investments provided (i) such investments are then regularly offered by Lender for accounts of this size, category and type, (ii) such investments are permitted by applicable Legal Requirements, (iii) the maturity date of the Permitted Investment is not later than the date on which the applicable Reserve Fund is required for payment of an obligation for which such Reserve Fund was created, and (iv) no Event of Default shall have occurred and be continuing. Borrowers shall be responsible for payment of any federal, state or local income or other tax applicable to the interest or income earned on the Reserve Funds (with the exception of the Tax and Insurance Escrow Fund). No other investments of the sums on deposit in the Reserve Funds shall be permitted except as set forth in this Section 7.5. Borrowers shall bear all reasonable costs associated with the investment of the sums in the account in Permitted Investments. Such costs shall be deducted from the income or earnings on such investment, if any, and to the extent such income or earnings shall not be sufficient to pay such costs, such costs shall be paid by Borrowers promptly on demand by Lender. Lender shall have no liability for the rate of return earned or losses incurred on the investment of the sums in Permitted Investments.

(d) Borrowers, jointly and severally, shall indemnify Lender and hold Lender harmless from and against any and all actions, suits, third party claims, demands, liabilities, actual losses, actual damages (excluding lost profits, diminution in value and other consequential damages), obligations and reasonable costs and expenses (including litigation costs and reasonable attorneys’ fees and expenses) arising from or in any way connected with the Reserve Funds held by Lender or the performance of the obligations for which the Reserve Funds were established, excluding matters arising from Lender’s or its agents’ fraud, willful misconduct, illegal acts or gross negligence. Borrowers shall assign to Lender all rights and claims any Borrower may have against all Persons supplying labor, materials or other services which are to be paid from or secured by the Reserve Funds; provided, however, that Lender may not pursue any such right or claim unless an Event of Default has occurred and remains uncured.

ARTICLE VIII.

DEFAULTS

Section 8.1. Event of Default.

(a) Each of the following events shall constitute an event of default hereunder (an “Event of Default”):

(i) if (A) the Debt is not paid in full on the Maturity Date, (B) any Monthly Interest Payment or any required monthly deposit to any Reserve Fund is not paid in full on or before the related Payment Date, (C) amounts due under Section 8.2(h) are not paid when due thereunder or (D) any other portion of the Debt is not paid within three (3) Business Days following notice to Borrowers that the same is due and payable;

(ii) if any of the Taxes or Other Charges are not paid prior to the date upon which any interest or late charges shall begin to accrue thereon, subject to Section 7.2 hereof;

(iii) if the Policies are not kept in full force and effect;

(iv) if any Borrower Transfers or otherwise encumbers any portion of any Property or any interest therein or the IP or any portion thereof, or any direct or indirect interest in any Transfer Restricted Party is Transferred, in each instance, in violation of the provisions of this Agreement and not otherwise consented to by Lender;

(v) if any representation or warranty made by any Borrower herein or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished to Lender by or on behalf of any Borrower or any Restricted Party shall have been false or misleading in any material respect as of the date the representation or warranty was made, provided, however, if such representation or warranty is susceptible of being cured, and Lender has not theretofore materially adversely relied thereon, Borrowers shall have the right to cure such representation or warranty within ten (10) Business Days of notice thereof;

(vi) if any Borrower, BREF HR or Guarantor shall make an assignment for the benefit of any creditor (other than Lender);

(vii) if a receiver, liquidator or trustee shall be appointed for any Borrower, BREF HR or Guarantor, or if any Borrower, BREF HR or Guarantor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, any Borrower, BREF HR or Guarantor, or if any proceeding for the dissolution or liquidation of any Borrower, BREF HR or Guarantor shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by any Borrower, BREF HR or Guarantor, upon the same not being discharged, stayed or dismissed within ninety (90) days, and provided that such appointment was not initiated by Lender;

(viii) if any Borrower attempts to assign its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;

(ix) if any Borrower breaches any of its respective negative covenants contained in Section 5.2 hereof or any covenant contained in Section 4.1.30 or Section 5.1.11 hereof, provided, however, that, unless otherwise addressed in any other clause of this Section 8.1(a), a breach of any covenant contained in Section 4.1.30, Section 5.1.11 or Section 5.2 hereof shall not constitute an Event of Default if (A) such breach is inadvertent and non-recurring,

(B) such breach is curable, and Borrowers shall promptly cure such breach within thirty (30) days after notice thereof from Lender, and (C) with respect to a material breach of any material covenant contained in Section 4.1.30 hereof, within fifteen (15) Business Days of the request of Lender, Borrowers deliver to Lender an Additional Insolvency Opinion, or a modification of the Insolvency Opinion, to the effect that such breach shall not in any way impair, negate or amend the opinions rendered in the Insolvency Opinion, which opinion or modification and the counsel delivering such opinion or modification shall be acceptable to Lender in its reasonable discretion;

(x) with respect to any term, covenant or provision set forth herein which specifically contains a notice requirement or grace period, if any Borrower shall be in default under such term, covenant or condition after the giving of such notice or the expiration of such grace period;

(xi) if any of the assumptions contained in the Insolvency Opinion delivered to Lender in connection with the Loan, or in any Additional Insolvency Opinion delivered subsequent to the closing of the Loan, is or shall become untrue in any material respect;

(xii) if a material default by any Borrower has occurred and continues beyond any applicable cure period under the Resort Management Agreement (or any Replacement Resort Management Agreement) and as a result of such default the Resort Manager terminates or cancels the Resort Management Agreement (or any Resort Replacement Management Agreement);

(xiii) if (A) a material default by Gaming Borrower or any other Gaming Operator has occurred and continues beyond any applicable cure period under the Casino Component Lease (or any similar replacement Lease for purposes of operating the Casino Component) and as a result of such default the Gaming Borrower or any other Gaming Operator thereunder terminates or cancels such Casino Component Lease (or any similar replacement Lease for purposes of operating the Casino Component) or (B) without Lender’s prior written consent, Hotel/Casino Borrower or Gaming Borrower shall terminate (or consent to or approve any such termination), change, modify or amend the Casino Component Lease (or any similar replacement Lease, consented to by Lender, for purposes of operating the Casino Component), other than ministerial non-monetary amendments or modifications;

(xiv) if any Borrower fails to comply in any material respect with the covenants as to Prescribed Laws set forth in Section 5.1.1 hereof and such failure to comply continues after ten (10) Business Days’ notice thereof;

(xv) if Hotel/Casino Borrower ceases to do business as a hotel and casino at a standard at least equal to Comparable Hotel/Casinos, including, without limitation, comparable food and beverage outlets and other amenities, (other than temporary cessation in connection with any diligent Restoration of the

Hotel/Casino Property following a Casualty or Condemnation) and such failure continues after thirty (30) days’ notice from Lender thereof; provided, however, that if any such failure is susceptible of cure but cannot reasonably be cured within such thirty (30) day period, and provided, further, that Borrowers shall have commenced to cure such failure within such thirty (30) day period and shall thereafter diligently and expeditiously proceed to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Borrowers in the exercise of due diligence to cure such Default, such additional period not to exceed sixty (60) days;

(xvi) if a material default by Hotel/Casino Borrower has occurred and continues beyond any applicable cure period under (1) the Liquor Management Agreement (or any Replacement Liquor Management Agreement) and as a result of such default the Liquor Manager thereunder terminates or cancels such Liquor Management Agreement (or any Replacement Liquor Management Agreement) or (2) the Employee Lease and as a result of such default the Gaming Operator terminates or cancels such Employee Lease;

(xvii) if (A) any revenues generated from gaming activities at the Property are applied other than in accordance with the provisions of Section 2.6.1(c) hereof and/or in the event any funds on deposit in the Casino Account are applied to any items other than gaming expenses and Gaming Borrower fails to cure any such misapplication within five (5) Business Days of the earlier of (1) the date on which Lender notifies Gaming Borrower of the same or (2) Borrower’s actual knowledge of such misapplication or (B) Gaming Borrower fails to notify Lender of any such misapplication as required under and in accordance with the provisions of Section 12.3.2 hereof;

(xviii) if at any time during the term of the Loan, for any reason (including, without limitation, the revocation, suspension or surrender of any required Governmental Approval), (A) the Gaming Operating Condition is not satisfied; or (B) any Gaming License or finding of suitability held by the Gaming Operator shall be materially adversely modified, denied, suspended, revoked or canceled or allowed to lapse or if a notice of a material violation is issued under any Gaming License by the issuing agency or other Governmental Authority having jurisdiction, or any proceeding is commenced by any Governmental Authority for the purpose of modifying in any materially adverse respect, suspending, revoking or canceling any Gaming License in any materially adverse respect, in each case, which is not stayed within sixty (60) days after commencement thereof and the result of which is reasonably likely to be Borrowers’ inability to continue to conduct gaming operations at the Hotel/Casino Property; provided, however, that during the course of any of the foregoing, substantially the same gaming operations are permitted to continue to operate at the Hotel/Casino Property, or any Governmental Authority shall have appointed a conservator, supervisor or trustee with respect to the Casino Component or the Hotel/Casino Property;

(xix) if at any time during the term of the Loan, for any reason (including, without limitation, the revocation, suspension or surrender of any required Governmental Approval), the alcoholic beverage services at the Hotel/Casino Property are not being managed by a Qualified Liquor Manager pursuant to the Liquor Management Agreement or a Replacement Liquor Management Agreement;

(xx) if WGH shall fail to provide liquor management services following an Event of Default or a foreclosure of the Mortgage as and to the extent required pursuant to Sections 5(a) or 5(b) of the Assignment of Liquor Management Agreement;

(xxi) in the event that Gaming Borrower, any other Borrower or any Affiliate thereof shall ever become the Gaming Operator, if Gaming Borrower shall fail to provide gaming operation services for the Hotel/Casino Property following an Event of Default or a foreclosure of the Mortgage as and to the extent required pursuant to Section 12.1(e) hereof;

(xxii) in the event that Gaming Borrower, any other Borrower or any Affiliate thereof shall ever become the Liquor Manager, if Gaming Borrower, such other Borrower or such Affiliate thereof thereafter shall fail to provide liquor management services following an Event of Default or following the transfer of the Hotel/Casino Property to a Lender Successor Owner as and to the extent required pursuant to Section 5.1.23(c) hereof;

(xxiii) if any Borrower shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement or any other Loan Document, in each instance, not specified in subsections (i) to (xxii) above, for ten (10) Business Days after notice to Borrowers from Lender, in the case of any Default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other Default; provided, however, that if any such non-monetary Default is susceptible of cure but cannot reasonably be cured within such thirty (30) day period, and provided further that Borrowers shall have commenced to cure such Default within such thirty (30) day period and thereafter diligently and expeditiously proceed to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Borrowers in the exercise of due diligence to cure such Default, such additional period not to exceed ninety (90) days;

(xxiv) the occurrence of any event that is expressly specified to be an Event of Default in this Agreement or any other Loan Document; or

(xxv) if any other event shall occur or condition shall exist, if the effect of such event or condition is to accelerate the maturity of any portion of the Debt or to permit Lender to accelerate the maturity of all or any portion of the Debt.

(b) Upon the occurrence and during the continuance of an Event of Default (other than an Event of Default described in clauses (vi) or (vii) above) and at any time thereafter, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, to the extent permitted by applicable law, Lender may take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrowers and in and to any Property and/or the IP, including, without limitation, declaring the Debt to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrowers, any Property and/or the IP, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in clauses (vi) or (vii) above, the Debt and all Other Obligations of Borrowers hereunder and under the other Loan Documents shall, to the extent permitted by applicable law, immediately and automatically become due and payable, without notice or demand, and each Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.

Section 8.2. Remedies.

(a) Upon the occurrence and during the continuance of an Event of Default, subject to applicable Gaming Laws, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrowers under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrowers or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents, in each case to the extent permitted by applicable law. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singularly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, each Borrower agrees, to the extent permitted by applicable law, that if an Event of Default is continuing (i) Lender shall not be subject to any “one action” or “election of remedies” law or rule, and (ii) all liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Properties, the IP and any other collateral and the Mortgage has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full.

(b) During the continuance of an Event of Default, with respect to each Borrower and the Properties and the IP, nothing contained herein or in any other Loan Document shall be construed as requiring Lender to resort to any particular Property or to the IP for the satisfaction of any of the obligations in preference or priority to any other Property or the IP, and Lender may seek satisfaction out of all of the Properties, any Property, the IP or any part of any thereof, in its absolute discretion in respect of the Obligations. In addition, to the extent permitted by applicable law, Lender shall have the right from time to time to partially foreclose the Mortgage in any manner and for any amounts secured by the Mortgage then due and payable as determined by Lender in its sole discretion, including, without limitation, the following circumstances: (i) in the event Borrowers default beyond any applicable grace period in the payment of one or more scheduled payments of interest, Lender may foreclose the Mortgage to recover such delinquent payments, and/or (ii) in the event Lender elects to accelerate less than the entire Outstanding Principal Balance, Lender may foreclose the Mortgage to recover so much of the Outstanding Principal Balance as Lender may accelerate and such other sums secured by the Mortgage as Lender may elect in its sole discretion. Notwithstanding one or more partial foreclosures, the Properties, the IP and any other collateral shall remain subject to the Mortgage to secure payment of sums secured by the Mortgage and not previously recovered.

(c) Subject to applicable Gaming Laws, Lender shall have the right, at Lender’s sole cost and expense except during the continuance of an Event of Default, in which event the same shall be at Borrowers’ sole cost and expense, from time to time to sever either or both of the Notes and the other Loan Documents into one or more separate notes, mortgages and other security documents (the “Severed Loan Documents”) in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder, provided that Borrowers’ liability or obligation shall not be increased by such severance. Borrowers shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall reasonably request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Subject to applicable Gaming Laws, each Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, each Borrower ratifying all that its said attorney shall do by virtue thereof; provided, however, Lender shall not make or execute any such documents under such power until five (5) Business Days after notice has been given to Borrowers by Lender of Lender’s intent to exercise its rights under such power. Except as may be required in connection with a Securitization and expressly provided pursuant to Section 9.1 hereof, (i) Borrowers shall not be obligated to pay any costs or expenses incurred in connection with the preparation, execution, recording or filing of the Severed Loan Documents, and (ii) the Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents (modified to reflect the current status of such representations and warranties) and any such representations and warranties contained in the Severed Loan Documents will be given by Borrowers only as of the Closing Date.

(d) The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrowers pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender’s rights, powers and remedies may be pursued singularly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender’s sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to any Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by any Borrower or to impair any remedy, right or power consequent thereon.

(e) To the extent permitted by applicable law, any amounts recovered from any Property, the IP or any other collateral for the Loan after an Event of Default may be applied by Lender toward the payment of any interest and/or principal of the Loan, and/or to any other amounts due under the Loan Documents in such order, priority and proportions as Lender in its sole discretion shall determine.

(f) Upon the occurrence and during the continuance of an Event of Default, declare all unpaid principal of and accrued interest on one or both of the Notes, together with all other sums payable under the Loan Documents, to be immediately due and payable, whereupon the same shall become and be immediately due and payable, anything in the Loan Documents to the contrary notwithstanding, and without presentation, protest or further demand or notice of any kind, all of which are expressly hereby waived by Borrowers to the extent permitted by applicable law.

(g) Upon the occurrence and during the continuance of an Event of Default, Lender may cause any construction occurring at the Property to be completed and may enter upon the Property and construct, equip and complete any and all improvements in accordance with the related plans and specifications, with such changes therein as Lender may, from time to time, and in its sole and absolute discretion, deem appropriate. In connection with any construction that may undertaken by Lender pursuant to the provisions of this subsection, Lender may:

(i) use any funds of Borrowers, including any balance which may be held by Lender as security or in escrow, including, without limitation, any funds on deposit in the Working Capital Reserve Account, the Casino Account and any and all other Reserves;

(ii) draw down on any Letter of Credit then held by Lender and use the proceeds thereof;

(iii) employ existing contractors, subcontractors, agents, architects, engineers and the like, or terminate the same and employ others;

(iv) employ security watchmen to protect the Properties;

(v) make such additions, changes and corrections in the plans and Specifications as shall, in the judgment of Lender, be necessary or desirable;

(vi) take over and use any and all Personal Property contracted for or purchased by Borrowers, if appropriate, or dispose of the same as Lender sees fit in accordance with applicable law;

(vii) to the extent permitted by applicable law, execute all applications and certificates on behalf of Borrowers which may be required by any Governmental Authority or Legal Requirement or contract documents or agreements;

(viii) pay, settle or compromise all existing or future bills and claims which are or may be Liens against any of the Properties, or may be necessary for the completion of such construction or the clearance of title to any of the Properties, including, without limitation, all taxes and assessments;

(ix) complete the marketing and leasing of leasable space in all or any portion of the Properties, enter into new leases and occupancy agreements at any of the Properties, and modify or amend existing leases and occupancy agreements, all as Lender shall deem to be necessary or desirable;

(x) to the extent permitted by applicable law, prosecute and defend all actions and proceedings in connection with the completion of the construction of the applicable improvements or in any other way affecting any of the Properties and take such action and require such performance as Lender deems necessary under any payment and performance bonds; and

(xi) to the extent permitted by applicable law, take such other action hereunder, or refrain from acting hereunder, as Lender may, in its sole and absolute discretion, from time to time determine, and without any limitation whatsoever, to carry out the intent of this Section 8.2.

All payments made or liabilities incurred by Lender hereunder of any kind whatsoever shall be deemed advances made to Borrowers under this Agreement and shall be secured by the Mortgage and the other applicable Loan Documents. In the event Lender takes possession of any Property and assumes control of such construction as aforesaid, Lender shall not be obligated to continue such construction longer than Lender shall see fit and may thereafter, at any time, change any course of action undertaken by it or abandon such construction and decline to make further payments for the account of Borrowers, whether or not the construction at issue shall have been completed.

(h) Upon the occurrence and continuance of an Event of Default or otherwise upon the request of any Borrower or at any time at which Lender shall determine that the failure by or inability of any Borrower to pay or perform any obligations hereunder or any material obligations with respect to the ownership and operation of any Property (including, specifically, any failure to pay operating expenses at the Properties) will result in an adverse effect on Lender’s collateral or the performance of any Property, then without notice to or demand upon any Borrower or any other Person, and without waiving or releasing any other right, remedy or recourse Lender may have, Lender may (but shall not be obligated to) make such payment or perform such act for the account of and at the expense of Borrowers, and shall have the right to enter upon the Properties for such purpose and to take all such action thereon and with respect to the Properties as it may deem necessary or appropriate. If Lender shall elect to pay any sum due with reference to the Properties, Lender may do so in reliance on any bill, statement or assessment procured from the appropriate Governmental Authority or other issuer thereof without inquiring into the accuracy or validity thereof. Similarly, in making any payments to protect the security intended to be created by the Loan Documents, Lender shall not be bound to inquire into the validity of any apparent or threatened adverse title claim, Lien, encumbrance, claim or charge before making an advance for the purpose of preventing or removing the same. Without limiting any other provisions set forth herein, Borrowers shall indemnify, defend and hold Lender harmless from and against any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever, including reasonable attorneys’ fees, incurred or accruing by reason of any acts performed by Lender pursuant to the provisions of this Section 8.2(h), including those arising from the joint, concurrent, or comparative negligence of Lender, except as a result of Lender’s gross negligence or willful misconduct. All sums paid by Lender pursuant to this Section 8.2(h) shall immediately upon the advance thereof be added to the Note A Outstanding Principal Balance (or if the same has been paid in full the Note B Outstanding Principal Balance) and shall thereafter accrue interest in accordance with the terms hereof. The failure to repay any amounts advanced by Lender under this Section 8.2(h) within three (3) Business Days of the date of such advance shall in and of itself constitute an Event of Default hereunder.

ARTICLE IX.

SPECIAL PROVISIONS

Section 9.1. Sale of Notes and Securitization. (a) Borrowers acknowledge and agree that Lender may sell all or any portion of the Loan and the Loan Documents, including all or any portion of any of the Components, or require Borrowers to restructure the Loan or any of the Components, into additional multiple notes (which may include component notes and/or senior and junior notes) and/or issue one or more participations therein and/or syndicate the Loan and/or any of the Components, which restructuring may include reallocation of principal amounts of the Loan and/or any of the Components, the First Mezzanine Loan and/or the Second Mezzanine Loan amongst each other and/or the restructuring of a portion of the Loan and/or any of the Components, the First Mezzanine Loan and/or the Second Mezzanine to one or more of the foregoing or into one or more additional mezzanine loans to the direct and/or indirect owners of the equity interests in Borrowers as reasonably, mutually determined by Lender and Borrowers and that are direct or indirect subsidiaries of BREF HR, secured by a pledge of such interests, or consummate one or more private or public securitizations of rated single- or multi-class securities (the “Securities”) secured by or evidencing ownership interests in all or any portion of the Loan and/or any of the Components and the Loan Documents or a pool of assets that include the Loan and/or any of the Components and the Loan Documents (such sales, participations and/or securitizations, collectively, a “Securitization”). At the request of Lender, and to the extent not already required to be provided by Borrowers under this Agreement, Borrowers shall use commercially reasonable good faith efforts to provide information not in the possession of Lender or which may be reasonably required by Lender in order to satisfy the market standards to which Lender customarily adheres or which may be reasonably required by prospective investors (including, without limitation, any purchaser of all or any portion of the Loan, the First Mezzanine Loan and/or the Second Mezzanine Loan and/or any purchaser of any participation interest in any such loan) and/or the Rating Agencies in connection with any such Securitization including, without limitation, to:

(i) provide additional and/or updated Provided Information or other information with respect to the Properties and/or the IP reasonably requested or reasonably required by Lender, prospective investors or the Rating Agencies, together with, if customary or if otherwise requested by any Rating Agency, appropriate verification and/or consents related to the Provided Information through letters of auditors or opinions of counsel of independent attorneys reasonably acceptable to Lender and the Rating Agencies;

(ii) review descriptive materials for presentations to any or all of the Rating Agencies, and work with third-party service providers engaged to obtain, collect, and deliver information reasonably requested or reasonably required by Lender, prospective investors or the Rating Agencies;

(iii) if required by any Rating Agency or reasonably required by any above referenced investor in the applicable loan, (i) deliver updated opinions of counsel as to non-consolidation, due execution and enforceability with respect to the Properties, the IP, any Borrower, BREF HR, Guarantor, any of their respective Affiliates and the Loan Documents, and (ii) amend the Special Purpose Entity provisions of the organizational documents for each Borrower, which counsel opinions and amendments to the organizational documents shall be reasonably satisfactory to Lender and the Rating Agencies;

(iv) if required by any Rating Agency, use commercially reasonable efforts to deliver such additional tenant estoppel letters, subordination agreements and/or other agreements from parties to agreements that affect any of the Properties or the IP, which estoppel letters, subordination agreements and other agreements shall be reasonably satisfactory to Lender and the Rating Agencies;

(v) provide, as of the closing date of the Securitization, updated representations and warranties made in the Loan Documents as may be reasonably requested by Lender or the Rating Agencies and consistent with the facts covered by such representations and warranties made in the Loan Documents to the extent they are true as of the closing of the Securitization;

(vi) execute such amendments to the Loan Documents as may be reasonably requested by Lender or the Rating Agencies to effect the Securitization and/or deliver one or more new component notes to replace any original note or modify any original note to reflect multiple components of the Loan or any Component (and such new notes or modified note shall have the same initial weighted average coupon of the original note, but such new notes or modified note may change the interest rate of the Loan or any Component), and modify the Cash Management Agreement with respect to the newly created components such that the pricing and marketability of the Securities and the size of each class of Securities and the rating assigned to each such class by the Rating Agencies shall provide the most favorable rating levels and achieve the optimum rating levels for the Loan, provided, however, that (i) such new notes or modified note will not change the interest rate, the stated maturity or the amortization of principal set forth in either of the Notes unless the varying interest rates shall have the same initial weighted average coupon of the original Notes, (ii) such amendments to the Loan Documents or the new notes or modified note will not modify or amend any other economic or material term of the Loan in a manner materially adverse to Borrowers, BREF HR or Guarantors or any of their respective Constituent Members, or (iii) such amendments to the Loan Documents will not materially increase Borrowers’ or Guarantors’ obligations and liabilities under the Loan Documents or materially decrease the rights of Borrowers under the Loan Documents;

(vii) if requested by Lender, review any information regarding any Property, the IP, any Borrower, any First Mezzanine Borrower, any Second Mezzanine Borrower, BREF HR, the Gaming Operator, Resort Manager, the Liquor Manager and/or the Loan (including each of the Components) which is contained in any preliminary or final private placement memorandum, prospectus, prospectus supplement (including any amendment or supplement to either thereof), or other disclosure document to be used by Lender or any affiliate thereof; and

(viii) supply to Lender such documentation, financial statements and reports concerning any Borrower, any First Mezzanine Borrower, any Second Mezzanine Borrower, BREF HR, Guarantor, the Loan (including each of the Components), any Property and/or the IP in form and substance required in order to comply with any applicable securities laws.

(b) Lender shall pay all reasonable third party costs and expenses (excluding fees and expenses of Borrowers’ legal counsel) in excess of Twenty Thousand Dollars ($20,000) incurred by Borrowers in connection with Borrowers’ complying with requests made under this Section 9.1 and/or under Section 9.2 hereof, provided, however, the fees and expenses of Borrowers’ legal counsel and Borrowers’ administrative costs shall not be included in such amount and Borrowers shall remain at all times responsible for the fees and expenses of its legal counsel and its own administrative costs. In addition to the foregoing, Lender expressly acknowledges and agrees that Borrowers shall not be required to pay any Rating Agency surveillance charges.

(c) Notwithstanding anything to the contrary contained in this Agreement, in the event of a Securitization that involves a participation or restructuring into one or more New Mezzanine Loans, Borrowers shall not be required to deliver Rating Agency confirmations in accordance with the terms and conditions of this Agreement at any time that rated Securities are not outstanding.

Section 9.2. Re-Dating. In connection with a Securitization or other sale of all or a portion of the Loan, Lender shall have the right to modify all operative dates (including, but not limited to, payment dates, interest period start dates and end dates, etc) under the Loan Documents, by up to ten (10) days (such action and all related action is a “Re-Dating”) so long as such modification shall not have a materially adverse effect on Borrowers. Borrowers shall cooperate with Lender to implement any Re-Dating. If any Borrower fails to cooperate with Lender within ten (10) Business Days of written request by Lender, Lender is hereby appointed as each Borrower’s attorney-in-fact to execute any and all documents necessary to accomplish the Re-Dating, the foregoing power of attorney being coupled with an interest.

Section 9.3. Securitization Indemnification. (a) Each Borrower understands that information provided to Lender by Borrowers and their agents, counsel and representatives may be included in Disclosure Documents in connection with the Securitization and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and may be made available to investors or prospective investors in the Securities, the Rating Agencies, and service providers relating to the Securitization. In the event that the Disclosure Document is required to be revised prior to the sale of all Securities, Borrower will cooperate with the holder(s) of the Notes in updating the Disclosure Document by providing all current information necessary to keep the Disclosure Document accurate and complete in all material respects.

(b) Upon Lender’s reasonable request, Borrowers shall provide in connection with each of (i) a preliminary and a final private placement memorandum or (ii) a preliminary and final prospectus or prospectus supplement, as applicable, an agreement (A) certifying that Borrowers have examined such Disclosure Documents specified by Lender and that to each Borrower’s actual knowledge, each such Disclosure Document, as it relates to Borrowers, Borrowers’ Affiliates, Guarantors, BREF HR, the Properties, the IP, the Resort Manager, the Liquor Manager, the Gaming Operator and/or the Loan (including each of the Components), does not contain any untrue statement of a material fact or omit to state a material fact in each Borrower’s actual knowledge necessary in order to make the statements made, in the light of the circumstances under which they were made, not materially misleading, (B) jointly and severally indemnifying Lender, any Affiliate of Lender that has filed any registration statement relating to the Securitization or has acted as the sponsor or depositor in connection with the Securitization, any Affiliate of Lender that acts as an underwriter, placement agent or initial purchaser of Securities issued in the Securitization, any other co-underwriters, co-placement agents or co-initial purchasers of Securities issued in the Securitization, and each of their respective officers, directors, partners, employees, representatives, agents and Affiliates and each Person or entity who controls any such Person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Indemnified Persons”), for any out-of-pocket losses, third party claims, actual damages (but not lost revenues, diminution in value and other consequential damages) or liabilities (collectively, the “Liabilities”) to which any such Indemnified Person may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such Disclosure Document specified by Lender for Borrowers’ review, as it relates to Borrowers, Borrowers’

Affiliates, Guarantors, BREF HR, the Properties, the IP, the Resort Manager, the Liquor Manager, the Gaming Operator and/or the Loan (including each of the Components), known by any Borrower to be untrue or arise out of or are based upon the omission or alleged omission to state therein a material fact in any Borrower’s actual knowledge, required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (C) agreeing to reimburse each Indemnified Person for any reasonable legal or other reasonable expenses reasonably incurred by such Indemnified Person in connection with investigating or defending the Liabilities; provided, however, that Borrowers will be liable in any such case under clauses (B) or (C) above only to the extent that any such Liabilities arise out of or are based upon any such untrue statement or omission made therein in reliance upon and in conformity with information furnished to Lender by Borrowers in connection with the preparation of any Disclosure Document(s) or in connection with the underwriting or closing of the Loan or in the ordinary course of the Loan, including, without limitation, financial statements of any Borrower, operating statements and rent rolls with respect to any of the Properties. This indemnity agreement will be in addition to any liability which any Borrower may otherwise have. Moreover, the indemnification provided for in clauses (B) and (C) above shall be effective whether or not a separate indemnification agreement is provided.

(c) In connection with Exchange Act Filings, Borrowers, jointly and severally, shall (i) indemnify the Indemnified Persons for Liabilities to which any such Indemnified Persons may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact in any Disclosure Documents specified by Lender for Borrowers’ review, as it relates to Borrowers, Borrowers’ Affiliates, Guarantors, BREF HR, the Properties, the IP, the Resort Manager, the Liquor Manager, the Gaming Operator and/or the Loan (including any of the Components), or the omission or alleged omission to state in any such Disclosure Document a material fact in any Borrower’s actual knowledge, required to be stated in such Disclosure Document in order to make the statements in such Disclosure Document, in light of the circumstances under which they were made, not misleading, and (ii) reimburse each Indemnified Person for any reasonable legal or other expenses reasonably incurred by such Indemnified Person in connection with defending or investigating the Liabilities; provided, however, that Borrowers will be liable in any such case under clauses (i) or (ii) above only to the extent that any such Liabilities arise out of or are based upon any such untrue statement or omission made therein in reliance upon and in conformity with information furnished to Lender by Borrowers in connection with the preparation of any Disclosure Document(s) or in connection with the underwriting or closing of the Loan or in the ordinary course of the Loan, including, without limitation, financial statements of any Borrower, operating statements and rent rolls with respect to any of the Properties.

(d) Promptly after receipt by an Indemnified Person under this Section 9.3 of notice of the commencement of any action, such Indemnified Person will, if a claim in respect thereof is to be made against Borrowers under this Section 9.3, notify Borrowers in writing of the commencement thereof, but the omission to so notify Borrowers will not relieve any Borrower from any liability which any Borrower may have to any Indemnified Person hereunder except to the extent that such failure to notify causes material prejudice to any Borrower. In the event that any action is brought against any Indemnified Person, and it notifies Borrowers of the commencement thereof, Borrowers will be entitled to participate therein and, to the extent that they may elect by written notice delivered to such Indemnified Person promptly after receiving the aforesaid notice from such Indemnified Person, to assume the defense thereof with counsel reasonably satisfactory to such Indemnified Person. After notice from Borrowers to such Indemnified Person under this Section 9.3, such Indemnified Person shall pay for any legal or other expenses subsequently incurred by such Indemnified Person in connection with the defense thereof other than reasonable costs of investigation; provided, however, if the defendants in any such action include both the Indemnified Person and any Borrower and the Indemnified Person shall have reasonably concluded that there are any legal defenses available to it and/or other Indemnified Persons that are different from or additional to those available to Borrowers, the Indemnified Person(s) shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Person(s) at the cost of Borrowers. Borrowers shall not be liable for the expenses of more than one separate counsel unless any Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to another Indemnified Person.

(e) Without the prior consent of Lender, as applicable (which consent shall not be unreasonably withheld), no Borrower shall settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such claim, action, suit or proceeding) unless Borrowers shall have given Lender reasonable prior notice thereof and shall have obtained an unconditional release of each Indemnified Person hereunder from all liability arising out of such claim, action, suit or proceeding. As long as Borrowers have complied with their obligations to defend and indemnify hereunder, Borrowers shall not be liable for any settlement made by any Indemnified Person without the consent of Borrowers (which consent shall not be unreasonably withheld).

(f) Borrowers agree that if any indemnification or reimbursement sought pursuant to this Section 9.3 is finally judicially determined to be unavailable for any reason or is insufficient to hold any Indemnified Person harmless (with respect only to the Liabilities that are the subject of this Section 9.3), then Borrowers, on the one hand, and such Indemnified Person, on the other hand, shall contribute to the Liabilities for which such indemnification or reimbursement is held unavailable or is insufficient: (i) in such proportion as is appropriate to reflect the relative benefits to Borrowers, on the one hand, and such Indemnified Person, on the other hand, from the transactions to which such indemnification or reimbursement relates; or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative faults of Borrowers, on the one hand, and all Indemnified Persons, on the other hand, as well as any other equitable considerations. In determining the amount of contribution to which the respective parties are entitled, the following factors shall be considered: (A) Lender’s and Borrowers’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted; and (B) the opportunity to correct and prevent any statement or omission. Notwithstanding the provisions of this Section 9.3, no Person found liable for a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any other Person who is not also found liable for such fraudulent misrepresentation.

(g) Borrowers agree that the indemnification, contribution and reimbursement obligations set forth in this Section 9.3 shall apply whether or not any Indemnified Person is a formal party to any lawsuits, claims or other proceedings. Borrowers further agree that the Indemnified Persons are intended third party beneficiaries under this Section 9.3.

(h) Subject to the provisions of Section 9.4 hereof, the liabilities and obligations of Borrowers and Lender under this Section 9.3 shall survive the termination of this Agreement and the satisfaction and discharge of the Debt.

Section 9.4. Exculpation. Subject to the qualifications below, Lender shall not enforce the liability and obligation of Borrowers to perform and observe the obligations contained in the Notes, this Agreement, the Mortgage or the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against any Borrower, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest under the Notes, this Agreement, the Mortgage and the other Loan Documents, or in any Property, the Rents, the IP or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against any Borrower only to the extent of such Borrower’s interest in its Property, in its Rents, in the IP and in any other collateral given by it to Lender, and Lender, by accepting the Notes, this Agreement, the Mortgage and the other Loan Documents, agrees that it shall not sue for, seek or demand any deficiency judgment against any Borrower in any such action or proceeding under, or by reason of, or in connection with, the Notes, this Agreement, the Mortgage or the other Loan Documents. The provisions of this Section 9.4 shall not, however, (a) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (b) impair the right of Lender to name any Borrower as a party defendant in any action or suit for foreclosure and sale under the Mortgage; (c) affect the validity or enforceability of or any guaranty made in connection with the Loan, including, without limitation, the Non-Recourse Guaranty, or any of the rights and remedies of Lender thereunder; (d) impair the right of Lender to obtain the appointment of a receiver; (e) impair the enforcement of the Assignment of Leases; (f) constitute a prohibition against Lender seeking a deficiency judgment against any Borrower in order to fully realize the security granted by the Mortgage or commencing any other appropriate action or proceeding in order for Lender to exercise its remedies against any Property or the IP; or (g) constitute a waiver of the right of Lender to enforce the liability and obligation of any Borrower, by money judgment or otherwise, to the extent of any actual loss, damage (excluding any lost revenue, diminution of value and other consequential damages), reasonable cost, reasonable expense, liability, claim or other obligation incurred by Lender (including attorneys’ fees and costs reasonably incurred)

arising out of or in connection with the following acts (or failures to act) which occur on or after the Closing Date:

(i) fraud or intentional misrepresentation by any Borrower, BREF HR, Guarantor or any of their respective principals, officers, agents or employees, including Resort Manager, Liquor Manager and Gaming Operator (collectively, “Manager Parties”), in connection with the Loan;

(ii) physical waste to any Property arising from the intentional misconduct or gross negligence of any Borrower, BREF HR, Guarantor or any of their respective principals, officers, agents or employees, including Manager Parties, and/or any removal of any asset forming a part of any Property in violation of this Agreement or the other Loan Documents;

(iii) any and all liabilities relating to the employees of Gaming Borrower, including, but not limited to, all obligations and liabilities of Gaming Borrower under the Employee Lease, including any of such liabilities as to which Gaming Borrower and LVHR are “co-employers” thereunder;

(iv) the misappropriation or conversion by any Borrower, by any Person Controlled by any Borrower, including, without limitation, any Affiliated Manager, a Liquor Manager who is an Affiliate of any Borrower or a Gaming Operator who is an Affiliate of any Borrower, by any agent of any Borrower, or by any other Person with whom any Borrower shall collude or cooperate, or by any Manager Party, of (A) any Insurance Proceeds paid by reason of any Casualty, to the extent so misappropriated or converted; (B) any Awards received in connection with a Condemnation, to the extent so misappropriated or converted; (C) any Rents or other Gross Income from Operations not delivered to Lender following and during the continuance of an Event of Default and not otherwise used to pay actual, customary Operating Expenses reflected on the Approved Annual Budget then in effect, including, without limitation, (I) any income, proceeds or other amounts received by any Borrower or any Affiliate thereof under the Casino Component Lease or the Gaming Management Agreement, and/or (II) without duplication of the foregoing clause (I), any income, proceeds or revenue generated from gaming activities at any Property, in each of the foregoing instances, to the extent so misappropriated or converted; (D) any Rents paid more than one (1) month in advance in violation of this Agreement or the other Loan Documents, to the extent so misappropriated or converted; and/or (E) any security deposits, to the extent so misappropriated or converted;

(v) the failure to pay (or to deposit into the Reserve Funds amounts sufficient to pay) all Taxes and all other costs giving rise to any Lien on any portion of any Property or the IP with priority over or equal to the Lien of the Loan Documents in violation of this Agreement or the other Loan Documents, to the extent that there is sufficient Gross Income from Operations to make such payments (or deposits, as applicable);

(vi) if any Borrower fails to maintain its status as a Special Purpose Entity as required pursuant to the terms hereof;

(vii) if Borrowers fail to obtain Lender’s consent to any subordinate financing, mortgage or other voluntary Lien encumbering any Property or the IP other than Permitted Encumbrances and Permitted IP Encumbrances;

(viii) the failure to maintain insurance coverage under blanket insurance policies (to the extent permitted under this Agreement and elected by Borrowers);

(ix) if any of the restrictions to Transfer set forth in Section 5.2.10 hereof or in any of the other Loan Documents are violated (provided that a Transfer to Lender in connection with a foreclosure, deed in lieu of foreclosure, or other consensual Transfer to Lender shall in no event give rise to any liability under this clause 9.4(ix) and provided further, that any such Transfer to Lender shall not limit or waive any other liability of the Borrowers or Guarantor under the other provisions of this Section 9.4 or the Non-Recourse Guaranty, as applicable);

(x) if Lender or any Affiliate thereof shall succeed to the interest of Hotel/Casino Borrower under the Casino Component Lease following a foreclosure, deed in lieu of foreclosure or similar transfer, any actual loss, cost, damage or expense (including, without limitation, reasonable attorneys’ fees and expenses) suffered by Lender or such Affiliate as a result of: (A) any act, omission, neglect or default of Hotel/Casino Borrower under the Casino Component Lease, (B) any claim, defense, counterclaim or offset which the Gaming Operator may have under the Casino Component Lease, (C) any obligation to make any payment to the Gaming Operator under the Casino Component Lease which was required to be made by or on behalf of Hotel/Casino Borrower prior to the time Lender or such Affiliate succeeded to Hotel/Casino Borrower’s interest under the Casino Component Lease, (D) any monies deposited with Hotel/Casino Borrower under the Casino Component Lease, except to the extent such monies are actually received by Lender or such Affiliate, (E) any obligation to complete or permit the construction of any improvements under the Casino Component Lease arising while Hotel/Casino Borrower was the landlord under the Casino Component Lease, and/or (F) any default by Hotel/Casino Borrower under the Casino Component Lease beyond applicable notice and cure periods;

(xi) if Hotel/Casino Borrower or any Affiliate thereof shall send a notice to Gaming Operator under Section 6(c) of the Gaming Subordination Agreement which conflicts with any notice theretofore sent by Lender to Gaming Operator under said Section 6(c) of the Gaming Subordination Agreement; provided, however, that the liability under this clause (xi) shall be limited to all fees and costs incurred by Gaming Operator in bringing and pursuing any interpleader action contemplated by said Section 6(c) and only to the extent that Gaming Operator seeks to recover and/or does recover such fees and expenses from Lender;

(xii) the hindrance, impediment, obstruction, delay or opposition, by any Borrower or any principal, officer, agent, employee or Affiliate thereof, of Lender’s enforcement of its rights and remedies under the Loan Documents, arising in connection with any Default or Event of Default relating to Borrower’s failure to satisfy any obligations under Section 2.4.2(c) or (d) (any such Default or Event of Default, a “Debt Yield Failure”), provided however, in the event that any Borrower asserts defenses or claims that are compulsory in nature at the time of the enforcement of Lender’s rights and remedies with respect to a Debt Yield Failure, and such defenses or claims (x) do not impede or otherwise have the effect of preventing Lender from exercising its rights and remedies under the Loan Documents (including, without limitation, Lender’s right to foreclose under the Security Instrument), and (y) are limited to seeking damages as relief, then Guarantor shall have no liability under this clause (xii);

(xiii) the hindrance, impediment, obstruction, delay or opposition, by any Borrower or any principal, officer, agent, employee or Affiliate thereof, of Lender’s enforcement of its rights and remedies under the Loan Documents due to the failure of Borrower to pay to Lender on the Maturity Date, the Outstanding Principal Balance including all accrued and unpaid interest thereon and all other amounts due under the Loan Agreement, the Notes, the Security Instrument and the other Loan Documents in accordance this Agreement;

(xiv) if Borrowers or any Affiliate thereof shall fail to provide Assigned Employees for the operation of gaming activities at the Hotel/Casino Property as and to the extent required pursuant to the Employee Lease;

(xv) if Gaming Borrower shall fail to provide gaming operation services for the Hotel/Casino Property following an Event of Default, a foreclosure of the Mortgage or a deed in lieu of foreclosure, as and to the extent required pursuant to Section 12.1(e) hereof;

(xvi) if Hotel/Casino Borrower, Gaming Borrower, such other Borrower or such Affiliate thereof shall fail to provide liquor management services for the Hotel/Casino Property following an Event of Default, a foreclosure of the Mortgage or a deed in lieu of foreclosure, as and to the extent required (A) as to Hotel/Casino Borrower, pursuant to Sections 5(a) or 5(b) of the Assignment of Liquor Management Agreement, as applicable, and (B) as to Gaming Borrower, any other Borrower or any Affiliate thereof, pursuant to Section 5.1.23(c) hereof;

(xvii) intentionally omitted;

(xviii) as a result of the imposition of any tax provided in NRS §§375.020 and 375.023 with respect to the transaction contemplated under the Settlement Agreement provided, however, that any liability under this clause (xix) shall terminate upon the payment in full of the Debt;

(xix) intentionally omitted; or

(xx) the occurrence of an Event of Default under Section 8.1(a)(xvii)(A) hereof.

Notwithstanding anything to the contrary in this Agreement, the Notes or any of the other Loan Documents, (A) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Debt secured by the Mortgage or to require that all collateral shall continue to secure all of the Debt owing to Lender in accordance with the Loan Documents, and (B) the Debt shall be fully recourse to Borrowers in the event of: (i) any Borrower, BREF HR or Guarantor filing a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (ii) the filing of an involuntary petition against any Borrower, BREF HR or Guarantor under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law by or on behalf of any Person other than Lender and/or the Servicer, and such petition is not dismissed within ninety (90) days after filing, or any Borrower, or any Affiliate of any of them who Controls any Borrower, or BREF HR or Guarantor, solicit or cause to be solicited petitioning creditors for any involuntary petition against any Borrower, BREF HR or Guarantor from any Person (other than if requested to do so by or on behalf of Lender and/or the Servicer); (iii) any Borrower, BREF HR or Guarantor filing an answer consenting to, or any Borrower, BREF HR or Guarantor, or any Affiliate of any of them who Controls any Borrower, otherwise consenting to or acquiescing or joining in, any involuntary petition filed against any Borrower, BREF HR or Guarantor, by any other Person (other than if filed by or on behalf of Lender and/or the Servicer) under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (iv) any Borrower, BREF HR or Guarantor, or any Affiliate of any of them who Controls any Borrower, consenting to or acquiescing or joining in an application for the appointment of a custodian, receiver, trustee or examiner for any Borrower or any portion of any Property or any portion of the IP (other than any such appointment at the request or petition of Lender and/or the Servicer); or (v) any Borrower, BREF HR or Guarantor voluntarily making an assignment for the benefit of creditors (other than Lender and/or the Servicer), or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due. Notwithstanding the foregoing, no Borrower or Guarantor shall be liable under this paragraph, provided that (x) the entity that files any voluntary petition or takes any other action under clauses (i)-(v) is not Controlled by Guarantor or any Affiliate thereof and (y) Guarantor has not colluded, consented to, acquiesced or joined in or with the Person that files any such petition or takes any such action.

For purposes of this Agreement and each of the other Loan Documents, neither the negative capital account of any Constituent Member in any Borrower nor any obligation of any Constituent Member in any Borrower to restore a negative capital account or to contribute or loan capital to any Borrower or to any other Constituent Member in any Borrower shall at any time be deemed to be the property or an asset of such Borrower (or any such other Constituent

Member) and neither Lender nor any of its successors or assigns shall have any right to collect, enforce or proceed against any Constituent Member with respect to any such negative capital account or obligation to restore, contribute or loan.

Section 9.5. Matters Concerning Resort Manager and Liquor Manager.

9.5.1. If (a) an Event of Default occurs and is continuing, (b) without the consent of Lender, William H. Warner ceases to Control Resort Manager, unless following such change of Control, Resort Manager still constitutes a Qualified Resort Manager, (c) Resort Manager shall become bankrupt or insolvent, or (d) Resort Manager commits fraud, gross negligence, willful misconduct or misappropriation of funds with respect to any Borrower and/or any Property and/or the IP or any material default otherwise occurs under the Resort Management Agreement beyond any applicable grace and cure periods, the applicable Borrower shall, at the request of Lender, terminate the Resort Management Agreement and replace the Resort Manager thereunder with a Qualified Resort Manager pursuant to a Replacement Resort Management Agreement, it being understood and agreed that the management fee for such Qualified Resort Manager shall not exceed then prevailing market rates.

9.5.2. If (a) an Event of Default occurs and is continuing, (b) without the consent of Lender, William H. Warner ceases to Control the Liquor Manager, unless following such change of Control, the Liquor Manager still constitutes a Qualified Liquor Manager, (c) the Liquor Manager shall become bankrupt or insolvent, or (d) the Liquor Manager commits fraud, gross negligence, willful misconduct or misappropriation of funds with respect to Hotel/Casino Borrower and/or the Hotel/Casino Property or any material default otherwise occurs under the Liquor Management Agreement beyond any applicable grace and cure periods, Hotel/Casino Borrower shall, at the request of Lender, terminate the Liquor Management Agreement and replace the Liquor Manager thereunder with a Qualified Liquor Manager pursuant to a Replacement Liquor Management Agreement, it being understood and agreed that the management fee for such Qualified Liquor Manager shall not exceed then prevailing market rates; provided, however, that in no event shall Hotel/Casino Borrower be required to terminate such Liquor Manager if such immediate termination would require cessation of liquor-related activities at any of the Properties and, in such event, (i) such termination shall occur immediately upon the ability of Hotel/Casino Borrower to transfer such liquor operations to a Qualified Liquor Manager as required herein, and (ii) Hotel/Casino Borrower shall, at its sole cost and expense, diligently pursue the engagement and licensing of a replacement Qualified Liquor Manager.

Section 9.6. Matters Concerning Gaming Operator. If (a) the Gaming Operator commits fraud, gross negligence or willful misconduct with respect to the Hotel/Casino Property or any material default otherwise occurs under the Casino Component Lease or Gaming Management Agreement beyond any applicable grace and cure periods, or (b) the Gaming Operator (i) has its gaming license suspended or revoked, (ii) allows its gaming license to lapse, or (iii) may not lawfully operate gaming at the Hotel/Casino Property pursuant to any Legal Requirements or the order of any Governmental Authority, Hotel/Casino Borrower shall, at the request of Lender and to the extent permitted by applicable Legal Requirements and the requirements of any Gaming Authorities, terminate the Casino Component Lease and the Gaming Management Agreement and replace the Gaming Operator with a Qualified Gaming

Operator pursuant to a new gaming lease or similar agreement and a new recognition agreement, in each instance reasonably acceptable to Lender; provided, however, that in no event shall Hotel/Casino Borrower be required to terminate such Gaming Operator if such immediate termination would require cessation of gaming-related activities at the Hotel/Casino Property and, in such event, (A) such termination shall occur immediately upon the ability of Hotel/Casino Borrower to transfer such gaming operations to a Qualified Gaming Operator as required herein, and (B) Hotel/Casino Borrower shall, at its sole cost and expense, diligently pursue the engagement and licensing of a replacement Qualified Gaming Operator.

Section 9.7. Servicer. (a) At the option of Lender, the Loan may be serviced by a servicer/trustee (the “Servicer”) selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to the Servicer pursuant to a servicing agreement (the “Servicing Agreement”) between Lender and Servicer. Borrowers shall not be responsible for any set up fees or any other initial costs relating to or arising under the Servicing Agreement nor shall Borrowers be responsible for payment of the monthly servicing fee due to the Servicer under the Servicing Agreement.

(b) Lender shall endeavor in good faith (without liability for failure to do so) to provide Borrowers with notification of any change in the Person servicing the Loan; provided that it is expressly acknowledged and agreed by Lender that it shall not constitute a Default or Event of Default hereunder if due to such failure to provide notification Borrowers send any payments required to be made hereunder to Lender or any predecessor Person servicing the Loan.

Section 9.8. Restructuring of Loan. Lender, without in any way limiting Lender’s other rights hereunder, in its sole and absolute discretion, shall have the right at any time, at Lender’s sole cost and expense, to require Borrowers to restructure the Loan or any of the Components into additional multiple notes (which may include component notes and/or senior and junior notes) and/or to create participation interests in the Loan or any of the Components, which restructuring may include reallocation of principal amounts of the Loan and/or any of the Components, the First Mezzanine Loan and/or the Second Mezzanine Loan and/or the restructuring of a portion of the Loan and/or any of the Components, the First Mezzanine Loan and/or the Second Mezzanine Loan to one or more of the foregoing or to one or more additional mezzanine loans (each, a “New Mezzanine Loan”) to the direct and/or indirect owners of the equity interests in Borrowers as reasonably, mutually determined by Lender and Borrowers and that are direct or indirect subsidiaries of BREF HR, secured by a pledge of such interests, the establishment of different interest rates for the Loan and/or any of the Components, the First Mezzanine Loan, the Second Mezzanine Loan, and any New Mezzanine Loan(s) and the payment of the Loan and/or any of the Components, the First Mezzanine Loan, the Second Mezzanine Loan, and any New Mezzanine Loan(s) in such order of priority as may be designated by Lender; provided, that (i) the total amounts of the Reduced Acquisition Loan, the Construction Loan, the First Mezzanine Loan, the Second Mezzanine Loan, and any New Mezzanine Loan(s) immediately following such restructuring shall equal the amount of the Reduced Acquisition Loan, the Construction Loan, the First Mezzanine Loan, the Second Mezzanine Loan and any previously existing New Mezzanine Loan(s), if any, immediately prior to the restructuring, (ii) the weighted average spread above LIBOR of the Reduced Acquisition Loan, the Construction Loan, the First Mezzanine Loan, the Second Mezzanine Loan, and any

New Mezzanine Loan(s), if any, immediately following such restructuring, shall, in the aggregate, equal the weighted average spread for all of the Reduced Acquisition Loan, the Construction Loan, the First Mezzanine Loan, the Second Mezzanine Loan and any previously existing New Mezzanine Loan(s), if any, immediately prior to the restructuring, and (iii) the debt service payments on the Reduced Acquisition Loan, the Construction Loan, the First Mezzanine Loan, the Second Mezzanine Loan, and any New Mezzanine Loan(s), if any, as calculated immediately following such restructuring, shall equal the aggregate debt service payments which would have been payable under the Reduced Acquisition Loan, the Construction Loan, the First Mezzanine Loan, the Second Mezzanine Loan, and any previously existing New Mezzanine Loan(s), if any, had the restructuring not occurred. Borrowers shall cooperate with all reasonable requests of Lender in order to restructure the Loan and/or any of the Components, the First Mezzanine Loan and/or the Second Mezzanine Loan and/or to create and/or restructure one or more New Mezzanine Loan(s), if applicable, and shall, upon fifteen (15) Business Days written notice from Lender, which notice shall include the forms of documents for which Lender is requesting execution and delivery, (A) execute and deliver such documents, including, without limitation, in the case of any New Mezzanine Loan, a mezzanine note, a mezzanine loan agreement, a pledge and security agreement and a mezzanine cash management agreement, (B) cause Borrowers’ counsel to deliver such legal opinions, and (C) create such a bankruptcy remote borrower under each New Mezzanine Loan as, in each of the case of clauses (A), (B) and (C) above, shall be reasonably required by Lender and required by any Rating Agency in connection therewith, all in form and substance reasonably satisfactory to Lender, including, without limitation, the severance of this Agreement, the Mortgage and the other Loan Documents if requested by Lender. Except as may be required in connection with a Securitization pursuant to Section 9.1 hereof, Borrowers shall not be obligated to pay any costs or expenses incurred in connection with any such restructuring as set forth in this Section 9.8. In the event any Borrower fails to execute and deliver such documents to Lender within five (5) Business Days following such written notice by Lender, and Lender sends a second notice to Borrowers with respect to the delivery of such documents containing a legend clearly marked in not less than fourteen (14) point bold face type, underlined, in all capital letters “POWER OF ATTORNEY IN FAVOR OF LENDER DEEMED EFFECTIVE FOR EXECUTION AND DELIVERY OF DOCUMENTS IF NO RESPONSE WITHIN 5 BUSINESS DAYS”, each Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect such transactions, each Borrower ratifying all that such attorney shall do by virtue thereof, if any Borrower fails to execute and deliver such documents within five (5) Business Days of receipt of such second notice. It shall be an Event of Default if any Borrower fails to comply with any of the terms, covenants or conditions of this Section 9.8 after the expiration of five (5) Business Days after the second notice thereof.

ARTICLE X.

MISCELLANEOUS

Section 10.1. Survival. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Notes, and shall continue in full force and effect so long as all or any of the Debt is outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of any Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender.

Section 10.2. Lender’s Discretion. Whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive. Whenever this Agreement expressly provides that Lender may not unreasonably withhold its consent or its approval of an arrangement or term, such provisions shall also be deemed to prohibit Lender from unreasonably delaying or conditioning such consent or approval. Prior to a Securitization, whenever pursuant to this Agreement the Rating Agencies are given any right to approve or disapprove, or any arrangement or term is to be satisfactory to the Rating Agencies, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory, based upon Lender’s determination of Rating Agency criteria, shall be substituted therefor.

Section 10.3. Governing Law.

(a) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, THE LOAN WAS MADE BY LENDER AND ACCEPTED BY BORROWERS IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE LOAN DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, PRIORITY AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS IN ANY REAL PROPERTY INTEREST CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE APPLICABLE REAL PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF

THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS, AND THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b) NOTWITHSTANDING THE FOREGOING, THIS AGREEMENT IS SUBJECT TO THE GAMING LAWS. LENDER EXPRESSLY ACKNOWLEDGES AND AGREES THAT ALL RIGHTS, REMEDIES, POWERS AND OBLIGATIONS OF EACH PARTY UNDER THIS AGREEMENT MAY BE EXERCISED ONLY TO THE EXTENT THAT THE EXERCISE THEREOF DOES NOT VIOLATE ANY APPLICABLE PROVISIONS OF THE GAMING LAWS AND ONLY TO THE EXTENT THAT ANY APPLICABLE REQUIRED APPROVAL OF ANY GAMING AUTHORITY (INCLUDING PRIOR APPROVALS) IS OBTAINED. NOTWITHSTANDING THE FOREGOING, BORROWERS EXPRESSLY ACKNOWLEDGE AND AGREE THAT THE FACT THAT ANY GAMING LAW OR THE LACK OF APPROVAL FROM ANY GAMING AUTHORITY MAY PREVENT ANY BORROWER OR ANY OTHER PERSON FROM TAKING ANY ACTION OR FULFILLING ANY OBLIGATION HEREUNDER OR UNDER ANY OTHER LOAN DOCUMENT WHICH RESULTS IN THE OCCURRENCE OF AN EVENT OF DEFAULT AND/OR A CIRCUMSTANCE GIVING RISE TO RECOURSE LIABILITY UNDER SECTION 9.4 HEREOF, SHALL NOT, IN ANY MANNER, LIMIT OR VITIATE OR BE DEEMED TO LIMIT OR VITIATE SUCH EVENT OF DEFAULT OR SUCH CIRCUMSTANCE GIVING RISE TO RECOURSE LIABILITY IN ANY MANNER WHATSOEVER.

(c) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR ANY BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL, AT LENDER’S OPTION, BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. EACH BORROWER DOES HEREBY DESIGNATE AND APPOINT:

CORPORATION SERVICE COMPANY

2711 CENTERVILLE RD., SUITE 400

WILMINGTON, DE 19808

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND NOTICE OF SAID SERVICE MAILED OR DELIVERED TO SUCH BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON SUCH BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. EACH BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

Section 10.4. Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, or of either of the Notes, or of any other Loan Document, nor consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on any Borrower, shall entitle such Borrower or any other Borrower to any other or future notice or demand in the same, similar or other circumstances.

Section 10.5. Delay Not a Waiver. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under either of the Notes or under any other Loan Document, or under any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, either of the Notes or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, either of the Notes or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

Section 10.6. Notices. Except as otherwise required by applicable law, all notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document (each, a “Notice”) shall be given in writing and shall be effective for all purposes if (a) hand delivered, (b) sent by reputable overnight courier, (c) sent by (i) certified or registered United States mail, postage prepaid, return receipt requested or (ii) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, or

(d) sent by telecopier (with answer back acknowledged and followed by a hard copy via one of the other methods described above), addressed as follows (or to such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a Notice to the other parties hereto in the manner provided for in this Section 10.6):

If to Lender:	Vegas HR Private Limited c/o GIC Real Estate, Inc. 156 W. 56th Street Suite 1900 New York, New York 10019 Attention: Jesse Hom or Hard Rock Portfolio Manager Facsimile No.: (212) 468-1940

with a copy to:	Dechert LLP 90 State House Square 12th Floor Hartford, CT 06103 Attention: Laura Ciabarra, Esq. Facsimile No.: (860) 524-3930

with a copy to Servicer:

TriMont Real Estate Advisors

3424 Peachtree Rd, Suite 2200

Atlanta, GA 30326

Attention: Sean Donahue

Facsimile No.: (404) 581-7798

and at such time as Lender has notified Borrowers of a

replacement Servicer, such replacement

Servicer’s address(es) for Notice

If to Borrowers:

c/o Brookfield Real Estate Financial Partners LLC

Three World Financial Center

200 Vesey Street, 11th Floor

New York, New York 10281

Attention: Theresa A. Hoyt

Email: Theresa.Hoyt@brookfield.com

Fax: (212) 417-7263

With a copy to:	Arnold & Porter LLP 399 Park Avenue New York, New York 10022-4690 Attention: Alan W. Lawrence, Esq. Email: Alan.Lawrence@aporter.com Fax: (212) 715-1399

A Notice shall be deemed to have been given: in the case of hand delivery or delivery by a reputable overnight courier, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; in the case of expedited prepaid delivery and telecopy, upon the first attempted delivery on a Business Day; or in the case of telecopy, upon sender’s receipt of a machine-generated confirmation of successful transmission on a Business Day after advice by telephone to recipient that a telecopy Notice is forthcoming; provided, that within three (3) Business Days thereafter, a hard copy of such Notice shall have been delivered pursuant to the provisions of clause (a), (b)or (c) of this Section 10.6. Any failure to deliver a Notice by reason of a change of address not given in accordance with this Section 10.6, or any refusal to accept a Notice, shall be deemed to have been given when delivery was attempted. Any Notice required or permitted to be given by any party hereunder or under any other Loan Document may be given by its respective counsel. Additionally, any Notice required or permitted to be given by Lender hereunder or under any other Loan Document may also be given by the Servicer. Any Notice sent to one Borrower shall constitute and shall be deemed to constitute such Notice to all Borrowers. Any notice given hereunder may also be given via electronic mail; provided that no such notice shall be deemed to have been given in accordance with the requirements of this Section 10.6 unless a hard copy of such Notice shall have been delivered pursuant to the provisions of clause (a), (b), or (c) of this Section 10.6.

Section 10.7. Trial by Jury. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH BORROWER AND LENDER EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY EACH BORROWER AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE OTHER.

Section 10.8. Headings. The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

Section 10.9. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 10.10. Preferences. Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrowers to any portion of the Obligations of Borrowers hereunder. To the extent Borrowers make a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

Section 10.11. Waiver of Notice. Each Borrower hereby expressly waives, and shall not be entitled to, any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrowers and except with respect to matters for which Borrowers are not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice.

Section 10.12. Remedies of Borrowers. In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, each Borrower agrees that neither Lender nor its agents shall be liable for any monetary damages, and Borrowers’ sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

Section 10.13. Expenses; Indemnity. (a) Borrowers jointly and severally covenant and agree to pay or, if Borrowers fail to pay, to reimburse, Lender, within ten (10) days of receipt of notice from Lender, for all reasonable costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by Lender in connection with (i) Borrowers’ ongoing performance of and compliance with Borrowers’ respective agreements and covenants contained in this Agreement and the other Loan Documents on their part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental, gaming and insurance requirements; (ii) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by or benefiting any Borrower; (iii) securing Borrowers’ compliance with their obligations pursuant to the provisions of this Agreement and the other Loan Documents; (iv) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the Liens in favor of Lender pursuant to this Agreement and the other Loan Documents; (v) all fees payable hereunder; (vi) intentionally deleted; (vii) dealing with any Letter of Credit delivered to Lender hereunder; (viii) enforcing or preserving any of Lender’s rights, either in response to third party claims or in prosecuting or defending any action or proceeding or other litigation, in each case against, under or affecting any Borrower, this Agreement, the other Loan Documents, any Property, the IP or any other security given for the Loan; and (ix) enforcing any obligations of or collecting any payments due from any Borrower under this Agreement or the other Loan Documents or with respect to any Property or the IP or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or of any insolvency or bankruptcy proceedings; provided, however, that Borrowers shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender. Notwithstanding the provisions set forth in this Section 10.13(a) or in any other provision of this

Agreement or the other Loan Documents, in the event that (A) Lender employs counsel to collect the Debt, protect or foreclose the Mortgage or as otherwise permitted in this Agreement and the other Loan Documents and (B) Lender has sold or transferred any interests in either of the Notes, then Borrowers shall only be responsible for the attorneys’ fees and expenses of the counsel of one Lender.

(b) Borrowers shall, jointly and severally, indemnify, defend and hold harmless Lender from and against any and all other liabilities, obligations, out-of-pocket losses, actual damages (but not lost revenues, diminution in value and other consequential damages), penalties, actions, judgments, third party suits, third party claims, reasonable costs, reasonable expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for Lender in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Lender shall be designated a party thereto), that may be imposed on, incurred by, or asserted against Lender in any manner relating to or arising out of (i) any breach by any Borrower of its obligations under, or any material misrepresentation by any Borrower contained in, this Agreement or the other Loan Documents, or (ii) the use or intended use of the proceeds of the Loan (collectively, the “Indemnified Liabilities”); provided, however, that Borrowers shall not have any obligation to Lender hereunder to the extent that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of Lender. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrowers shall pay the maximum portion that they are permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Lender.

(c) Borrowers, jointly and severally, covenant and agree to pay for or, if Borrowers fail to pay, to reimburse Lender for, any fees and expenses incurred by any Rating Agency in connection with any consent, approval, waiver or confirmation obtained from such Rating Agency and required pursuant to the terms and conditions of this Agreement or any other Loan Document in connection with any request or approval sought by Borrowers, and Lender shall be entitled to require payment of such fees and expenses as a condition precedent to the obtaining of any such consent, approval, waiver or confirmation; provided, however, that Lender expressly acknowledges and agrees that Borrowers shall not be required to pay any Rating Agency surveillance charges.

Section 10.14. Schedules and Exhibits Incorporated. The Schedules and Exhibits annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

Section 10.15. Offsets, Counterclaims and Defenses. Any assignee of Lender’s interest in and to this Agreement, either of the Notes and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrowers may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by any Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by each Borrower to the extent permitted by applicable law.

Section 10.16. No Joint Venture or Partnership; No Third Party Beneficiaries.

(a) Borrowers and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between any Borrower and Lender nor to grant Lender any interest in any Property or the IP other than that of mortgagee, beneficiary or lender.

(b) This Agreement and the other Loan Documents are solely for the benefit of Lender and Borrowers and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender and Borrowers any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder and/or to disbursements from the Reserve Funds are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan and/or will refuse to make any disbursement from any Reserve Fund in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender’s sole discretion, Lender deems it advisable or desirable to do so.

(c) Intentionally Omitted.

(d) The benefits of this Agreement shall not inure to any third party. Notwithstanding anything contained in the Loan Documents, or any conduct or course of conduct by the parties hereto, before or after signing the Loan Documents, this Agreement shall not be construed as creating any rights, claims or causes of action against Lender, or any of its officers, directors, agents or employees, in favor of any Person.

(e) Observation, inspection and approvals by Lender of any plans and specification, any construction at the Property and/or the workmanship and materials used therein shall impose no responsibility or liability of any nature whatsoever on Lender and no Borrower, or other interested Person, under any circumstances, shall be entitled to rely upon such inspections and approvals by Lender for any reason. Approvals granted by Lender for any matters covered under this Agreement shall be narrowly construed to cover only the parties and facts identified in any such approval.

Section 10.17. Publicity. All news releases, publicity or advertising by any Borrower or their Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents or to Lender or any of their Affiliates shall be subject to the prior approval of Lender not to be unreasonably withheld, conditioned or delayed. All news releases, publicity or advertising by any Lender or their Affiliates through any media intended to reach the general public which refers to the “Brookfield” name shall be subject to the prior approval of Guarantor not to be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, disclosure required by applicable state or federal securities laws, rules or regulations or other applicable Legal Requirements, or as customarily and reasonably requested by any Gaming Authorities, shall not be subject to Lender’s prior written approval.

Section 10.18. Waiver of Marshalling of Assets. To the fullest extent permitted by law, each Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of any Borrower, any Borrower’s partners and others with interests in any Borrower, and of any Property or the IP, or to a sale in inverse order of alienation in the event of foreclosure of the Mortgage, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of any Property and/or the IP for the collection of the Debt without any prior or different resort for collection or of the right of Lender to the payment of the Debt out of the net proceeds of the Properties and/or the IP in preference to every other claimant whatsoever. In addition, to the fullest extent permitted by law, each Borrower, for itself and its successors and assigns, waives in the event of foreclosure of the Mortgage, any equitable right otherwise available to such Borrower which would require the separate sale of any Property and/or the IP or require Lender to exhaust its remedies against any Property and/or the IP before proceeding against any other Property and/or the IP; and further in the event of such foreclosure, each Borrower does hereby expressly consent to and authorize, at the option of Lender, the foreclosure and sale either separately or together of any combination of the Properties and the IP.

Section 10.19. Waiver of Counterclaim. To the fullest extent permitted by law, each Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents or otherwise to offset any Obligations under the Loan Documents. No failure by Lender to perform any of its obligations hereunder shall be a valid defense to, or result in any offset against, any payments which any Borrower is obligated to make under any of the Loan Documents.

Section 10.20. Conflict; Construction of Documents; Reliance. In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Each Borrower acknowledges that, with respect to the Loan, such Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in any Borrower, and each Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to

Lender’s exercise of any such rights or remedies. Each Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the businesses of Borrowers or their Affiliates.

Section 10.21. Brokers and Financial Advisors.

(a) Each Borrower hereby represents that neither it nor any of its Affiliates has dealt with any financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Each Borrower hereby agrees to indemnify, defend and hold Lender harmless from and against any and all third-party claims, liabilities, out-of-pocket costs and reasonable expenses of any kind (including Lender’s reasonable attorneys’ fees and expenses (but only for one (1) set of attorneys)) in any way relating to or arising from a claim by any Person that such Person acted on behalf of any Borrower or an Affiliate of any Borrower in connection with the transactions contemplated herein. The provisions of this Section 10.21(a) shall survive the expiration and termination of this Agreement and the payment of the Debt.

(b) Lender hereby represents that neither it nor any of its Affiliates has dealt with any financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Lender hereby agrees to indemnify, defend and hold Borrowers harmless from and against any and all third-party claims, liabilities, out-of-pocket costs and reasonable expenses of any kind (including Borrowers’ reasonable attorneys’ fees and expenses (but only for one (1) set of attorneys)) in any way relating to or arising from a claim by any Person that such Person acted on behalf of Lender or an Affiliate of Lender in connection with the transactions contemplated herein. The provisions of this Section 10.21(b) shall survive the expiration and termination of this Agreement and the payment of the Debt.

Section 10.22. Prior Agreements. This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, including, without limitation, (i) the Settlement Agreement and (ii) term sheets which are superseded by the terms of this Agreement and the other Loan Documents.

Section 10.23. Joint and Several Liability. The representations, covenants, warranties and obligations of Borrowers hereunder are joint and several.

Section 10.24. Certain Additional Rights of Lender (VCOC). Notwithstanding anything to the contrary contained in this Agreement, Lender shall have:

(a) subject to applicable Gaming Laws, the right to routinely consult with and advise each Borrower’s management regarding the significant business activities and business and financial developments of each Borrower; provided, however, that such consultations shall not include discussions of environmental compliance programs or disposal of hazardous substances. Consultation meetings should occur on a regular basis (no less frequently than quarterly) with Lender having the right to call special meetings at any reasonable times and upon reasonable advance notice;

(b) the right, in accordance with the terms of this Agreement, to examine the books and records of each Borrower at any reasonable times upon reasonable notice;

(c) the right, in accordance with the terms of this Agreement, including, without limitation, Section 5.1.11 hereof, to receive monthly, quarterly and year-end financial reports, including balance sheets, statements of income, shareholder’s equity and cash flow, a management report and schedules of outstanding indebtedness; and

(d) the right, without restricting any other rights of Lender under this Agreement (including any similar right), to approve any acquisition by any Borrower of any other significant property (other than personal property required for the day to day operation of any Property).

The rights described above in this Section 10.24 may be exercised by any entity which owns and Controls, directly or indirectly, substantially all of the interests in Lender.

Section 10.25. Participations and Assignment.

Borrowers hereby acknowledge that Lender intends, at Lender’s sole cost and expense, to transfer one or both of the Notes and the other Loan Documents to one or more special purpose entities in one or more transactions (collectively, with their respective successors, assigns and beneficiaries, the “Trust”) in connection with the issuance of Securities. Whether or not any such transfer occurs, it is intended that a participation agreement (the “Participation Agreement”) will be executed and delivered pursuant to which (i) one or more senior participation interests will be created representing a portion of the principal amount of one or both of the Notes previously advanced, and (ii) one or more junior participation interests (each, a “Junior Participation”) will be created which may represent portions of one or both of the Notes. Each Junior Participation will be transferred to one or more third parties (in such capacity, each, a “Junior Holder”). By its execution and delivery of this Agreement and its acceptance of the Loan on the date hereof in accordance with the terms hereof, Borrowers hereby acknowledge, confirm, reaffirm and agree that: (i) one or both of the Notes may be transferred to the Trust; and (ii) whether or not either of the Notes has been or ever is transferred to the Trust, any and all Junior Participations may be transferred to one or more Junior Holders.

Section 10.26. Note Register. Servicer shall maintain on behalf of Borrowers pursuant to the last sentence of this Section 10.26, or cause to be maintained, (i) a copy of each assignment of all or any portion of either of the Notes (an “Assignment Agreement”) delivered to it and (ii) a register within the meaning of US Treasury Regulation Section 5(f).103-1(c) (the “Register”), in which it will register the name and address of Lender and the name and address of each assignee of Lender under this Agreement, and the principal amount of the Loan owing to each such Lender pursuant to the terms hereof and of each Assignment Agreement. Borrowers, Lenders and the Servicer may not treat any Person whose name is not recorded in the Register pursuant to the terms hereof as a Lender for the purposes of this Agreement, notwithstanding notice to the contrary or any notation of ownership or other writing on any Note. The Register shall be available for inspection by any Lender at Servicer’s principal place of business, at any reasonable time and from time to time, upon reasonable prior notice. Borrowers hereby appoint Servicer as their agent for purposes of compliance with US Treasury Regulation Section 5(f).103-1(c) and Servicer hereby accepts such appointment.

Section 10.27. Corporate Rate Policy. Borrowers shall provide lodging at the Hotel/Casino Property for Lender’s employees, officers and directors (together the “Corporate Persons”) visiting the Property in all instances for a rate of $100 per night (or if less, the then prevailing rate), provided that absent Borrowers reasonable consent thereto the aggregate number of rooms to be provided per night in accordance with the terms of this Section 10.27 shall not exceed (a) five (5) rooms on any Sunday night, Monday night, Tuesday night, Wednesday night or Thursday night and (b) two (2) rooms on any Friday night or Saturday night. Additionally, Borrower shall upgrade each Corporate Person’s lodging accommodations to suite product, on a space-available basis (with availability to be determined on the date of stay), at no extra charge. Furthermore, Corporate Persons will be granted admission to all events (excluding ticketed concerts) in any of the Property’s facilities, in all instances without any charge (it being acknowledged and agreed that Corporate Persons will be obligated to pay other generally applicable charges, fees or expenses payable following admission).

ARTICLE XI.

MEZZANINE LOANS

Section 11.1. Mezzanine Loan Deliveries.

(a) Promptly after receipt, Borrowers shall deliver (or cause First Mezzanine Borrowers or Second Mezzanine Borrowers, as applicable, to deliver) to Lender a true, correct and complete copy of all material notices, demands, requests or material correspondence (including electronically transmitted items) received from (i) First Mezzanine Lender by any First Mezzanine Borrower or any guarantor under the First Mezzanine Note or (ii) Second Mezzanine Lender by any Second Mezzanine Borrower or any guarantor under the Second Mezzanine Note.

(b) Unless otherwise delivered to Lender pursuant to the provisions of Section 5.1.11 hereof, Borrowers shall deliver (or cause First Mezzanine Borrowers or Second Mezzanine Borrowers, as applicable, to deliver) to Lender all of the financial statements, reports, material certificates and related items delivered or required to be delivered by (i) First Mezzanine Borrowers to First Mezzanine Lender under the First Mezzanine Note as and when due under the First Mezzanine Note, and (ii) Second Mezzanine Borrowers to Second Mezzanine Lender under the Second Mezzanine Note as and when due under the Second Mezzanine Note.

Section 11.2. Mezzanine Loan Estoppels.

(a) After written request by Lender but in no event more than two (2) times in any twelve (12) month period, Borrowers shall (or shall cause First Mezzanine Borrowers to) from time to time, use reasonable efforts to obtain from First Mezzanine Lender such estoppel certificates with respect to the status of the First Mezzanine Loan and compliance by First Mezzanine Borrowers with the terms of the First Mezzanine Note as may reasonably be requested by Lender. In the event or to the extent that First Mezzanine Lender is not legally obligated to deliver such estoppel certificates and is unwilling to deliver the same, or is legally obligated to deliver such estoppel certificates but breaches such obligation, then Borrowers shall not be in breach of this provision so long as Borrowers furnish to Lender estoppels executed by Borrowers and First Mezzanine Borrowers expressly representing to Lender the information requested by Lender regarding the status of the First Mezzanine Loan and the compliance by First Mezzanine Borrowers with the terms of the First Mezzanine Note. Borrowers hereby jointly and severally indemnify Lender from and against all liabilities, obligations, losses, damages, penalties, assessments, actions, or causes of action, judgments, suits, claims, demands, costs, expenses (including reasonable attorneys’ and other professional fees, whether or not suit is brought and settlement costs) and reasonable disbursements of any kind or nature whatsoever which may be imposed on, actually incurred by, or asserted against Lender based in whole or in part upon any fact, event, condition or circumstance relating to the First Mezzanine Loan which was misrepresented in any material respect by Borrowers in, or which warrants disclosure and was omitted from, such estoppel executed by Borrowers and First Mezzanine Borrowers.

(b) After written request by Lender but in no event more than two (2) times in any twelve (12) month period, Borrowers shall (or shall cause Second Mezzanine Borrowers to) from time to time, use reasonable efforts to obtain from Second Mezzanine Lender such estoppel certificates with respect to the status of the Second Mezzanine Loan and compliance by Second Mezzanine Borrowers with the terms of the Second Mezzanine Note as may reasonably be requested by Lender. In the event or to the extent that Second Mezzanine Lender is not legally obligated to deliver such estoppel certificates and is unwilling to deliver the same, or is legally obligated to deliver such estoppel certificates but breaches such obligation, then Borrowers shall not be in breach of this provision so long as Borrowers furnish to Lender estoppels executed by Borrowers and Second Mezzanine Borrowers expressly representing to Lender the information requested by Lender regarding the status of the Second Mezzanine Loan and the compliance by Second Mezzanine Borrowers with the terms of the Second Mezzanine Note. Borrowers hereby jointly and severally indemnify Lender from and against all liabilities, obligations, losses, damages, penalties, assessments, actions, or causes of action, judgments, suits, claims, demands, costs, expenses (including reasonable attorneys’ and other professional fees, whether or not suit is brought and settlement costs) and reasonable disbursements of any kind or nature whatsoever which may be imposed on, actually incurred by, or asserted against Lender based in whole or in part upon any fact, event, condition or circumstance relating to the Second Mezzanine Loan which was misrepresented in any material respect by Borrowers in, or which warrants disclosure and was omitted from, such estoppel executed by Borrowers and Second Mezzanine Borrowers.

ARTICLE XII.

GAMING PROVISIONS

Section 12.1. Operation of Casino Component.

(a) Borrowers shall (i) observe, perform and enforce the obligations imposed under the Casino Component Lease or any similar replacement Lease for purposes of operating the Casino Component in a commercially reasonable manner and in a manner not to impair the value of the Casino Component or the Hotel/Casino Property, (ii) not amend, terminate or modify the Casino Component Lease or any similar replacement Lease for purposes of operating the Casino Component without Lender consent other than modifications of a ministerial or non-monetary nature; (iii) not permit Hotel/Casino Borrower to collect any of the rents or other payments due under the Casino Component Lease more than one (1) month in advance and (iv) not assign its interests under the Casino Component Lease or any similar replacement Lease for purposes of operating the Casino Component.

(b) As soon as practicable after the Closing Date, Borrowers shall submit or cause to be submitted any and all applications, filings and other submissions required by the Gaming Authorities or pursuant to any Gaming Laws to obtain the Gaming Licenses necessary to permit the operation of the Casino Component by Gaming Borrower as contemplated herein. Borrowers shall timely pay all application fees, investigative fees and other costs or fees required by the Gaming Authorities with respect to said approvals and licenses or arising in connection with the diligent prosecution of such applications. Borrowers shall diligently and comprehensively respond to any inquiries and requests from the Gaming Authorities and promptly file or cause to be filed any additional information required in connection with such applications or filings as soon as practicable after receipt of requests therefore.

(c) Provided that (i) no Event of Default has occurred and is continuing, (ii) Gaming Borrower is, pursuant to Gaming Laws, the holder of all Gaming Licenses and all other Operating Permits and Governmental Approvals necessary for the operation of the Casino Component as a casino, (iii) the Casino Component Lease has either expired by its own terms or has been properly terminated pursuant to the terms thereof, and (iv) Borrowers have given Lender thirty (30) days prior written notice, Gaming Borrower shall operate the Casino Component in accordance with all Gaming Laws and all other applicable Legal Requirements. Borrowers shall thereafter maintain all Gaming Licenses (in the name of Gaming Borrower), Operating Permits and Governmental Approvals necessary for the lawful operation of the Casino Component as a casino consistent with Comparable Hotel/Casinos and use its commercially reasonable efforts to operate the Casino Component in a manner designed to maximize revenues from the Properties in the aggregate. No Borrowers shall take, permit or omit any action that would adversely affect the status or good standing of Gaming Borrower under such Operating Permits, Gaming Licenses or Governmental Approvals.

(d) Borrowers hereby acknowledge and agree that the Casino Component Lease and any and all rights and interests (whether choate or inchoate and including, without limitation, all mechanic’s and materialmen’s liens under applicable law) owned, claimed or held, by Gaming Borrower thereunder or otherwise in and to the Casino Component, shall be in all respects subordinate and inferior to the liens and security interests created, or to be created, for the benefit of Lender under the Loan Documents, and securing the repayment of the Notes and the performance of the Obligations, and all renewals, extensions, increases, supplements, amendments, modifications or replacements thereof.

(e) Borrowers hereby agree that, from and after the date that Borrower obtains a Gaming License, if ever, (i) upon the occurrence and during the continuance of an Event of Default and at the request of Lender, Gaming Borrower shall continue to perform all of its obligations under the terms of the Casino Component Lease with respect to the Casino Component, (ii) upon and after foreclosure, deed in lieu of foreclosure or other similar transfer of the Casino Component to a Lender Successor Owner, Gaming Borrower shall (A) recognize such Lender Successor Owner as the lessor under the Casino Component Lease, (B) not exercise any right to terminate the Casino Component Lease, and (C) at the request of such Lender Successor Owner, continue to operate and manage the Casino Component and maintain all applicable Gaming Licenses with respect to the Casino Component for a period not to exceed fifteen (15) months after the effective date of such transfer to such Lender Successor Owner (which period shall in all events terminate upon Lender Successor Owner’s appointment of a new gaming operator possessing all Gaming Licenses and other Governmental Approvals necessary to conduct all gaming operations at the Hotel/Casino Property, subject to Gaming Borrower’s obligation to transfer its responsibilities under the Casino Component Lease to such new gaming operator and to reasonably cooperate with the transition of the gaming operations from Gaming Borrower to such new gaming operator), in accordance with the terms of the Casino Component Lease; provided that such Lender Successor Owner shall be obligated to pay a then market rate casino management fee which is reasonable and customary for similar casinos in Las Vegas, Nevada, and (iii) at any time after foreclosure, deed in lieu of foreclosure or other similar transfer of the Casino Component to a Lender Successor Owner, at the option of such Lender Successor Owner exercised by written notice to Gaming Borrower, such Lender Successor Owner shall have the right to terminate the Casino Component Lease without penalty or termination fee.

(f) Upon the occurrence and during the continuance of an Event of Default, Lender may elect, upon written notice, to require Gaming Borrower or any other Borrower to surrender or relinquish one or more or all of the Gaming Licenses held by such Person(s). If Gaming Borrower or such other Borrower fails or refuses to so relinquish such Gaming License(s) within five (5) Business Days after receipt of such written notice, then Lender is hereby appointed (which appointment is coupled with an interest) as each Borrower’s attorney in fact with full authority to surrender or relinquish each such Gaming License on each such Borrower’s behalf, the foregoing power being irrevocable and coupled with an interest.

(g) Gaming Borrower agrees to (i) execute such affidavits and certificates as Lender shall reasonably require to further evidence the agreements herein contained, (ii) on request from Lender, furnish Lender with copies of such information as Hotel/Casino Borrower is entitled to receive under the Casino Component Lease, and (iii) cooperate with Lender’s representative in any inspection of all or any portion of the Casino Component from time to time at reasonable times during business hours.

(h) Lender agrees to cooperate with all Gaming Authorities in connection with the administration of its regulatory jurisdiction over the Gaming Operator, Gaming Borrower and any other Person licensed by or registered with the Gaming Authorities, including the provision of such documents or other information as may be requested by the Gaming Authorities relating to the Casino Component Lease or the Loan Documents. Additionally, Lender acknowledges and understands that (a) it is subject to being called forward by the Gaming Authorities, in their discretion, for licensing or a finding of suitability, (b) all rights, remedies and powers provided in this Agreement may be exercised only to the extent the exercise thereof does not violate any applicable Gaming Laws, and (c) to the extent prior approval of the Gaming Authorities is required pursuant to applicable Gaming Laws for the exercise, operation and effectiveness of any remedy hereunder or under any other Loan Document, or the taking of any action that may be taken by Lender hereunder or under any other Loan Document, such remedy or action shall be subject to such prior approval of the Gaming Authorities, but the foregoing acknowledgements shall not be read or construed, in any manner or at any time, to qualify or limit any representation, warranty, covenant, agreement or obligation of any Borrower herein, including, without limitation, any of the same relating to the due authorization, execution, delivery, performance and/or enforceability of any Loan Document, or any assignment, issuance, granting or remedy evidenced, created or effected thereby. Notwithstanding the foregoing, Borrowers expressly acknowledge and agree that Lender shall not be liable to any Borrower or any other Person for any loss, cost, damage, fine or other expense suffered by any Borrower or any other Person resulting from Lender’s cooperation with, appearance before, or provision of information or documents to, any Gaming Authority as contemplated in this Section 12.1(h), except for Lender’s gross negligence, willful misconduct or fraud.

(i) From and after the date that any Borrower obtains a Gaming License, if ever, Borrowers and Lender agree that they shall work together to amend this Agreement as necessary to properly reflect any structural changes resulting therefrom (including any changes to the management and gaming operation arrangements) and to ensure that all Gaming Laws are satisfied.

Section 12.2. Gaming Liquidity Requirements. From and after the date, if ever, upon which Gaming Borrower becomes the Gaming Operator in accordance with the terms of this Agreement, Borrowers shall furnish to Lender, within five (5) Business Days following the end of each calendar month, an Officer’s Certificate certifying as to the actual amount of the Gaming Liquidity Requirement (including a calculation of the determination thereof).

ARTICLE XIII.

INTENTIONALLY DELETED

ARTICLE XIV.

AMENDMENT AND RESTATEMENT

Section 14.1. Amendment and Restatement. Borrowers and Lender hereby agree that the Third Amended and Restated Loan Agreement is hereby amended and restated in its entirety, and that from and after the date hereof, all of the terms and conditions contained in this Agreement shall replace the terms and conditions of the Third Amended and Restated Loan Agreement, it being understood and agreed that the execution of this Agreement shall not impair the liens of any of the Loan Documents.

ARTICLE XV.

CONTRIBUTION AGREEMENT

Section 15.1. Contribution Generally. As a result of the transactions contemplated by this Agreement, each individual Borrower may benefit, directly and indirectly, from the payment of the Debt and the performance of the Obligations by other Borrowers (or the application of the collateral owned by such other Borrowers to the payment of the Debt or the performance of the Obligations) and, in consideration therefor, each Borrower (i) desires to enter into an allocation and contribution agreement with the other Borrowers as set forth in this Article XV to provide a fair and equitable agreement to make contributions among each of the applicable Borrowers in the event any obligation of any Borrower is performed by any other Borrower and (ii) agrees to subordinate and subrogate any rights or claims it may have against other Borrowers as and to the extent set forth in this Article XV.

Section 15.2. Reimbursement Contribution. In the event any one or more Borrowers (any such Borrower, a “Funding Borrower”) pays or is deemed to have paid an amount in excess of the principal amount set forth for such Borrower in Schedule IX (such principal amount, the “Allocable Principal Balance”) (any such payment or deemed payment in excess of the applicable Allocable Principal Balance, a “Contribution”) as a result of (a) such Funding Borrower’s payment of the Debt and/or performance of any of the other Obligations and/or (b) Lender’s realization on the Property, IP or other assets owned by such Funding Borrower (whether by foreclosure, deed in lieu of foreclosure, private sale or other means), then after (i) payment in full of the Loan and the satisfaction of all of all Borrowers’ other obligations to Lender and (ii) payment in full of the Mezzanine Loans, such Funding Borrower shall be entitled to contribution from each benefited Borrower for the amount of the Contribution so paid, advanced or benefited (any such contribution, a “Reimbursement Contribution”), up to such benefited Borrower’s then current Allocable Principal Balance. The parties acknowledge that the Allocable Principal Balances shown on Schedule IX were computed assuming the Loan is or has been fully advanced, and that each amount shown in Schedule IX shall be re-computed (or reduced) proportionally if Reimbursement Contributions are required to be determined for purposes of this Article XV at a time when the Loan has not been fully advanced. Any Reimbursement Contributions required to be made hereunder shall, subject to the balance of the provisions in this Article XV regarding payment, subordination and subrogation, be made within ten (10) days after demand therefor.

Section 15.3. Defaulting Borrower. If a Borrower (a “Defaulting Borrower”) shall have failed to make a Reimbursement Contribution as hereinabove provided, after the later to occur of (a) payment of the Loan in full and the satisfaction of all of all Borrowers’ other obligations to Lender and payment in full by the Mezzanine Borrowers of the Mezzanine Loans or (b) the date which is 366 days after the payment in full of the Loan, the Funding Borrower to whom such Reimbursement Contribution is owed shall be subrogated to the rights of Lender against such Defaulting Borrower, including the right to receive a portion of such Defaulting Borrower’s Property, IP or assets in an amount equal to the Reimbursement Contribution payment required hereunder that such Defaulting Borrower failed to make; provided, however, if Lender returns any payments in connection with a bankruptcy of a Borrower, all other Borrowers shall jointly and severally pay to Lender all such amounts returned, together with interest at the Default Rate accruing from and after the date on which such amounts were returned. For avoidance of doubt, until such time as the Loan and the Mezzanine Loans are indefeasibly paid in full and satisfied, each of the Borrowers hereby subjects and subordinates to payment of the Loan to the Lender and to payment of distributions to its Member (in accordance with the Cash Management Agreement) any and all rights of such Borrower under this Article XV, including its right to Reimbursement Contribution, and waives any right of subrogation such Funding Borrower may have with respect thereto.

Section 15.4. Maximum Liability. Each Borrower shall be liable under this Article XV with respect to the Obligations only for such total maximum amount (if any) that would not render its Obligations hereunder or under any of the Loan Documents subject to avoidance under Chapter 5 of the Bankruptcy Code or any comparable provisions of any State law.

Section 15.5. Applicable Contributions. In the event that at any time there exists more than one Funding Borrower with respect to any Contribution (in any such case, the “Applicable Contribution”), then Reimbursement Contributions from Defaulting Borrowers pursuant hereto shall be allocated among such Funding Borrowers in proportion to the total amount of the Contributions made for or on account of the other Borrowers by each such Funding Borrower pursuant to the Applicable Contribution. In the event that at any time any Borrower pays an amount hereunder in excess of the amount calculated pursuant to this Section 15.5, that Borrower shall be deemed to be a Funding Borrower to the extent of such excess and shall be entitled to a Reimbursement Contribution from the other Borrowers in accordance with the provisions of this Section.

Section 15.6. Reimbursement Contribution as Asset. Each Borrower acknowledges that the right to receive any Reimbursement Contributions in accordance with the terms hereof shall constitute an asset of the Borrower to which any such Reimbursement Contribution is owing.

Section 15.7. Subordination. No Reimbursement Contribution payments payable by a Borrower pursuant to the terms of this Article XV shall be paid until all amounts then due and payable by all of Borrowers to Lender, pursuant to the terms of the Loan Documents, and all amounts then due and payable by any of the Mezzanine Borrowers to any of the Mezzanine Lenders pursuant to the terms of any of the Mezzanine Loan Documents, are paid in full in cash. Nothing contained in this Article XV shall limit or affect in any way the Obligations of any Borrower to Lender under this Agreement or any other Loan Documents.

Section 15.8. Waivers. With respect to the agreements set forth in this Article XV only, each Borrower waives, to the extent permitted by applicable law:

15.8.1. any right to require Lender to proceed against any other Borrower or any other Person or to proceed against or exhaust any security held by Lender at any time or to pursue any other remedy in Lender’s power before proceeding against any Borrower;

15.8.2. the defense of the statute of limitations in any action against any other Borrower or for the collection of any indebtedness or the performance of any obligation under the Loan or the repayment of any Contribution and/or collection of any Reimbursement Contribution;

15.8.3. any defense based upon any legal disability or other defense of any other Borrower, any guarantor of any other person or by reason of the cessation or limitation of the liability of any other Borrower or any guarantor from any cause other than full payment of all sums payable under the Note, this Agreement and any of the other Loan Documents;

15.8.4. any defense based upon any lack of authority of the officers, directors, partners or agents acting or purporting to act on behalf of any other Borrower or any principal of any other Borrower or any defect in the formation of any other Borrower or any principal of any other Borrower;

15.8.5. any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other respects more burdensome than that of a principal;

15.8.6. any defense based upon any failure by Lender to obtain collateral for the indebtedness or failure by Lender to perfect a lien on any collateral;

15.8.7. presentment, demand, protest and notice of any kind;

15.8.8. any defense based upon any failure of Lender to give notice of sale or other disposition of any collateral to any other Borrower or to any other person or entity or any defect in any notice that may be given in connection with any sale or disposition of any collateral;

15.8.9. any defense based upon any failure of Lender to comply with Applicable Laws in connection with the sale or other disposition of any collateral, including, without limitation, any failure of Lender to conduct a commercially reasonable sale or other disposition of any collateral;

15.8.10. any defense based upon any election by Lender, in any bankruptcy proceeding, of the application or non-application of Section 1111(6)(2) of the Bankruptcy Code or any successor statute;

15.8.11. any defense based upon any use of cash collateral under Section 363 of the Bankruptcy Code;

15.8.12. any defense based upon any agreement or stipulation entered into by Lender with respect to the provision of adequate protection in any bankruptcy proceeding;

15.8.13. any defense based upon any borrowing or any grant of a security interest under Section 364 of the Bankruptcy Code;

15.8.14. any defense based upon the avoidance of any security interest in favor of Lender for any reason;

15.8.15. any defense based upon any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding, including any discharge of, or bar or stay against collecting, all or any of the obligations evidenced by the Note or owing under any of the Loan Documents;

15.8.16. any defense or benefit based upon any Borrower’s, or any other party’s, resignation of the portion of any obligation secured by the applicable Security Instruments to be satisfied by any payment from any other Borrower or any such party;

15.8.17. all rights and defenses arising out of an election of remedies by Lender even though the election of remedies, such as non-judicial foreclosure with respect to security for the Loan or any other amounts owing under the Loan Documents, has destroyed any Borrower’s rights of subrogation and reimbursement against any other Borrower;

15.8.18. any claim or other right which any Borrower might now have or hereafter acquire against any other Borrower or any other person that arises from the existence or performance of any obligations under the Note, this Agreement, the Mortgage or the other Loan Documents, including, without limitation, any of the following: (i) any right of subrogation, reimbursement, exoneration, contribution, or indemnification; or (ii) any right to participate in any claim or remedy of Lender against any other Borrower or any collateral security therefor, whether or not such claim, remedy or right arises in equity or under contract, statute or common law; and

15.8.19. any rights of Borrowers of subrogation, reimbursement, indemnification, and/or contribution against any other Borrower or any other person or entity, and any other rights and defenses that are or may become available to any Borrower or any other person or entity by reasons of applicable law.

The statements and provisions set forth in this Article XV are intended to effectuate, inter alia, a subordination agreement which shall be effective in any bankruptcy or other similar proceeding involving any or all of the Borrowers and/or the Property or any portion thereof.

ARTICLE XVI.

CERTAIN BANKRUPTCY WAIVERS

Section 16.1. Consideration. Each Borrower hereby acknowledges and agrees that (i) it has received good and valuable consideration for its agreement to the terms and provisions of this Agreement, including without limitation, this Article XVI, (ii) its agreement to such terms and provisions is a material condition and inducement to Lender’s willingness to enter into this Agreement and the restructuring of the Loan contemplated herein, (iii) Lender has relied upon the agreement of each such Borrower to such terms and provisions in entering into this Agreement and the restructuring contemplated herein and Lender would not have entered into this Agreement or the restructuring contemplated herein without the agreement of each such Borrower to the terms and provisions of this Agreement and this Article XVI in particular, (iv) it has been represented by competent counsel of its own choosing in the negotiation of this Agreement and this Article XVI in particular, and it has discussed this provisions with counsel and hereby knowingly and willingly waives its rights as described in this Article XVI. This Agreement (and this Article XVI) may be introduced as evidence in any judicial or other proceeding, without further authentication or foundation, and shall constitute prima facie evidence of the facts and agreements set forth herein.

Section 16.2. Waiver of Automatic Stay. To the maximum extent permitted by applicable law, Lender is and shall be entitled to, and Borrowers and Guarantor hereby consent to, Lender’s obtaining immediate relief from the stay imposed by Section 362(a) of the Bankruptcy Code, as amended, in any proceeding under the Bankruptcy Code involving Borrower or Guarantor or any similar stay in any other similar proceeding involving Borrower or Guarantor. Each Borrower represents, warrants and agrees that (i) it is a sophisticated commercial party experienced in transactions similar to the transaction contemplated herein and is represented by counsel of its own choosing, which counsel is experienced in transactions similar to the transaction contemplated herein, as determined by each such Borrower in its sole discretion, (ii) it has been given good and valuable consideration for the waiver described in this Section 16.2, including without limitation, Lender’s agreement to the restructuring described herein, (iii) it has not entered into this Agreement with the intention, expectation or belief that its performance in accordance with the terms of this Agreement will adversely affect such Borrower’s secured or unsecured creditors other than Lender, if any, and it is entering into this Agreement with a reasonable, good faith expectation that it will be able to perform and satisfy its obligations to its secured and unsecured creditors, if any, as and when such obligations become due, and (iv) it has been advised of, and discussed with its counsel, alternatives to entering into this Agreement, and it has determined that the transactions described herein are more favorable to it than any such alternatives and are in the best interests of its businesses and creditors.

Section 16.3. Consolidation. In furtherance of each Borrower’s intent to maintain its separateness as set forth in Section 4.1.30 of this Agreement, in the event of any bankruptcy or other similar proceeding, whether voluntary or involuntary, no Borrower, Guarantor, Restricted Party or any Affiliate thereof shall seek, consent to or acquiesce in any action or proceeding to substantively consolidate the assets and/or liabilities of any Borrower (or any of the collateral for the Loan) with the assets and/or liabilities of any other Person, including, specifically, the First Mezzanine Borrower, the Second Mezzanine Borrower or Guarantor.

Section 16.4. Cooperation and Noninterference. Upon the occurrence and during the continuance of any Event of Default, no Borrower shall take any action of any kind or nature whatsoever, directly or indirectly, to delay, oppose, impede, obstruct, hinder, enjoin, or otherwise interfere with, and Borrowers will cooperate and comply with, the exercise by Lender of any and all of Lender’s rights and remedies against Borrowers, Guarantor and/or the Property, the IP and any other collateral for the Loan, this Agreement or the other Loan Documents, including the rights and remedies of Lender set forth in this Article XVI.

[NO FURTHER TEXT ON THIS PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amended and Restated Loan Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

HRHH HOTEL/CASINO, LLC,
a Delaware limited liability company

By:	Theresa A Hoyt
Name: Theresa Hoyt
Title: Authorized Representative

HRHH CAFE, LLC,
a Delaware limited liability company

By:	Theresa A Hoyt
Name: Theresa Hoyt
Title: Authorized Representative

HRHH DEVELOPMENT, LLC,
a Delaware limited liability company

By:	Theresa A Hoyt
Name: Theresa Hoyt
Title: Authorized Representative

HRHH IP, LLC,
a Delaware limited liability company

By:	Theresa A Hoyt
Name: Theresa Hoyt
Title: Authorized Representative

HRHH GAMING, LLC,
a Nevada limited liability company

By:	Theresa A Hoyt
Name: Theresa Hoyt
Title: Authorized Representative

VEGAS HR PRIVATE LIMITED,
a Singapore corporation

By:
	Name:	KENT GOODWIN
	Title:	AUTHORIZED SIGNATORY

By:
	Name:	JORDAN BOCK
	Title:	AUTHORIZED SIGNATORY

[Signature Page to Loan Agreement]

Schedule I-A

Legal Description of Hotel/Casino Property

(Legal Description of Hotel/Casino Land)

HOTEL PARCEL:

THAT PORTION OF LOT 1 OF THE MERGER AND RESUBDIVISION OF FINAL MAP OF THE HARD ROCK HOTEL/CASINO, AS SHOWN BY MAP THEREOF ON FILE IN BOOK 138 OF PLATS, PAGE 49 IN THE OFFICE OF THE COUNTY RECORDER OF CLARK COUNTY, NEVADA, BEING DESCRIBED AS FOLLOWS:

A PARCEL OF LAND BEING A PORTION OF THE NORTHEAST QUARTER (NE1/4) OF SECTION 21 AND A PORTION OF THE SOUTHWEST QUARTER (SW1/4) OF THE NORTHWEST QUARTER (NW1/4) OF SECTION 22, TOWNSHIP 21 SOUTH, RANGE 61 EAST M.D.M. CLARK COUNTY, NEVADA, DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHEAST CORNER OF THE NORTHEAST QUARTER (NE1/4) OF SAID SECTION 21; THENCE ALONG THE EAST LINE THEREOF, NORTH 00°05’49” EAST, 40.01 FEET TO THE POINT OF BEGINNING AND THE NORTHERLY RIGHT OF WAY NORTH 89°59’40” WEST, 449.99 FEET TO THE SOUTHWEST CORNER OF LOT 1 AS SHOWN IN BOOK 138 OF PLATS, PAGE 49, IN THE OFFICE OF THE COUNTY RECORDER, CLARK COUNTY, NEVADA; THENCE DEPARTING SAID RIGHT OF WAY, ALONG THE BOUNDARY OF SAID LOT 1 NORTH 00°06’00” EAST, 473.48 FEET; THENCE DEPARTING SAID LOT 1 NORTH 45°35’41” EAST, 440.21 FEET; THENCE NORTH 04°54’29” EAST 98.89 FEET; THENCE NORTH 85°07’37” WEST, 31.65 FEET; THENCE NORTH 04°54’29” EAST, 137.63 FEET; THENCE SOUTH 85°07’27” EAST, 31.65 FEET; THENCE NORTH 04°54’29” EAST, 178.05 FEET TO THE NORTH LINE OF THE SOUTHEAST QUARTER (SE1/4) OF THE NORTHEAST QUARTER (NE1/4) OF SAID SECTION 21; THENCE ALONG SAID NORTH LINE SOUTH 89°04’19” EAST, 101.23 FEET TO THE NORTH SIXTEENTH COMMON TO SECTION 21 AND 22, ALSO BEING A POINT ON THE NORTH BOUNDARY OF LOT 1 AS SHOWN IN BOOK 138 OF PLATS, PAGE 49, IN THE OFFICE OF THE COUNTY RECORDER, CLARK COUNTY, NEVADA; THENCE ALONG THE BOUNDARY OF SAID LOT 1 THE FOLLOWING TWENTY-ONE (21) COURSES:

1) SOUTH 88°56’51” EAST, 506.21 FEET;

2) SOUTH 14°05’09” EAST, 49.76 FEET;

3) SOUTH 07°35’35” EAST, 110.67 FEET;

4) SOUTH 14°05’09” EAST, 137.26 FEET;

5) SOUTH 89°14’55” EAST, 5.25 FEET TO THE BEGINNING OF A CURVE, CONCAVE TO THE SOUTHWEST HAVING A RADIUS OF 10.00 FEET;

6) SOUTHEASTERLY ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 75°09’46”, AN ARC LENGTH OF 13.12 FEET;

7) SOUTH 14°05’09” EAST, 46.62 FEET;

8) SOUTH 02°45’28” EAST, 61.06 FEET;

9) SOUTH 14°04’51” EAST, 65.43 FEET;

10) SOUTH 32°31’15” EAST, 37.95 FEET;

11) SOUTH 14°05’09” EAST, 437.44 FEET;

12) SOUTH 75°34’42” WEST, 195.01 FEET;

13) SOUTH 14°05’18” EAST, 115.31 FEET;

14) SOUTH 06°31’30” EAST, 110.02 FEET;

15) NORTH 88°57’40” WEST, 91.40 FEET;

16) NORTH 01°02’20” EAST 5.10 FEET;

17) NORTH 77°39’04” WEST, 60.69 FEET;

18) NORTH 88°57’40” WEST, 246.50 FEET;

19) SOUTH 01°02’20” WEST, 7.00 FEET TO THE BEGINNING OF A CURVE, CONCAVE TO THE NORTHWEST, HAVING A RADIUS OF 10.00 FEET;

20) SOUTHWESTERLY ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 90°00’00”, AN ARC LENGTH OF 15.71 FEET;

21) NORTH 88°57’40” WEST, 184.56 FEET TO THE POINT OF BEGINNING.

ALSO BEING DESCRIBED AS PARCEL 2 OF THAT CERTAIN RECORD OF SURVEY RECORDED OCTOBER 23, 2007 IN FILE 169 AS PAGE 15.

NOTE: THE ABOVE METES AND BOUNDS DESCRIPTION PREVIOUSLY APPEARED IN DOCUMENT RECORDED IN BOOK 20071101 AS INSTRUMENT NO. 04193.

EXCEPTING THEREFROM THOSE PORTIONS CONVEYED TO THE COUNTY OF CLARK BY DOCUMENTS RECORDED APRIL 22, 2008 IN BOOK 20080422 AS INSTRUMENT NO. 04409, RE-RECORDED MAY 2, 2008 IN BOOK 20080502 AS INSTRUMENT NO. 03686 AND RECORDED APRIL 22, 2008 IN BOOK 20080422 AS INSTRUMENT NO. 04410 OF OFFICIAL RECORDS.

Schedule I-B

Legal Description of Café Property

(Legal Description of Café Parcel)

CAFÉ PARCEL ONE:

THAT PORTION OF THE NORTHWEST QUARTER (NW  1/4) OF SECTION 22, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.B. & M., MORE PARTICULARLY DESCRIBED AS FOLLOWS:

PARCEL TWO (2) AS SHOWN BY MAP THEREOF OF FILE 61 OF PARCEL MAPS, PAGE 52 IN THE OFFICE OF THE COUNTY RECORDER, CLARK COUNTY, NEVADA.

CAFÉ PARCEL TWO:

A NON-EXCLUSIVE PARKING EASEMENT AS GRANTED TO RED, WHITE AND BLUE PICTURES, INC., RECORDED JULY 31, 1989 IN BOOK 890731 AS INSTRUMENT NO. 00365 AND AS INSTRUMENT NO. 00366 OF OFFICIAL RECORDS.

Schedule I-C

Legal Description of Adjacent Property

(Legal Description of Adjacent Land)

DEVELOPMENT PARCEL IC:

A PARCEL OF LAND LYING WITHIN THE NORTHEAST ONE QUARTER (NE 1/4) OF SECTION 21, TOWNSHIP 21 SOUTH, RANGE 61 EAST M.D.M., CLARK COUNTY, NEVADA, BEING A PORTION OF LOT 1 AS SHOWN ON THE MERGER AND RESUBDIVISION FINAL MAP OF THE HARD ROCK HOTEL/CASINO IN THE OFFICE OF THE CLARK COUNTY, NEVADA RECORDER IN BOOK 138 OF PLATS ON PAGE 49, FURTHER BEING A PORTION OF PARCEL 1 AS SHOWN IN THE OFFICE OF THE CLARK COUNTY, NEVADA RECORDER IN FILE 169 OF SURVEYS ON PAGE 94, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHEAST CORNER OF THE NORTHEAST QUARTER (NE 1/4) OF SAID SECTION 21; THENCE ALONG THE EAST LINE THEREOF, NORTH 00°05’49” EAST, 40.01 FEET TO A POINT ON THE NORTHERLY RIGHT-OF-WAY LINE OF HARMON AVENUE; THENCE ALONG SAID NORTHERLY RIGHT-OF-WAY LINE, NORTH 89°59’40” WEST, 449.99 FEET TO THE SOUTHWEST CORNER OF SAID LOT 1; THENCE ALONG THE WESTERLY LINE OF SAID LOT 1, NORTH 00°06’00” EAST, 1200.21 FEET; THENCE CONTINUING ALONG SAID WESTERLY LINE, NORTH 89°04’19 WEST, 132.02 FEET TO THE POINT OF BEGINNING; THENCE CONTINUING ALONG SAID WESTERLY LINE, NORTH 89°04’19” WEST, 312.01 FEET TO A POINT ON A NON-TANGENT CURVE, FROM WHICH POINT THE RADIUS OF SAID CURVE BEARS NORTH 48°20’31” EAST; THENCE CONTINUING ALONG THE WESTERLY LINE OF SAID LOT 1, AN ARC LENGTH OF 460.71 FEET, ALONG THE ARC OF A CURVE TO THE RIGHT, CONCAVE NORTHEASTERLY, HAVING A RADIUS 650.00 FEET, THROUGH A CENTRAL ANGLE OF 40°36’38” TO THE MOST NORTHERLY NORTHWEST CORNER OF SAID LOT 1; THENCE ALONG THE NORTH LINE THEREOF, SOUTH 89°54’00” EAST, 476.95 FEET; THENCE SOUTH 00°05’49” WEST, 424.38 FEET TO THE POINT OF BEGINNING.

ALSO KNOWN AS LOT 1C OF RECORD OF SURVEY RECORDED JULY 16, 2008 IN FILE 174 OF SURVEYS ON PAGE 62 IN THE OFFICE OF THE CLARK COUNTY, NEVADA RECORDER.

NOTE: THE ABOVE METES AND BOUNDS DESCRIPTION APPEARED PREVIOUSLY IN THAT CERTAIN DOCUMENT RECORDED AUGUST 01, 2008 IN BOOK 20080801 AS INSTRUMENT NO. 03372, OF OFFICIAL RECORDS CLARK COUNTY, NEVADA.

DEVELOPMENT PARCEL III:

A PERPETUAL NON-EXCLUSIVE EASEMENT FOR DRAINAGE AND INCIDENTAL PURPOSES OVER, UNDER, ACROSS AND UPON THE SOUTH 25 FEET (MEASURED AT RIGHT ANGLES TO THE SOUTH LINE) OF PARCEL TWO (2) AS DELINEATED ON THAT CERTAIN PARCEL MAP ON FILE IN FILE 52 OF PARCEL MAPS, PAGE 41 IN THE OFFICE OF THE COUNTY RECORDER OF CLARK COUNTY, NEVADA. SAID

EASEMENT BEING RECORDED ON JULY 9, 1987 IN BOOK 870709 AS DOCUMENT NO. 00322.

DEVELOPMENT PARCEL IV:

A PERPETUAL EASEMENT FOR THE ENCROACHMENT OF A MASONRY WALL AS CREATED BY THAT CERTAIN DOCUMENT ENTITLED “PERPETUAL EASEMENT” RECORDED FEBRUARY 2, 1992 IN BOOK 920211 AS DOCUMENT NO. 00134 OF OFFICIAL RECORDS, CLARK COUNTY, NEVADA.

DEVELOPMENT PARCEL V:

A NON-EXCLUSIVE EASEMENT FOR INGRESS AND EGRESS, UTILITIES AND DRAINAGE AS SET FORTH IN THAT CERTAIN “RECIPROCAL EASEMENT AGREEMENT” RECORDED AUGUST 4, 2008 IN BOOK 20080804 AS INSTRUMENT NO. 0004092 RECORDED IN THE OFFICE OF THE COUNTY RECORDER, CLARK COUNTY, NEVADA, AS AMENDED BY THAT CERTAIN “FIRST AMENDMENT TO RECIPROCAL EASEMENT AGREEMENT” DATED AS OF NOVEMBER 10, 2008 AND RECORDED NOVEMBER 13, 2008 IN BOOK 20081113 AS INSTRUMENT NO. 0006222, CLARK COUNTY, NEVADA.

Schedule II

FF&E, Capital & Equipment Leases

Equipment Leases

Lessor	Description	Lease Date	Expiration Date	Initial Principal Value
De Lage Financial (EMC/Agilysis)	General hardware and software	12/2008	12/2011	233,100
Global Surveillance 1	Surveillance equipment	11/2008	10/2012	733,072
Global Surveillance 2	Surveillance equipment	02/2009	11/2012	773,387
Global Surveillance 3	Surveillance equipment	03/2009	11/2012	198,268
Global Surveillance 4	Surveillance equipment	10/2009	09/2012	1,180,961
International Gaming Technologies	Gaming equipment	04/2010	03/2013	868,593
Smart Cube	Minibar systems	06/2009	06/2014	1,128,721
Pacific Custom Pools	Pool equipment	12/2009	12/2012	2,333,400
Shuffle Master 2	Card shuffle equipment	02/2009	01/2012	96,855
Shuffle Master 3	Card shuffle equipment	01/2010	12/2013	295,520
Rainmaker	Yield management system	06/2009	05/2014	747,278

TOTAL				$8,589,155

Schedule III

Organizational Structure

CRZ PIV, LLC

BREF TWO, LLC

BREF Stellar, LLC

100%

Brookfield Financial, LLC Series B

Class B Non-Voting Member (100%)

BREF HR, LLC

Andrea Balkan

Theresa Hoyt

BREF HR Management, LLC

Class A Voting Member

Member

Member

100% 100%

HRHH JV Junior Mezz, LLC

100%

HRHH JV Senior Mezz, LLC

100%

100%

HRHH Development, LLC1

HRHH Café, LLC1

100%

HRHH Gaming Junior Mezz, LLC

100%

HRHH Gaming Senior Mezz, LLC

100%

BREF HRHH, LLC

100%

100%

100%

99.9%

HRHH IP, LLC1

HRHH Hotel Casino, LLC1

HRHH Gaming Member, LLC

0.1% Managing Member

HRHH Gaming, LLC1

1. Mortgage Borrower

Schedule IV

Form of Cash Profit and Loss Statement

HARD ROCK HOTEL & CASINO	12-Jan-11
Cash Flow

	Annual Total	Actual Jan-10	Actual Feb-10	Actual Mar-10	Actual Apr-10	Actual May-10	Actual Jun-10
Net Income (Loss)	(113,239.8)	(7,453.1)	(10,067.0)	(10,569.3)	(8,527.7)	(4,485.1)	(9,548.2)

Cash Flow Adjustments
Depreciation / Amortization	57,821.1	4,578.3	6,806.1	4,566.9	3,884.0	3,731.3	3,881.9
Interest Income	(44.8)	0.0	(8.0)	(0.6)	(0.4)	(0.6)	(1.5)
Gain / Loss Sale of Asset	3,137.8	(1.7)	0.0	0.0	6.5	0.0	(2.5)
Mortgage Interest Accrual	25,210.9	3,545.1	828.1	788.1	948.4	4,686.8	1,114.5
Interest Rate Cap Expense	3,510.4	0.0	0.0	2,960.9	0.0	0.0	95.8
Capitalized Interest	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Interest Payments	31,817.1	50.0	3,199.7	3,610.9	3,500.8	0.0	4,785.0
Interest Reserve - Land Loan	3,834.7	290.8	326.9	295.2	326.9	317.3	331.7
Interest Payments Capitalized Leases	510.2	37.2	60.7	147.3	89.5	37.8	28.3
Other (Income Tax Provision)	252.0	0.0	0.0	0.0	0.0	0.0	252.0

Adjusted Net Income	12,619.4	1,034.5	1,148.5	1,809.4	2,186.9	4,307.4	916.9

(Increase) Decrease Receivable	2,330.5	(2,167.0)	(1,325.2)	1,338.8	525.3	(5,873.7)	5,275.3

(Increase) Decrease Inventories	345.1	258.9	(119.1)	(102.8)	(99.4)	193.2	(206.1)

(Increase) Decrease Gaming Activity	(2,896.7)	(178.2)	606.7	(378.8)	(1,104.1)	236.9	1,150.4

(Increase) Decrease Prepaids	937.5	(305.7)	458.4	(1,809.2)	583.8	887.8	831.9

(Increase) Decrease Other Assets	107.0	0.0	0.0	0.0	0.0	0.0	0.0

Increase (Decrease) Payables	(25.8)	(1,112.6)	4,539.5	(3,408.2)	(32.3)	2,358.2	2,503.8

Increase (Decrease) Deposits	1,342.0	(1,308.2)	371.5	1,064.7	(358.7)	(411.8)	(798.3)

Increase (Decrease) Operational Taxes	299.6	1,724.4	(519.2)	1,378.0	(970.8)	132.5	(77.5)

Increase (Decrease) Accrued Expenses	1,261.6	658.4	(551.1)	(2,226.6)	1,977.1	334.9	403.4

Increase (Decrease) Intercompany	8,718.7	853.1	230.7	42.6	182.5	1,171.7	(1,917.9)

Increase (Decrease) Other Liabilities	0.0	0.0	0.0	0.0	0.0	0.0	0.0

Other (Explain)	(1,221.6)	0.0	0.0	0.0	0.0	0.0	(839.3)

Net Change in Balance Sheet	9,195.7	(1,776.9)	3,789.0	(4,101.3)	883.3	(1,168.2)	6,425.8

Impact on Operational Cash
Wells Look Box	1,037.3	(487.9)	(1,837.5)	116.6	2,888.0	(4,121.2)	1,721.4
FF & E Reserve	(1,107.3)	1,195.4	(310.9)	156.3	(473.3)	503.6	53.6
Lender Receivables - CapEx	1,374.1	(645.7)	531.3	63.7	(52.3)	(27.2)	570.6
Capital Expenditures	(5,891.3)	(723.2)	(1,185.4)	(573.8)	(216.3)	(311.2)	(777.0)
Insurance Reserve	(173.4)	85.4	(165.2)	731.4	(240.2)	4.5	(165.2)
Real Estate Tax Reserve	(207.4)	1,111.5	(353.1)	758.4	(705.8)	(0.1)	(353.1)
Capital Leases	(4,030.7)	(290.5)	(272.4)	(494.7)	(808.3)	(72.4)	(302.5)
Capitalized Expenses	283.6	455.0	(143.6)	481.0	(436.7)	(82.2)	0.0

Total Impact on Operational Cash	(8,715.3)	700.1	(3,738.8)	1,249.1	145.0	(4,106.0)	747.8

Net Cash Flow - Operations	13,099.8	(42.4)	1,196.7	(1,042.9)	3,015.2	(966.8)	8,090.5

Operating Adv (To) From Ownership	0.0	0.0	0.0	0.0	0.0	0.0	0.0

Debt Service and Development
Debt / Loan	95,035.7	0.0	(0.0)	8,500.0	29,700.0	0.0	56,735.7
Interest Reserve - Cash from Ops	(13,857.0)	(0.0)	(1,282.8)	(199.7)	(999.0)	(0.8)	(5,868.7)
Interest Reserve - Cash from Other	(14,992.9)	(0.0)	351.9	(993.3)	0.0	0.0	(3,583.7)
Escrow Reserve Phase I	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Purchase of Interest Rate Cap	(1,635.0)	0.0	(1,635.0)	0.0	0.0	0.0	0.0
Worlding Capital Reserve	3,697.7	0.0	1,835.0	0.4	(0.4)	0.0	95.0
General and Equity/Accrual Reserve	(11,545.3)	0.0	0.0	0.0	0.0	0.0	(31,254.5)
Constructionn Reserve	35,313.7	17,172.2	12,186.3	4,468.4	(21,845.5)	22,074.8	1,277.8
Expansion	(101,777.7)	(18,912.2)	(13,567.3)	(11,487.2)	(7,808.8)	(21,282.5)	(24,683.7)
Construction Equity from Ownership	0.0	0.0	0.0	0.0	0.0	0.0	0.0

Total Debt Service and Development	(9,760.8)	260.0	(2,341.6)	406.7	(753.8)	791.3	(7,282.4)

Net Cash Flow	3,839.0	217.6	(1,142.9)	(834.2)	2,261.4	(175.5)	(808.2)

Beginning Cash On Hand	2,284.5	2,284.6	2,502.3	1,359.3	725.1	2,986.5	2,811.0
Ending Cash on Hand	5,623.6	2,502.3	1,359.3	725.1	2,966.5	2,811.0	3,619.2

	Actual Jul-10	Actual Aug-10	Actual Sep-10	Actual Oct-10	Actual Nov-10	Actual Dec-10
Net Income (Loss)	(7,191.8)	(7,235.1)	(18.958.4)	(7,172.4)	(10,006.3)	(16,128.2)

Cash Flow Adjustments
Depreciation / Amortization	4,112.7	4,070.1	5,583.3	5,625.4	5,454.1	5,528.9
Interest Income	(0.9)	(0.7)	(18.4)	(0.6)	(6.3)	(6.7)
Gain / Loss Sale of Asset	(3.7)	(0.8)	4.8	0.4	(15.6)	3,151.3
Mortgage Interest Accrual	936.4	851.3	5,100.1	4,671.3	838.1	902.8
Interest Rate Cap Expense	0.0	0.0	137.1	0.0	0.0	426.6
Capitalized Interest	0.0	0.0	0.0	0.0	0.0	0.0
Interest Payments	4,024.1	4,168.2	0.0	0.0	4,147.0	4,151.4
Interest Reserve - Land Loan	321.5	332.0	329.0	317.8	328.3	317.6
Interest Payments Capitalized Leases	28.9	17.0	2.1	28.8	25.3	27.4
Other (Income Tax Provision)	0.0	0.0	0.0	0.0	0.0	0.0

Adjusted Net Income	2,230.1	2,202.0	(6,818.4)	3,470.8	764.5	(1,631.0)

(Increase) Decrease Receivable	131.3	(1,056.8)	4,381.3	(1,454.1)	1,752.4	812.5

(Increase) Decrease Inventories	668.2	(273.8)	(83.6)	219.5	24.2	(152.2)

(Increase) Decrease Gaming Activity	(3,021.0)	1,200.9	507.8	(1,242.7)	1,297.5	(1,973.3)

(Increase) Decrease Prepaids	101.1	(510.9)	(692.1)	415.3	765.3	333.3

(Increase) Decrease Other Assets	0.0	0.0	107.0	0.0	0.0	0.0

Increase (Decrease) Payables	529.2	(2,034.6)	(2,739.9)	620.5	(1,835.2)	585.9

Increase (Decrease) Deposits	790.9	805.1	485.6	(775.9)	342.9	1,134.1

Increase (Decrease) Operational Taxes	(82.9)	852.0	(1,875.9)	558.3	(225.8)	(183.8)

Increase (Decrease) Accrued Expenses	128.3	1,205.3	(1,402.8)	887.6	(2,251.1)	1,098.2

Increase (Decrease) Intercompany	49.1	(27.6)	5,996.4	130.2	656.8	(552.7)

Increase (Decrease) Other Liabilities	0.0	0.0	0.0	0.0	0.0	0.0

Other (Explain)	(382.3)	0.0	0.0	0.0	0.0	0.0

Net Change in Balance Sheet	(101.1)	149.8	4,905.8	(641.2)	(72.3)	1,102.0

Impact on Operational Cash
Wells Look Box	2,478.4	(7,178.8)	(4.8)	841.4	2,128.3	4,473.2
FF & E Reserve	(1,002.3)	1,186.8	(688.9)	(134.2)	(470.8)	(1,102.8)
Lender Receivables - CapEx	(265.8)	40.4	(111.6)	1,351.2	(27.1)	(53.4)
Capital Expenditures	(588.3)	(580.3)	(214.2)	(158.4)	(308.6)	(154.7)
Insurance Reserve	(229.7)	491.2	(165.2)	(4.7)	(185.2)	(330.4)
Real Estate Tax Reserve	(706.1)	903.1	492.1	(295.2)	(353.1)	(708.0)
Capital Leases	(348.4)	(278.2)	448.6	(304.8)	(324.0)	(285.8)
Capitalized Expenses	0.0	0.0	0.0	0.0	0.0	0.0

Total Impact on Operational Cash	(662.3)	(5,535.7)	(1,141.1)	1,305.3	479.4	1,840.0

Net Cash Flow - Operations	1,467.7	(3,183.8)	(2,053.7)	4,134.6	1,171.7	1,311.0

Operating Adv (To) From Ownership	0.0	0.0	0.0	0.0	0.0	0.0

Debt Service and Development
Debt / Loan	0.0	0.0	0.0	0.0	0.0	0.0
Interest Reserve - Cash from Ops	(2,428.4)	(1,800.9)	(1,488.8)	0.0	0.0	0.0
Interest Reserve - Cash from Other	0.0	0.0	0.0	(4,215.5)	(3,492.8)	(3,059.5)
Escrow Reserve Phase I	0.0	0.0	0.0	0.0	0.0	0.0
Purchase of Interest Rate Cap	0.0	0.0	0.0	0.0	0.0	0.0
Worlding Capital Reserve	0.4	1,967.3	0.0	0.0	0.0	0.0
General and Equity/Accrual Reserve	0.0	7,148.1	1,157.1	2,725.8	1,822.2	6,855.9
Constructionn Reserve	0.0	0.0	0.0	0.0	0.0	0.0
Expansion	518.8	(334.4)	(180.7)	(1,457.4)	(546.0)	(4,178.3)
Construction Equity from Ownership	0.0	0.0	0.0	0.0	0.0	0.0

Total Debt Service and Development	(1,909.2)	7,180.1	(470.4)	(2,947.0)	(2,316.8)	(379.9)

Net Cash Flow	(441.5)	3,998.5	(2,524.1)	1,157.6	(1,144.9)	931.1

Beginning Cash On Hand	3,819.2	3,177.7	7,174.0	4,649.9	5,837.5	4,692.8
Ending Cash on Hand	3,177.7	7,174.0	4,849.9	5,837.5	4,892.6	5,623.8

Estimated Cash From Operations	Annual	Jan-10	Feb-10	Mar-10	Apr-10	May-10	Jun-10
EBITDA	22,538.5	2,780.3	1,355.3	2,122.8	2,305.3	4,498.8	1,308.3
Non-Recurring Costs	(7,857.6)	(299.2)	(41.4)	(259.5)	(60.4)	(132.6)	(186.5)
Preopening Costs	(726.3)	(225.2)	(157.5)	(44.5)	(58.7)	(69.4)	(157.1)
CapEx Reserve Funding	(5,524.5)	(173.5)	(964.9)	(353.7)	(751.9)	165.4	(152.8)
Capital Leases	(4,038.0)	(297.8)	(272.4)	(494.7)	(808.3)	(72.4)	(302.5)

Cash from Operations	4,292.2	1,764.8	(90.9)	960.4	826.5	4,399.8	509.5
Balance Sheet Changes	8,001.6	(2,971.0)	3,789.0	(4,101.3)	883.3	(1,166.2)	6,425.8
Insurance Reserve	(173.4)	65.4	(185.2)	731.4	(240.2)	4.5	(165.2)
Real Estate Tax Reserve	(207.4)	1,111.5	(353.1)	758.4	(705.8)	(0.1)	(363.1)
Wells Look Box	1,037.3	(467.8)	(1,837.5)	116.5	2,888.0	(4,121.2)	1,721.4
Capitalized Expenses and Expansion	283.8	456.0	(143.6)	491.0	(498.7)	(82.2)	0.0

Cash Available for Interest	13,233.8	(42.3)	1,198.7	(1,043.4)	3,015.1	(967.4)	8,138.4

Total Cash to Interest Reserve	13,657.0	0.0	1,292.6	199.7	999.0	0.8	5,668.7

Interest Reserve Account Activity
Opening Balance	11,385.0	11,385.0	11,316.5	9,084.0	7,057.2	942.0	942.8
Deposits	18,786.3	1.4	1,292.8	1,193.0	999.0	0.8	9,452.4
Withdrawals	(30,131.3)	(50.0)	(3,545.1)	(3,199.7)	(7,114.3)	0.0	(3,791.5)

Closing Balance	0.0	11,318.5	9,084.0	7,057.2	942.0	942.8	6,603.7

Development Account Activity
Opening Balance	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Deposits	1,287.7	0.0	0.0	0.0	0.0	0.0	0.0
Withdrawals	(1,287.7)	0.0	0.0	0.0	0.0	0.0	0.0

Closing Balance	0.0	0.0	0.0	0.0	0.0	0.0	0.0

General Reserve Account Activity
Opening Balance	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Deposits	24,118.4	0.0	0.0	0.0	0.0	0.0	20,000.0
Withdrawals	(23,827.6)	0.0	0.0	0.0	0.0	0.0	0.0

Closing Balance	290.8	0.0	0.0	0.0	0.0	0.0	20,000.00

Estimated Cash From Operations	Jul-10	Aug-10	Sep-10	Oct-10	Nov-10	Dec-10
EBITDA	2,581.4	2,581.4	218.9	3,026.5	1,088.2	(1,244.1)
Non-Recurring Costs	(280.1)	(280.1)	(5,928.9)	444.5	(323.7)	(386.9)
Preopening Costs	(100.0)	(100.0)	(19.9)	0.0	0.0	0.0
CapEx Reserve Funding	526.9	526.9	(1,014.8)	1,068.8	(906.5)	(1,311.0)
Capital Leases	(278.2)	(278.2)	(448.8)	(304.8)	(324.0)	(285.8)

Cash from Operations	2,450.0	2,450.0	(7,193.1)	4,234.8	(366.0)	(3,227.8)
Balance Sheet Changes	149.8	149.8	4,905.5	(641.2)	(72.3)	1,102.0
Insurance Reserve	491.2	491.2	(185.2)	(4.7)	(185.2)	(350.4)
Real Estate Tax Reserve	903.1	903.1	492.5	(295.2)	(353.1)	(706.0)
Wells Look Box	(7,178.8)	(7,178.8)	(4.8)	341.4	2,128.5	4,473.2
Capitalized Expenses and Expansion	0.0	0.0	0.0	0.0	0.0	0.0

Cash Available for Interest	(3,184.5)	(3,184.5)	(1,965.1)	4,135.1	1,171.7	1,311.0

Total Cash to Interest Reserve	1,600.9	1,600.9	1,486.8	0.0	0.0	0.0

Interest Reserve Account Activity
Opening Balance	789.7	769.7	2,570.8	0.0	0.0	0.0
Deposits	1,600.9	1,800.9	1,797.7	0.0	0.0	0.0
Withdrawals	0.0	0.0	(4,188.2)	0.0	0.0	0.0

Closing Balance	2,370.8	2,370.8	0.0	0.0	0.0	0.0

Development Account Activity
Opening Balance	0.0	0.0	0.0	1,278.3	1,278.3	1,090.8
Deposits	0.0	0.0	1,287.7	0.0	0.0	0.0
Withdrawals	0.0	0.0	0.0	(135.5)	(185.5)	(1,090.9)

Closing Balance	0.0	0.0	1,287.7	1,090.9	1,090.0	(0.0)

General Reserve Account Activity
Opening Balance	20,000.0	20,000.0	12,851.9	8,989.0	8,980.0	7,146.7
Deposits	0.0	4,118.4	0.0	0.0	0.0	0.0
Withdrawals	0.0	(11,268.5)	(1,157.1)	(1,822.2)	(1,822.2)	(6,856.9)

Closing Balance	20,000.0	12,851.9	11,894.8	7,146.7	7,146.7	290.8

HARD ROCK HOTEL & CASINO

Balance Sheet

	2010	Actual Dec-09	Actual Jan-10	Actual Feb-10	Actual Mar-10	Actual Apr-10	Actual May-10
ASSETS
CASH
Wells Operating Account		3,565,595	6,756,346	1,983,202	744,585	5,092,318	1,835,686
Wells Gaming Account		1,165,201	(1,827,308)	954,918	2,205,947	1,767,498	2,331,342
Wells AP Disbursement Account		(2,578,188)	(2,700,121)	(1,817,454)	(2,420,782)	(3,950,220)	(1,242,730)
Wells Gaming Cage Account		(62,482)	(24,513)	(14,623)	(42,738)	(218,251)	(351,651)
Wells Payroll Account		(80,347)	20,342	(4,455)	(18,147)	21,676	(13,824)
Wells Workers’ Comp Claims Account		1,713	479	3,674	1,209	161	1,996
Wells Save The Planet Account		8,493	0	2,190	1,275	1,191	1,191
Workers’ Comp Deposit Account		204,050	204,658	204,888	204,888	204,686	204,586
Bof A Payroll Disbursment Account		0	0	0	0	0	0
BofA Operating Account		0	0	0	0	0	0
BofA Part-Mutual Account		26,707	56,189	32,922	34,873	83,277	30,287
BofA AP Disbursement Account		0	0	0	0	0	0
BofA Part-Mutual Holding Account		10,048	10,048	10,049	10,050	10,351	10,062
BofA Part-Mutual Holding Account		0	0	0	0	0	0
BofA Workers’ Comp Claims Account		0	0	0	0	0	0
Wells ACH Clearing Account		4,222	4,139	4,014	3,949	3,949	3,818
BofA Save The Planet Account		0	0	0	0	0	0
Other Cash Accounts		0	0	0	0	0	0

TOTAL CASH		2,284,645	2,502,264	1,359,325	725,110	2,988,538	2,811,035
CASH PROOF (Must = 0)			(0)	(0)	(0)	(0)	(0)

SEMI-RESTRICTED CAGE CASH
Cage funds		48,911,228	60,725,256	50,682,215	70,297,487	67,289,621	65,082,097
Slot Booths		300,000	300,000	300,000	300,000	300,000	300,000
Slot Loads		0	0	0	0	0	0
Table Loads		15,198,480	14,953,580	14,824,150	18,268,047	18,281,172	18,024,089
Poker Room Table Loads		75,036	75,000	75,000	75,000	30,000	30,000
Chip/Token Contra Account		(61,740,834)	(62,805,281)	(52,852,071)	(83,994,419)	(83,296,155)	(83,577,577)

TOTAL CAGE CASH (Picked up below)		2,743,808	3,248,554	3,009,294	2,944,095	2,802,838	2,868,609

SEMI-RESTRICTED CASH
House Banks		319,500	319,500	289,500	244,500	294,900	294,900
Cage Cash		2,743,909	3,248,554	3,009,294	2,944,095	2,602,835	2,858,509
NRT Leads		825,375	2,047,267	1,997,627	1,210,382	2,052,786	2,448,132
Chip/Token Purchase		0	0	0	0	0	0
Cage Clearing - Hotel Cash		5,493	11,072	4,225	3,064	2,883	37,093
Cage Clearing - Hotel Checks		(106,127)	(647,182)	1,307,981	281,100	(97,785)	(408,222)
Cage Clearing - Food Cash		169,523	42,388	57,906	31,827	184,157	175,248
Cage Clearing - Other Cash		27,549	11,782	26,174	14,771	38,394	(10,885)
Cage Clearing - Games Cash		905,543	336,558	486,801	213,108	891,172	415,214
Cage Clearing - Poker Cash		0	0	0	0	0	0
Wells Lockbox Account		1,414,082	1,861,970	3,719,509	3,802,985	714,861	4,836,080
Real Estate Tax Reserve		2,574,482	1,482,984	1,816,094	1,057,875	1,763,517	1,783,512
Insurance Premium Reserve		2,258,897	2,193,281	2,358,489	1,627,091	1,867,332	1,862,845
Land Loan Interest Reserve		4,997,720	4,706,934	4,380,023	4,084,342	3,757,978	3,440,665
Development CD - OCIP		0	0	0	0	0	0
Development Cash		0	0	0	0	0	0
Interest Reserve		11,365,021	11,315,021	9,053,968	7,057,249	942,121	942,917
FF & E Reserve Account (Funding)		2,398,115	1,202,748	1,513,658	1,357,358	1,830,680	1,325,856
General Reserve Account		0	0	0	0	0	0
Equity/Accrual Sub-Reserve Account		0	0	0	0	0	0
Construction Reserve Account		35,313,723	18,141,482	5,975,134	1,506,687	23,352,156	1,277,564
Working Capital Reserve Account		2,897,733	3,697,733	2,062,733	2,052,291	2,082,733	2,062,733

TOTAL SEMI-RESTRICTED CASH		69,011,296	49,772,080	35,453,651	27,298,906	42,336,289	23,321,348

	Actual Jun-10	Actual Jul-10	Actual Aug-10	Actual Sep-10	12-Jan-11 Actual Oct-10	Actual Nov-10	6:53 PM Actual Dec-10
ASSETS
CASH
Wells Operating Account	2,584,831	2,350,208	4,741,613	1,972,243	3,278,350	3,991,852	2,614,805
Wells Gaming Account	1,983,218	2,578,231	4,751,378	4,568,311	4,553,268	5,036,300	4,188,312
Wells AP Disbursement Account	(1,241,978)	(2,242,630)	(2,490,472)	(1,310,445)	(1,803,402)	(3,058,184)	(1,305,073)
Wells Gaming Cage Account	(25,797)	(10,242)	(37,562)	(758,105)	(873,540)	(1,526,949)	(116,714)
Wells Payroll Account	68,019	135,501	(57,543)	(78,503)	(13,971)	(22,288)	(25,864)
Wells Workers’ Comp Claims Account	1,003	4,917	4,905	4,946	21,151	(7,705)	(1,301)
Wells Save The Planet Account	1,191	1,101	1,191	1,191	191	191	191
Workers’ Comp Deposit Account	204,658	204,838	204,888	207,009	231,009	231,009	231,000
Bof A Payroll Disbursment Account	0	0	0	0	0	0	0
BofA Operating Account	0	0	0	0	0	0	0
BofA Part-Mutual Account	31,952	43,744	31,831	29,786	32,917	32,897	32,856
BofA AP Disbursement Account	0	0	0	0	0	0	0
BofA Part-Mutual Holding Account	10,052	10,053	10,053	10,038	10,056	10,057	10,058
BofA Part-Mutual Holding Account	0	0	0	0	0	0	0
BofA Workers’ Comp Claims Account	0	0	0	0	0	0	0
Wells ACH Clearing Account	3,818	3,618	3,818	3,458	3,428	3,379	3,347
BofA Save The Planet Account	0	0	0	0	0	0	0
Other Cash Accounts	0	0	0	0	0	0	0.

TOTAL CASH	3,819,168	3,177,679	7,173,951	4,649,868	5,837,455	4,892,579	5,523,536
CASH PROOF (Must = 0)	(0)	(0)	(0)	(1)	(0)	(0)	0

SEMI-RESTRICTED CAGE CASH
Cage funds	73,229,348	72,167,558	68,398,956	70,138,750	72,196,505	73,828,462	70,422,019
Slot Booths	300,000	300,000	300,000	375,000	375,000	375,000	375,000
Slot Loads	0	0	0	0	0	0	0
Table Loads	12,124,890	14,793,088	18,248,581	16,780,629	14,855,355	13,507,440	17,445,100
Poker Room Table Loads	30,000	30,000	30,000	30,000	30,000	30,000	30,000
Chip/Token Contra Account	(83,905,138)	(83,037,443)	(82,427,681)	(63,851,083)	(83,479,277)	(84,017,179)	(83,515,451)

TOTAL CAGE CASH (Picked up below)	1,779,098	4,253,283	4,549,855	3,473,296	3,977,583	3,721,723	4,768,884

SEMI-RESTRICTED CASH
House Banks	294,900	237,900	294,900	294,900	282,900	284,900	264,900
Cage Cash	1,779,090	4,253,283	4,549,855	3,473,296	3,977,583	3,721,723	4,758,888
NRT Leads	2,223,731	1,859,688	2,115,108	1,929,335	2,124,505	1,827,711	1,997,344
Chip/Token Purchase	0	0	0	0	0	0	0
Cage Clearing - Hotel Cash	3,220	1,225	1,225	1,224	1,318	1,318	9,420
Cage Clearing - Hotel Checks	54,398	390,136	(659,985)	17,681	206,793	(2,895)	(19,882)
Cage Clearing - Food Cash	84,040	158,181	43,334	0	149,628	1,481	138,914
Cage Clearing - Other Cash	22,002	(44,384)	(26,598)	0	1,283	1,263	17,829
Cage Clearing - Games Cash	184,167	787,806	188,808	253,555	488,889	99,730	722,100
Cage Clearing - Poker Cash	12,052	0	0	0	0	0	0
Wells Lockbox Account	3,114,648	635,228	7,814,812	7,819,651	6,978,282	4,849,990	378,808
Real Estate Tax Reserve	2,116,728	2,822,858	1,914,780	1,427,843	1,722,833	2,075,911	2,781,911
Insurance Premium Reserve	2,028,053	2,257,759	1,786,565	1,931,772	1,935,487	2,101,695	2,432,110
Land Loan Interest Reserve	3,108,994	2,787,478	2,455,497	2,128,501	1,808,871	1,480,607	1,163,046
Development CD—OCIP	0	0	0	2,658,500	1,877,470	2,858,500	2,656,500
Development Cash	0	0	0	1,287,578	1,276,322	1,080,555	0
Interest Reserve	6,803,873	789,885	2,370,594	0	0	0	0
FF & E Reserve Account (Funding)	1,273,241	2,275,572	1,108,783	1,797,838	1,831,823	2,402,807	3,505,432
General Reserve Account	20,000,000	20,000,000	12,851,673	11,694,781	8,968,930	7,146,734	290,793
Equity/Accrual Sub-Reserve Account	11,254,530	11,254,530	11,254,630	11,254,530	11,254,530	11,254,530	11,254,530
Construction Reserve Account	(0)	(0)	(0)	(0)	(0)	(0)	(0)
Working Capital Reserve Account	1,987,733	1,867,290	(0)	(0)	(0)	(0)	(0)

TOTAL SEMI-RESTRICTED CASH	58,125,446	52,450,018	48,020,208	47,935,896	44,968,254	40,974,658	32,349,643

HARD ROCK HOTEL & CASINO

Balance Sheet

	2010	Actual Dec-09	Actual Jan-10	Actual Feb-10	Actual Mar-10	Actual Apr-10	Actual May-10	Actual Jun-10
RECEIVABLES
Guest Ledger		453,930	931,875	382,972	351,828	999,100	302,220	250,982
City Ledger		2,235,915	2,449,985	4,912,363	3,335,535	2,088,019	4,905,579	4,594,323
Receivables - Markers		3,351,496	6,477,371	7,196,871	6,074,831	6,885,888	7,759,832	5,641,560
Receivables - Hard Checks		85,000	40,000	0	50,000	76,000	0	36,000
Cage Clearing - Returned Checks		42,100	12,100	37,300	(3,800)	(2,260)	12,380	120,577
Cage Clearing - File Game		0	0	0	0	(880)	0	(299,020)
Cage Clearing - File Stocks		919,701	520,000	963,957	1,150,700	827,688	905,580	560,323
Cage Clearing - File Book		91,560	98,840	68,840	68,840	91,560	80,040	96,610
Cage Clearing - Markers		0	0	0	0	0	0	213,500
Cage Clearing - Returned Checks/Markers		5,513,000	2,233,774	1,710,675	1,715,782	1,229,308	1,287,967	2,838,594
Due from Employees		(0)	0	0	0	0	0	0
CTE Trade Receivables		11,490	11,478	11,465	11,454	11,442	11,442	11,442
Payroll Advances		106,875	152,236	115,793	79,185	91,214	87,418	84,404
Credit Card Receivable - Food & Bev		506,820	584,785	530,131	158,358	450,000	1,888,043	258,267
Credit Card Receivables - Hotel		356,088	584,369	733,765	477,308	811,459	1,329,045	813,650
Credit Card Receivables - Box Office		59,548	267,751	17,770	4,387	38,407	45,904	8,457
Credit Card Receivables - Retail		31,911	38,985	5,551	24,519	40,946	96,099	21,909
Receivables - Certagy		(700)	0	(2,800)	(1,100)	(1,900)	(1,880)	(1,700)
Receivables - Starbucks Valuelink		820	804	190	398	28	828	1,552
Receivables - My Order		0	0	0	0	575	1,551	(2,193)
Miscellaneous Receivables		5,532	9,321	(2,141)	4,420	5,964	1,594	(7,531)
Other Receivables		3,289,217	2,073,005	1,960,021	2,085,007	1,552,260	2,806,739	1,775,385
Discounts Due		0	(680,500)	(739,800)	(852,500)	(759,400)	(815,000)	(219,320)
Reserve For Bad Debts		(5,758,326)	(1,515,735)	(1,304,757)	(1,408,710)	(813,950)	(855,288)	(1,962,103)

TOTAL RECEIVABLES		12,272,271	14,438,272	15,784,503	14,425,685	13,900,399	18,774,077	14,406,772

INVENTORIES
Food		139,426	86,483	81,493	100,436	116,983	122,985	152,821
Beverage		458,897	343,743	305,228	488,244	523,579	310,642	589,643
Par Stock - Bars		315,318	679,953	304,288	851,528	506,771	888,775	530,249
Par Stock - Restaurants		356,739	34,156	358,284	220,462	400,311	388,598	450,053
Retail - Store		420,349	483,073	494,961	552,319	514,857	670,900	801,647
Retail - Warehouse		355,916	295,504	299,004	296,962	309,816	285,545	300,226
Sundries		109,042	83,307	92,343	74,737	87,168	99,025	94,999
Love Jones		154,800	144,282	155,051	181,290	208,253	179,821	101,266
Beach Club Retail Kiosk		0	0	0	0	0	21,457	29,035
Other Liquor Storage		(0)	0	0	0	0	0	0
Health Club		28,011	40,072	45,889	42,836	42,158	39,637	36,692
Other Apple		(0)	62,868	75,530	85,139	27,120	22,570	(0)
Supplies - Cleaning		6,364	6,364	6,384	6,408	6,405	6,408	6,299
Supplies - EVS		13,964	13,964	13,954	11,799	11,788	11,789	11,000
Supplies - Guest		40,880	40,880	40,880	47,206	47,208	47,206	42,249
Supplies - Operating		53,094	38,740	32,049	34,045	39,188	36,045	29,774
Other Inventories (Winter Retail)		109,819	129,875	107,386	111,858	84,107	0	0

TOTAL INVENTORIES		3,062,212	2,803,337	2,922,483	3,025,249	3,124,579	2,931,464	3,137,550

GOLDEN GAMING CASINO		0	0	0	0	0	0	0
Working Capital Notes		0	0	0	0	0	0	0
Gaming Asset Note		0	0	0	0	0	0	0
Shortfall Note		0	0	0	0	0	0	0
Due to from Gaming Entity		0	0	0	0	0	0	0
Other		0	0	0	0	0	0	0
Other		0	0	0	0	0	0	0

TOTAL GOLDEN GAMING CASINO		0	0	0	0	0	0	0

PREPAIDS
Advertising		0	0	0	0	0	0	0
Brochures		0	0	0	0	0	0	0
Insurance		1,010,950	954,797	828,970	1,590,911	1,446,649	1,288,492	962,929
Licenses and Permits		27,375	43,864	34,250	15,573	42,550	23,979	5,795
Maintenance Contracts		737,894	774,213	714,599	861,109	745,097	777,671	453,649
Legal Retainers		0	0	0	0	0	0	0
HRH Magazine		0	(5,500)	27,735	0	(250)	(4,450)	54,880
Property Taxes		(0)	576,765	317,366	952,099	634,732	317,364	0
Tokens - Silver Strike		0	0	0	0	0	0	0
Trade Duos / Subscriptions		0	3,998	32,985	31,383	29,586	25,377	21,367
Special Events		0	0	0	0	0	0	0
Other Prepaid Items		1,024,010	649,081	596,167	714,037	613,540	490,321	319,742
Other - Gaming Taxes		831,077	939,803	928,318	1,324,726	1,214,314	1,119,464	1,248,104

TOTAL PREPAIDS		3,631,115	3,836,835	3,480,393	5,299,839	4,725,999	4,038,221	3,106,285

	Actual Jul-10	Actual Aug-10	Actual Sep-10	12-Jan-11 Actual Oct-10	Actual Nov-10	06:53 PM Actual Dec-10
RECEIVABLES
Guest Ledger	803,878	340,067	870,114	556,025	281,413	633,711
City Ledger	3,815,010	3,513,960	3,110	3,375,880	3,367,596	2,988,832
Receivables - Markers	5,366,260	5,870,297	3,583,097	3,936,614	3,129,850	2,983,100
Receivables - Hard Checks	15,000	0	0	0	5,000	0
Cage Clearing - Returned Checks	23,130	211,475	406,900	15,000	63,000	10,000
Cage Clearing - File Game	0	0	0	0	0	0
Cage Clearing - File Stocks	857,186	1,436,429	824,750	721,379	1,025,330	1,155,854
Cage Clearing - File Book	91,500	85,400	91,472	(0)	(0)	(0)
Cage Clearing - Markers	0	5,000	(9,000)	0	10,000	0
Cage Clearing - Returned Checks/Markers	2,800,401	2,539,972	2,478,208	2,936,713	2,701,813	526,838
Due from Employees	0	0	0	0	0	35,533
CTE Trade Receivables	11,442	11,442	11,442	11,370	11,370	11,358
Payroll Advances	113,749	58,875	32,182	19,385	20,700	36,351
Credit Card Receivable - Food & Bev	472,972	866,587	140,750	706,248	170,754	290,287
Credit Card Receivables - Hotel	874,873	804,558	630,372	633,801	404,492	571,861
Credit Card Receivables - Box Office	18,706	57,316	9,144	44,405	4,827	25,023
Credit Card Receivables - Retail	42,644	73,725	30,146	46,391	36,195	28,234
Receivables - Certagy	(1,700)	(1,800)	(3,000)	(1,700)	(2,200)	(5,535)
Receivables - Starbucks Valuelink	3,424	4,286	5,561	5,996	5,995	8,003
Receivables - My Order	(2,800)	(1,604)	(5,878)	12,990	12,969	1,543
Miscellaneous Receivables	8,922	14,176	25,300	9,900	(7,895)	3,945
Other Receivables	2,270,841	2,723,295	1,497,943	2,118,758	2,025,731	1,319,100
Discounts Due	(588,500)	(875,400)	(351,800)	(882,500)	(187,500)	(167,500)
Reserve For Bad Debts	(2,047,082)	(2,076,495)	(1,906,859)	(2,006,729)	(2,345,055)	(590,555)

TOTAL RECEIVABLES	14,367,499	15,433,967	11,052,892	12,506,762	10,754,363	5,941,804

INVENTORIES
Food	125,855	144,257	105,810	133,167	145,596	164,511
Beverage	354,557	730,000	619,479	486,025	506,573	540,082
Par Stock - Bars	384,859	288,085	673,855	471,115	452,470	800,235
Par Stock - Restaurants	396,994	390,664	388,801	303,511	390,430	457,583
Retail - Store	484,770	486,772	511,259	548,496	518,956	414,851
Retail - Warehouse	297,642	288,244	181,047	144,826	141,483	131,560
Sundries	98,325	108,393	89,010	82,018	85,050	96,208
Love Jones	174,215	150,423	184,072	170,297	153,378	183,451
Beach Club Retail Kiosk	29,295	30,034	40,199	17,180	234	0
Other Liquor Storage	0	0	0	0	0	0
Health Club	38,581	35,581	37,968	33,484	35,311	35,828
Other Apple	(0)	(0)	(0)	(0)	(0)	(0)
Supplies - Cleaning	6,299	6,299	6,908	6,905	5,906	5,500
Supplies - EVS	11,800	11,000	10,332	10,332	10,832	10,832
Supplies - Guest	42,249	42,244	43,000	43,038	45,039	34,963
Supplies - Operating	27,222	36,587	26,426	38,586	35,963	38,482
Other Inventories (Winter Retail)	0	0	0	0	0	0

TOTAL INVENTORIES	2,471,359	2,745,185	2,806,757	2,584,838	2,584,836	2,717,095

GOLDEN GAMING CASINO	0	0	0	0	0	0
Working Capital Notes	0	0	0	0	0	0
Gaming Asset Note	0	0	0	0	0	0
Shortfall Note	0	0	0	0	0	0
Due to from Gaming Entity	0	0	0	0	0	0
Other	0	0	0	0	0	0
Other	0	0	0	0	0	0

TOTAL GOLDEN GAMING CASINO	0	0	0	0	0	0

PREPAIDS
Advertising	0	0	0	0	0	0
Brochures	0	0	0	0	0	0
Insurance	806,545	1,104,142	868,614	710,361	596,821	574,313
Licenses and Permits	76,263	85,007	45,902	79,348	57,448	35,037
Maintenance Contracts	513,614	400,154	431,599	455,557	379,045	410,452
Legal Retainers	0	0	88,207	173,644	141,025	(25,515)
HRH Magazine	(49,392)	0	16,687	3,853	41,576	0
Property Taxes	0	261,750	545,246	583,400	281,750	0
Tokens - Silver Strike	0	0	0	0	0	0
Trade Duos / Subscriptions	17,847	18,537	13,787	9,289	5,951	2,035
Special Events	0	0	0	0	0	400,000
Other Prepaid Items	390,403	323,072	500,079	511,228	488,072	353,774
Other - Gaming Taxes	1,180,923	1,322,476	1,587,035	1,285,180	1,054,883	943,561

TOTAL PREPAIDS	3,006,202	3,516,077	4,209,138	3,792,818	3,025,071	2,623,858

	2010	Actual Dec-09	Actual Jan-10	Actual Feb-10	Actual Mar-10	Actual Apr-10	Actual May-10	Actual Jun-10
FIXED ASSETS
Land		351,250,000	351,250,000	351,250,000	351,250,000	351,250,000	351,250,000	351,250,000
Land Improvements		7,780,151	7,780,151	7,780,151	7,780,151	7,780,151	7,780,151	7,780,151
Building & Improvements		163,826,140	304,271,559	305,130,958	305,382,458	305,388,693	305,368,693	306,021,394
Patents, Copyrights, Trademarks		67,333,000	67,333,000	67,333,000	67,333,000	67,333,000	67,333,000	67,333,000
Ponca Tribe of Nebraska		0	0	0	0	0	0	0
FF & E - Prior Years		53,326,188	86,737,819	86,737,819	96,788,901	85,784,810	86,784,610	89,063,952
FF & E - Current Years		(0)	0	0	0	0	0	0
Capital Lease Equipment		0	0	0	0	0	0	0
Capital in Progress		0	0	0	0	0	0	0
Other Fixed Assets		0	0	0	0	0	0	0
CapEx - 2010		440,981	516,481	1,385,809	1,712,540	1,866,313	2,172,331	2,879,414
Artifacts and Memorabilia		4,267,086	4,290,134	4,300,127	4,312,861	4,337,394	4,372,432	4,434,634
CapEx - Funding		(4,760,825)	(5,957,581)	(5,955,581)	(6,725,478)	(7,405,817)	(7,902,197)	(8,630,631)
CapEx - CIP		330,741	1,537,498	685,830	1,145,445	1,847,632	2,343,912	132,472
CapEx - Draw		0	0	0	0	0	0	0
CapEx - 2008 and 2009		4,900,773	5,523,365	5,831,800	6,045,561	8,081,908	6,073,768	6,081,600
Development - Spend		4,557,172	4,194,585	4,272,253	4,250,548	4,679,793	4,782,032	3,925,948
Development - Draw		0	0	0	0	0	0	0
Non-Reimbursed Day Labor		9,433,912	9,341,488	9,407,399	8,938,060	8,945,489	8,945,489	8,945,489
Ago Restaurant Expansion		0	0	0	0	0	0	0
Low Rise Expansion		0	0	0	0	0	0	0
Washed Space Lounge Expansion		0	0	0	0	0	0	0
Expansion Phase 1		0	0	0	0	0	0	0
Expansion Phase 2		0	0	0	0	0	0	0
Due to/from HRHH Transhares		0	0	0	0	0	0	0
Development CD - OCIP		3,743,857	3,750,954	3,758,055	3,764,488	3,767,898	2,656,500	2,656,500
Development Cash		2,395,949	3,368,395	2,913,735	3,143,524	5,653,533	2,885,286	1,791,504
Development Payables		(33,778,259)	(17,779,318)	(14,999,584)	(13,813,236)	(30,823,315)	(25,612,979)	(2,855,964)
Development Payables		0	0	0	0	0	0	0
Development Retention Payables		(18,127,083)	(18,084,370)	(18,123,381)	(15,534,487)	(9,590,831)	(50,420)	(36,847)
Development Loan Payable		0	0	0	0	0	0	0
Development CIP		593,515,014	420,371,499	430,778,502	438,230,769	454,423,020	464,844,453	487,126,445
Capital Lease Equipment		9,031,683	9,031,553	9,031,553	9,031,553	10,278,477	10,273,477	10,603,181
Accum Deprec - FF & E		0	0	0	0	0	0	0
Acum Deprec - Artifacts and Memorabilia		(384,817)	(396,397)	(407,995)	(419,825)	(431,804)	(443,055)	(454,936)
Accum Deprec - Capital Lease		(773,819)	(885,366)	(1,090,821)	(1,159,589)	(1,464,482)	(1,652,705)	(1,840,928)
Accum Deprec - Other		(48,890,790)	(46,364,574)	(52,675,505)	(56,782,125)	(59,989,562)	(63,180,862)	(56,408,434)
Accum Amortization - Patents, Copyrights		(18,328,389)	(18,710,000)	(19,007,787)	(19,305,575)	(19,603,362)	(18,901,149)	(20,198,937)

TOTAL FIXED ASSETS		1,155,081,514	1,171,122,774	1,178,375,843	1,185,377,585	1,191,120,709	1,209,107,757	1,229,597,185

OTHER ASSETS
Deposits		0	0	0	0	0	0	0
Preopening Expenses		0	0	0	0	0	0	0
Accum Amortization - Preopening		0	0	0	0	0	0	0
Goodwill		0	0	0	0	0	0	0
Accum Amortization - Loan Costs		0	0	0	0	0	0	0
Loan Costs		3,655,554	2,059,828	2,017,803	1,975,378	1,933,154	1,890,929	2,573,827
Interest Rate Derivative		0	0	1,635,000	248,307	249,307	249,307	60,324
Comprehensive Income		2,310,754	2,310,754	2,310,754	745,590	745,590	745,590	838,727
Deferred Federal Income Tax		(56,853,085)	(56,853,085)	(56,853,085)	(56,853,085)	(56,853,085)	(56,853,085)	(57,105,085)
Other Misc Assets		0	0	0	0	0	0	0

TOTAL OTHER ASSETS		(50,886,777)	(62,482,503)	(50,889,728)	(53,582,810)	(53,925,034)	(53,987,259)	(53,632,207)

TOTAL ASSETS		1,194,456,277	1,192,094,062	1,156,466,770	1,182,259,333	1,204,271,558	1,208,016,844	1,256,452,221

	Actual Jul-10	Actual Aug-10	Actual Sep-10	12-Jan-11 Actual Oct-10	Actual Nov-10	06:53 PM Actual Dec-10
FIXED ASSETS
Land	351,250,000	351,250,000	351,250,000	351,250,000	351,250,000	351,250,000
Land Improvements	7,780,151	7,780,151	7,780,151	7,780,151	7,780,151	7,780,151
Building & Improvements	471,869,149	471,889,148	634,024,485	634,593,699	634,593,689	632,805,306
Patents, Copyrights, Trademarks	67,333,000	67,333,000	67,333,000	67,333,000	67,333,000	67,333,000
Ponca Tribe of Nebraska	0	0	0	0	0	0
FF & E - Prior Years	118,710,703	116,710,703	240,970,828	241,765,333	241,307,113	238,895,393
FF & E - Current Years	0	0	0	0	0	0
Capital Lease Equipment	0	0	0	0	0	0
Capital in Progress	0	0	0	0	0	0
Other Fixed Assets	0	0	0	0	0	0
CapEx - 2010	3,201,906	3,922,652	4,025,282	4,088,970	4,381,420	4,462,745
Artifacts and Memorabilia	4,700,364	4,659,956	4,771,517	4,866,245	4,902,378	4,956,795
CapEx - Funding	(8,730,246)	(9,799,422)	(9,799,422)	(10,020,138)	(10,335,535)	(10,335,535)
CapEx - CIP	252,088	1,301,284	1,301,264	46,101	372,498	372,498
CapEx - Draw	0	0	0	0	0	0
CapEx - 2008 and 2009	6,081,600	6,081,600	6,081,600	6,081,600	6,081,600	6,081,600
Development - Spend	64,300	240,144	6,081,800	205,837	(0)	(0)
Development - Draw	0	0	0	0	0	0
Non-Reimbursed Day Labor	(0)	(0)	(0)	(69)	(0)	(0)
Ago Restaurant Expansion	0	0	0	0	0	0
Low Rise Expansion	0	0	0	0	0	0
Washed Space Lounge Expansion	0	0	0	0	0	0
Expansion Phase 1	0	0	0	0	0	0
Expansion Phase 2	0	0	0	0	0	0
Due to/from HRHH Transhares	0	0	0	0	0	0
Development CD - OCIP	2,656,500	2,656,500	0	0	0	0
Development Cash	1,341,532	1,383,359	0	0	0	(11,692)
Development Payables	(244,364)	(2,416,864)	(2,451,132)	(2,511,731)	(2,538,637)	(2,494,285)
Development Payables	0	0	0	0	0	0
Development Retention Payables	(41,700)	(77,759)	(77,759)	(0)	(0)	(0)
Development Loan Payable	0	0	0	0	0	0
Development CIP	286,226,601	286,285,187	0	(5,585)	0	84,084
Capital Lease Equipment	10,842,966	10,642,956	11,786,154	11,786,164	11,786,154	11,978,994
Accum Deprec - FF & E	0	0	0	0	0	0
Acum Deprec - Artifacts and Memorabilia	(467,371)	(479,721)	(492,304)	(605,128)	(517,982)	(530,949)
Accum Deprec - Capital Lease	(2,082,170)	(2,272,862)	(2,438,132)	(2,834,801)	(2,831,071)	(3,027,540)
Accum Deprec - Other	(69,892,000)	(73,388,333)	(78,390,528)	(83,440,214)	(88,309,622)	(91,922,330)
Accum Amortization - Patents, Copyrights	(20,496,724)	(20,794,512)	(21,092,289)	(21,390,086)	(21,687,874)	(21,985,681)

TOTAL FIXED ASSETS	1,225,913,248	1,222,885,950	1,214,712,764	1,209,371,506	1,203,581,270	1,195,472,574

OTHER ASSETS
Deposits	0	0	0	0	0	0
Preopening Expenses	0	0	0	0	0	0
Accum Amortization - Preopening	0	0	0	0	0	0
Goodwill	0	0	0	0	0	0
Accum Amortization - Loan Costs	0	0	0	0	0	0
Loan Costs	2,878,516	2,784,584	2,708,959	2,631,334	2,563,710	2,476,065
Interest Rate Derivative	60,324	60,324	900	900	900	0
Comprehensive Income	838,727	838,727	761,058	761,058	761,058	335,384
Deferred Federal Income Tax	(57,105,085)	(57,105,085)	(57,212,085)	(57,212,085)	(57,212,085)	(57,212,085)
Other Misc Assets	0	0	0	0	0	0

TOTAL OTHER ASSETS	(53,327,518)	(53,419,450)	(53,741,188)	(53,818,793)	(59,896,417)	(54,400,816)

TOTAL ASSETS	1,248,057,468	1,246,368,888	1,231,657,745	1,225,247,288	1,211,698,250	1,194,397,784

HARD ROCK HOTEL & CASINO

Balance Sheet

	2010	Actual Dec-09	Actual Jan-10	Actual Feb-10	Actual Mar-10	Actual Apr-10	Actual May-10	Actual Jun-10
LIABILITIES
PAYABLES
Trade Payables - Recurring		(6,364,935)	(4,028,540)	(5,338,127)	(5,292,245)	(6,613,815)	(6,047,506)	(10,559,107)
Trade Payables - Accured		(4,500,011)	(4,783,010)	(665,134)	(4,600,723)	(4,432,447)	(6,951,379)	(2,311,376)
Entertainment		(770,103)	(496,249)	(1,054,571)	(705,981)	(227,056)	(678,370)	(529,900)
Movies Payables		(41,445)	(85,955)	(38,650)	(178,904)	(82,246)	(162,079)	(68,865)
Mandown Payables		0	0	(244,423)	0	0	0	(2,000,001)
Nobu Payable		(45,447)	(59,910)	(70,512)	(80,706)	(63,278)	(80,739)	(72,116)
Starbucks Payable		(6,815)	(7,210)	(7,822)	(8,154)	(7,824)	(8,742)	(7,603)
Other Concessions Payable		(5,902)	(13,420)	2,802	(4,656)	(7,504)	(6,058)	(11,021)
IGT Payable		(221,190)	(208,999)	(201,614)	(195,618)	(189,352)	(183,185)	(176,912)
Other Payables		0	0	0	0	0	0	0
House Service Change - F&B		0	0	0	0	0	0	0
Save The Planet		378	0	(2,190)	(1,275)	(1,191)	(1,191)	(1,191)
Service Changes Payable		(6,418)	(158,051)	(35,883)	(2,093)	(41,069)	(22,661)	(11,066)
Tips - Dealer		(265,480)	(414,518)	(616,274)	(107,547)	(104,705)	(420,662)	(305,003)
Tips - Nightlife Auto- ???		0	0	0	0	0	0	0
Tips - Paid from Cage		0	0	(4)	2,492	2,587	(1)	24,989
Tips - Rock Spa		(7,835)	(12,696)	(12,051)	(77)	(3,410)	(5,272)	(5,076)
Tips - Floors Service		(13,630)	(15,909)	(22,082)	(2,431)	(8,845)	(21,549)	(13,979)
Room Change Timing		272,025	350,399	111,264	91,604	366,805	105,054	132,687
Unclaimed Property		(55,104)	(55,104)	(65,104)	(65,104)	(56,104)	(55,104)	(55,104)

TOTAL PAYABLES		(11,122,912)	(10,010,273)	(14,549,764)	(11,141,531)	(11,109,205)	(13,467,440)	(15,971,244)

DEPOSITS
Advance Guest Deposits		(3,263,546)	(2,465,027)	(2,863,001)	(3,772,871)	(3,226,033)	(2,900,387)	(2,498,620)
Advance Banquet Deposits		0	0	0	0	0	0	0
Advabce Deposits - Front Money		(1,483,031)	(975,945)	(1,158,296)	(1,101,115)	(1,205,768)	(1,196,357)	(854,839)
Gift Certificates		(57,815)	(65,064)	(58,258)	(68,341)	(49,683)	(75,968)	(19,971)
Security Deposits		0	0	0	0	0	0	0
Other Deposits		0	0	0	0	0	0	0

TOTAL DEPOSITS		(4,614,183)	(3,506,038)	(3,877,555)	(4,942,223)	(4,583,484)	(4,171,729)	(3,373,430)

OPERATIONAL TAXES
FUTA Payable		(682)	(20,831)	(13,011)	(10,378)	(2,064)	(2,857)	(2,634)
SUTA Payable		(4,735)	(19,368)	(18,912)	(26,372)	(7,298)	(8,802)	(11,077)
Taxes - Business		(218,964)	(296,964)	(194,000)	(229,132)	(309,132)	(160,000)	(298,282)
Taxes - Gaming (-8.2%)		69,136	(1,022,714)	(469,582)	(842,410)	(311,132)	(323,025)	(347,162)
Taxes - Live Entertainment Tax		(122,041)	(183,202)	(198,590)	(134,448)	(147,790)	(156,007)	(96,507)
Taxes - Occupancy - Local (12%)		(218,596)	(364,213)	(355,651)	(439,975)	(564,216)	(608,778)	(446,325)
Taxes - Sales (8.1%)		(755,677)	(1,004,805)	(1,130,808)	(1,211,147)	(1,426,106)	(1,614,696)	(1,707,320)
Taxes - Use HRH Development		0	0	0	112,808	0	0	0
W/H - Federal		0	0	0	(487,117)	0	0	0
W/H - State		0	0	0	0	0	0	0
W/H - Flex Spending		0	0	0	0	0	0	0
W/H - FICA (ER) Expenses		(111,987)	(207,399)	(214,211)	(541,050)	(83,791)	(129,360)	(149,921)
W/H - 401(K)		(5,348)	0	(18,868)	(128,828)	(121,826)	(118,704)	(0)
W/H - Garnishment Payable		0	0	0	(27,417)	0	0	0
W/H - Miscellaneous		0	(49)	(1,805)	(13,213)	(3,205)	(10,873)	1,693
W/H - Life Insurance Payable		(71,470)	(68,429)	(62,107)	(75,890)	(88,125)	(62,654)	(62,451)
W/H - Other Payable		0	0	0	0	0	0	0

TOTAL OPERATIONAL TAXES		(1,451,355)	(3,175,764)	(2,658,562)	(4,034,666)	(5,063,939)	(3,196,456)	(3,115,978)

	Actual Jul-10	Actual Aug-10	Actual Sep-10	12-Jan-11 Actual Oct-10	Actual Nov-10	6:53 PM Actual Dec-10
LIABILITIES
PAYABLES
Trade Payables - Recurring	(10,572,200)	(8,332,417)	(6,181,343)	(5,170,648)	(4,714,806)	(7,010,805)
Trade Payables - Accured	(2,579,183)	(3,004,679)	(2,536,493)	(3,053,244)	(2,352,071)	(1,347,067)
Entertainment	(295,468)	(430,578)	(282,049)	(945,824)	(478,061)	(144,728)
Movies Payables	(68,865)	(78,279)	(192,358)	(78,274)	(56,326)	(40,259)
Mandown Payables	(2,347,718)	(2,542,979)	(2,398,855)	(2,730,178)	(2,664,288)	(2,280,825)
Nobu Payable	(63,060)	(47,211)	(58,930)	(44,248)	(37,887)	(37,484)
Starbucks Payable	(8,597)	(8,599)	(8,254)	(8,599)	(6,816)	(6,910)
Other Concessions Payable	(680)	904	(11,560)	(411)	3,006	3,009
IGT Payable	(170,638)	(164,255)	(157,835)	(151,378)	(143,992)	(139,041)
Other Payables	0	0	0	0	0	0
House Service Change - F&B	0	0	0	0	0	0
Save The Planet	(1,191)	(1,191)	(1,191)	(191)	(235)	(196)
Service Changes Payable	(38,571)	(310)	(29,085)	(25,786)	(1,220)	(40,095)
Tips - Dealer	(382,320)	(42,890)	(49,042)	(182,790)	(98,379)	(179,185)
Tips - Nightlife Auto- ???	(44,447)	(6,753)	0	0	0	0
Tips - Paid from Cage	(308)	(1,748)	3,105	3,258	3,207	6,390
Tips - Rock Spa	(9,021)	(358)	(2,063)	(7,171)	(4,825)	(11,263)
Tips - Floors Service	(22,011)	(1,867)	(2,278)	(8,156)	(4,005)	(10,526)
Room Change Timing	158,414	250,453	6,565	93,204	81,625	168,298
Unclaimed Property	(55,104)	(58,104)	(65,104)	(37,749)	(96,738)	(98,738)

TOTAL PAYABLES	(18,500,485)	(14,465,557)	(11,725,971)	(12,348,425)	(10,511,174)	(11,097,064)

DEPOSITS
Advance Guest Deposits	(2,820,386)	(3,544,131)	(3,260,387)	(3,686,940)	(3,982,541)	(4,785,480)
Advance Banquet Deposits	0	0	0	0	0	0
Advabce Deposits - Front Money	(1,473,906)	(1,354,805)	(2,028,659)	(900,279)	(924,724)	(1,247,051)
Gift Certificates	(70,018)	(70,528)	(67,935)	(111,906)	(114,796)	(123,609)
Security Deposits	0	0	0	0	0	0
Other Deposits	0	0	0	0	0	0

TOTAL DEPOSITS	(4,164,290)	(4,959,341)	(5,464,981)	(4,679,125)	(5,022,062)	(6,158,149)

OPERATIONAL TAXES
FUTA Payable	(2,445)	(1,545)	(280)	(488)	(454)	(800)
SUTA Payable	(12,175)	(14,031)	(2,953)	(4,521)	(3,904)	(7,229)
Taxes - Business	(398,811)	(290,000)	(225,528)	(310,528)	(170,000)	(228,811)
Taxes - Gaming (-8.2%)	(365,674)	(620,006)	(478,264)	(290,825)	(117,471)	(124,811)
Taxes - Live Entertainment Tax	(116,137)	(152,041)	(96,882)	(108,247)	(47,027)	(75,795)
Taxes - Occupancy - Local (12%)	(517,135)	(510,282)	(482,258)	(553,495)	(361,615)	(325,992)
Taxes - Sales (8.1%)	(1,568,371)	(1,349,322)	(670,337)	(1,322,864)	(1,058,288)	(702,872)
Taxes - Use HRH Development	0	0	0	0	0	0
W/H - Federal	0	(357,077)	0	0	0	0
W/H - State	0	0	0	0	0	0
W/H - Flex Spending	0	0	0	0	0	0
W/H - FICA (ER) Expenses	(181,613)	(431,144)	(55,008)	(92,838)	(102,297)	(222,073)
W/H - 401(K)	(0)	(108,636)	(109,975)	(0)	(0)	(0)
W/H - Garnishment Payable	0	(23,930)	0	0	0	0
W/H - Miscellaneous	(1,121)	(13,369)	7,295	9,638	11,895	(0)
W/H - Life Insurance Payable	(62,853)	(86,054)	(37,580)	(68,394)	(85,334)	(64,764)
W/H - Other Payable	0	0	0	0	0	0

TOTAL OPERATIONAL TAXES	(3,028,065)	(3,878,036)	(2,202,101)	(2,760,371)	(1,934,805)	(1,761,006)

HARD ROCK HOTEL & CASINO

Balance Sheet

	2010	Actual Dec-09	Actual Jan-10	Actual Feb-10	Actual Mar-10	Actual Apr-10	Actual May-10	Actual Jun-10
ACCRUED OPERATING EXPENSES
401(k) Match		0	0	0	0	0	0	0
Deferred Income		(6,610,625)	(7,362,500)	(7,212,153)	(6,988,917)	(7,920,181)	(7,723,598)	(8,570,737)
Deferred Comp Plan		0	0	0	0	0	0	0
Deferred Comp Long Term Plan		0	0	0	0	0	0	0
FMHI		(30,255)	(49,240)	(50,782)	(128,550)	(20,651)	(31,978)	(38,282)
Incentive Compensation		(1,000,000)	(1,350,000)	(741,621)	(744,950)	(744,950)	(894,940)	(905,358)
EZ Pay Ticket Liability		(226,934)	(39,964)	(224,266)	(137,150)	(151,200)	(136,793)	(125,885)
Chip and Token Float Liability		(1,198,271)	(162,475)	(285,336)	(211,900)	(938,964)	(610,445)	(282,944)
Poker Lounge Jackpot Liability		(18,233)	(20,891)	(13,236)	(45,498)	(68,225)	(70,511)	(85,124)
Progressive Slot Liability		(122,508)	(134,258)	(130,318)	(147,368)	(149,833)	(145,592)	(155,029)
Slot Club Liability		0	0	0	0	0	0	0
Progressive Carribean Stud Liability		(90,872)	(95,032)	(92,283)	(92,710)	(96,844)	(102,358)	(103,224)
Race/Sports Unclaimed Winners Liability		(310,719)	(379,298)	(321,244)	(287,885)	(190,464)	(145,516)	(183,803)
Race/Sports Futures Liability		(258,864)	(205,261)	(60,350)	(117,450)	(123,948)	(141,710)	(132,180)
Accrued Fed Wagering Tax		(5,144)	(9,441)	(7,270)	(10,245)	(2,819)	(2,868)	(1,894)
Liability Claims		(119,000)	(62,000)	(73,000)	(82,500)	(82,500)	(72,050)	(72,550)
Medical Claims		(20,700)	(40,100)	(19,200)	(19,200)	(38,200)	(36,343)	(38,200)
Salaries & Wages		(1,648,167)	(2,359,250)	(2,394,885)	(455,838)	(863,552)	(1,558,753)	(1,711,248)
Vacation		(331,529)	(353,276)	(377,231)	(467,569)	(482,476)	(488,115)	(486,014)
Workers’ Comp Claims		(115,049)	(201,225)	(148,487)	(142,862)	(131,296)	(146,758)	(80,958)
Suspense		0	0	0	0	0	0	0
Mortgage Interest Accrual		0	0	0	0	0	0	0
Property Taxes		0	0	0	0	0	0	0
Other Expenses		(684,448)	(632,523)	(735,958)	(629,618)	(644,014)	(694,715)	(413,021)

TOTAL ACCRUED OPERATING EXPENSES		(12,789,389)	(13,447,730)	(12,898,597)	(10,670,012)	(12,647,114)	(12,982,047)	(13,385,407)

ACCRUED PARTNERSHIP EXPENSES
Partnership Costs		0	0	0	0	0	0	0
Property Taxes		0	0	0	0	0	0	0
Fed Income Tax Payable		0	0	0	0	0	0	0
Mortgage - Interest		0	0	0	0	0	0	0
Mortgage - Principal		0	0	0	0	0	0	0

TOTAL ACCRUED PARTNERSHIP EXPENSES		0	0	0	0	0	0	0

RESERVE FOR REPLACEMENTS
FF & E Reserve		0	0	0	0	0	0	0
Other Reserve		0	0	0	0	0	0	0

TOTAL RESERVE FOR REPLACEMENTS		0	0	0	0	0	0	0

INTERCOMPANY ACCOUNTS
Due to/from MHGC		(6008,630)	(6,682,720)	(6,983,370)	(7,035,930)	(7,218,438)	(8,390,172)	(6,472,318)
Due to/from DLJ		0	0	0	0	0	0	0
To Deposit DLJ		0	0	0	0	0	0	0
Other (Explain)		0	0	0	0	0	0	0

TOTAL INTERCOMPANY ACCOUNTS		(6,008,630)	(6,682,720)	(6,983,370)	(7,035,930)	(7,218,438)	(8,390,172)	(6,472,318)

OTHER LIABILITIES
Capital Lease Obligation		(7,371,854)	(7,118,508)	(6,906,733)	(8,559,269)	(7,267,416)	(7,232,818)	(7,283,251)
Short Term Internet Obligation		0	0	0	0	0	0	0
Other Obligations		0	0	0	0	0	0	0

TOTAL OTHER LIABILITIES		(7,371,854)	(7,118,508)	(6,906,733)	(8,559,269)	(7,267,416)	(7,232,818)	(7,283,251)

	Actual Jul-10	Actual Aug-10	Actual Sep-10	12-Jan-11 Actual Oct-10	Actual Nov-10	06:53 PM Actual Dec-10
ACCRUED OPERATING EXPENSES
401(k) Match	0	0	0	0	0	0
Deferred Income	(8,158,991)	(7,884,436)	(8,625,172)	(8,403,076)	(8,055,862)	(7,596,049)
Deferred Comp Plan	0	0	0	0	0	0
Deferred Comp Long Term Plan	0	0	0	0	0	0
FMHI	(48,208)	(109,149)	(14,396)	(24,149)	(26,330)	(60,070)
Incentive Compensation	(1,105,358)	(961,779)	(1,222,375)	(1,422,375)	(822,375)	(676,436)
EZ Pay Ticket Liability	(68,104)	(195,441)	(124,258)	(161,443)	(152,968)	(100,452)
Chip and Token Float Liability	(1,158,529)	(1,788,051)	(351,849)	(723,868)	(158,763)	(702,451)
Poker Lounge Jackpot Liability	(28,470)	(83)	(12,802)	(103,899)	(165,158)	(125,890)
Progressive Slot Liability	(152,588)	(156,132)	(150,478)	(103,598)	(165,153)	(125,590)
Slot Club Liability	0	0	0	0	0	0
Progressive Carribean Stud Liability	(34,658)	(88,351)	(29,857)	(38,033)	(38,582)	(42,007)
Race/Sports Unclaimed Winners Liability	(103,861)	(108,415)	(280,842)	(217,856)	(48,872)	(20,407)
Race/Sports Futures Liability	(139,854)	(193,300)	(301,364)	(196,183)	(140,818)	(140,978)
Accrued Fed Wagering Tax	(1,531)	(1,305)	(6,703)	(6,728)	(137)	0
Liability Claims	(90,050)	(90,060)	(145,550)	(195,550)	(210,402)	(222,603)
Medical Claims	(32,700)	(17,700)	(21,991)	(32,895)	(49,684)	(49,584)
Salaries & Wages	(2,270,581)	(2,703,773)	(401,291)	(1,115,453)	(1,109,951)	(1,511,682)
Vacation	(454,752)	(377,157)	(374,548)	(368,861)	(362,678)	(293,081)
Workers’ Comp Claims	(68,481)	(24,740)	(81,644)	(70,882)	(123,089)	(134,819)
Suspense	0	0	0	0	0	0
Mortgage Interest Accrual	0	0	0	0	0	0
Property Taxes	(281,780)	0	0	0	0	0
Other Expenses	(317,298)	(1,061,216)	(1,961,178)	(2,049,578)	(1,657,623)	(2,362,170)

TOTAL ACCRUED OPERATING EXPENSES	(14,513,790)	(16,719,075)	(14,316,267)	(15,203,914)	(12,952,814)	(14,060,974)

ACCRUED PARTNERSHIP EXPENSES
Partnership Costs	0	0	0	0	0	0
Property Taxes	0	0	0	0	0	0
Fed Income Tax Payable	0	0	0	0	0	0
Mortgage - Interest	0	0	0	0	0	0
Mortgage - Principal	0	0	0	0	0	0

TOTAL ACCRUED PARTNERSHIP EXPENSES	0	0	0	0	0	0

RESERVE FOR REPLACEMENTS
FF & E Reserve	0	0	0	0	0	0
Other Reserve	0	0	0	0	0	0

TOTAL RESERVE FOR REPLACEMENTS	0	0	0	0	0	0

INTERCOMPANY ACCOUNTS
Due to/from MHGC	(8,521,406)	(6,493,790)	(6,492,205)	(6,540,853)	(7,114,069)	(6,178,068)
Due to/from DLJ	0	0	(6,000,000)	(6,081,688)	(8,164,901)	(6,248,234)
To Deposit DLJ	0	0	0	0	0	(300,000)
Other (Explain)	0	0	0	0	0	0

TOTAL INTERCOMPANY ACCOUNTS	(8,521,406)	(6,742,399)	(7,441,078)	(7,165,130)	(8,868,352)	(6,799,770)

OTHER LIABILITIES
Capital Lease Obligation	(7,003,806)	(6,742,399)	(7,441,078)	(7,165,130)	(8,868,352)	(6,799,770)
Short Term Internet Obligation	0	0	0	0	0	0
Other Obligations	0	0	0	0	0	0

TOTAL OTHER LIABILITIES	(7,003,806)	(6,742,399)	(7,441,078)	(7,165,130)	(8,868,352)	(6,799,770)

12-Jan-11

HARD ROCK HOTEL & CASINO

Balance Sheet

	2010	Actual Dec-09	Actual Jan-10	Actual Feb-10	Actual Mar-10	Actual Apr-10	Actual May-10	Actual Jun-10
DEBT SERVICE
Mortgage Note #1		(1,157,024,170)	(1,157,024,170)	(1,157,024,170)	(1,165,624,170)	(1,195,324,170)	(1,195,324,171	(1,252,059,913)
Mortgage Note #2		(20,000,000)	(20,000,000)	(20,000,000)	(20,000,000)	(20,000,000)	(20,000,000)	(20,000,000)
Mortgage Note #3		(33,850,000)	(33,850,000)	(33,850,000)	(33,850,000)	(33,850,000)	(33,850,000)	(33,850,000)
Mortgage Interest Accrual		(232,377)	(3,777,487)	(3,400,348)	(3,793,183)	(4,007,968)	(4,007,968)	(4,198,360)
Mortgage Interest PIX		(2,362,165)	(3,548,234)	(4,403,514)	(5,249,549)	(7,647,733)	(7,047,733)	(7,951,449)
Mortgage Interest #2 Payment		0	0	0	0	0	0	0
Other L/T Debt		0	0	0	0	0	0	0

TOTAL DEBT SERVICE		(1,213,458,712)	(1,218,197,891)	(1,218,878,030)	(1,228,538,907)	(1,258,570,734)	(1,280,229,871)	(1,318,049,722)

TOTAL LIABILITIES		(1,257,018,027)	(1,262,118,940)	(1,286,558,598)	(1,272,920,438)	(1,301,460,332)	(1,309,670,533)	(1,387,654,348)

OWNERS EQUITY
Equity - DLJ		(424,386,920)	(424,386,920)	(424,386,920)	(424,386,920)	(424,386,920)	(424,386,920)	(424,386,920)
Equity		(75,830,920)	(75,830,920)	(75,830,920)	(75,830,920)	(75,830,920)	(75,830,920)	(75,830,920)
Advances To/From Owner		0	0	0	0	0	0	0
Retained Earnings - Prior Years		562,778,590	562,778,591	562,778,592	562,778,593	562,778,594	562,778,595	562,778,596
Retained Earnings - Current Year			7,463,129	17,530,079	28,099,355	34,627,024	38,092,139	48,840,377

TOTAL OWNERS EQUITY		82,561,750	70,024,879	80,091,829	90,861,105	97,188,774	101,853,880	111,202,127

	Actual Jul-10	Actual Aug-10	Actual Sep-10	12-Jan-11 Actual Oct-10	Actual Nov-10	06:53 PM Actual Dec-10
DEBT SERVICE
Mortgage Note #1	(1,252,059,913)	(1,252,059,913)	(1,252,059,913)	(1,252,059,913)	(1,252,059,913)	(1,252,059,913)
Mortgage Note #2	(1,252,059,913)	(1,252,059,913)	(1,252,059,913)	(1,252,059,913)	(1,252,059,913)	(1,252,059,913)
Mortgage Note #3	(1,252,059,913)	(1,252,059,913)	(1,252,059,913)	(1,252,059,913)	(1,252,059,913)	(1,252,059,913)
Mortgage Interest Accrual	(235,925)	(4,402,033)	(4,236,965)	(4,360,156)	(4,232,794)	(225,528)
Mortgage Interest PIX	(8,578,207)	(9,403,750)	(10,462,955)	(9,936,955)	(10,752,764)	(11,572,624)
Mortgage Interest #2 Payment	0	0	0	0	0	0
Other L/T Debt	0	0	0	0	0	0

TOTAL DEBT SERVICE	(1,314,721,045)	(1,319,715,896)	(1,320,809,823)	(1,220,226,964)	(1,320,898,470)	(1,317,708,086)

TOTAL LIABILITIES	(1,368,450,648)	(1,371,964,193)	(1,374,242,428)	(1,378,004,338)	(1,371,461,641)	(1,370,389,340)

OWNERS EQUITY
Equity - DLJ	(424,386,920)	(424,386,920)	(424,386,920)	(424,386,920)	(424,386,920)	(424,386,920)
Equity	(75,830,920)	(75,830,920)	(75,830,920)	(75,830,920)	(75,830,920)	(75,830,920)
Advances To/From Owner	0	0	0	0	0	0
Retained Earnings - Prior Years	562,778,597	562,778,598	562,778,599	562,778,600	562,778,601	562,778,602
Retained Earnings - Current Year	66,831,410	83,086,556	80,022,933	97,195,801	97,291,641	113,329,808

TOTAL OWNERS EQUITY	118,393,160	125,628,305	142,504,842	149,757,060	158,763,381	175,891,558

Schedule V

Litigation

Schedule V

Pending Litigation

1. AVI Rental Services Division, LLC v. Hard Rock Hotel and Casino, LLC, HRHH Gaming, LLC; and Hard Rock Hotel, Inc. (Clark County, Nevada, District Court, filed on May 28, 2010). AVI Rental Services Division, LLC (“AVI”) asserted that AVI and Hard Rock Hotel and Casino, LLC; HRHH Gaming, LLC; and Hard Rock Hotel, Inc. (collectively “HRHH”) had entered into a 5-year contract for audio-visual equipment services in March 2007 and that HRHH had terminated that contract in April 2009 without cause. AVI further asserted that the contract provided for damages for the termination in the contract and those damages were to take the form of a pro-rated percentage of the $250,000 which AVI paid to HRHH at the beginning of the contract term. AVI complained that, in violation of the contract, HRHH had failed to pay back the pro-rated percentage of the $250,000.

On July 6, 2010, HRHH answered the complaint. A mediation is scheduled for February 23, 2011.

2. El Records, v. Hard Rock Hotel, Inc. (Eighth Judicial District Court of Nevada, Case No. A-09-606053-e, filed on December 16, 2009). El Records and Hard Rock executed two letters of intent to purchase a certain amount of CDs. In this case, El Records has alleged that Hard Rock failed to purchase the minimum amount of CDs pursuant to the letters of intent. El Records has filed claims of breach of contract, breach of the covenant of good faith and fair dealing, and promissory estoppel. On December 16, 2010, this case was fully arbitrated resulting in a judgment in favor of El Records in the amount of $32,175, plus attorney’s fees, costs, and pre-judgment interest, totaling $37,164. Since the judgment was awarded, Hard Rock has filed a request for trial de novo and a demand for removal from the short trial program.

3. Gillespie Office Systems v. Hard Rock Hotel and Casino (Eighth Judicial District Court of Nevada, Case No. A-10-632385-C, filed on December 30, 2010). In this case, Gillespie Office Systems (“Gillespie”) allegedly provided the Company with various printing supplies including key holders, letterhead, etc. totaling $19,005.70. Gillespie has alleged that the Company has never made payment for the supplies. Gillespie filed claims of breach of contract, breach of the covenant of good faith and fair dealing, and quantum meruit. Gillespie has requested the amount due including pre-judgment and post-judgment interest and attorney’s fees. The Company filed an answer on February 10, 2011.

4. Hard Rock Café International (USA), Inc. v. Hard Rock Hotel Holdings, LLC, et el. On September 21, 2010, Hard Rock Café International (USA), Inc. (“Plaintiff”) filed a lawsuit, Hard Rock Café International (USA), Inc. v. Hard Rock Hotel Holdings, LLC et al., Case No. 10 Civ. 7244 (WHP), United States District Court, S.D.N.Y., against the Company, its subsidiaries Hard Rock Hotel, Inc. and HRHH IP, LLC and other entities in the United States District Court for the Southern District of New York. On November 23, 2010, Plaintiff filed an amended complaint in the lawsuit. Plaintiff asserts claims for trademark infringement, trademark dilution, unfair competition and breach of contract. The Company has answered the complaint, lodged

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counterclaims, and moved to dismiss certain of Plaintiff’s claims and to refer certain other claims to arbitration.

5. Mike Myers v. Hard Rock Hotel, Inc. (Nevada Eighth Judicial District Court, Case No. A-11-633677-C, filed on January 20, 2011). Myers, a former employee who was terminated following a positive drug test, filed a lawsuit claiming breach of contract, breach of the implied covenant of good faith and fair dealing, unjust enrichment, declaratory relief and related claims. Myers’s employment agreement contained an arbitration clause and the matter has been referred to arbitration.

6. Kevin Murray v. Morgans Hotel Group Management, LLC (United States District Court, District of Nevada, Case No. 10-cv-00394-RCJ-PAL). Murray, a current employee, filed a lawsuit claiming race discrimination, a hostile work environment, negligent training and supervision, retaliation and negligent infliction of emotional distress. Defendants have filed an answer.

7. S&H Projects, LLC v. Hard Rock Hotel, Inc. (Nevada Eighth Judicial District Court, Case No. A-10-630670-C, filed on December 3, 2010). S&H Projects (“S&H”), filed a lawsuit against Hard Rock Hotel, Inc. (“Hard Rock”) with regard to the closure of the Wasted Space Lounge (“Wasted Space”). Wasted Space was a joint venture between Hard Rock and S&H. S&H has alleged that Hard Rock used improper accounting techniques when determining the joint venture’s profits and that Hard Rock failed to seek or obtain contractually required authorization for certain expenses. S&H has further alleged that Wasted Space Lounge was profitable and that S&H is contractually entitled to a portion of that profit. S&H filed claims of breach of contract, contractual breach of the implied covenant of good faith and fair dealing, tortious breach of the implied covenant of good faith and fair dealing, breach of fiduciary duty, unjust enrichment, accounting, and has requested declaratory relief. S&H is seeking actual and compensatory damages, court costs and attorney’s fees, an accounting of the operations, management and finances of Wasted Space, and declaratory relief with regard to net profits. On December 23, 2010, Hard Rock filed an answer.

8. Schender v. Hard Rock Hotel Inc., et al. (Eighth Judicial District Court of Nevada, Case No. A-10-632336-C, filed on December 29, 2010). In May 2010, Mr. Dominic Schender stayed at the Hard Rock Hotel and Casino. During his stay, a guest of Mr. Schender’s allegedly charged $23,576.57 worth of goods and services to Mr. Schender’s guest room. At check-out, these charges were placed on Mr. Schender’s credit card. Mr. Schender claims these charges were unauthorized, and that the Company was aware that Mr. Schender’s guest did not have authority to make these charges.

Mr. Schender has filed claims of breach of contract, conversion, unjust enrichment, quasi contract, negligence, fraud, and negligent misrepresentation. Mr. Schender has requested relief of the alleged unauthorized charges. The Company has filed an answer to the complaint.

9. James M. Lapelusa, Jr., Shanna Lapelusa, Jacob E. Witter, Shawn Borini and Chris Borini v. Hard Rock Hotel Holdings, LLC (Dept. XIII, District Court, Clark County, Las Vegas, Nevada, Case No. A-09-599041-C, Judge Mark Denton)

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This matter arises from an alleged negligent security and/or negligent training of security Complaint allegedly causing minimal to nominal medical special damages for each of the 5 Plaintiffs in this action. Currently, this matter is in the Nevada Mandatory Arbitration Program. Currently, the Arbitration in this matter is scheduled before Arbitrator Gugino on March 7, 2011.

10.	Tyler Theunissen v. Hard Rock Hotel Holdings, LLC (Dept. XXIX, District Court, Clark County, Nevada, Case No. A-10-615978-C, Judge Susan Scann)

Plaintiff alleges that on or about December 31, 2009, he was struck by a third party patron allegedly being a VIP at the Hard Rock. There is no notice, mention or incident report at the Hard Rock pertaining to this matter and there is no reference in the Hard Rock Tower Security Log. Discovery has yet to commence and there has been no demand. On February 1, 2011, an Order Granting Defendant, Hard Rock Hotel Holdings, LLC’s Motion to Dismiss With Prejudice was entered in the above-entitled matter as Plaintiff is a resident of the State of California and did not post the proper Cost Bond.

11.	Dominic Maestas v. Hard Rock Hotel Holdings, LLC and Hard Rock Hotel, Inc. (Dept. XXV, District Court, Clark County, Nevada, Case No. A-10-615523-C, Judge Kathleen Delaney)

Plaintiff is alleging negligence, respondeat superior, battery, false imprisonment, negligent infliction of emotional distress, intentional infliction of emotional distress, negligent hiring, supervision, training and a loss of consortium claim by his wife. This matter allegedly arises from an altercation at the Center Bar inside the Hard Rock Hotel & Casino on August 14, 2008. An Answer has been filed on behalf of Hard Rock Hotel Holdings, LLC.

12.	Kelly Abrecht v. Hard Rock Hotel Holdings, LLC (Dept. XXXII, District Court, Clark County, Nevada, Case No. A-10-619340-C, Judge Rob Bare)

Allegations: Plaintiff is alleging negligence. Plaintiff alleges she was a patron of Hard Rock Hotel & Casino when she slipped and fell on “foreign substance.”

An Answer has been filed on behalf of Hard Rock Hotel Holdings, LLC. This matter is in the Mandatory Arbitration Process. The Arbitration has been scheduled for February 24, 2011 at 2:00 p.m. before Arbitrator Robert Ebinger.

13.	Christopher Dottore v. Hard Rock Hotel Holdings, LLC

Dept. XXVIII, District Court, Clark County, Nevada, Case No. A-10-619340-C, Judge Ronald Israel.

Plaintiff, Christopher Dottore, alleges that on January 21, 2010, he was a patron in a Wasted Space Nightclub. Plaintiff was escorted out of the nightclub by security officers and ultimately off of Hard Rock’s premises. Plaintiff alleges in his Complaint that the actions taken by Hard Rock’s security officers give rise to the following causes of action: negligence; negligent hiring,

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training, supervision and/or retention; assault and battery; false imprisonment; intentional infliction of emotional distress; and negligent infliction of emotional distress. An Answer has been filed on behalf of Hard Rock Hotel Holdings, LLC.

14. Linda and Thomas Pardue v. Hard Rock Hotel Holdings, LLC (Dept. XXIX, District Court, Clark County, Nevada, Case No. A-10-619340-C, Judge Susan Scann)

This matter involves an alleged slip and fall accident occurring in the Hard Rock Hotel and Casino parking lot on December 17, 2009 at 5:00 a.m. Plaintiffs allege in their Complaint the following causes of action: Negligence/Premises Liability; Negligent Hiring, Training, Supervision and Failure to Warn; Vicarious Liability; Respondeat Superior; and Loss of Consortium. An Answer has been filed on behalf of Hard Rock Hotel Holdings, LLC. Plaintiffs filed a Request for Exemption from the Nevada Mandatory Arbitration Process.

15. Ryan Maurer v. Hard Rock Hotel, Inc. and Hard Rock Hotel Holdings, LLC (Dept. II, District Court, Clark County, Nevada, Case No. A-10-632196-C, Judge Valorie Vega)

Plaintiff alleges in his Complaint the following causes of action: assault, battery; false imprisonment, intentional infliction of emotional distress, defamation, negligent hiring, training and supervision, breach of contract, breach of the implied covenant of good faith and fair dealing, negligence, breach of innkeepers duty and unjust enrichment. A Demand for Security of Costs has been filed on behalf of Hard Rock Hotel Holdings, LLC and Hard Rock Hotel, Inc. in this matter.

16. Gloria Jean Flynn v. Hard Rock Hotel Holdings, LLC (Dept. VII, District Court, Clark County, Nevada, Case No. A-10-627038-C, Judge Linda M. Bell)

Plaintiff, Gloria Jean Flynn, alleges she was injured when she fell as a guest at the Hard Rock. Plaintiff alleges in her Complaint the following cause of action: negligence. Plaintiff has sued the wrong entity and therefore, we await an Amended Complaint to correctly identify Hard Rock Hotel Holdings, LLC in this matter.

17. Jacqueline Beever v. Hard Rock Hotel Holdings, LLC (Dept. XXXII, District Court, Clark County, Nevada, Case No. A-10-627038-C, Judge Rob Bare)

Plaintiff, Jacqueline Beever, alleges she was injured when she fell on a foreign liquid on the premises of the Hard Rock. Plaintiff alleges in her Complaint the following causes of action: negligence and premises liability. Plaintiff has sued the wrong entity and therefore, this office awaits an Amended Complaint to correctly identify Hard Rock Hotel Holdings, LLC in this matter.

18. James P. Queen v. Hard Rock Hotel and Casino (sic) (United States District Court, District of Nevada, Case No. 2:11-cv-00279-RLH –GWF)

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Plaintiff, acting as his own counsel, filed claims for wrongful discharge and ADA violations. This matter was served on January 31, 2011. The case was removed to federal court and has been referred to the Early Neutral Evaluation Program.

19. Oregon Brewing Company v. Rogue, Hard Rock Hotel Holdings, LLC et al. (United States District Court, Central District of California, Case No. CV09-5887)

Counterclaim filed against Hard Rock arising from the Rogue naming rights agreement for The Joint. Rogue defended Hard Rock pursuant to the indemnity provision of the naming rights agreement. There is a tentative settlement documented and awaiting signature. The proposed settlement has been approved by the Company’s Board.

20. Christopher Maupin v. Hard Rock Hotel, Inc. (Dept. XXIX, District Court, Clark County, Nevada, Case No. A-11-634286-C)

Complaint filed January 31, 2011, served February 14, 2011. Plaintiff alleges he was assaulted by Hard Rock security while attending a concert in The Joint on February 7, 2009. Matter will be assigned to our Third Party Administrator and outside counsel for handling and further evaluation.

21. Alex Stewart v. HRHH Gaming, LLC and Hard Rock Hotel & Casino, LLC (Dept. XIII. District Cout, Clark County, Nevada, Case No. A-11-635503-C)

Complaint was filed on February 19, 2011. Hard Rock has not been served as of February 23, 2011. Plaintiff alleges he slipped and fell in the spa on March 2, 2009.

22. EEOC Claims as of 2/23/11

The Company currently has matters in front of the EEOC relating to the following matters/employees:

Name	Status
Arcemont, Terry	Pending
Bada, Matthew	Pending
Borton, Vance	EEOC Letter Received
Gregg, Robert	EEOC Letter Received
Lowery, Ayana	EEOC Letter Received
McComb, Sidney	Pending
Redmer, Richard	Pending
Smith, Mark	Pending
Spivey, Monique	Pending
Stark, Willie	Pending

23. Brian Feigenbaum v. Hard Rock Holdings, LLC, Morgans Hotel Group Co., DLJ Merchant Banking Partners IV LP, Government of Singapore Investment Corporation, et. al.

5

This case was filed on February 25, 2011 but the Company has not yet been served. Mr. Feigenbaum alleges among other things, breach of contract, fraudulent misrepresentation, negligent misrepresentation, unjust enrichment, quantum meruit, intentional interference with contract and negligent interference with contractual relations relating to the termination of his employment with the Company.

Workers Compensation and General/Guest Liability

All open matters assigned to third party administrators are set forth in Exhibit A attached hereto.

Potential Litigation – Written Exchanges

1. Dolce Group Matter. By letter dated February 2, 2011, counsel for Dolce Group Vegas, LLC made demand for amounts allegedly owed under the participation agreements for Rare 120 ($41,385.34) and Johnny Smalls ($9,235.14) for December and January.

2. Executive Limousine Matter. By e-mail exchanges dating from October 4, 2010, this vendor has submitted invoices totaling $68,474.80. Hard Rock is investigating the basis for these invoices and has countered that Executive has failed to honor its obligation to pay to Hard Rock 10% of all third-party revenues generated from patrons of the Hard Rock.

3. Paris Hilton Matter. By letter dated November 3, 2010, counsel for Paris Hilton made demand for payment of $200,000 allegedly owed to Ms. Hilton for appearances allegedly made during 2009 pursuant to a contract. A draft complaint was provided with this letter. A second letter from separate counsel with the same demand and draft complaint was received December 1, 2010.

4. Prescott Lovern Matter. By letter dated November 29, 2010, self-styled class action “attorney” made written demand for settlement of various alleged illegal actions by the hotel and casino. The attorney continued to call and email various executives and Board members with continued threats of legal action.

5. Clinton Sparks Matter. Dating to May 2010, there is an on-going dispute with this disc jockey. Sparks claims that he was contracted to play Saturday evenings during calendar year 2010 and the Nightlife Department unilaterally “terminated” his engagement in April 2010.

6. Michael Willrich Matter. By letter dated October 25, 2010, Mr. Michael Willrich, through his attorney, claimed that Mike “The Situation” Sorrentino failed to appear as advertised at a Rehab Pool Party at the Hard Rock Hotel in Las Vegas on September 26, 2010. Mr. Willrich claims to have been a guest at the Hard Rock Hotel on that date. Mr. Willrich has demanded correction and compensation including, but not limited to, refunds to customers at the party, all revenue earned, disgorgement of monies made from sale of food and liquor at the event, and payment of Mr. Willrich’s attorneys’ fees. On November 23, 2010, the Company responded to Mr. Willrich.

6

7. GNA Talent, LLC (Tiesto Residency). By e-mail dated February 9, 2011, GNA Talent indicated that if it is not paid for the January 1 and February 5 Tiesto performances that it would direct its “legal team” to “enforce our agreement.” GNA sent a demand letter on February 17, 2011 indicating that if payment wasn’t made, Tiesto would not appear for his scheduled March 5, 2011 performance. Please also see below Potential for Litigation – The Joint Naming Rights/GNA Talent / Tiesto matter.

8. Pacific Custom Pools, Inc. Contractor that constructed new pools and did certain remodeling work on existing pools has sought to recover interest on amounts paid for work performed on the existing pools between the time the work was performed and payment was received.

Potential for Litigation

1. Colorado IP Licensee. A term sheet was entered into with a prospective licensee in August 2010 to convert a hotel/casino in Central City, Colorado to a Hard Rock Hotel & Casino. If this matter does not proceed to completion, this matter is ripe for litigation. In a letter dated February 14, 2011, the prospective licensee stated that it remains on track for the planned July 4th grand opening and that it has begun work on the casino.

2. Mandown – Vanity Nightclub Matter. Potential for litigation following Hard Rock’s failure to make payments claimed to be owed to Mandown under a nightclub participation agreement. In addition, in a letter dated February 7, 2011, counsel for Mandown expressed concerns about the management team that runs the nightclub.

3. The Joint Naming Rights.

AEG Live – On December 22, 2006, a Hard Rock predecessor entered into an agreement with AEG Live LLC related to, among other things, naming rights for The Joint. On April 15, 2009, Hard Rock entered into a naming rights agreement with Rogue related to The Joint and other venues at the hotel/casino and on January 8, 2010 Hard Rock entered into a naming rights agreement with Skullcandy related to the stage in The Joint and other venues at the hotel/casino. There is a potential for AEG Live to attempt to assert claims in connection with its agreement related to the Joint naming rights, including claims that it is owed sums as a result of the above-referenced agreements.

GNA Talent/Tiesto – On December 30, 2010, Hard Rock entered into an agreement with GNA Talent, LLC covering performances by the disc jockey known as Tiesto at the property. The agreement also covered certain matters related to naming rights at the Joint. Hard Rock’s agreement with AEG Live also covers naming rights for the Joint and, as a result, creates a potential for claims or litigation.

AEG – Tiesto Performances – Potential for claims or litigation arising from the GNA Talent / Tiesto appearances being removed from the framework of the Hard Rock – AEG contract and GNA Talent and Tiesto utilizing third-party websites for direct ticket sales.

7

4. Chris Strain Consulting Agreement. Mr. Strain is a soft drink beverage consultant originally retained by Peter Morton to develop a recovery drink to be branded as Rehab Recovery Supplement. Hard Rock entered into a consulting agreement with Mr. Strain in which he allegedly was to receive 25% of all proceeds generated by the recovery beverage. Since then Hard Rock acquired the ownership of the Rehab beverage trademark from Coca-Cola and later sold the trademark to Hansen/Monster as part of an energy drink sponsorship agreement. Under the Hansen/Monster agreement, Hard Rock is to be paid a royalty on sales by Hansen/Monster of the Rehab recovery beverage.

5. PDS Entertainment LLC License Agreement. Hard Rock entered into an agreement with this entity to permit PDS to attempt to identify sublicensees for the “Rehab”, “Love Jones” and “The Joint: Las Vegas” trademarks in their existing categories and into new and different categories, subject in each case to approval by Hard Rock in its sole discretion. PDS is obligated to generate royalty payments, or in lieu of royalties, make payments to Hard Rock in set amounts ($40,000 for 2010) in order to maintain its rights under the agreement. In an e-mail dated July 20, 2010, PDS sought approval of a plan whereby it would pay for the expenses of securing trademark protections over the Rehab trademark in new categories and that these costs would offset the minimum royalty payment. Hard Rock has not responded to this request.

6. Estate of Williams v. Hard Rock Date of Incident: August 22, 2010

Matthew Williams was discovered unresponsive at the bottom of Hard Rock Hotel & Casino’s pool on August 22, 2010. There has been no communication received from any counsel indicating they were or are representing the Estate of Matthew Williams in connection with this matter.

7. Joshua Gauthier and Virginia Warren

This matter stems from a third party assault and battery involving the above referenced possible Claimants that occurred on May 24, 2009 on the 6th floor near the north garage elevator lobby of the Hard Rock.

8. Body English Chandelier matter

In November 2009, Cory McCormack, then the Executive Director of Nightlife, and his staff decided to create a contest to promote interest for New Years Eve 2009, which was the last day of operations for Body English nightclub. Since Vanity was also opening on NYE 2009 they were concerned that Body English’s performance would suffer. The promotion they developed without authorization from senior management was to award the chandelier (identified in marketing materials as valued at $250,000) to the customer with the night’s highest tab; that person turned out to be Neil Robertson. On October 25, 2010, Billy Conn received an e-mail alerting him that Neil Robertson was recently in Vanity and had asked about “his chandelier.”

8

9. Carrie Messina

Carrie Messina, Vice President of Human Resources, alleged in certain emails and informal correspondence, that she has been subject to harassment, retaliation and a hostile work environment. Messina has retained an attorney but has not filed any legal complaints.

10. Minor Children of Randy Kwasniewski

Following the death of Andrew (Randy) Kwasniewski, the former President and Chief Operating Officer of Hard Rock Hotel, Inc., a settlement agreement was entered into between Hard Rock and Mr. Kwasniewski’s estate which included a waiver of future claims. Mr. Kwasniewski’s minor children were not signatories to the settlement agreement and may have certain rights to bring claims under Nevada law upon reaching the age of majority.

11. Outstanding Payments Owed

Each of the parties set forth on Exhibit B attached hereto is owed an outstanding balance.

12. Whistleblower claims

In the normal course of business, Hard Rock maintains a log of whistleblower complaints that are received through an anonymous website, hotline or email. From time-to-time, these incidents result in litigation. These logs are available for inspection upon request.

13. Security Logs and Incident Reports

In the normal course of business, Hard Rock maintains logs of security and party incidents that occur on property. From time-to-time, these incidents result in litigation. These logs are available for inspection upon request.

14. Ryan Warenbrock

In November 2010, Ms. Warenbrock, a cocktail waitress at Vanity, made claims of harassment and inappropriate conduct relating to her employment.

15. Harry Morton/Pink Taco

Mr. Morton has sent letters to Hard Rock as part of a “mystery shopper” program conducted on property. Mr. Morton alleged that operations at Hard Rock did not meet the quality standards required of the Pink Taco Restaurant operations.

16. Tulsa and Albuquerque Memorabilia

Hard Rock provides certain rock and roll memorabilia to Tulsa and Albuquerque licensed casino locations. Both licensed casino locations claim that they are owed additional memorabilia.

9

17. Hard Rock Hotel & Casino – Tulsa

On February 18, 2011, Hard Rock Café International (USA), Inc. (“Hard Rock Café”) provided notice under the June 7, 1996 license agreement of what it asserts are substantial failures on the part of Hard Rock Hotel Holdings, LLC and HRHH IP, LLC to maintain quality standards at the Hard Rock Hotel & Casino located in Tulsa, Oklahoma. A portion of the roof at the Tulsa property collapsed on February 1, 2011, which Hard Rock Café asserts is evidence that the construction at the Tulsa property is not up to the level of quality required under the license agreement.

18. Human Resources

Human resources from time-to-time receives complaints from employees regarding employment matters. From time-to-time, these complaints result in litigation. These logs are available for inspection upon request.

19. Consulting Agreement with Richie Akiva LLC and Columbia LLC

MHG HR Acquisition Corp., which was later merged into Hard Rock Hotel, Inc., entered into a consulting agreement with Richie Akiva LLC and Columbia LLC (collectively, “Akiva/Columbia”) in December 2006 for the benefit of Hard Rock, and conditioned on approval of DLJ, pursuant to which Akiva/Columbia were to provide certain consulting and promotional services to Hard Rock. Once DLJ advised Hard Rock that it would not consent to the agreement, Hard Rock terminated the agreement in April 2007 for failure of the condition precedent and because the performance of Akiva/Columbia was not satisfactory. Akiva/Columbia alleged in writing in 2007 and early 2008 that they were wrongfully terminated and made a demand for damages.

20. Kristin DiPierro Lawsuit

On September 26, 2010, Kristin DiPierro was allegedly battered by Lauren Goldfarb during a confrontation by the Hotel pool. In her lawsuit filed in the Supreme Court of New York, DiPierro claims that Hard Rock failed to provide proper security. Hard Rock has not been named in the lawsuit.

21. Suicides at the Hotel

April 6, 2009 – the body of Romiald Rollier was discovered behind the Paradise Parking Garage. The deceased jumped from the top (8th floor) of the parking garage to his death. He lived in the apartment complex immediately to the west of the Hard Rock property.

March 3, 2010 – the body of Marco Lohay was discovered in his room. Mr. Lohay wrapped his belt around his neck and tied the end to a wall-mounted light fixture, when security entered his room it attempted CPR to revive Mr. Lohay. The victim was transported to Sunrise Hospital and was pronounced dead.

10

22. Joseph A. Magliarditi

By a letter dated February 22, 2011, Mr. Magliarditi has expressed his intention to terminate his employment agreement for “Good Reason” as a result of his allegation that he has been stripped of his authority, duties and responsibilities, and further claiming breach of his employment agreement due to harassment and hostility.

Potential Litigation – by Hard Rock

1. Frederick’s of Hollywood Matter. On April 30, 2011, Hard Rock entered into a branding rights agreement with this company that provided the company with certain marketing and other promotional opportunities at the Hard Rock. Under the agreement the company was obligated to make payments to Hard Rock in the amount of $107,500 on each of July 31 and September 30, 2010. Neither payment was received. By letter dated October 25, 2010, Hard Rock made demand to Frederick’s for payment no later than 10 business days from the receipt of the letter. To date, Frederick’s has failed to make these payments.

2. Verizon Wireless. Hard Rock entered into a branding rights agreement with Verizon effective July 1, 2009 that provided Verizon promotional opportunities at the Hard Rock. By letter dated December 14, 2010, Verizon has expressed its intention to terminate the agreement.

3. PDS Entertainment LLC License Agreement. Hard Rock entered into an agreement with this entity to permit PDS to attempt to identify sublicensees for “Rehab”, “Love Jones” and “The Joint: Las Vegas” trademarks in their existing categories and into new and different categories, subject in each case to Hard Rock approval in its sole discretion. PDS is obligated to generate royalty payments, or in lieu of royalties, make payments to Hard Rock in set amounts ($40,000 for 2010) in order to maintain its rights under the agreement. PDS did not make its royalty payment on or before December 31, 2010 as required by the agreement. Please see parallel entry for PDS in Potential for Litigation section above.

11

EXHIBIT A

THIRD PARTY ADMINISTRATOR CLAIMS

12

EXHIBIT A

OPEN CLAIMS ASSIGNED TO THIRD PARTY ADMINISTRATORS

Draft 02/25/11

Loss Date	Claimant	Type	TPA	Comments
9/12/2001	Case, Barbara	W/C	NDA*	Case reassigned to NDA through First Tier.
11/23/2002	Miller, Brian	W/C	NDA	Case reassigned to NDA through First Tier.
5/28/2005	Evans, Erin	W/C	NDA	Case reassigned to NDA through First Tier.
8/16/2005	Guerrero, Carlos	W/C	NDA
11/7/2005	Salazar, Ricardo	W/C	NDA
2/4/2007	Massot, Lidia	W/C	NDA
1/8/2008	Verona, Imelda	W/C	NDA
1/19/2008	Queen, James	W/C	NDA	Case is currently in litigation and assigned to Moran Law Firm through York Insurance
7/21/2008	George, Colby	W/C	NDA
8/15/2008	Maestas, Dominic	G/L	SRS*	Case is currently in litigation and assigned to Moran Law Firm through York Insurance
10/20/2008	Flynn, Gloria J.	G/L	SRS	Case is currently in litigation and assigned to Moran Law Firm through York Insurance

10/23/2008	Hendryx, Jocelyn	W/C	NDA

10/25/2008	Lapelusa, James	G/L	SRS	Case is currently in Mediation and assigned to Moran Law Firm.
10/25/2008	Witter, Jacob	G/L	SRS
12/10/2008	Bernales, Roberto	W/C	NDA
12/31/2008	Ito, Greg	W/C	NDA
1/1/2009	Germano, Linda	G/L	SRS	Case is currently in litigation and assigned to Moran Law Firm through York Insurance
1/6/2009	Schoonover, Shelby	W/C	NDA
1/15/2009	Leroux, Renee	W/C	NDA
2/8/2009	Maupin, Christopher	G/L	SRS	Case is currently in litigation and assigned to Moran Law Firm through York Insurance
3/2/2009	Stewart, Alexander	G/L	SRS
3/7/2009	Quijano, John	W/C	NDA
3/17/2009	Williams, Nigel	W/C	NDA	Claim is open and installments being made to claimant. Claimant has requested a lump sum payment as of 02/21/2011.

3/31/2009	Ortega, Yanalis	W/C	NDA

4/6/2009	Farran, Francisca	W/C	NDA
4/12/2009	Simmons, John	W/C	NDA
4/19/2009	Gurren, James	W/C	NDA
4/26/2009	Lopez, Jesse	W/C	NDA

1

EXHIBIT A

OPEN CLAIMS ASSIGNED TO THIRD PARTY ADMINISTRATORS

Draft 02/25/11

Loss Date	Claimant	Type	TPA	Comments
5/2/2009	Ross, Krystyna	W/C	NDA
5/9/2009	Wallace, Ray	W/C	NDA
5/10/2009	Dooley, Barry	W/C	NDA
5/15/2009	Estaban, Lorna	W/C	NDA

5/16/2009	Romero, Jose	W/C	NDA
5/19/2009	Scardino, Irena	W/C	NDA
5/24/2009	Gauthier, Joshua Warren, Virginia	G/L	SRS	Claim has been assigned to Moran Law Firm in anticipation of possible litigation.
5/31/2009	Solis, Francisco	W/C	NDA
6/7/2009	Valdez, Joseph	W/C	NDA
6/15/2009	Puaza, Sharon	W/C	NDA
6/15/2009	Flores, Dana	W/C	NDA
6/21/2009	Torrez, Juliana	G/L	SRS
7/10/2009	Meeke, Pamela	W/C	NDA
7/16/2009	Incarnation, Peach	G/L	YORK	Claim has been reassigned to YORK and is in settlement negotiations.
8/8/2009	Rupuet, Juanita	W/C	NDA
8/11/2009	Kapple, Maria	W/C	NDA
8/24/2009	Albrecht, Kelly	G/L	SRS	Case is currently in litigation and assigned to Moran Law Firm through York Insurance
8/29/2009	Cruz, Elvira	W/C	NDA
8/29/2009	Cruz, Elvira	W/C	NDA
8/31/2009	DelaPena, Maricar	W/C	NDA
9/7/2009	Borrusso, Joseph	W/C	NDA
10/19/2009	Zupan, Ted	W/C	NDA
10/20/2009	Williams, Lee	W/C	NDA
11/11/2009	Cruz, Elvira	W/C	NDA
11/21/2009	Pangonis, Nikolas	W/C	NDA
11/29/2009	Pena, Fernando	W/C	NDA
12/17/2009	Pardue, Linda K.	G/L	SRS	Case is currently in litigation and assigned to Moran Law Firm through York Insurance
12/31/2009	Theunissen, Tyler	G/L	SRS	Case is currently in litigation and assigned to Moran Law Firm through York Insurance
1/3/2010	Bosse, Peter	W/C	NDA
1/5/2010	Isom, Levi	W/C	NDA
1/9/2010	Villanueva, Jose	W/C	NDA
1/17/2010	Munoz, Glenis	W/C	NDA

2

EXHIBIT A

OPEN CLAIMS ASSIGNED TO THIRD PARTY ADMINISTRATORS

Draft 02/25/11

Loss Date	Claimant	Type	TPA	Comments
1/18/2010	McGarvey, Sandra	W/C	NDA
1/21/2010	Beevers, Jacqueline	G/L	SRS	Case is currently in litigation and assigned to Moran Law Firm through York Insurance
1/22/2010	Dottore, Christopher	G/L	SRS	Case is currently in litigation and assigned to Moran Law Firm through York Insurance
1/24/2010	Guillen, Jose	W/C	NDA
1/25/2010	Hook, Beverly	G/L	SRS
1/30/2010	Ray, Sunshine	W/C	NDA
2/4/2010	Krody, Kristopher	G/L	SRS
2/5/2010	Lucky Cab Co. of NV	G/L	York*	Incident occurred during SRS contractual period. However, HRH received demand letter dated 12/2/2010 and assigned to York.
2/7/2010	Peters, Bridget	W/C	NDA
2/8/2010	Beebe, Michael	W/C	York	Incident reported to York on or about February 11, 2011.
2/11/2010	Ito, Greg	W/C	NDA
3/1/2010	Moore, Chita	W/C	NDA
3/5/2010	Moreno- Soto, Ricardo	W/C	NDA
3/10/2010	Quisao, Evelyn	W/C	NDA
3/25/2010	Shitake, Nafelalia	W/C	NDA
3/31/2010	Brambila, Olga	W/C	NDA
4/1/2010	Ojea- Fernandez, Abrahan	W/C	NDA
4/4/2010	Lopez, Ernesto	W/C	NDA
4/6/2010	Caro, Beatriz	W/C	NDA
4/13/2010	Rodriguez, Abrahan	W/C	NDA
4/17/2010	Tapia, Ernesto	W/C	NDA
4/18/2010	Hufstetler, Shelise	W/C	NDA
4/19/2010	Tovmasyan, Robert	W/C	York
4/23/2010	Acosta, Oldamis	W/C	NDA
4/25/2010	Bergland, Arlan	G/L	SRS
4/28/2010	Lewis, Gil	W/C	NDA
4/30/2010	Lopez, Jesse	W/C	NDA
5/3/2010	Mavlar, Mariyln	W/C	NDA
5/7/2010	Galicia, Roman	W/C	NDA
5/7/2010	Robinson, Thaddeaus	W/C	NDA
5/8/2010	Ault, Ronda	W/C	NDA
5/10/2010	Robles, Victor	W/C	NDA
5/10/2010	Lopez, Oscar	W/C	NDA

3

EXHIBIT A

OPEN CLAIMS ASSIGNED TO THIRD PARTY ADMINISTRATORS

Draft 02/25/11

Loss Date	Claimant	Type	TPA	Comments
5/14/2010	Lopez, Benjamin	W/C	NDA
5/15/2010	Dyke, Nicole	W/C	NDA
5/17/2010	Rapuet, Marcelino	W/C	NDA
5/17/2010	Trombly, Michael	W/C	NDA
5/21/2010	Mourelo, Yenia	W/C	NDA
5/29/2010	Camara- Vasquez, Michelle	W/C	NDA
5/29/2010	Diaz, Fabiola	W/C	NDA
5/30/2010	Sheahan, Christopher	W/C	NDA
5/30/2010	Willimont, John	W/C	NDA
6/5/2010	Harmon, Michael	G/L	SRS
6/7/2010	Master, James	W/C	NDA

6/20/2010	Roehl, Karen	W/C	NDA	Case has been assigned to Lewis Brisbois through Nelson Davison.
6/21/2010	Lunsford, Roger	W/C	NDA
7/15/2010	Moitoso, Benjamin Cassady, Candace	G/L	York	Incident incurred during SRS contractual period; however, claimant reported incident after 08/01/2010.
7/16/2010	Hubbard, Jamie	G/L	SRS
7/31/2010	De Benedetto, Corazon	W/C	York
8/3/2010	Lopez-Zamora, Madelin	W/C	York
8/3/2010	Reyes, Luisa	W/C	York
8/6/2010	Fuller, Tim	W/C	York
8/22/2010	Robinson, Caleb	W/C	York
8/22/2010	Toledo, Karla	W/C	York
8/22/2010	Estate of Williams	G/L	York	Claim has been assigned to Moran Law Firm in anticipation of litigation.
9/3/2010	Pena, Michael	G/L	York
9/5/2010	Coffman, Rolla	W/C	York
9/6/2010	Luna, Greg	W/C	York
9/6/2010	Neil, Marquez	G/L	York
9/12/2010	Smith, Lizzie	G/L	York
9/13/2010	Cole, Dawnmarie	W/C	York
9/16/2010	Morras, Veronica	W/C	York
9/17/2010	Rees, Kinsy	W/C	York
9/17/2010	Willmon, Justin	W/C	York
9/18/2010	Caparoso, Sulficia	W/C	York

4

EXHIBIT A

OPEN CLAIMS ASSIGNED TO THIRD PARTY ADMINISTRATORS

Draft 02/25/11

Loss Date	Claimant	Type	TPA	Comments
9/20/2010	Cole, Dawnmarie	W/C	York
9/24/2010	Garcia, Mauricio	W/C	York
9/26/2010	Ariasvilla, Norma	W/C	York

9/26/2010	DiPierro, Kristin	G/L	York	Case is currently in litigation and assigned to Moran Law Firm through York Insurance
10/1/2010	Wells, John	G/L	York
10/7/2010	Lopez, Ingrid	W/C	York
10/8/2010	Malanao, Glenn	W/C	York

10/12/2010	Maurer, Ryan	G/L	York	Case is currently in litigation and assigned to Moran Law Firm through York Insurance.
10/25/2010	Reyes, Luisa	W/C	York
10/25/2010	Wayburn, Bradley	G/L	York
10/31/2010	Sill, Stash	G/L	York
11/5/2010	Chavira, Estela	W/C	York
11/7/2010	Barrera, Keila	W/C	York
11/8/2010	Portillo, Lazano	W/C	York
11/9/2010	Benham, Naomi	W/C	York
11/11/2010	Soto, Maria	W/C	York
11/20/2010	Mertz, David	W/C	York
11/21/2010	Merjil, Victoria	W/C	York
11/28/2010	Mosqueda, Argeniz	W/C	York
12/9/2010	Tufele, Ronald	W/C	York
12/30/2010	Tadeo, Nereida	W/C	York
12/31/2010	Kowall, Keith	W/C	York
1/1/2011	Saldana, Alicia	W/C	York
1/1/2011	Franco, Armida	W/C	York
1/6/2011	Reinart, Donna	W/C	York
1/7/2011	Roman, Iliana	W/C	York
1/16/2011	Russell, Tracey	W/C	York
1/17/2011	Quintana, Yolanlea	W/C	York
1/19/2011	Russell, Tracey	W/C	York
1/20/2011	Tegegn, Bertukan	W/C	York
1/23/2011	Garcia, Maria	W/C	York
1/23/2011	Kunker, Steven	W/C	York

5

EXHIBIT A

OPEN CLAIMS ASSIGNED TO THIRD PARTY ADMINISTRATORS

Draft 02/25/11

Loss Date	Claimant	Type	TPA	Comments
1/25/2011	Smith, Ronald	W/C	York
1/28/2011	Aloia, Michele	W/C	York
1/29/2011	Lancy, David	W/C	York
1/30/2011	Johnson, Joseph	W/C	York
2/13/2011	Troutman, Lisa	W/C	York
2/19/2011	Bermudez, Rosa	W/C	York

SRS - guest liability claims TPA through July 31, 2010

Nelson Davison Administrators - workers compensation TPA through July 31, 2010

York - guest liability and workers compensation TPA effective August 1, 2010

6

EXHIBIT B

BALANCES OWED

Hard Rock Hotel and Casino

PAYABLES AGED TRIAL BALANCE

INVOICES THROUGH ACCOUNTING DATE: 2/28/2011

VENDOR	NAME	TERMS	0 TO 30	31 TO 60	61 TO 90	91+	TOTALS
225	CINTAS CORPORATION	N30	7,394.74	2,813.29	—	—	10,208.03
228	DEPARTMENT OF MOTOR VEHICLES	DUE	—	—	—	—	—
385	A & D SCENERY INC	N15	—	—	—	2,633.33	2,633.33
416	ZIPPO MFG.	NET40	—	—	2,060.46	—	2,060.46
417	ZILDJIAN	N30	—	1,870.60	—	—	1,870.60
431	RUGBY IPD CORP	N30	—	—	116.21	1,462.70	1,578.91
446	LAS VEGAS SECURITY CHIEFS ASSO	DUE	—	150.00	—	—	150.00
459	STATEWIDE FIRE PROTECTION	N30	3,200.00	927.00	417.57	—	4,544.57
901	BRON TAPES OF NEVADA INC	N30	383.97	—	—	—	383.97
998	MOBILE STORAGE GROUP	DUE	75.95	597.04	544.54	246.01	1,463.54
1012	FEDEX KINKO’S	N30	—	—	—	(1,221.45)	(1,221.45)
1044	ALBERT USTER IMPORTS	N15	454.14	—	—	—	454.14
1092	AMERICAN HOTEL REGISTER COMP	N30	6,525.56	—	—	—	6,525.56
1232	GLOBAL SURVEILLANCE ASSOCIATES	N25	1,933.01	4,049.16	—	—	5,982.17
1239	BALLY GAMING & SYSTEMS	DUE	476.00	44,398.75	7,149.08	—	52,023.83
1240	DRIVERS LICENSE GUIDE COMPANY	N30	99.75	—	—	—	99.75
1284	MCMASTER CARR	N30	370.18	1,123.68	807.05	1,355.90	3,656.81
1346	MIDWEST GAME SUPPLY	N30	401.37	—	—	—	401.37
1499	UNITED REFRIGERATION	N30	6,723.71	1,470.85	—	—	8,194.56
1584	CENTRAL CREDIT, LLC	DUE	17,537.23	—	—	—	17,537.23
1742	MANPOWER TEMPORARY SERVICES	DUE	—	106.05	—	—	106.05
1752	KORNE FOODS ENTERPRISES INC	N30	480.00	—	—	—	480.00
1815	CAESARS PALACE LAS VEGAS	DUE	—	—	—	8,709.88	8,709.88
1845	YOUNG ELECTRIC SIGN CO	N10	1,433.31	321.07	—	—	1,754.38
2085	ALEXIS PARK RESORT	N10	—	8,246.28	—	—	8,246.28
2091	UNIVERSAL ARTS & SIGNS	DUE	—	1,400.00	—	1,050.00	2,450.00
2094	SHUFFLE MASTER INC.	N15	29,285.74	12,650.65	14,240.34	—	56,176.73
2107	UNITED STATES PLAYING CARDS	N30	380.51	—	—	—	380.51
2208	GAMING PARTNERS INT’L USA	N30	26,403.08	778.32	—	—	27,181.40
2211	PITNEY BOWES CREDIT CORP.	DUE	253.00	1,732.49	—	—	1,985.49
2359	TECH ART	N15	1,244.60	1,244.60	1,244.60	1,209.04	4,942.84
2412	SWISS CHALET FINE FOODS	N30	3,291.18	1,408.50	—	—	4,699.68
2649	LAS VEGAS WEEKLY	N30	7,500.00	—	—	—	7,500.00
2827	LOTUS BROADCASTING CORPORATION	N30	—	—	—	12,260.00	12,260.00
2839	UNIQUE ENTERPRISES	N30	108.10	—	—	—	108.10
3025	KLUC-FM 98.5	N30	—	2,010.00	—	2,225.00	4,235.00
3028	LMS BUILDING SERVICES	DUE	8,356.08	8,356.08	592.72	—	17,304.88
3059	WASTE MANAGEMENT, INC.	DUE	—	8,645.56	—	—	8,645.56
3109	AIRGAS WEST INC	N30	89.01	—	—	—	89.01
3201	GREAT AMERICAN PRODUCTS, INC.	NET40	405.26	—	—	—	405.26

3273	ATLAS MATCH CO.	N30	2,919.28	—	—	—	2,919.28
3305	SUNKIST GRAPHICS	N30	7,470.00	2,023.59	—	—	9,493.59
3535	SISKIYOU BUCKLE CO.	NET40	—	—	—	1,131.47	1,131.47
3552	WMS GAMING INC.	N30	26,306.04	11,991.20	4,139.90	—	42,437.14
3624	LAS VEGAS REVIEW JOURNAL	N15	—	5,189.46	—	—	5,189.46
3630	REBEL PARTY RENTALS	N30	—	1,813.90	—	—	1,813.90
3834	PARTY KING U.S.A.	N15	—	1,048.19	1,001.08	—	2,049.27
4344	SOURCE ONE EVENTS	DUE	—	—	—	5,000.00	5,000.00
4495	BATTERY SOURCE	N30	156.38	—	—	—	156.38
4525	CLARK COUNTY FIRE DEPT	DUE	160.00	—	—	—	160.00
4937	NATIONAL PRINT GROUP INC	N30	65.18	—	—	—	65.18
4998	LLOYDS REFRIGERATION INC	N30	2,515.82	—	—	—	2,515.82
5002	MIRAGE HOTEL & CASINO	DUE	—	3,949.12	183.68	544.50	4,677.30
5129	GRAINGER, INC	N30	1,312.99	6,593.42	—	—	7,906.41
5132	BRADY INDUSTRIES INC	N30	32,745.10	14,544.36	—	15.09	47,304.55
5307	HOSPITALITY NETWORK	N30	1,714.00	47,771.15	—	—	49,485.15
5464	CDW DIRECT LLC	N30	972.90	556.25	—	—	1,529.15
5499	IGT PARTS/SERVICES	N30	126.52	15,747.82	1,355.12	(56,658.89)	(39,429.43)
5541	STATE RESTAURANT EQUIPMENT INC	N30	11,520.24	9,092.36	253.75	560.74	21,427.09
5744	A & H SUPPLY	N30	405.38	—	—	—	405.38
5781	ARMSTRONG MCCALL	DUE	185.95	—	—	—	185.95
5786	GCI	N20	6,743.39	—	—	—	6,743.39
5855	CASINO SNACK SERVICES	201	5,739.40	2,025.19	—	—	7,764.59
5905	MARK BRIC INC.	N30	—	—	—	(90.78)	(90.78)
5952	READY CARE INDUSTRIES	N30	302.18	—	—	—	302.18
5980	SHETAKIS WHOLESALERS/FINOVA	N30	7,382.46	—	—	—	7,382.46
5992	BEARCOM	N30	3,887.70	—	1,943.85	—	5,831.55
6249	DESERT BOILERS & CONTROLS INC.	N30	999.33	—	—	—	999.33
6322	DEBARRY PACKAGING INC	N30	1,036.78	—	—	—	1,036.78
6328	INLAND HOBBS	N10	52.00	—	—	—	52.00
6468	WAXIE SANITARY SUPPLY	N20	(177.59)	1,983.47	1,193.66	—	2,999.54
6777	NOBU ASSOCIATES (LAS VEGAS) LLC	DUE	58,724.82	—	—	—	58,724.82
6781	TORTILLAS INC. DBA LOS ARCOS	N30	9,213.23	—	—	—	9,213.23
6805	SOUTHERN WINE & SPIRITS	EOM	175,416.42	—	—	—	175,416.42
6808	COCA-COLA BOTTLING OF LA	N14	59,555.57	32,680.96	—	—	92,236.53
6817	INTERSTATE BRANDS CORP.	N20	217.36	—	—	—	217.36
6911	ALLIED CHARCOAL & WOOD	N30	2,005.80	—	—	—	2,005.80
6993	JAYS SHARPENING SERVICE	DUE	495.00	—	—	—	495.00
6995	NEVADA BEVERAGE	N15	33,159.30	—	—	—	33,159.30
6997	ANDERSON GOLD STAR DAIRY	N30	47,409.37	(120.56)	—	—	47,288.81
6998	BONANZA BEVERAGE	EOM	8,019.95	—	—	—	8,019.95
7047	MORAN LAW FIRM LLC	DUE	16,970.84	—	—	—	16,970.84
7051	NEVADA DISCOUNT FIXTURES	N15	81.21	—	—	—	81.21
7070	AHERN RENTALS, INC.	DUE	167.50	—	—	—	167.50
7307	KELLY’S PIPE & SUPPLY	N30	541.58	—	—	—	541.58
7366	DIRSON ENTERPRISES INC	N15	—	—	—	1,856.34	1,856.34
7552	CORE-MARK INTERNATIONAL INC	N14	10,761.25	—	—	—	10,761.25

7562	GOURMET FOODS INC	N14	6,051.60	890.12	—	—	6,941.72
7640	GRAPHICS WEST	N30	54,467.28	7,242.63	—	—	61,709.91
7660	USA TODAY	DUE	311.08	—	—	—	311.08
7668	GREAT BUNS	N10	5,749.45	3,434.84	—	—	9,184.29
7757	DAVIS GLASS & MIRROR INC	N30	—	—	3,731.91	—	3,731.91
7787	FRAZEE INDUSTRIES INC	N30	119.15	—	—	—	119.15
7876	NEWMARKET INTERNATIONAL	N30	4,409.12	4,073.46	—	—	8,482.58
8015	MERCURY-L.D.O.	DUE	650.00	650.00	—	—	1,300.00
8126	SUPREME LOBSTER & SEAFOOD	N30	5,629.66	136.50	—	—	5,766.16
8337	OTIS ELEVATOR COMPANY	N25	1,642.98	36,506.88	18,519.87	—	56,669.73
8378	NEDCO SUPPLY	N25	14,720.15	241.07	—	—	14,961.22
8445	GUEST SUPPLY, LLC	N30	—	1,230.88	3,205.02	—	4,435.90
8670	SAFLOK SECURITY SYSTEMS	N30	1,938.64	—	—	—	1,938.64
8773	GET FRESH SALES	110	117,603.42	—	—	162.25	117,765.67
8789	LABELTEX MILLS	N30	111.99	—	—	—	111.99
8849	BIOMETRICA SYSTEMS, INC.	DUE	535.00	—	—	—	535.00
9106	WESTCO-BAKEMARK	N30	17,369.34	3,688.24	—	—	21,057.58
9193	OMNI TRADING	N30	1,035.00	394.00	—	—	1,429.00
9196	HEADSTART LICENSED PROD, LLC	N30	—	1,195.26	—	—	1,195.26
9369	NIXON WATCHES	N30	—	3,928.43	117.81	(4,192.07)	(145.83)
9440	FILTERWORKS	N30	7,101.14	—	—	—	7,101.14
9489	4 WALL ENTERTAINMENT	N30	4,821.90	238.79	—	—	5,060.69
9621	SIENA FOOD INC	N25	992.97	406.53	—	—	1,399.50
9692	PRECISION DYNAMICS	N30	1,821.13	353.27	—	—	2,174.40
9741	STATEWIDE AUTOMATIC FIRE ELEC.	N30	—	—	—	—	—
9960	PIPE MAINTENANCE SERVICE INC.	N30	2,000.00	2,250.00	2,000.00	2,000.00	8,250.00
10115	ALLSTATE FIRE EQUIPMENT	DUE	200.00	—	3,354.68	6,569.16	10,123.84
10221	HEATING & COOLING SUPPLY	N30	30.85	—	—	—	30.85
10428	SYSCO FOODSERVICE OF LAS VEGAS	N30	129,409.73	—	—	—	129,409.73
10523	BOSE CORPORATION	N30	—	—	—	(428.66)	(428.66)
10525	BEARING BELT CHAIN CO INC	N30	1,481.83	—	—	—	1,481.83
10542	PRAML INTERNATIONAL LTD	N20	23,742.98	8,813.50	122.06	—	32,678.54
10710	ART AFFAIR	DUE	1,145.86	302.68	—	1,480.00	2,928.54
11091	HARD ROCK HOTEL/SAVE PLANET	DUE	390.14	—	—	—	390.14
11111	HEALTH PLAN OF NEVADA	DUE	593,731.14	—	—	—	593,731.14
11152	CATALINA LAMP & SHADE	N30	8,495.34	—	—	—	8,495.34
11168	ICS CORP	NET15	302.71	—	—	—	302.71
11351	UNITED PARCEL SERVICE	DUE	20.00	—	—	—	20.00
11434	DESERT GOLD FOOD COMPANY	N30	5,603.48	—	—	—	5,603.48
11528	IGT-LA	DUE	7,385.68	7,385.68	—	(18,507.20)	(3,735.84)
11566	L.V. METROPOLITAN POLICE DEPT	DUE	1,155.00	—	—	—	1,155.00
11592	COMPUTERIZED BOOKMAKING SYSTEM	N10	—	621.00	—	—	621.00
11642	ANYTIME PLUMBING INC	NET15	2,730.00	—	—	—	2,730.00
11934	H SIX LIMITED		489.92	8,069.79	—	—	8,559.71
11975	HI.TECH. COMMERCIAL SERVICE	N30	245.80	—	—	—	245.80
11976	INK DROPS	N30	1,115.59	557.80	1,847.72	1,528.35	5,049.46
12128	PLANET HOLLYWOOD RESORT AND	DUE	—	—	—	—	—

12174	JUST FOR SHOW INC	DUE	—	1,725.00	—	—	1,725.00
12201	DIRECT DELIVERY	N30	5,376.80	—	—	—	5,376.80
12219	SANTA MONICA SEAFOOD	N30	27,402.31	—	—	—	27,402.31
12575	ARISTOCRAT TECHNOLOGIES INC	DUE	1,398.24	2,602.36	778.22	—	4,778.82
12609	LIMELITE DJ SUPPLY	N30	183.08	—	—	—	183.08
12648	STARBUCK’S COFFEE CO.	N30	27,546.16	11,560.94	—	—	39,107.10
12668	ACCURACY GLASS & MIRROR	N30	—	217.31	3,551.19	—	3,768.50
12693	HIGHWAY TECHNOLOGIES, NV	N30	1,065.00	—	—	—	1,065.00
12710	RIO GRANDE MEAT & PROVISONS CO	DUE	—	—	1,688.16	—	1,688.16
12790	OUTWEST MEAT COMPANY	N30	80,029.66	—	—	—	80,029.66
12926	AMERICAN PRINTING	N30	2,039.99	502.71	—	—	2,542.70
12984	KWONG YET LUNG	N30	7,766.22	—	—	—	7,766.22
12996	BIC GRAPHICS/USA	N30	—	—	5,781.34	—	5,781.34
13177	SOURCE 4 INDUSTRIES	N30	226.04	—	1,579.37	—	1,805.41
13190	MCINTOSH COMMUNICATIONS	N15	3,578.64	1,071.47	—	1,276.08	5,926.19
13232	D.C. GREENBAUM CO.	N30	434.52	—	—	—	434.52
13303	RANDOM HOUSE, INC.	N30	1,144.25	—	—	—	1,144.25
13336	MOMBO’S	N30	695.95	—	—	—	695.95
13574	ITALCREAM	N30	180.00	—	—	—	180.00
13584	DREYER’S OF LAS VEGAS	N30	93.76	—	—	—	93.76
13589	HI FIDELITY ENTERTAINMENT	N30	5,557.90	4,395.30	—	—	9,953.20
13608	SILVER SERVICE REFRESHMENT	N25	10,178.77	1,053.85	—	—	11,232.62
14029	DONSUEMOR INC.	N15	49.77	—	—	—	49.77
14090	CASINO SOFTWARE SERVICES	N30	195.00	—	—	—	195.00
14116	HEARTLAND FOOD PRODUCTS	N30	108.00	—	—	—	108.00
14202	VEGAS BAR & RESTAURANT SUPPLY	N30	37,431.46	—	—	—	37,431.46
14534	WESTERN PACIFIC DISTRIBUTORS	N30	154.59	—	—	—	154.59
14565	RHINO LAS VEGAS LLC	DUE	3,202.25	17,207.25	1,364.00	2,128.00	23,901.50
14579	STARBUCK’S COFFEE COMPANY	DUE	7,479.08	—	—	—	7,479.08
14834	LAMAR COMPANIES	N30	11,500.00	11,500.00	12,000.00	5,000.00	40,000.00
14862	ROOX’S INC.	N30	—	—	—	(2,392.00)	(2,392.00)
14865	DRIVING 101	DUE	21,000.00	—	—	—	21,000.00
15016	CREATIVE PROMOTIONAL PRODUCTS	N30	—	—	—	1,530.75	1,530.75
15052	SOUTHERN NEVADA ENVIRONMENTAL	N15	2,350.00	—	—	—	2,350.00
15054	ATRONIC AMERICAS	DUE	1,188.49	—	—	—	1,188.49
15279	PACIFIC FRESH SEAFOOD	N30	16,689.56	—	—	—	16,689.56
15600	ENGLISH GARDEN FLORIST, LLC.	DUE	231.20	—	—	—	231.20
15625	HACHETTE BOOK GROUP USA	N30	1,631.58	299.20	2,566.93	135.70	4,633.41
15886	BURWELL INDUSTRIES, INC.	N30	554.50	—	615.92	—	1,170.42
16065	KLB PRODUCTIONS INC.	DUE	—	—	—	—	—
16075	HOME DEPOT CREDIT SERVICES	DUE	1,035.47	1,243.22	—	—	2,278.69
16077	LEXIS NEXIS	N10	600.00	—	—	—	600.00
16253	SPA BLENDS	N30	405.97	—	—	—	405.97
16695	U.S. FOODSERVICE	N21	74,748.50	—	—	—	74,748.50
16834	VESTAL INTERNATIONAL INC.	N30	1,870.87	383.00	—	—	2,253.87
16837	CITY LITES ELECTRIC SIGN	N30	—	—	—	2,680.20	2,680.20
17010	MICHAEL’S GOURMET PANTRY, INC.	N30	2,687.63	1,252.17	—	—	3,939.80

17307	CLEAR CHANNEL OUTDOOR	N30	38,412.40	35,818.00	36,268.00	—	110,498.40
17314	MILESTONE AWARDS & MARKETING	DUE	—	405.00	—	—	405.00
18034	IVIEW SYSTEMS / 4028546 CANADA	N30	—	4,990.26	—	—	4,990.26
18097	BAGEL BAGEL	N25	2,443.75	—	—	—	2,443.75
18220	EBERJEY INTIMATES	N30	460.29	—	—	—	460.29
18276	KRISAM GROUP		500.00	—	—	—	500.00
18288	DEAN ROOFING CO. INC.	N30	690.00	—	—	—	690.00
18338	HANKY PANKY LTD.	N30	—	709.06	162.35	482.81	1,354.22
18339	FRESH & READY FOODS OF NEVADA	N15	3,937.46	—	—	—	3,937.46
18346	THE WAVE	N30	400.00	—	—	—	400.00
18487	CALIFORNIA TOOL & WELDING SUPP	N30	119.94	2,715.07	—	—	2,835.01
19041	MEDICWEST AMBULANCE		7,838.50	5,417.50	5,252.50	2,997.50	21,506.00
19091	IMAGE 2000 NEVADA INC.	N30	14,178.60	—	—	—	14,178.60
19140	TOUCH OF FUR INC.	N30	130.00	—	252.20	907.25	1,289.45
19198	CLEAR CHANNEL BROADCASTING INC	N30	—	3,499.00	—	11,300.00	14,799.00
19307	RAD INTERNATIONAL	N30	—	125.00	877.00	—	1,002.00
19445	ESSIE COSMETICS CORP.	N30	299.64	—	—	—	299.64
19546	ROCKS-THE JEWELERS		—	12,647.70	—	12,102.00	24,749.70
19599	BEAUTY & AH BEE INC.	N30	645.50	606.50	438.86	—	1,690.86
19788	DS WATERS OF AMERICA INC		1,839.05	1,814.33	1,667.87	—	5,321.25
19829	TED WIENS TIRE & AUTO CENTERS		857.37	—	—	—	857.37
19870	CREEL PRINTING COMPANY	N30	—	—	1,043.76	40,068.00	41,111.76
20000	GLASS BARON INC.	N30	869.20	—	—	—	869.20
20108	EDWARD LEON III		400.00	—	—	—	400.00
20251	KING BABY STUDIO INC.	N30	6,303.37	4,772.51	2,619.99	—	13,695.87
20282	ASSURED DOCUMENT DESTRUCTION	N30	267.80	—	—	—	267.80
20656	FLUFF INC.	N30	—	—	—	—	—
20800	ECOLAB INC.		—	5,575.00	—	—	5,575.00
20952	CALI-FAME OF LOS ANGELES	N30	1,433.61	2,395.24	—	—	3,828.85
21090	SABRE INC.	N30	3,723.65	3,657.45	—	—	7,381.10
21094	CHEVRON AND TEXACO CARD SERV.		—	4,134.24	—	—	4,134.24
21262	DIGITAL ALCHEMY LLC.	N30	6,150.00	—	2,950.00	—	9,100.00
21289	VEEZEE INC.	N30	494.88	1,966.55	—	—	2,461.43
21343	COX MEDIA-LAS VEGAS	N30	—	—	2,664.75	—	2,664.75
21365	FERGUSON ENT. INC. #675	N20	2,868.41	—	—	—	2,868.41
21480	VOLUSPA CANDLES	N30	—	2,597.50	—	—	2,597.50
21482	LE CHEF BAKERY	N30	7,586.99	—	—	—	7,586.99
21668	B & H COMPANY	N30	630.39	1,038.00	2,219.14	—	3,887.53
21754	QUALITY UPHOLSTERY	N30	1,152.03	—	363.32	—	1,515.35
21755	SKINCEUTICALS INC	N30	5,581.36	—	—	—	5,581.36
21949	H & E EQUIPMENT SERVICES LLC.		—	—	431.23	963.73	1,394.96
22122	CRAB BROKER INC.	N15	—	2,960.00	—	—	2,960.00
22354	AUTOMATIC ENTRANCE SYSTEMS INC		—	—	—	1,719.13	1,719.13
22730	INTERNATIONAL GAME TECHNOLOGY	N30	109,558.61	—	—	—	109,558.61
22742	KELLEY TECHNOLOGIES	N30	170.00	—	—	—	170.00
22833	BROADBENT & ASSOCIATES, INC.		1,440.00	—	—	—	1,440.00
23020	GRUBER TECHNICAL INC.	N30	—	1,160.00	—	—	1,160.00

23083	TOBACCO LEAF	N15	2,054.29	—	—	—	2,054.29
23254	TORN RANCH INC.	N30	422.94	—	—	—	422.94
23265	ELLIOTT’S SEWER & DRAIN		472.75	850.40	1,682.00	—	3,005.15
23504	ORO DESIGNS	N30	—	1,930.00	—	1,928.00	3,858.00
23641	SIN CITY SUCKERS	N30	199.20	—	—	—	199.20
23843	ADP INC.		24,080.90	9,863.06	—	—	33,943.96
23897	SKANCKE COMPANY LTD.		—	6,000.00	3,000.00	—	9,000.00
23904	JEFF RICHARD	DUE	1,140.00	—	—	—	1,140.00
23991	JENSON TOTAL SERVICES INC	N30	2,554.80	3,531.44	1,929.07	—	8,015.31
24008	DUNN-EDWARDS CORP.	N30	1,023.42	410.56	—	672.01	2,105.99
24129	EYE-FI GAMING SOLUTIONS	N30	1,003.33	—	—	—	1,003.33
24508	GARVEY NUT & CANDY CO.	N20	819.01	—	—	—	819.01
24539	LIQUID METAL INC	N30	—	—	1,316.00	—	1,316.00
24571	HANLEY WOOD EXHIBITORS		—	1,548.00	—	—	1,548.00
24581	LAS VEGAS QUALITY WATERWORKS		86.48	—	—	—	86.48
24735	INVOTECH SYSTEMS, INC.	N30	731.16	—	—	—	731.16
24879	MICHAEL LUCAS		2,500.00	—	—	—	2,500.00
24913	NATIONAL CRED-A-CHECK, INC.		3,481.25	—	—	—	3,481.25
25137	EPICUREAN CATERING INC.	N30	6,417.00	—	—	—	6,417.00
25256	THE CHEFS WAREHOUSE WEST	N30	11,848.34	100.17	—	—	11,948.51
25283	LUCY LOVE	N30	373.76	—	—	—	373.76
25411	944 MEDIA INC.	N30	7,500.00	4,500.00	14,500.00	19,500.00	46,000.00
25496	PRINT HOUSE INC	N10	1,032.17	—	—	—	1,032.17
25624	NEVADA SOUTHWEST HOLLY SALES	N15	—	912.89	393.28	196.64	1,502.81
25642	BIKE WORLD		129.04	67.22	—	—	196.26
25769	CATSMO CORPORATION	N15	562.23	706.18	688.97	—	1,957.38
25856	SKY LUXURY CORPORATION	N30	—	—	—	(207.00)	(207.00)
25860	NRT TECHNOLOGY CORPORATION	N30	—	13,053.40	—	—	13,053.40
25862	PAR SPRINGER-MILLER SYSTEMS		7,500.00	—	—	—	7,500.00
25917	YWS ARCHITECTS, LTD.		—	1,500.00	—	—	1,500.00
25928	SCENTAIR		1,479.89	1,479.89	1,479.89	625.90	5,065.57
25929	PROFESSIONAL POOL CARE, LLC		—	30,000.00	—	—	30,000.00
25954	KKLZ-FM 96.3 CLASSIC ROCK	N30	—	—	40.00	11,960.00	12,000.00
25970	RUDS INC.		—	—	—	22,035.00	22,035.00
26068	WARWICK STONE CREATIVE		19,760.77	16,761.07	—	—	36,521.84
26083	ACCOUTREMENTS	N30	67.64	—	—	—	67.64
26086	BRAGARD INC	N30	410.00	—	—	—	410.00
26097	ROLLING STONE		19.95	—	—	—	19.95
26189	BRADY LINEN SERVICES, LLC	NET15	241,806.13	—	—	—	241,806.13
26401	GEORGE R. BULKLEY	NET15	497.26	—	—	—	497.26
26441	GENESIS RESOURCE INC.	N30	412.00	—	—	—	412.00
26444	INTERMOUNTAIN LOCK & SECURITY	NET30	2,690.22	1,316.07	1,106.40	—	5,112.69
26451	AMUSEMINTS LLC	N15	143.71	—	—	—	143.71
26555	7 FOR ALL MANKIND	N30	(783.00)	—	1,947.46	—	1,164.46
26607	GRANELLO BAKERY INC	N14	—	—	519.24	2,789.40	3,308.64
26631	BEACH BUNNY SWIMWEAR, INC.	N30	28,618.00	—	—	—	28,618.00
26714	AMERICAN POOL SUPPLY INC.	DUE	1,430.12	866.25	1,149.48	—	3,445.85

26814	CBS OUTDOOR	DUE	—	6,700.00	7,700.00	13,900.00	28,300.00
26924	CALPLY DOOR SYSTEMS-LAS VEGAS		1,210.12	595.26	241.71	—	2,047.09
26927	ESPORTCLUB LLC		—	—	—	1,792.00	1,792.00
26963	TRAVEL PLANNERS	DUE	47.60	—	—	25,024.50	25,072.10
26963	TRAVEL PLANNERS	DUE	1,012.00	5,098.00	—	—	6,110.00
27042	M.A.P. OR CAMEL FINANCIAL,INC.	N10	45.38	—	—	—	45.38
27081	EDAWARD LEON III		—	2,400.00	2,400.00	—	4,800.00
27172	EZ YIELD.COM	N30	154.00	—	—	—	154.00
27235	ORR TEXTILE CO. INC.	N30	845.60	—	—	—	845.60
27313	BOOTY PARLOR INC	N30	206.50	—	—	—	206.50
27314	SOUL REVIVAL	N30	1,922.00	1,039.00	—	382.00	3,343.00
27529	JOHNSON CONTROL INC		1,571.67	1,571.67	1,571.67	—	4,715.01
27668	SEAN FILSTRUP		420.00	—	—	—	420.00
27669	ASCENT SERVICES LLC		11,679.41	—	—	—	11,679.41
27702	PARTY SUPPLY HOUSE	N30	—	810.75	1,621.50	—	2,432.25
27963	BIG MOUNTAIN IMAGING	N30	2,499.88	1,882.41	—	—	4,382.29
27988	OCEAN EXPRESS SEAFOOD	N30	22,846.20	—	—	—	22,846.20
27993	SPYON. LCC.		—	—	1,500.00	7,500.00	9,000.00
28137	ELECTRIC MOTORWORKS	N30	2,555.00	—	—	—	2,555.00
28267	CREATIVE CANDLE LIGHTING	N30	4,536.12	1,784.11	379.79	—	6,700.02
28452	KCYE-FM 104.3 THE COYOTE	N30	—	3,500.00	—	—	3,500.00
28461	BIZBASH MEDIA INC LOS ANGELES	N30	—	—	5,850.00	4,000.00	9,850.00
28504	ICE DESSERT BOUTIQUE, LLC	N15	36.80	—	—	—	36.80
28532	KRISPY KREME DOUGHNUTS	N20	31.20	—	—	—	31.20
28623	CENTURYLINK COMMUNICATIONS INC		—	—	—	—	—
28660	BYRNE & CLAYTON CONSULTING LLC		117,310.00	—	—	—	117,310.00
28770	L&M FOOD SERVICE INC	N30	14,641.92	—	—	—	14,641.92
28796	ELECTRIC VISUAL LLC	N30	—	—	1,402.20	—	1,402.20
28962	JOHN RAY		1,468.58	—	—	—	1,468.58
28984	KIRVIN DOAK COMMUNICATIONS		5,283.45	5,320.40	5,560.81	5,672.54	21,837.20
28993	CHEF RUBBER, LLC	N10	231.12	—	—	—	231.12
29020	STARCITE INC.		—	—	17,295.00	—	17,295.00
29024	PACKAGING SPECIALISTS NJ CORP	N30	585.54	—	—	—	585.54
29029	HOGG ROBINSON GROUP		—	—	—	—	—
29033	AT&T MOBILITY		221.95	—	—	—	221.95
29153	ALLIED INNOVATIONS	N30	137.50	—	—	—	137.50
29154	BROWNSTEIN HYATT FARBER		—	73,773.67	—	—	73,773.67
29161	TALEO CORPORATION		—	5,580.00	—	—	5,580.00
29165	GUY HILLYER		30,000.00	—	—	—	30,000.00
29179	DYNASTY GAMES	NET30	—	—	—	1,166.40	1,166.40
29295	BON BREADS BAKING CO	N20	20,551.42	7,829.15	—	133.65	28,514.22
29416	SUNSHINE DESIGN		—	—	—	400.00	400.00
29422	TERRANCE YOUNG		—	—	—	5,000.00	5,000.00
29433	FREEMAN DECORATING SERVICES		—	—	—	—	—
29444	REEF A DIVISION OF VT OUTDOOR	N30	2,438.46	—	—	—	2,438.46
29450	GRAYBAR ELECTRIC CO. INC		665.84	—	—	—	665.84
29576	AUDIO VISUAL INNOVATIONS		—	1,549.13	—	—	1,549.13

29605	BEAUTIFUL PEOPLE		—	—	—	1,500.00	1,500.00
29606	NTS INTERACTIVE LLC.	N30	4,000.00	—	2,000.00	4,000.00	10,000.00
29766	B/W MEDIA LLC		4,000.00	29,000.00	—	—	33,000.00
29768	PENTON MEDIA INC-SUBSIDIARIES	N30	—	15,000.00	15,017.50	—	30,017.50
29798	LATHAM & WATKINS LLP	DUE	—	83,550.61	—	—	83,550.61
29801	SNELL & WILMER LLP		18,126.70	18,170.20	—	—	36,296.90
29931	SCHNEIDER ELECTRIC		—	—	875.00	1,417.50	2,292.50
29986	KIMMIE KAKES LLC	N30	—	—	2,068.00	—	2,068.00
29994	LA LAB INC/CHIP & PEPPER	N30	—	—	—	(3,424.60)	(3,424.60)
30031	QUAKER SALES & DISTRIBUTION	N30	1,302.72	—	—	—	1,302.72
30200	STEPHEN ALLEN		—	—	—	—	—
30224	THE 67 GROUP LLC.		191,877.30	17,024.05	109,232.89	44,494.68	362,628.92
30232	HUNTER AMENITIES INTERNATIONAL	N30	50,692.22	21,192.20	—	—	71,884.42
30236	FINALE FOODS LLC	N25	8,275.30	713.05	—	—	8,988.35
30368	DMX INC	N30	439.92	—	—	—	439.92
30382	DELANO		—	—	1,717.60	—	1,717.60
30642	RETAIL ENTERTAINMENT DESIGN	N30	250.00	—	—	—	250.00
30645	HONOLULU FISH & SEAFOOD CORP	N30	6,967.33	—	—	—	6,967.33
30700	ZETA INTERACTIVE		3,000.00	26,500.00	22,500.00	—	52,000.00
30719	AMERICAN TOXICOLOGY INC		—	—	—	—	—
30747	TASTE OPERATING INC	N30	2,013.25	—	—	—	2,013.25
30929	ALLISON BROWN HOLDINGS INC	N10	24,150.00	12,600.00	—	—	36,750.00
30938	ALLEGRIA	N15	999.30	864.40	373.50	615.40	2,852.60
30981	UP ALL DAY HOLDING		—	—	8,250.00	12,000.00	20,250.00
30983	QS WHOLESALE INC	NET30	—	1,205.25	—	—	1,205.25
30989	NETVAD INC		—	6,751.00	—	—	6,751.00
31084	TMS OF VEGAS		—	—	—	—	—
31123	ERIK KABIK	N15	1,400.00	—	—	—	1,400.00
31181	OMR - c/o GUMBINER SAVETT		6,250.00	12,500.00	—	—	18,750.00
31183	RUSTY’S CHIPS	N20	1,680.00	600.00	—	—	2,280.00
31467	PREFERRED CASINO PLAYER INC		—	12,269.90	—	—	12,269.90
31563	R2W INC		—	—	—	12,187.98	12,187.98
31564	FISHER & PHILLIPS LLP		—	2,877.40	—	—	2,877.40
31588	REGAL CINEMEDIA		3,765.00	—	—	—	3,765.00
31632	LEVI STRAUSS & CO	N30	2,960.84	—	—	—	2,960.84
31634	BARRY LIEBERMAN ESQ PC		—	30,000.00	—	—	30,000.00
31704	CODY BOOR		1,000.00	—	—	—	1,000.00
31719	VANGUARD PRODUCTIONS LLC		5,000.00	5,000.00	5,000.00	5,000.00	20,000.00
31806	ROYALTON		—	—	12,724.53	—	12,724.53
31809	FASTENAL COMPANY	N30	—	1,197.89	—	—	1,197.89
31835	MICRO GAMING TECHNOLOGIES INC		—	16,200.00	—	—	16,200.00
31920	MONSTER FRAMING & ART GALLERY		—	—	—	4,619.40	4,619.40
31981	BEAT ADVISORS		2,680.00	9,180.00	—	—	11,860.00
32042	STEPHEN GEORGE LAZAR		1,895.35	22,855.82	—	—	24,751.17
32086	ENVIRONMENTAL INK, LLC.	NET15	—	—	—	189.18	189.18
32087	BRIXTON		3,068.62	—	—	—	3,068.62
32094	BLEU BLANC ROUGE, LLC.		10,707.80	—	—	—	10,707.80

32095	BLUME FOREVER, LLC.		1,141.00	—	—	—	1,141.00
32096	A&B PRINTING AND MAILING		—	3,631.62	1,218.28	8,596.31	13,446.21
32103	MICHAEL EBERSON		302.68	351.33	—	—	654.01
32115	CASINO MARKETING		194.96	—	—	—	194.96
32213	HANSEN MECHANICAL CONTRACTORS		—	—	3,450.00	2,300.00	5,750.00
32223	KIKKERLAND DESIGN, INC.	N30	205.74	—	—	—	205.74
32230	PEELED INC	N30	131.20	—	—	—	131.20
32246	DIVINELY D’LISH LLC	N30	152.00	—	—	—	152.00
32294	SELECT HOTELS GROUP, LLC		—	25,308.64	33,700.80	39,163.04	98,172.48
32343	2 DUDES & A KID		—	—	3,699.19	1,532.10	5,231.29
32454	THOMAS BONANNE		91.06	—	—	—	91.06
32465	SHIRT BY SHIRT USA, LLC		1,238.97	—	—	—	1,238.97
32470	VAN WAGNER COMMUNICATIONS, LLC		—	5,050.00	5,050.00	5,050.00	15,150.00
32524	PURE COMPLIANCE		457.00	—	—	—	457.00
32624	GARDA CL WEST		299.48	—	—	—	299.48
32662	C. PAK & COMPANY	N30	—	375.94	70.00	—	445.94
32765	BOOT WORLD		302.48	551.19	6,597.26	—	7,450.93
32775	WELLS FARGO FINANCIAL LEASING		11,248.34	—	—	25.96	11,274.30
32776	PROFESSIONAL BULL RIDERS, INC		—	—	—	50,000.00	50,000.00
32782	MR VALUATION CONSULTING LLC.		—	—	13,500.00	—	13,500.00
32966	THE TRINITY DESIGN GROUP		1,505.00	—	—	—	1,505.00
33045	BALLOONS WITH A TWIST, LLC		—	—	2,670.00	—	2,670.00
33048	CJF AUTOMOTIVE LLC		—	—	—	—	—
33079	LV PHOTO PARTY		1,495.00	—	3,000.00	1,897.50	6,392.50
33123	NAVTRAK, INC.	N30	93.96	—	21.09	(72.87)	42.18
33142	VIRGIN HOLIDAYS LTD.		—	1,750.00	—	—	1,750.00
33176	SIGMA SUPPLY,INC.		—	137.83	—	—	137.83
33187	IT OUTLET, INC.	N30	300.18	925.27	—	—	1,225.45
33238	EXACTTARGET, INC.		—	16,875.00	—	—	16,875.00
33244	AMERICAN FURNITURE RENTALS INC		—	20,484.95	—	23,783.07	44,268.02
33284	FORTESSA, INC.	NET30	—	5,021.18	—	—	5,021.18
33319	RUBEN HERRERA		—	1,500.00	—	—	1,500.00
33447	PLAYTEX PRODUCTS INC.	N20	—	—	—	(567.40)	(567.40)
33487	THE NEWS GROUP	N15	7,793.91	2,318.99	1,646.32	(3,676.43)	8,082.79
33501	ALOE CARE INTERNATIONAL, LLC	N30	112.00	—	—	—	112.00
33502	PRESENT TIME INC.	N30	601.92	—	—	—	601.92
33523	SPRINGBOX LTD.		—	—	6,000.00	6,000.00	12,000.00
33534	PACIFIC MERCHANTS TRADING CO.	N30	—	—	—	(735.00)	(735.00)
33545	THE WINSFORD CORPORATION		—	23,194.00	—	—	23,194.00
33562	EXPEDIA TRAVEL	N30	—	20,000.00	90,000.00	—	110,000.00
33616	EM DESIGN, INC.	N30	7,002.06	—	1,828.19	4,471.02	13,301.27
33620	JERSEY ELECTRIC	N30	11,108.50	2,170.51	—	2,152.60	15,431.61
33660	INTELIUS SCREENING SOLUTIONS,L		1,675.50	—	—	—	1,675.50
33732	UNIVERSAL BAKERY, INC.		8,000.00	—	—	—	8,000.00
33795	SNP GRAPHICS INC.		1,600.00	2,380.00	—	—	3,980.00
33820	WIRTZ BEVERAGE NEVADA BEER, IN	EOM	15,766.65	—	—	—	15,766.65
33821	WIRTZ BEVERAGE NEVADA, INC.	EOM	49,597.32	—	—	—	49,597.32

33822	DE LAGE LANDEN FINANCIAL SVCS.		7,877.94	—	—	—	7,877.94
33823	STAPLES ADVANTAGE	N30	21,478.65	—	—	—	21,478.65
33886	REGAL CAPITAL GROUP, LLC		—	2,499.99	2,499.99	2,499.99	7,499.97
33952	NEVADA PACKAGING SOLUTIONS	N30	189.62	—	—	—	189.62
33960	KMC MUSIC INC.	N30	150.86	1,578.67	—	—	1,729.53
33979	THE NEW SANTANA BAND INC.	N30	—	—	—	—	—
33981	HOSPITALITY PARTNERS LLC		210,045.81	247,618.21	92,631.96	—	550,295.98
33990	NU VIEW SYSTEMS, INC.		—	1,458.33	—	—	1,458.33
33992	GARV INC.		235.00	—	(142.53)	—	92.47
33993	ELLAS FOOD IMPORTS INC.	N30	1,529.71	1,535.85	—	—	3,065.56
33995	KELLY NISHIMOTO	N30	—	—	—	(34.00)	(34.00)
34019	THE RAINMAKER GROUP LAS VEGAS		14,000.00	—	—	—	14,000.00
34026	RICKY LIZALDE	N30	—	—	1,458.00	—	1,458.00
34038	SOURCE INTERLINK COMPANIES INC		—	—	3,897.50	—	3,897.50
34048	BOOKING.COM		19,186.85	—	—	—	19,186.85
34060	HYLAND CORPORATION		500.00	500.00	500.00	500.00	2,000.00
34061	DOLCE GROUP VEGAS, LLC		21,813.77	14,330.68	18,144.93	—	54,289.38
34090	ECOLAB FOOD SAFETY SPECIALTIES	N30	120.24	—	—	—	120.24
34172	SPECIFIC MEDIA		—	20,000.00	2,500.00	30,000.00	52,500.00
34173	THE PARK	N30	—	—	—	—	—
34224	TCS JOHN HUXLEY AMERICA, INC.		769.69	—	—	—	769.69
34260	SOLOTECH U.S. CORPORATION		—	2,462.00	—	—	2,462.00
34304	HG PRODUCTS, LLC	N30	800.88	—	—	—	800.88
34321	SOURPUSS CLOTHING LLC		—	—	171.25	4,281.50	4,452.75
34369	PICARD CORPORATION	N25	—	1,289.25	—	3,293.56	4,582.81
34421	BASSETT SALON SOLUTIONS LLC		219.00	2,253.80	2,469.45	—	4,942.25
34451	STARLUME INC.		154.19	—	—	—	154.19
34463	ELVIS JONES		190.19	—	—	—	190.19
34529	ZHENA’S GYPSY TEA	N30	4,236.45	1,312.25	—	—	5,548.70
34569	SKYWIRE MEDIA, INC.		—	4,995.00	4,995.00	—	9,990.00
34607	SIEMENS INDUSTRY, INC.		—	3,224.00	3,570.00	—	6,794.00
34685	LELO INC.	N30	—	3,305.27	1,377.02	259.80	4,942.09
34688	ARROW POINT MEDIA, INC.		—	—	—	3,800.00	3,800.00
34706	CHADSWORTH & HAIG HOLDING CO.		—	—	1,120.00	—	1,120.00
34766	BLU ELEMENT		—	—	—	2,344.64	2,344.64
34829	PACIFIC BIOSCIENCE	N30	1,123.00	—	—	—	1,123.00
34835	SKULL CANDY, INC.	N30	424.62	1,962.42	2,487.42	—	4,874.46
34839	RAPPAHANNOK RIVER OYSTER, LLC	N20	1,650.00	847.50	—	—	2,497.50
34936	JESSE AMAYA, INC.	NET30	1,140.00	—	1,715.00	—	2,855.00
34973	LAS VEGAS SWEETS, INC.	N30	2,613.00	2,199.00	—	—	4,812.00
34984	ARUZE GAMING AMERICA		766.04	—	—	535.66	1,301.70
35033	B&R BUILDERS		—	—	—	2,439.20	2,439.20
35070	ESPUMOSO CAFE, LLC		581.64	57.35	512.26	—	1,151.25
35073	TRAVELNET SOLUTIONS, INC.		—	—	—	10,000.00	10,000.00
35074	WUNDERMAN WORLDWIDE LLC		—	—	10,019.00	—	10,019.00
35089	TGI ENTERPRISES, INC.	NET15	1,925.50	3,766.50	7,862.00	—	13,554.00
35114	CARACOL		6,842.38	—	—	—	6,842.38

35117	MULTI SERVICE CORPORATION		—	—	—	(11.51)	(11.51)
35140	HANSON’S WATER TREATMENT		55.13	—	—	(36.75)	18.38
35144	KEEPER HOLDINGS INC.	N30	—	—	—	2,237.00	2,237.00
35294	LAGO ENTERPRISES INC.		—	1,510.00	1,000.00	—	2,510.00
35314	GLOBAL INDUSTRY PRODUCTS, CORP		4,924.49	3,893.40	8,101.51	(36.34)	16,883.06
35317	RAEN OPTICS INC.	N30	—	—	1,360.19	1,106.50	2,466.69
35357	VEGAS SEVEN, LLC		—	30,000.00	50,000.00	47,500.00	127,500.00
35426	BLUFF MEDIA LLC		—	—	—	4,750.00	4,750.00
35441	SURREAL LLC		600.00	—	—	—	600.00
35470	NOR1, INCORPORATED	N30	642.25	413.00	858.20	—	1,913.45
35474	WILLKIE FARR & GALLAGHER LLP		—	—	—	98,902.28	98,902.28
35529	VICEROY COLLECTIONS LLC		284.84	—	—	—	284.84
35530	WMAC DESIGN LLC		—	3,575.00	1,625.00	—	5,200.00
35549	WILDCAT APPAREL GROUP INC.		—	—	—	1,919.00	1,919.00
35550	CHRISTOPHER MARTIN		—	—	1,454.39	—	1,454.39
35625	DAWN FOOD PRODUCTS	N30	42.00	—	—	—	42.00
35626	RED ROCK WINDOW CLEANING, INC.	N20	100.00	—	—	—	100.00
35633	IGT		52,854.16	72,233.03	43,393.46	471.29	168,951.94
35657	BHP INC.		1,085.00	630.00	1,775.00	—	3,490.00
35664	LAS VEGAS GOURMET BAKERY	N20	38.00	—	—	—	38.00
35665	USA MOBILITY WIRELESS, INC.		80.37	1,886.07	—	—	1,966.44
35801	CHRISTIE LITES LAS VEGAS LLC.		2,594.40	—	5,188.80	—	7,783.20
35807	CISCO SYSTEM INC		75.00	—	—	—	75.00
35809	NOOKA, INC	N30	—	—	—	(2,185.00)	(2,185.00)
35884	VERIFONE INC.	N30	500.01	23,250.00	—	10,000.00	33,750.01
35886	EVE PASCARELLA		587.19	—	—	—	587.19
35931	BLUE BY YOO,INC		—	—	(208.00)	—	(208.00)
35953	FPK INC.		2,218.92	—	—	—	2,218.92
35957	ALL IN MEDIA, LLC		—	—	4,750.00	9,500.00	14,250.00
35967	RYAN WELLMAN		—	—	—	—	—
35974	CINEMARK USA,INC.		1,465.00	—	—	—	1,465.00
35993	J & J ENTERPRISES SERVICE INC	N30	—	—	2,188.00	—	2,188.00
36077	JOHN DAKIN III		1,300.00	—	—	—	1,300.00
36104	MOROCCANOIL, INC	N30	—	1,920.10	594.00	—	2,514.10
36136	167986 CANADA INC.	N30	—	—	2,070.75	—	2,070.75
36157	SEXY SWEET FEET, LLC	N30	189.00	—	—	—	189.00
36310	VENUE MANAGEMENT SYSTEMS,INC		150.00	—	—	—	150.00
36312	EL CID PROMOTIONS		6,761.59	21,123.24	—	—	27,884.83
36342	COLE GREENHAULGH		102.61	—	—	—	102.61
36352	POPCORN GIRL		446.50	—	—	—	446.50
36386	FULL SERVICE SYSTEMS (FSS)		49,070.00	46,017.92	47,423.50	50,000.97	192,512.39
36390	UNLIMITED FINSIHINGS, LLC.		3,000.00	—	—	—	3,000.00
36391	ALKEMIE		—	—	1,140.00	—	1,140.00
36394	ATTENTION PARTNERS LLC		27.14	7,000.00	7,500.00	—	14,527.14
36412	CHEROKEE CHEMICAL CO,INC.		—	8,090.71	—	—	8,090.71
36459	IDEABOX MEDIA GROUP, INC	NET30	—	2,970.05	—	—	2,970.05
36478	LEGACY ENVIRONMENTAL CONCEPTS		2,585.60	—	—	—	2,585.60

36508	PETERBAUER BOWLING SUPPLIES		—	—	3,869.30	—	3,869.30
36509	MICHELLE KRUCZYNSKI		500.00	—	—	—	500.00
36512	CALIFORNIA PRODUCE WHOLESALERS	N20	2,584.10	—	—	—	2,584.10
36520	CHETU INC.		—	—	—	3,696.00	3,696.00
36525	YORK RISK SERVICES		—	4,942.00	3,574.00	10,973.00	19,489.00
36528	SUNWORLD LLC.		15,500.00	485.00	19,291.09	—	35,276.09
36556	HEDWYN FUENTES		300.00	—	—	—	300.00
36579	LOGO APPAREL, INC	N30	1,995.50	—	—	—	1,995.50
36586	H&H MFG.INC.		—	—	—	1,500.00	1,500.00
36623	BETSEY JOHNSON, LLC		2,347.12	—	—	—	2,347.12
36624	JIMLAR CORPORATION	NET40	—	1,106.00	—	—	1,106.00
36631	DIGITAL ROYALITY		—	—	5,331.40	5,000.00	10,331.40
36633	CPI CARD GROUP-NEVADA, INC		1,611.51	2,309.88	—	—	3,921.39
36642	DESERT DESSERTS, LLC		116.80	—	—	—	116.80
36657	INKED MAGAZINE	N30	—	—	1,500.00	—	1,500.00
36717	CR LAURENCE CO, INC		100.53	—	—	—	100.53
36739	J.E.M CONSULTING AND EVENT SER		7,950.00	—	—	—	7,950.00
36747	THRUST PUBLISHING LTD		1,500.00	—	—	—	1,500.00
36760	WOODLEIGH INC		1,919.00	—	—	—	1,919.00
36769	S&K GLASS AND METAL WORKS INC		3,655.34	6,150.71	—	190.00	9,996.05
36774	CHRISTIE DIGITAL SYSTEMS USA		—	—	1,167.48	—	1,167.48
36779	MANISAP VIP PROFESSIONAL HOSTI		—	—	25,034.48	11,664.14	36,698.62
36781	DEVELOPMENT HELL LTD		—	—	—	4,667.72	4,667.72
36885	SOUTHWEST MOTIVATORS, INC		535.00	—	1,037.40	—	1,572.40
36890	HOLLAND & KNIGHT LLP.		—	1,750.00	1,610.00	—	3,360.00
36891	PREMIER ENTERTAINMENT GROUP		2,400.00	—	—	—	2,400.00
36899	VENUE DRIVER		—	—	73,035.00	—	73,035.00
36905	CUSTOM BENEFIT PROGRAMS		—	—	3,531.12	—	3,531.12
36923	FRONTIER INCENTIVES INC		—	—	31,516.77	—	31,516.77
36927	ASSOCIATION OF GAMING EQUIPMEN		—	—	—	—	—
36936	VISION SIGN INC		491.12	—	—	—	491.12
36951	ROYAL CUP, INC		—	2,024.58	—	—	2,024.58
36975	GNA TALENT		479,273.00	—	—	—	479,273.00
36977	HILTI, INC		3,349.79	2,429.85	—	—	5,779.64
36978	ARASH GHANADAN		—	2,100.00	—	—	2,100.00
36979	SEAFORD AND COMPANY, LLC		—	—	1,500.00	—	1,500.00
36987	RICARDO AVILA		—	2,500.00	—	—	2,500.00
37014	SPECIFIED PRODUCTS, INC		980.03	—	—	—	980.03
37035	ABC GLOBAL SERVICES		—	1,275.00	—	—	1,275.00
37040	BERKELEY ASSOCIATES CORP		32,916.33	49,999.00	—	—	82,915.33
37041	CLUB DISTRICT INC		312.94	—	—	—	312.94
37045	PAT LOVELL		17.00	—	—	—	17.00
37046	TARA BROOKS		62.25	—	—	—	62.25
37050	JENNI FARLEY		—	10,000.00	—	—	10,000.00
37051	3 DOT ENTERTAINMENT		—	320.00	—	—	320.00
37053	RICHARD COOK	DUE	210.00	—	—	—	210.00
37054	KEN GOLDENBERG	DUE	212.25	—	—	—	212.25

37055	MARCUS GLADSTEIN	DUE	38.15	—	—	—	38.15
37056	JACKSON NEWARK	DUE	333.00	—	—	—	333.00
37058	NATIONAL CORPORATE RESEARCH		—	—	—	19,112.50	19,112.50
37059	MICHAEL MACDONNELL		49.71	—	—	—	49.71
37060	BKC,LLC		—	1,443.10	—	—	1,443.10
37061	THE MANAGEMENT GROUP		1,000.00	—	—	—	1,000.00
37062	JOHN A. JANCIK	DUE	350.00	—	—	—	350.00
37063	TOM GAETH	DUE	700.00	—	—	—	700.00
37064	RAED RABADI	DUE	350.00	—	—	—	350.00
37065	CINDY KRIVSKY	DUE	300.00	—	—	—	300.00
37066	DALE VAN DAM	DUE	700.00	—	—	—	700.00
37067	ANDREW FRANAS	DUE	700.00	—	—	—	700.00
37068	JDM ENTERTAINMENT, LLC		—	3,000.00	—	1,500.00	4,500.00
37069	ARMIN HASHEMI		1,500.00	—	—	—	1,500.00
37071	KARLA L. CULBERSON		—	—	—	—	—
37075	RICARDO MUNOZ-FLORES		—	3,800.00	—	—	3,800.00
37076	ATELIER L.A., LLC		—	—	—	3,369.00	3,369.00
37080	MORRIS JAMES LLP		25,000.00	—	—	—	25,000.00
37082	MAJOR INVESTMENTS, LLC		178.24	—	—	—	178.24
37084	JAMES SHEN	DUE	420.00	—	—	—	420.00
37085	GREGORY EVANGELATOS	DUE	190.90	—	—	—	190.90
37086	CARLOS GONZALEZ	DUE	220.00	—	—	—	220.00
37087	ADAM JOHNSTON	DUE	1,575.00	—	—	—	1,575.00
37088	MICHAEL FREEMAN	DUE	95.45	—	—	—	95.45
37092	FOX CREATIVE		14,445.00	—	—	—	14,445.00
37093	SUNBELT RENTALS INC		—	—	399.66	—	399.66
23547226	AMEX RELATED TRAVEL	DUE	—	—	—	(39.26)	(39.26)
2078493099	VENERE UK, LTD	DUE	522.30	—	—	—	522.30
2125321660	TRAVEL PLANNERS INC	DUE	—	—	—	—	—
3125277270	ONPEAK/TRAVEL TECH GRP LTD	DUE	979.60	395.00	—	—	1,374.60
4807181111	HELMS BRISCO 2571	DUE	2,450.90	699.10	—	—	3,150.00
4809989770	HOSPITALITY PERFORMANCE NETWRK	DUE	765.20	—	—	—	765.20
8014328050	CONFERENCE DIRECT	DUE	5,074.00	—	—	—	5,074.00
8587686438	COMPETITOR GROUP INC	DUE	145.60	—	—	—	145.60